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As filed with the Securities and Exchange Commission on September 1, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Liberty Interactive Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33982 (Primary Standard Industrial Classification Code Number)	84-1288730 (IRS Employer Identification Number)

12300 Liberty Blvd.
Englewood, Colorado 80112
(720) 875-5300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Richard N. Baer, Esq.
Senior Vice President and General Counsel
Liberty Interactive Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
Robert W. Murray Jr. Renee Wilm Jonathan Gordon Baker Botts L.L.P. 30 Rockefeller Plaza New York, New York 10012 (212) 408-2500	Deirdre Runnette General Counsel and Secretary zulily, inc. 2601 Elliott Avenue Suite 200 Seattle, Washington 98121 (877) 779-5614	Keith A. Flaum James R. Griffin Weil, Gotshal & Manges LLP 201 Redwood Shores Parkway Redwood Shores, California 94065 (650) 802-3000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective and the other conditions to the consummation of the exchange offer described in the enclosed prospectus have been satisfied (or waived if permissible).

           If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Series A QVC Group common stock, $0.01 par value per share	42,921,146	N/A	$1,161,004,518.96	$134,908.73

(1)
Represents the estimated maximum number of shares of Series A QVC Group common stock of Liberty Interactive Corporation ("Liberty Interactive") that may be issued upon consummation of the exchange offer and the subsequent first merger.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f). The proposed maximum aggregate offering price of the securities being registered was calculated based on (a) the product of (i) $17.76, which represents the average of the high and low sales prices of zulily, inc. ("zulily") Class A common stock as reported on the Nasdaq Global Select Market on August 28, 2015 and (ii) 138,544,692, which represents the number of shares of zulily Class A common stock and Class B common stock outstanding as of August 28, 2015, plus the aggregate number of shares of zulily Class A common stock and Class B common stock issuable upon exercise and conversion of all outstanding stock options and restricted stock units as of such date minus (b) $1,298,856,487.50, the estimated minimum aggregate amount of cash to be paid by Liberty Interactive in the exchange offer and subsequent first merger. The zulily Class B common stock is not publicly traded but converts, on a one-for-one basis, into zulily Class A common stock at the election of the holder. Each share of zulily Class B common stock tendered and not validly withdrawn pursuant to the exchange offer will automatically convert into one share of zulily Class A common stock upon consummation of the exchange offer.

(3)
Determined in accordance with Section 6(b) of the Securities Act by multiplying the proposed maximum aggregate offering price by 0.0001162.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS/OFFER TO EXCHANGE MAY CHANGE. WE MAY NOT COMPLETE THE OFFER AND ISSUE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS/OFFER TO EXCHANGE IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS/OFFER TO EXCHANGE, DATED SEPTEMBER 1, 2015

OFFER TO EXCHANGE

Each Outstanding Share of Class A Common Stock and Class B Common Stock of

zulily, inc.

for

$9.375 in Cash

and

0.3098 of a Share of Series A QVC Group Common Stock of

Liberty Interactive Corporation

(subject to adjustment as described herein)

made by

Mocha Merger Sub, Inc.,

a wholly owned subsidiary of Liberty Interactive Corporation

           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT (ONE MINUTE AFTER 11:59 P.M.), EASTERN TIME, ON TUESDAY, SEPTEMBER 29, 2015, UNLESS THE OFFER IS EXTENDED.

           Pursuant to an Agreement and Plan of Reorganization, dated as of August 16, 2015 (as it may be amended from time to time, the "Reorganization Agreement"), by and among Liberty Interactive Corporation, a Delaware corporation ("Liberty Interactive"), Mocha Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Liberty Interactive ("Purchaser"), Ziggy Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned merger subsidiary of Liberty Interactive ("Merger Sub 2"), and zulily, inc., a Delaware corporation ("zulily"), Purchaser is offering to exchange each outstanding share of zulily Class A common stock, $0.0001 par value per share ("zulily Class A common stock"), and zulily Class B common stock, $0.0001 par value per share ("zulily Class B common stock" and together with the zulily Class A common stock, "zulily common stock"), for consideration (the "Offer Consideration") consisting of:

             $9.375 in cash, without interest, and

             0.3098 of a share of Series A QVC Group common stock of Liberty Interactive, par value $0.01 per share,

subject to the terms and conditions described in this prospectus/offer to exchange and the related letter of transmittal (which, together with any amendments or supplements hereto or thereto, together constitute the "Offer"). zulily stockholders who otherwise would be entitled to receive a fractional share of Series A QVC Group common stock will instead receive an amount in cash, without interest, rounded to the nearest cent, equal to the product of (i) the amount of such fraction multiplied by (ii) the volume weighted average closing sale price of one share of Series A QVC Group common stock as reported on the Nasdaq Global Select Market over the 10 consecutive trading day period ending on and including the second trading day prior to the date Purchaser accepts for payment (the "acceptance time") all shares of zulily common stock validly tendered and not validly withdrawn pursuant to the Offer.

           The Offer is the first step in Liberty Interactive's plan to acquire all of the outstanding equity interests of zulily. If the Offer is completed, then promptly after the acceptance time Liberty Interactive will consummate a merger of Purchaser with and into zulily (the "first merger"), with zulily surviving. We expect the first merger to occur on the same day as the acceptance time. The purpose of the first merger is for Liberty Interactive to acquire all of the shares of zulily common stock that it did not acquire in the Offer. In the first merger, each outstanding share of zulily common stock that Purchaser did not acquire in the Offer, other than those shares held by Liberty Interactive, Purchaser, Merger Sub 2 or zulily, or stockholders of zulily who properly demand appraisal in accordance with Delaware law (and who do not fail to perfect or otherwise effectively withdraw their demand or otherwise waive or lose their right to appraisal), will automatically be converted into the Offer Consideration. Immediately after the first merger, (i) zulily will become a wholly owned subsidiary of Liberty Interactive, and the former zulily stockholders will no longer have any direct ownership interest in zulily or its business and (ii) zulily will merge with and into Merger Sub 2, Liberty Interactive's wholly owned limited liability company (the "second merger"). Merger Sub 2 will survive and be renamed "zulily, llc." We refer to the first merger and the second merger together as the "mergers."

           The stock and cash components of the Offer Consideration are each subject to adjustment if the amount of cash payable to zulily stockholders who have properly demanded appraisal in accordance with Delaware law (and who have not effectively withdrawn their demand or waived or lost the right to appraisal prior to the acceptance time) could jeopardize the anticipated qualification of the Offer and the mergers, taken together, as a "reorganization" under the Code (as defined herein). See "The Offer—Possible Adjustment to Stock Consideration and Cash Consideration to Preserve Anticipated Tax Treatment."

           Purchaser's obligation to accept for exchange, and to exchange, shares of zulily common stock for the Offer Consideration is subject to a number of conditions, including that there shall have been validly tendered, and not validly withdrawn, into the Offer prior to the expiration time of the Offer a number of shares of zulily common stock which, when added to any shares of zulily common stock already owned by Purchaser, would represent at least a majority of the voting power of (i) the aggregate voting power of the shares of zulily common stock outstanding immediately after the consummation of the Offer (for the avoidance of doubt, assuming the zulily Class B common stock validly tendered and not validly withdrawn will convert to zulily Class A common stock at the time of the consummation of the Offer), plus (ii) the aggregate voting power of the shares of zulily common stock issuable to holders of options issued by zulily from which zulily has received notices of exercise prior to the consummation of the Offer but which have not yet been issued to such holders (we refer to this condition as the "Minimum Tender Condition"). See "The Offer—Conditions to the Offer" for all of the conditions to the Offer. No guaranteed delivery procedures or subsequent offering period will be made available in connection with the Offer.

           See "Risk Factors" beginning on page 15 of this prospectus/offer to exchange for a discussion of certain factors that you should consider in connection with the offer to exchange your shares of zulily common stock for the Offer Consideration.

           Series A QVC Group common stock is traded on the Nasdaq Global Select Market under the symbol "QVCA" and zulily Class A common stock is traded on the Nasdaq Global Select Market under the symbol "ZU." There is no trading market for the shares of zulily Class B common stock, which convert, on a one-for-one basis, into shares of zulily Class A common stock at the election of the holder or, generally, if transferred by the holder to a third party. You are encouraged to obtain current market quotations for Series A QVC Group common stock and zulily Class A common stock in connection with your decision whether to tender your shares for exchange. Please carefully review this entire prospectus/offer to exchange, including the Reorganization Agreement included as Annex A herein.

           Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus/offer to exchange. Any representation to the contrary is a criminal offense.

           The date of this Preliminary Prospectus/Offer to Exchange is September 1, 2015 and is first being mailed to stockholders of zulily on or about September 1, 2015.

        On August 16, 2015, the zulily board of directors (i) unanimously (with the exception of one director, who recused himself from the vote) determined that the terms of the Reorganization Agreement and the transactions contemplated thereby, including the Offer and the first merger, are advisable, fair to, and in the best interests of, zulily and its stockholders; (ii) determined that it is in the best interests of zulily and its stockholders, and declared it advisable to enter into the Reorganization Agreement; (iii) approved the execution and delivery by zulily of the Reorganization Agreement, the performance by zulily of its covenants and agreements contained therein and the consummation of the Offer, the mergers and the Transaction upon the terms and subject to the conditions contained therein; and (iv) resolved to recommend that the holders of shares of zulily common stock accept the Offer and tender their shares of zulily common stock to Purchaser pursuant to the Offer. The factors considered by the zulily board of directors in making the determinations and the recommendation described above are described in zulily's Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9"), which has been filed with the SEC and is being mailed to you and other zulily stockholders together with this prospectus/offer to exchange. zulily stockholders are encouraged to review carefully the Schedule 14D-9, together with this prospectus/offer to exchange.

IMPORTANT INFORMATION

        Purchaser is not asking you for a proxy and you are requested not to send Purchaser a proxy.    A zulily stockholder who desires to tender all or any portion of such stockholder's shares of zulily common stock to Purchaser in the Offer should either:

  •
  complete and sign the letter of transmittal (or a photocopy of it) for the Offer, which is enclosed with this prospectus/offer to exchange, in accordance with the instructions contained in the letter of transmittal (having such stockholder's signature on the letter of transmittal guaranteed if required by Instructions 1 and 5 to the letter of transmittal), mail or deliver the letter of transmittal (or a photocopy of it) and any other required documents to the depositary for the Offer, Computershare Trust Company, N.A. (the "Depositary"), which will serve as the exchange agent for the Offer, and either deliver the certificates representing such shares to the Depositary along with the letter of transmittal (or a photocopy of it) or tender such shares by book-entry transfer by following the procedures described under "The Offer—Procedures for Tendering Shares of zulily Common Stock in the Offer" beginning on page 35 of this prospectus/offer to exchange, in each case prior to the expiration time (as defined in this prospectus/offer to exchange) of the Offer; or

  •
  request such stockholder's broker, dealer, bank, trust company or other nominee to effect the transaction for such stockholder. Any zulily stockholder with shares of zulily common stock registered in the name of a broker, dealer, bank, trust company or other nominee must contact that institution in order to tender such shares to Purchaser in the Offer.

        We are not offering guaranteed delivery procedures in connection with the Offer.

        Each of Liberty Interactive and zulily file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus/offer to exchange incorporates important business and financial information about Liberty Interactive and zulily from documents that are filed with the

SEC but are not included in or delivered with this document. See "Incorporation of Documents by Reference." This information is available to you without charge upon your written or oral request. You may read and copy any reports, statements or information that the companies file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the Public Reference Room. Liberty Interactive's and zulily's SEC filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at www.sec.gov. You may also obtain copies of this information from Liberty Interactive's website, www.libertyinteractive.com, or by sending a request in writing to Investor Relations, Liberty Interactive Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Tel. No. (877) 772-1518, or from zulily's investor relations website, http://investor.zulily.com, as applicable. Information otherwise contained on Liberty Interactive's or zulily's respective websites does not constitute part of this prospectus/offer to exchange.

        You may also request copies of these documents from Purchaser, without charge, excluding all exhibits, unless Purchaser has specifically incorporated by reference an exhibit in this prospectus/offer to exchange. You may obtain documents incorporated by reference in this prospectus/offer to exchange by requesting them in writing or by telephone from Georgeson Inc. (the "Information Agent") at the address set forth below. You can also contact the Information Agent at its address and telephone number listed below for answers to your questions regarding the Offer and the mergers.

Georgeson Inc.
480 Washington Blvd., 26th Floor
Jersey City, NJ 07310

All Stockholders Call Toll-Free: (877) 507-1756

        In order to receive timely delivery of any SEC filings or other documents incorporated by reference, you must make your request no later than September 17, 2015. You should rely only on the information contained in, or incorporated by reference into, this prospectus/offer to exchange and the Schedule 14D-9 of zulily that has been mailed to you together with this prospectus/offer to exchange in deciding whether to tender your shares of zulily common stock in the Offer. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this prospectus/offer to exchange or the Schedule 14D-9. You should not assume that the information contained in, or incorporated by reference into, this prospectus/offer to exchange is accurate as of any date other than the date of this prospectus/offer to exchange.

v

QUESTIONS AND ANSWERS REGARDING THE TRANSACTION

        For the purposes of this section, "Questions and Answers Regarding the Transaction," the terms "we" and "our" refer to Purchaser. The following are some of the questions you, as a zulily stockholder, may have about the Offer and the mergers and our answers to those questions. This section provides important and material information about the Offer and the mergers that is described in more detail elsewhere in this prospectus/offer to exchange, but this section and the "Summary" may not include all of the information about the Transaction (as defined herein) that is important to you. We urge you to carefully read the remainder of this prospectus/offer to exchange and the letter of transmittal for the Offer because the information in this section and the "Summary" is not complete. We have included cross-references in this section to other sections of this prospectus/offer to exchange to direct you to the sections of this prospectus/offer to exchange in which a more complete description of the topics covered in this section appear. In this prospectus/offer to exchange, we sometimes refer to the Offer and the mergers together as the "Transaction."

Who is offering to buy my zulily shares? (Page 84)

        Our name is Mocha Merger Sub, Inc., a Delaware corporation ("Purchaser"), and we are offering to buy your shares of Class A common stock, par value $0.0001 per share ("zulily Class A common stock"), and Class B common stock, par value $0.0001 per share ("zulily Class B common stock") of zulily, inc., a Delaware corporation ("zulily"). We refer to the zulily Class A common stock and the zulily Class B common stock together in this prospectus/offer to exchange as "zulily common stock." We are a recently-organized wholly owned subsidiary of Liberty Interactive, and we were formed for the sole purpose of making the Offer. The Offer is being made pursuant to the Agreement and Plan of Reorganization, dated as of August 16, 2015, by and among Liberty Interactive, Purchaser, Merger Sub 2, and zulily (as it may be amended from time to time, the "Reorganization Agreement").

        Liberty Interactive owns controlling and non-controlling interests in a broad range of video and online commerce companies. Those interests are attributed to two tracking stock groups: the QVC Group and the Ventures Group. Liberty Interactive has issued and outstanding two tracking stocks, the QVC Group common stock and the Ventures Group common stock, which are intended to reflect or "track" the economic performance of the businesses and assets attributed to the QVC Group and the Ventures Group, respectively, rather than the economic performance of Liberty Interactive as a whole. Liberty Interactive's largest business is QVC, Inc., which is a wholly owned subsidiary of Liberty Interactive and attributed to the QVC Group. QVC markets and sells a wide variety of consumer products in the United States and several foreign countries, primarily by means of its televised shopping programs and via the Internet through its domestic and international websites and mobile applications. If the Offer and the mergers are consummated, the business of zulily will be attributed to the QVC Group.

        Liberty Interactive attributes to its Ventures Group its entire or majority interests in consolidated subsidiaries which operate online commerce businesses in a broad range of retail categories. Liberty Interactive's principal executive offices are located at 12300 Liberty Boulevard, Englewood, Colorado 80112, and its telephone number is (720) 875-5300. See "Information Relating to Liberty Interactive and Purchaser."

Who is zulily? (Page 82)

        zulily is an online retailer offering customers a fresh selection of new product styles each day. zulily launched its website in January 2010 with the goal of revolutionizing the way moms shop, and in November 2013 completed its initial public offering. According to zulily's public filings, zulily today is one of the largest standalone e-commerce companies in the United States. Through its desktop and mobile websites and mobile applications (which it refers to as its "sites"), zulily offers its customers new and unique products at values they would likely not find elsewhere. zulily provides customers a fresh selection of product styles offered on a typical day through flash sales events, which are limited-time curated online sales of selected products launched each day on its sites. zulily's principal executive offices are located at 2601 Elliott Avenue, Suite 200, Seattle, Washington 98121, and its telephone number is (877) 779-5614. See "Information Relating to zulily."

How many shares of zulily common stock are you offering to purchase and how much are you offering to pay? (Page 32)

        We are making an offer to purchase all of the outstanding shares of zulily Class A common stock and zulily Class B common stock. We are offering to exchange, for each share of zulily common stock (regardless of class) that is validly tendered and not validly withdrawn prior to the expiration time (as defined below) of the Offer, consideration consisting of:

          $9.375 in cash, without interest and subject to any withholding of taxes required by applicable law (the "Cash Consideration"); and

          0.3098 of a share of Series A QVC Group common stock, par value $0.01 per share (the "Stock Consideration"),

subject to the terms and conditions described in this prospectus/offer to exchange and the related letter of transmittal (which, together with any amendments or supplements hereto or thereto, collectively constitute the "Offer"). We refer to the foregoing consideration as the "Offer Consideration." zulily stockholders who otherwise would be entitled to receive a fractional share of Series A QVC Group common stock will instead receive an amount in cash, without interest, rounded to the nearest cent, equal to the product of (i) the amount of such fraction multiplied by (ii) the volume weighted average closing sale price of one share of Series A QVC Group common stock as reported on the Nasdaq Global Select Market over the 10 consecutive trading day period ending on and including the second trading day prior to the date Purchaser accepts for payment (the "acceptance time") all shares of zulily common stock validly tendered and not validly withdrawn pursuant to the Offer.

        The Cash Consideration and Stock Consideration are each subject to adjustment if the amount of cash payable to zulily stockholders who have properly demanded appraisal in accordance with Delaware law (and who have not effectively withdrawn their demand or otherwise waived or lost the right to appraisal prior to the acceptance time) could jeopardize the anticipated qualification of the Offer and the mergers, taken together, as a "reorganization" under the Internal Revenue Code of 1986, as amended (the "Code"). See "The Offer—Possible Adjustment to Stock Consideration and Cash Consideration to Preserve Anticipated Tax Treatment."

        If, from the date of the Reorganization Agreement until the earlier of (i) the first effective time (as defined herein) or (ii) the termination of the Reorganization Agreement in accordance with its terms, the outstanding shares of zulily common stock or Series A QVC Group common stock is changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction, or a stock dividend thereon is declared with a record date within such time period, then the Offer Consideration will be adjusted to provide Liberty Interactive and the holders of zulily common stock (including zulily stock options exercisable for zulily common stock and zulily restricted stock units ("RSUs")) the same economic effect as contemplated by the Reorganization Agreement prior to such event. There are no present plans to effect such a change in the Series A QVC Group common stock or, to our knowledge, the zulily common stock.

What is the difference between zulily Class A shares and Class B shares? Are they to be exchanged for the same consideration pursuant to the Offer?

        Under zulily's Amended and Restated Certificate of Incorporation (the "zulily charter"), each share of zulily Class A common stock entitles the holder to one vote while each share of zulily Class B common stock entitles the holder to 10 votes. The zulily Class B common stock is convertible at the option of the holder, on a one-for-one basis, into zulily Class A common stock and automatically converts if sold or otherwise transferred to a person that is not a "permitted transferee" (as defined in the zulily charter). Accordingly, shares of zulily Class B common stock that are tendered into the Offer will automatically convert into Class A common stock at the acceptance time.

        If the Offer is successfully completed, holders of shares of zulily Class A common stock and Class B common stock that validly tender (and do not validly withdraw) their shares into the Offer will both receive the Offer Consideration.

Will I have to pay any fees or commissions if my shares are accepted for exchange in the Offer? (Page 33)

        If you are the record owner of your shares and you tender them to us in the Offer, you will not have to pay any brokerage fees or similar expenses. If you own your shares through a broker, dealer, bank, trust company or other nominee, and your broker, dealer, bank, trust company or other nominee tenders your shares in the Offer on your behalf, your broker, dealer, bank, trust company or other nominee may charge you a fee for doing so. You should consult your broker, dealer, bank, trust company or other nominee to determine whether it will charge you a fee for tendering your shares in the Offer.

What are your plans if you successfully complete the Offer but do not acquire all of the outstanding shares of zulily common stock in the Offer? (Page 40)

        If we successfully complete the Offer, then we are required to promptly merge Purchaser with and into zulily (the "first merger"), with zulily surviving. We expect the first merger to occur on the same day that the Offer is completed. The purpose of the first merger will be for Liberty Interactive to acquire all of the shares of zulily common stock that it does not acquire in the Offer. In the first merger, each outstanding share of zulily common stock not tendered and accepted pursuant to the Offer, other than those shares held by Liberty Interactive, Purchaser or zulily, or stockholders of zulily who have properly demanded appraisal in accordance with Delaware law (and who do not fail to perfect or otherwise effectively withdraw their demand or waive or lose the right to appraisal), will be converted into the right to receive the Offer Consideration. Immediately after the first merger: (i) zulily will become a wholly owned subsidiary of Liberty Interactive, and the former zulily stockholders will no longer have any direct ownership interest in zulily or its business and (ii) zulily, as the surviving corporation, will merge with and into Merger Sub 2, Liberty Interactive's wholly owned Delaware limited liability company (the "second merger"). Merger Sub 2 will survive the second merger and be renamed "zulily, llc." We refer to the first merger and the second merger together as the "mergers."

        The obligations of Liberty Interactive and Purchaser to effect the mergers following the successful completion of the Offer is conditioned on: (i) having obtained all approvals, authorizations and consents of any governmental entity required to consummate the mergers, and all statutory waiting periods relating to such approvals, authorizations and consents having expired or been terminated; (ii) no court or other governmental entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) or order that restrains, enjoins or otherwise prohibits or makes illegal the consummation of the mergers or the Transaction; and (iii) Purchaser having accepted for payment a sufficient number of shares of zulily common stock to satisfy the Minimum Tender Condition. Because the first merger will be effected under Section 251(h) of the DGCL, no vote of zulily's stockholders will be required to consummate the first merger.

Has the zulily board of directors approved the Offer and the mergers? (Page 65)

        Yes. On August 16, 2015, the members of the zulily board of directors, by unanimous vote (with the exception of one director, who recused himself from the vote):

  •
  determined that the terms of the Reorganization Agreement and the transactions contemplated thereby, including the Offer and the first merger, are advisable, fair to and in the best interests of, zulily and its stockholders;

  •
  determined that it is in the best interests of zulily and its stockholders and declared it advisable to enter into the Reorganization Agreement;

  •
  approved the execution and delivery by zulily of the Reorganization Agreement, the performance by zulily of its covenants and agreements contained therein and the consummation of the Offer, the mergers and the other transactions contemplated therein upon the terms and subject to the conditions contained in the Reorganization Agreement; and

  •
  resolved to recommend that the holders of shares of zulily common stock accept the Offer and tender their shares of zulily common stock to Purchaser pursuant to the Offer.

        Accordingly, the zulily board of directors recommends that you accept the Offer and tender your shares of zulily common stock.

        The factors considered by the zulily board of directors in making the determinations and the recommendation described above are described in the Schedule 14D-9, which has been filed with the SEC and is being mailed to you and other zulily stockholders together with this prospectus/offer to exchange. The Schedule 14D-9 is also available on the SEC's website at www.sec.gov and on zulily's investor relations website at http://investor.zulily.com, as applicable. We urge all zulily stockholders to review carefully the Schedule 14D-9 and this prospectus/offer to exchange.

Are Liberty Interactive's business, prospects and financial condition relevant to my decision to tender my shares in the Offer?

        Yes. Shares of zulily common stock accepted for exchange in the Offer will be exchanged in part for shares of Series A QVC Group common stock. Therefore, you should consider Liberty Interactive's business and financial condition before you decide to tender your shares of zulily common stock in the Offer. In considering Liberty Interactive's business and financial condition, you should review the documents incorporated by reference in this prospectus/offer to exchange because they contain detailed business, financial and other information about Liberty Interactive.

How long do I have to tender my shares of zulily common stock in the Offer? (Page 34)

        Unless we extend the Offer, you will have until 12:00 midnight (one minute after 11:59 p.m.), Eastern Time, on September 29, 2015 to tender your shares of zulily common stock in the Offer. We refer to that date and time, as it may be extended, as the "expiration time."

How long will it take to consummate the Offer and the mergers?

        The Offer is currently scheduled to expire at 12:00 midnight (one minute after 11:59 p.m.), Eastern Time, on September 29, 2015. We intend to consummate the Offer on September 30, 2015, the same day as the acceptance time and the business day after the scheduled expiration date. However, we may decide, or be required, to extend the Offer, including if all of the conditions to the Offer have not been satisfied by the currently scheduled expiration date.

        We expect to consummate the mergers on the same day as we consummate the Offer. However, because consummation of each of the Offer and the mergers is subject to conditions, we cannot predict the exact timing of their consummation or if both the Offer and the mergers will ultimately be completed at all.

Under what circumstances must you extend the Offer beyond its original expiration time? (Page 34)

        Subject to Liberty Interactive's (and zulily's) termination rights under the Reorganization Agreement: (1) if, at any time when the Offer is scheduled to expire, any condition to the Offer (each, an "Offer Condition") has not been satisfied or waived (including the Minimum Tender Condition), we are required to extend the Offer on one or more occasions for additional successive periods of up to 10 business days per extension until all Offer Conditions are satisfied or waived, except we will not be required, or absent zulily's consent, permitted to extend the Offer past December 31, 2015 (except in circumstances where we or zulily are not permitted to terminate the Reorganization Agreement at that time); and (2) we are required to extend the Offer at any time or from time to time for any period required by any applicable laws or any rule, regulation, interpretation or position of the SEC or the staff of the SEC or the Nasdaq Global Select Market applicable to the Offer. If we extend the Offer, we will inform the Depositary and will publicly announce the extension not later than 9:00 a.m., Eastern Time, on the business day after the day on which the Offer was previously scheduled to expire.

What are the most significant conditions to the Offer? (Page 42)

        We will not be obligated to consummate the Offer unless the Minimum Tender Condition is satisfied. That condition requires, prior to the expiration time, that there be validly tendered, and not validly withdrawn, into the Offer a number of shares of zulily common stock which, together with any shares of zulily common stock already owned by Purchaser, represent at least a majority of the voting power of (i) the aggregate voting power of the shares of zulily common stock outstanding immediately following the consummation of the Offer (for the avoidance of doubt, assuming the zulily Class B common stock validly tendered and not validly withdrawn will convert to zulily Class A common stock at the time of the consummation of the Offer), plus (ii) the aggregate voting power of the shares of zulily common stock issuable to holders of options issued by zulily from which zulily has received notices of exercise prior to the consummation of the Offer but which have not yet been issued to such holders. Shares of zulily Class B common stock tendered into the Offer will be converted into zulily Class A common stock upon acceptance by Purchaser pursuant to the Offer and therefore each such share will be treated as having one vote for purposes of determining whether the Minimum Tender Condition is satisfied.

        The Offer is not subject to any financing condition. The Offer is, however, subject to a number of other conditions, including, but not limited to:

  •
  all approvals, authorizations and consents of any governmental entity under the HSR Act shall have been obtained and remain in full force and effect, and all statutory waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated;

  •
  no court or other governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) that is in effect that restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Offer or the first merger;

  •
  since the date of the Reorganization Agreement, there shall not have occurred any condition, event, change, circumstance, effect, state of facts or development that, individually or in the aggregate, has had a Material Adverse Effect (as defined below), that is continuing as of the expiration time;

x

  •
  the registration statement of which this prospectus/offer to exchange forms a part shall have been declared effective by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and no stop order suspending the effectiveness of the registration statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC;

  •
  the shares of Series A QVC Group common stock to be issued in the Offer and the first merger shall have been approved for listing on the Nasdaq Global Select Market, subject to official notice of issuance, or be exempt from such requirements under applicable laws, regulations, or rules of the Nasdaq Global Select Market; and

  •
  each of Liberty Interactive and zulily shall have received from their respective counsel an opinion, in form and substance reasonably satisfactory to them, to the effect that, on the basis of the facts, representations and assumptions as set forth in such opinion, for U.S. federal income tax purposes, the Offer and the mergers, taken together, will be treated as a "reorganization" qualifying under Section 368(a) of the Code.

        For a description of all of the conditions to the Offer, see "The Offer—Conditions to the Offer." The conditions to the Offer are for the sole benefit of Purchaser and may be waived by Liberty Interactive or Purchaser in their sole discretion, except that the Minimum Tender Condition, the condition regarding the receipt of legal opinions as to the tax treatment of the Offer and the mergers, the registration statement on Form S-4 being declared effective and the shares of Series A QVC Group common stock to be issued in the Offer and the first merger having been approved for listing on the Nasdaq Global Select Market may only be waived by us with the consent of zulily, subject to the terms of the Reorganization Agreement and applicable law, including the rules and regulations of the SEC.

Does Liberty Interactive or Purchaser currently own any shares of zulily common stock?

        No. As of the date of this prospectus/offer to exchange, neither Liberty Interactive nor Purchaser owned any shares of zulily common stock. Pursuant to Rule 14e-5 under the Securities Exchange Act of 1934 (the "Exchange Act"), both companies will be prohibited from purchasing or arranging to purchase any shares of zulily common stock outside of the Offer prior to the expiration time.

How do I tender my shares of zulily common stock for exchange in the Offer? (Page 35)

        To tender all or any portion of your shares of zulily common stock for exchange in the Offer:

  •
  if your shares are in certificated form, you must either deliver the certificate or certificates representing your tendered shares, together with the letter of transmittal (or a photocopy of it) enclosed with this prospectus/offer to exchange, properly completed and duly executed, together with any required signature guarantees, and any other required documents, to the Depositary; or

  •
  if your shares are in book-entry form, you must tender your shares using the book-entry procedure described herein prior to the expiration time of the Offer.

        If you hold your shares of zulily common stock in street name through a broker, dealer, bank, trust company or other nominee and you wish to tender all or any portion of your shares of zulily common stock in the Offer, the broker, dealer, bank, trust company or other nominee that holds your shares must tender them to us on your behalf through the Depositary.

Can I withdraw shares after they are tendered in the Offer? (Page 38)

        Yes. You can withdraw any of the shares of zulily common stock that you tender in the Offer at any time until the expiration time of the Offer, as it may be extended. Further, if we have not accepted your shares for exchange by October 30, 2015, you can withdraw them at any time after that date. Once we accept your tendered shares for exchange following the expiration of the Offer, however, you will no longer be able to withdraw them.

        To validly withdraw any shares of zulily common stock that you previously tendered in the Offer, you (or, if your shares are held in street name, the broker, dealer, bank, trust company or other nominee that holds your shares) must deliver a written notice of withdrawal (or a photocopy of one), with the required information, to the Depositary while you still have the right to withdraw your shares.

Have any stockholders of zulily already agreed to tender their shares in the Offer? (Page 77)

        Yes. It was a condition to the willingness of Liberty Interactive and Purchaser to enter into the Reorganization Agreement that the founders of zulily, Darrell Cavens, zulily's President and Chief Executive Officer and a member of its board of directors, and Mark Vadon, zulily's Chairman of the Board, each sign the tender and support agreement (the "support agreement") covering all of the shares of zulily common stock owned by them and their affiliates. Each of Messrs. Cavens and Vadon has agreed in the support agreement:

  •
  to cause all such shares of zulily common stock to be tendered into the Offer promptly following his delivery of notice from Liberty Interactive or Purchaser that, subject to the tender of such shares, all of the conditions to the Offer are or will be satisfied or, where permissible, waived;

  •
  not to withdraw any of such shares from the Offer, unless the board of directors of zulily makes an adverse recommendation change (as defined below);

  •
  if the zulily board makes an adverse recommendation change, to tender (or if such action occurs after all of the shares subject to the support agreement have been tendered into the Offer, withdraw) a number of shares such that the number of shares tendered pursuant to the support agreement constitutes, in the aggregate, 34.99% of the total voting power of the outstanding shares of zulily common stock (treating for this purpose all shares of zulily Class B common stock tendered into the Offer and not withdrawn in accordance with the support agreement as converted into zulily Class A common stock on a one-for-one basis); and

  •
  to certain restrictions on encumbering or disposing of any of such shares of zulily common stock prior to the termination of the support agreement.

        The shares subject to the support agreement represent approximately 0.6% of the Class A common stock and 98.0% of the Class B common stock of zulily common stock outstanding as of August 28, 2015, or 87.5% of the voting power of all outstanding shares of zulily common stock as of August 28, 2015 (44.7% if all shares of zulily Class B common stock subject to the support agreement are treated as converted into zulily Class A common stock on a one-for-one basis upon acceptance in the Offer (assuming for this purpose that no other shares of zulily Class B common stock are tendered pursuant to the Offer)). Hence, absent an adverse recommendation change, the tender into the Offer of the shares of zulily common stock subject to the support agreement will constitute a significant portion of the number of shares required to satisfy the Minimum Tender Condition. For a more detailed description of the support agreement, see "Other Agreements Related to the Transaction."

Do the officers and members of the board of directors of zulily have interests in the Offer and the mergers that are different from stockholders generally? (Page 51)

        You should be aware that some of the officers and directors of zulily may be deemed to have interests in the mergers that are different from, or in addition to, your interests as a zulily stockholder. These interests may be deemed to exist because of agreements that certain officers have previously entered into with zulily that provide for severance payments and the acceleration of stock options and restricted stock units in the event the officer is terminated within twelve months of a change of control of zulily. In addition, certain of zulily's officers, including Mr. Cavens, who is also a member of zulily's board of directors, have entered into employment agreements that will take effect at the time of the first merger. We expect that Mr. Vadon, zulily's Chairman of the Board, will be invited to join the board of directors of Liberty Interactive in connection with the consummation of the Offer and the mergers. See "Interests of Certain Persons in the Transaction."

        See also "Item 3—Past Contacts, Transactions, Negotiations and Agreements" in the Schedule 14D-9, which has been filed with the SEC and is being mailed to you and other stockholders of zulily together with this prospectus/offer to exchange.

If I decide not to tender my shares of zulily common stock in the Offer, how will the consummation of the mergers affect my shares? (Page 53)

        If we complete the Offer, we are required to promptly consummate the mergers. As a result of the first merger, each outstanding share of zulily common stock not tendered into the Offer and accepted for exchange by us, held by any person other than Liberty Interactive, Purchaser, zulily or stockholders of zulily who have demanded appraisal in accordance with Delaware law (and who do not fail to perfect or otherwise effectively withdraw their demand or waive or lose the right to appraisal) in connection with the first merger, will be converted into the right to receive the Offer Consideration. See "The Reorganization Agreement—What zulily Stockholders will Receive in the Mergers." The effect of the first merger on outstanding zulily stock options and restricted stock units is described under "The Reorganization Agreement—Treatment of zulily Stock Options and Restricted Stock Units."

Are appraisal rights available in either the Offer or the mergers? (Page 41)

        No appraisal rights are available to the holders of zulily shares in connection with the Offer. However, if the first merger is consummated the holders of zulily shares immediately prior to the first effective time who (1) did not tender zulily shares in the Offer; (2) follow the appraisal procedures set forth in Section 262 of the General Corporation Law of the State of Delaware (the "DGCL"); and (3) do not thereafter effectively withdraw their demand for appraisal of such shares or otherwise lose their appraisal rights, in each case in accordance with the DGCL, will be entitled to have their shares appraised by the court and receive payment, in cash, of the "fair value" of such shares as determined by such court, exclusive of any element of value arising from the accomplishment or expectation of the Transaction, together with a fair rate of interest, as determined in accordance with Section 262 of the DGCL. The full text of Section 262 of the DGCL is included as Annex C in this prospectus/offer to exchange. See "The Offer—Purpose of the Transaction; Plans for zulily; The Mergers' Appraisal Rights—Appraisal Rights."

        The "fair value" of any zulily shares for purposes of any appraisal proceeding could be based upon considerations other than, or in addition to, the price paid in the Offer and the market value of such shares. You should recognize that the value so determined could be higher or lower than, or the same as, the Offer Consideration. You should also be aware that the opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a sale transaction, such as the Offer and the mergers, are not opinions as to fair value under Section 262 of the DGCL.

        You will find a more detailed discussion of appraisal rights in the Schedule 14D-9, which has been filed with the SEC and is being mailed to you and other stockholders of zulily together with this prospectus/offer to exchange. The Schedule 14D-9, and not this prospectus/offer to exchange, constitutes the formal notice of appraisal rights under Section 262 of the DGCL.

Why does the cover page state that this offer may be changed and that the shares of Series A QVC Group common stock may not be sold until the registration statement filed with the SEC is effective? Does this mean that the Offer has not commenced?

        No. The Offer has commenced. As permitted by the rules and the regulations of the SEC, we launched the Offer on the same day that we filed with the SEC a registration statement on Form S-4, of which this prospectus/offer to exchange forms a part. The registration statement is subject to review and comment by the SEC, and the registration statement must first be declared effective by the SEC under the Securities Act before we may consummate the Offer. Therefore, until the registration statement has been declared effective we may not accept for exchange shares of zulily common stock tendered pursuant to the Offer. It is a condition to the Offer (which we may not waive without zulily's consent) that the registration statement be declared effective by the SEC.

What are the United States federal income tax consequences of having my shares of zulily common stock accepted for exchange in the Offer or converted in the mergers? (Page 48)

        The Offer and the mergers, taken together, are intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Code. If the Transaction qualifies as a reorganization within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences to zulily stockholders who are U.S. persons and receive shares of Series A QVC Group common stock and cash in exchange for shares of their zulily common stock pursuant to the Transaction generally will be as follows:

  •
  if a stockholder's tax basis in its shares of zulily common stock surrendered is less than the sum of the fair market value of the shares of Series A QVC Group common stock and the amount of cash received by the holder, such stockholder generally will recognize gain in an amount equal to the lesser of (1) the sum of the amount of cash and the fair market value of the Series A QVC Group common stock received, minus the adjusted tax basis of the shares of zulily common stock surrendered in exchange therefor, and (2) the amount of cash received by the holder (other than cash received in lieu of a fractional share of Series A QVC Group common stock), and

  •
  if a stockholder's tax basis in its shares of zulily common stock surrendered is greater than the sum of the fair market value of the shares of Series A QVC Group common stock and the amount of cash received by the holder, such stockholder's loss will not be currently allowed or recognized for U.S. federal income tax purposes.

        Each zulily stockholder should read the discussion under "Material U.S. Federal Income Tax Consequences" and should consult its own tax advisor for a full understanding of the tax consequences of the Transaction to such stockholder.

Why did you structure the acquisition of zulily as a tender offer followed by a merger not requiring a stockholder vote?

        The Offer is the first step in Liberty Interactive's plan to acquire all of the outstanding equity interests of zulily. The Offer is being made pursuant to the Reorganization Agreement, which expressly provides that:

  •
  the first merger be effected under Section 251(h) of the DGCL;

  •
  the Offer be for any and all of the outstanding shares of zulily common stock;

  •
  the Offer may not be consummated absent satisfaction of the Minimum Tender Condition;

  •
  the first merger be effected as soon as practicable following the consummation of the Offer; and

  •
  each share of zulily common stock that is not tendered into and accepted for exchange pursuant to the Offer be converted in the first merger into the right to receive the same consideration as that delivered in the Offer (other than shares held by Liberty Interactive, Purchaser or zulily, or stockholders of zulily who have properly demanded appraisal in accordance with Delaware law (and who do not fail to perfect or otherwise effectively withdraw their demand or waive or lose the right to appraisal)).

        Under Section 251(h) of the DGCL, by satisfying the foregoing terms we will be permitted to consummate the first merger without a zulily stockholder vote. In this regard, satisfaction of the Minimum Tender Condition will ensure that Liberty Interactive owns through Purchaser, before we effect the first merger, a sufficient number of zulily shares that would enable Purchaser to adopt the Reorganization Agreement were it to be presented for a vote at a zulily stockholder meeting held for that purpose.

        We believe that the two-step structure described above (the Offer followed by the first merger without a stockholder vote) provides several advantages compared to a traditional merger structure, the accelerated timing of the acquisition being the primary benefit. As permitted by the rules and the regulations of the SEC, we launched the Offer on the same day that we filed with the SEC the registration statement on Form S-4, of which this prospectus/offer to exchange forms a part. The registration statement is subject to review and comment by the SEC on an expedited basis, and the registration statement must first be declared effective by the SEC under the Securities Act before we may consummate the Offer. The Offer and first merger may be completed as early as 20 business days after our initial filing with the SEC. In contrast, a traditional merger structure would require zulily to file a proxy statement with the SEC, which would be subject to review and comment by the SEC on a non-expedited basis, and zulily would then be required to call a special meeting of its stockholders to approve the first merger, all of which we believe would result in significant additional time and expense.

        We believe that speed of completion of the acquisition is in the best interests of stockholders of both zulily and Liberty Interactive. We can deliver consideration to zulily's stockholders faster than we would be able to do in a traditional merger structure. In addition, we believe that an accelerated acquisition process will reduce the effects of disruption in the businesses of Liberty Interactive and zulily from the Transaction, including disruption in relationships with business partners and employees, which may reduce the likelihood of loss of revenue and employee attrition. We will also avoid the time, cost and expense of calling and holding a zulily stockholders meeting.

What is the market value of my shares of zulily common stock? (Page 87)

        On August 31, 2015, the last trading day prior to the printing of this prospectus/offer to exchange, the closing sales price of zulily Class A common stock reported on the Nasdaq Global Select Market was $17.75 per share. On that same date, the last sales price of Series A QVC Group common stock reported on the Nasdaq Global Select Market was $27.04 per share, resulting in the Offer Consideration being valued at that time at $17.75 per share of zulily common stock. On August 14, 2015, the last trading day before Liberty Interactive and zulily announced that they had entered into the Reorganization Agreement, the closing sales price of zulily Class A common stock reported on the Nasdaq Global Select Market was $12.57 per share.

        There is no trading market for the shares of zulily Class B common stock, which convert, on a one-for-one basis, into shares of zulily Class A common stock at the election of the holder or, generally, if transferred by the holder to a third party.

        We advise you to obtain recent quotations for shares of zulily Class A common stock and shares of Series A QVC Group common stock when deciding whether to tender your shares of zulily common stock into the Offer. In addition, you should also consider Liberty Interactive's financial condition by reviewing the sections of this prospectus/offer to exchange entitled "Summary Selected Consolidated Historical Financial Data of Liberty Interactive" and "Risk Factors" and Liberty Interactive's documents incorporated by reference into this prospectus/offer to exchange because they contain detailed business, financial and other information about Liberty Interactive.

Are there any regulatory clearances or approvals required to complete the Offer? (Page 45)

        Yes. Our acceptance of the tendered shares of zulily common stock in the Offer and consummation of the Transaction is subject to the expiration or early termination of the waiting period under The Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). In addition, the SEC must declare the registration statement on Form S-4, of which this prospectus/offer to exchange is a part, effective.

Whom can I contact if I have questions about the Offer or the mergers? (Page 113)

        You should contact the Information Agent for the Offer at the address and telephone number listed below if you have any questions about the Offer or the mergers.

Georgeson Inc.
480 Washington Blvd., 26th Floor
Jersey City, NJ 07310

All Stockholders Call Toll-Free: (877) 507-1756

        In addition, please see "Where You Can Find Additional Information" beginning on page 113 of this prospectus/offer to exchange for instructions on how to obtain additional information about Liberty Interactive and zulily.

 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        Some of the statements in this prospectus/offer to exchange are, and statements in other material filed or to be filed by Liberty Interactive and zulily with the SEC will be, forward-looking statements within the meaning of the Securities Act and the Exchange Act. These forward-looking statements include, but are not limited to, statements regarding anticipated benefits and synergies from Liberty Interactive's acquisition of zulily and the post-merger operations of zulily and QVC. Generally, the words "will," "may," "should," "continue," "believe," "expect," "intend," "anticipate" or similar expressions identify forward-looking statements.

        Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.

        You should understand that the following important factors, in addition to those discussed under "Risk Factors" and in the documents that are incorporated herein by reference, could affect the future results of Liberty Interactive, zulily and the combined company following the consummation of the Offer and the mergers and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements:

  •
  uncertainties as to the timing of the completion of the Offer and, accordingly, the mergers;

  •
  the possibility that one or more closing conditions for the Offer or the mergers may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval necessary for the consummation of the Offer or the mergers;

  •
  the occurrence of any event, change or other circumstances that could give rise to the termination of the Reorganization Agreement;

  •
  the possible effects of disruption from the Offer or the mergers making it more difficult for Liberty Interactive and zulily to maintain relationships with employees (including potential difficulties in employee retention), vendor and other business partners or governmental entities;

  •
  other business effects, including the effects of industrial, legal, regulatory, economic or political conditions outside of Liberty Interactive's control;

  •
  the amount of the costs, fees, expenses and charges related to the Offer and the mergers; and

  •
  business expansion or cost savings expected to result from the proposed acquisition may not be fully realized or realized within the expected time-frame.

        Forward-looking statements speak only as of the date the statements were made and, except as required by law, including Rule 14d-3(b)(1) under the Exchange Act, Liberty Interactive assumes no obligation to update forward-looking information contained or incorporated by reference into this prospectus/offer to exchange to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

 SUMMARY

        This section summarizes material information presented in greater detail elsewhere in this prospectus/offer to exchange. However, this summary does not contain all of the information that may be important to zulily stockholders. zulily stockholders are urged to read carefully this entire prospectus/offer to exchange and the other documents referred to and incorporated by reference in this prospectus/offer to exchange to fully understand the Offer and the mergers. In particular, zulily stockholders should read the Reorganization Agreement, which is included as Annex A herein. You may obtain the information incorporated by reference into this prospectus/offer to exchange by following the instructions in the section entitled "Where You Can Find Additional Information" beginning on page 113.

The Offer (Page 32)

        Liberty Interactive, Purchaser, Merger Sub 2 and zulily have entered into the Reorganization Agreement, pursuant to which Purchaser, a recently-formed wholly owned subsidiary of Merger Sub 2, is offering to exchange cash and shares of Series A QVC Group common stock for all of the outstanding shares of zulily Class A and Class B common stock. Subject to the terms and conditions of the Offer, each share of zulily common stock (regardless of class) validly tendered and not validly withdrawn in the Offer will be exchanged for the Offer Consideration, in the form of (i) the Cash Consideration and (ii) the Stock Consideration (subject to adjustment as described below and in more detail in "The Offer—Possible Adjustment to Stock Consideration and Cash Consideration to Preserve Anticipated Tax Treatment"). zulily stockholders who otherwise would be entitled to receive a fractional share of Series A QVC Group common stock will instead receive an amount in cash, without interest, rounded to the nearest cent, equal to the product of (i) the amount of such fraction multiplied by (ii) the volume weighted average closing sale price of one share of Series A QVC Group common stock as reported on the Nasdaq Global Select Market over the 10 consecutive trading day period ending on and including the second trading day prior to the acceptance time.

        To preserve the qualification of the Offer and the mergers, taken together, as a "reorganization" under the Code, the Offer Consideration may be adjusted pursuant to the terms of the Reorganization Agreement, including for purposes of preserving the anticipated tax treatment. For more detail, see "The Offer—Possible Adjustment to Stock Consideration and Cash Consideration to Preserve Anticipated Tax Treatment."

        Shares of zulily Class B common stock validly tendered and not validly withdrawn pursuant to the Offer will be converted on a one-for-one basis into shares of zulily Class A common stock at the acceptance time. Based on the number of outstanding shares of each class of zulily common stock on August 28, 2015 and assuming for illustration purposes that (i) no additional shares of zulily common stock are issued and no zulily stock options, no zulily restricted stock units and no other rights to acquire zulily common stock vest or are exercised after August 28, 2015 and prior to the consummation of the Offer, (ii) no shares of zulily Class B common stock other than those subject to the support agreement entered into by Darrell Cavens and Mark Vadon are validly tendered into the Offer, and (iii) the zulily board of directors has not made an adverse recommendation change, then the Minimum Tender Condition would be satisfied if at least 67,076,648 shares of zulily common stock are validly tendered and not validly withdrawn prior to the expiration time of the Offer. Messrs. Cavens and Vadon, the founders of zulily, have agreed pursuant to the support agreement to tender or cause to be tendered into the Offer up to 55,583,676 shares of zulily common stock, as more fully described below. See "Other Agreements Related to the Transaction" beginning on page 77.

        The expiration date for the Offer is currently scheduled for September 29, 2015. In certain circumstances, Purchaser is required to or may extend the Offer beyond this date.

Purpose of the Offer (Page 32)

        The Offer is the first step in Liberty Interactive's plan to acquire all of the outstanding equity interests of zulily.

The Mergers (Page 53)

        If the Offer is consummated, then as soon as practicable thereafter Liberty Interactive is required to effect the merger of Purchaser with and into zulily, with zulily surviving. We expect the first merger to occur on the same day that the Offer is consummated. The purpose of this first merger is for Liberty Interactive to acquire all of the shares of zulily common stock that it did not acquire in the Offer. In the first merger, each outstanding share of zulily common stock that Purchaser did not acquire in the Offer, other than those shares held by Liberty Interactive, Purchaser or zulily, or stockholders of zulily who have demanded appraisal under Section 262 of the DGCL (and who do not fail to perfect or otherwise effectively withdraw their demand or waive or lose the right to appraisal), will be converted into the right to receive the Offer Consideration. Immediately after the first merger: (i) zulily will become an indirect wholly owned subsidiary of Liberty Interactive, and the former zulily stockholders will no longer have any direct ownership interest in zulily or its business; and (ii) zulily will merge with and into Merger Sub 2, Liberty Interactive's wholly owned limited liability company. Merger Sub 2 will survive the second merger and be renamed "zulily, llc."

        The effect of the mergers on outstanding zulily stock options and restricted stock units are described under "The Reorganization Agreement—Treatment of zulily Stock Options and Restricted Stock Units."

        The mergers will not require a vote or any further action by the holders of shares of zulily common stock.

Support Agreement (Page 77)

        It was a condition to the willingness of Liberty Interactive and Purchaser to enter into the Reorganization Agreement that the co-founders of zulily, Darrell Cavens, zulily's President and Chief Executive Officer and a member of its board of directors, and Mark Vadon, zulily's Chairman of the Board, each sign the support agreement covering all of the shares of zulily common stock beneficially owned by them and their affiliates. Each of Messrs. Cavens and Vadon have agreed: (i) to cause all shares of zulily common stock held by him to be tendered into the Offer promptly following the delivery of notice from Liberty Interactive or Purchaser that, subject to the tender of such shares, all of the conditions to the Offer are or will be satisfied or, where permissible, waived; (ii) not to withdraw any of such shares from the Offer, unless the board of directors of zulily makes an adverse recommendation change; (iii) if the zulily board makes an adverse recommendation change, to tender (or if such action occurs after all of the shares subject to the support agreement have been tendered into the Offer, withdraw) a number of shares such that the number of shares tendered pursuant to the support agreement constitutes, in the aggregate, 34.99% of the total voting power of the outstanding shares of zulily common stock (treating for this purpose all shares of zulily Class B common stock validly tendered and not validly withdrawn in accordance with the support agreement into the Offer as converted into zulily Class A common stock on a one-for-one basis); and (iv) not to take any action that would interfere with their obligations under the support agreement.

        The shares subject to the support agreement represent approximately 0.6% of the Class A common stock and 98.0% of the Class B common stock of zulily common stock outstanding as of August 28, 2015, or 87.5% of the voting power of all outstanding shares of zulily common stock as of August 28, 2015 (44.7% if all shares of zulily Class B common stock subject to the support agreement are treated as converted into zulily Class A common stock on a one-for-one basis upon the acceptance of such shares pursuant to the Offer (assuming for this purpose that no other shares of zulily Class B common stock are tendered into the Offer)). Hence, absent an adverse recommendation change, the tender into the Offer of the shares of zulily common stock subject to the support agreement will constitute a significant portion of the number of shares required to satisfy the Minimum Tender Condition. For a more detailed description of the support agreement, see "Other Agreements Related to the Transaction."

Information Relating to Liberty Interactive and Purchaser (Page 84)

Liberty Interactive Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5300

Liberty Interactive owns controlling and non-controlling interests in a broad range of video and online commerce companies. Those interests are attributed to two tracking stock groups: the QVC Group and the Ventures Group. Liberty Interactive has issued and outstanding two tracking stocks, the QVC Group common stock and the Ventures Group common stock, which are intended to reflect or "track" the economic performance of the businesses and assets attributed to the QVC Group and the Ventures Group, respectively, rather than the economic performance of Liberty Interactive as a whole. Liberty Interactive's largest business is QVC, Inc., a wholly owned subsidiary which Liberty Interactive attributes to its QVC Group. QVC markets and sells a wide variety of consumer products in the United States and several foreign countries, primarily by means of its televised shopping programs and via the Internet through its domestic and international websites and mobile applications. Liberty Interactive attributes to its Ventures Group its entire or majority interests in consolidated subsidiaries which operate online commerce businesses in a broad range of retail categories. Liberty Interactive was incorporated as a Delaware corporation in 2006.

If the Offer and the mergers are consummated, the business of zulily will be attributed to Liberty Interactive's QVC Group.

Mocha Merger Sub, Inc.
c/o Liberty Interactive Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5300

        Purchaser is an indirect wholly owned subsidiary of Liberty Interactive and was incorporated on August 13, 2015 in Delaware. Purchaser has not engaged in any operations and exists solely to make the Offer and otherwise facilitate the Transaction.

Information Relating to zulily (Page 82)

zulily, inc.
2601 Elliott Avenue, Suite 200
Seattle, Washington 98121
(877) 779-5614

        zulily is an online retailer offering customers a fresh selection of new product styles each day. zulily launched its website in January 2010 with the goal of revolutionizing the way moms shop, and in November 2013 completed its initial public offering. According to zulily's public filings, zulily today is one of the largest standalone e-commerce companies in the United States. Through its desktop and mobile websites and mobile applications (which it refers to as its "sites"), zulily offers its customers new and unique products at values they would likely not find elsewhere. zulily provides customers a new selection of product styles offered on a typical day through flash sales events, which are limited-time curated online sales of selected products launched each day on its sites. zulily sources its merchandise from thousands of vendors, including emerging brands and smaller boutique vendors, as well as larger national brands. zulily was incorporated as a Delaware corporation in 2009.

Timing of the Offer; Extension (Page 34)

        The Offer is currently scheduled to expire at 12:00 midnight (one minute after 11:59 p.m.), Eastern Time, on September 29, 2015, but may be extended under the circumstances described below. We refer to the latest date and time to which the Offer has been extended as the "expiration time."

        Subject to Liberty Interactive's (and zulily's) termination rights under the Reorganization Agreement: (1) if, at any time when the Offer is scheduled to expire, any condition to the Offer (each, an "Offer Condition") has not been satisfied or waived (including the Minimum Tender Condition), we are required to extend the Offer on one or more occasions for additional successive periods of up to 10 business days per extension until all Offer Conditions are satisfied or waived, except we will not be required, or absent zulily's consent, permitted to extend the Offer past December 31, 2015 (except in circumstances where we or zulily are not permitted to terminate the Reorganization Agreement at that time); and (2) we are required to extend the Offer at any time or from time to time for any period required by any applicable laws or any rule, regulation, interpretation or position of the SEC or the staff of the SEC or the Nasdaq Global Select Market applicable to the Offer. If we extend the Offer, we will inform the Depositary and will publicly announce the extension not later than 9:00 a.m., Eastern Time, on the business day after the day on which the Offer was previously scheduled to expire.

        During an extension, all shares of zulily common stock previously tendered and not validly withdrawn will remain subject to the Offer, subject to each zulily stockholder's right to withdraw its shares of zulily common stock.

        No subsequent offering period will be made available after the expiration of the Offer.

Withdrawal Rights (Page 38)

        Shares of zulily common stock tendered pursuant to the Offer may be withdrawn at any time prior to the expiration time of the Offer, as it may be extended. Further, if we have not accepted your shares for exchange by October 30, 2015, you can withdraw them at any time after that date.

Procedures for Tendering Shares of zulily Common Stock in the Offer (Page 35)

        If you hold your zulily shares in certificated form, the certificates for those shares, together with a properly completed and duly executed letter of transmittal or manually executed copy of that document, along with any required signature guarantees, must be delivered to and received by Computershare Trust Company, N.A., the Depositary, prior to the expiration time of the Offer at one of the addresses indicated on the back cover of this prospectus/offer to exchange or in the accompanying letter of transmittal.

        If you hold your zulily shares in book-entry form, those shares must be timely transmitted, together with an agent's message, in accordance with the book-entry procedures of the Depositary prior to the expiration time.

Acceptance for Exchange of zulily Stock; Delivery of Cash and Series A QVC Group Common Stock (Page 39)

        Upon the terms of, and subject to the conditions to, the Offer, Purchaser is required to accept for exchange as soon as practicable after it is permitted to do so under applicable law the shares of zulily common stock validly tendered and not validly withdrawn. Purchaser is required to deliver the Offer Consideration in exchange for such shares promptly after the expiration time of the Offer.

Interests of Certain Persons (Page 51)

        You should be aware that some of zulily's officers and directors may have interests in the Transaction that are different from, or in addition to, yours. These interests are described more fully in the section entitled "Interests of Certain Persons in the Transaction."

Regulatory Matters (Page 45)

        Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Offer and the mergers cannot be completed until Liberty Interactive receives the required approvals thereunder or the waiting period therefor has expired or been early terminated. We also may not complete the Offer unless and until the SEC declares effective under the Securities Act our registration statement on Form S-4, of which this prospectus/offer to exchange forms a part.

Source and Amount of Funds (Page 51)

        The Offer and the mergers are not conditioned upon any financing arrangements or contingencies. Liberty Interactive intends to use borrowings under existing credit facilities at its wholly owned subsidiary QVC to finance the cash portion of the Offer and the mergers and the costs and expenses related to the Transaction.

Appraisal Rights (Page 41)

        zulily stockholders are not entitled to appraisal rights in connection with the Offer. However, if you choose not to tender your shares of zulily common stock in the Offer and we complete the Offer, you will be entitled to appraisal rights in connection with the first merger. The Schedule 14D-9 describes the procedures you must strictly comply with under Section 262 of the DGCL to properly exercise your appraisal rights. If you choose to exercise appraisal rights in connection with that merger, and you comply with the applicable requirements under Delaware law as set forth in Section 262 of the DGCL, you will be entitled to have your shares appraised by the Delaware Court of Chancery and to receive payment, in cash, of the "fair value" of such shares as determined by such court, exclusive of any element of value arising from the accomplishment or expectation of the Offer and the mergers, together with a fair rate of interest, determined in accordance with Section 262 of the DGCL. The "fair value" of your zulily shares may be greater than, less than or the same as the Offer Consideration, which is the consideration that will be payable in the Offer as well as in the first merger. These procedures are described more fully in the section entitled "The Offer—Purpose of the Transaction; Plans for zulily; The Merger; and Appraisal Rights—Appraisal Rights."

        You are urged to read the full text of the appraisal rights provisions of Section 262 of the DGCL, which is included as Annex C herein. You will find a detailed discussion of appraisal rights in the Schedule 14D-9, which has been filed with the SEC and is being mailed to you and other stockholders of zulily together with this prospectus/offer to exchange. The Schedule 14D-9, and not this prospectus/offer to exchange, constitutes the formal notice of appraisal rights under Section 262 of the DGCL.

Comparison of Liberty Interactive Stockholders Rights and zulily Stockholder Rights (Page 96)

        After the Offer and the first merger, zulily stockholders will own shares of Series A QVC Group common stock of Liberty Interactive and their rights as stockholders will be governed by the restated charter and bylaws of Liberty Interactive. There are a number of significant differences between the charter and bylaws of Liberty Interactive and zulily. These differences are discussed under the section entitled "Comparison of Stockholders' Rights."

Material U.S. Federal Income Tax Consequences (Page 48)

        The Transaction is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Code. If the Transaction qualifies as a "reorganization" within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences to zulily stockholders who are U.S. persons and receive shares of Series A QVC Group common stock and cash in exchange for their zulily shares pursuant to the Transaction generally will be as follows:

  •
  if a stockholder's tax basis in its zulily shares surrendered is less than the sum of the fair market value of the shares of Series A QVC Group common stock and the amount of cash received by the holder, such stockholder generally will recognize gain in an amount equal to lesser of (1) the sum of the amount of cash and the fair market value of the Series A QVC Group common stock received, minus the adjusted tax basis of the zulily shares surrendered in exchange therefor, and (2) the amount of cash received by the holder (other than cash received in lieu of a fractional share of Series A QVC Group common stock), and

  •
  if a stockholder's tax basis in its zulily shares surrendered is greater than the sum of the fair market value of the shares of Series A QVC Group common stock and the amount of cash received by the holder, such stockholder's loss will not be currently allowed or recognized for U.S. federal income tax purposes.

        Each zulily stockholder should read the discussion under "Material U.S. Federal Income Tax Consequences" and should consult its own tax advisor for a full understanding of the tax consequences of the Offer and the mergers to such stockholder.

Accounting Treatment (Page 48)

        In accordance with accounting principles generally accepted in the United States, Liberty Interactive will account for the acquisition of shares of zulily common stock in the Transaction under the acquisition method of accounting for business combinations.

Comparative Market Price Data (Page 87)

        Liberty Interactive's Series A QVC Group common stock trades on the Nasdaq Global Select Market under the symbol "QVCA." zulily Class A common stock trades on the Nasdaq Global Select Market under the symbol "ZU." There is no trading market for shares of zulily Class B common stock, which convert, on a one-for-one basis, into shares of zulily Class A common stock at the election of the holder or, generally, if transferred by the holder to a third party. Holders of zulily Class B common stock that tender their shares into the Offer will receive the same Offer Consideration as those zulily stockholders that tender shares of zulily Class A common stock into the Offer.

        The following table contains historical closing sales prices for Series A QVC Group common stock and zulily Class A common stock on August 14, 2015, the last full trading day before the public announcement that Liberty Interactive and zulily had entered into the Reorganization Agreement, and August 31, 2015, the last trading day prior to the printing of this prospectus/offer to exchange. The implied value of the Offer Consideration being offered in exchange for each share of zulily common stock pursuant to the Offer on each of the specified dates is calculated as the sum of (i) $9.375, without interest (the amount of cash offered as part of the Offer Consideration), plus (ii) the product of 0.3098 (the fraction of a share of Series A QVC Group common stock offered as part of the Offer

Consideration) and the closing sale price of a share of Series A QVC Group common stock on that date as reported on the Nasdaq Global Select Market.

	Liberty Interactive's Series A QVC Group common stock (Nasdaq)	zulily Class A common stock (Nasdaq)	Per Share Implied Value of Offer
August 14, 2015	$30.26	$12.57	$18.75
August 31, 2015	$27.04	$17.75	$17.75

        The market prices of shares of Series A QVC Group common stock and zulily Class A common stock will fluctuate prior to the expiration of the Offer and thereafter, and may be different from the prices set forth above on both the expiration date of the Offer and at the time zulily stockholders tendering shares in the Offer receive the Offer Consideration therefor.

SUMMARY SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF LIBERTY
INTERACTIVE

        The following table sets forth certain consolidated financial data of Liberty Interactive as of the dates and for each of the periods indicated. The consolidated financial data for the years ended December 31, 2014, 2013 and 2012 and as of December 31, 2014 and 2013 are derived from Liberty Interactive's audited consolidated financial statements that are incorporated by reference into this prospectus/offer to exchange. The consolidated financial data for the years ended December 31, 2011 and 2010 and as of December 31, 2012 and 2011 are derived from Liberty Interactive's audited consolidated financial statements that are not included or incorporated by reference into this prospectus/offer to exchange. The consolidated financial data as of December 31, 2010 are derived from Liberty Interactive's unaudited consolidated financial statements that are not included or incorporated by reference into this prospectus/offer to exchange. The consolidated financial data for the six months ended June 30, 2015 and 2014 and as of June 30, 2015 are derived from Liberty Interactive's unaudited consolidated condensed financial statements incorporated by reference into this prospectus/offer to exchange. In Liberty Interactive's opinion, these unaudited consolidated condensed financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair statement of Liberty Interactive's financial position and results of operations for these periods. The consolidated historical financial data may not be indicative of the results of operations or financial position of Liberty Interactive that may be expected in the future.

        The selected consolidated historical financial data below should be read in conjunction with Liberty Interactive's consolidated financial statements and the related notes to those financial statements and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section included in its Annual Report on Form 10-K for the year ended December 31, 2014 and its Quarterly Report on Form 10-Q for the six months ended June 30, 2015, which have been filed with the SEC and are incorporated by reference into this prospectus/offer to exchange. See "Where You Can Find Additional Information" beginning on page 113.

	June 30,	December 31,
	2015	2014	2013	2012	2011	2010
	amounts in millions
Summary Balance Sheet Data:
Cash and cash equivalents	$2,589	2,306	902	2,291	846	1,351
Investments in available-for-sale securities and other cost investments	$1,405	1,224	1,313	1,720	1,168	1,110
Investment in affiliates	$1,521	1,633	1,237	851	951	949
Intangibles not subject to amortization	$7,719	7,893	8,383	8,424	8,450	8,450
Assets of discontinued operations(1)(2)	$—	—	7,095	7,428	349	89
Total assets(2)	$18,142	18,641	24,676	26,255	17,339	26,600
Long-term debt	$7,065	7,105	6,106	5,905	4,848	5,970
Deferred income tax liabilities, noncurrent	$1,739	1,849	2,001	2,023	2,046	2,706
Liabilities of discontinued operations(1)(2)	$—	—	1,452	1,748	19	3,877
Equity(2)	$5,727	5,780	11,435	12,051	6,627	11,442
Noncontrolling interest(1)	$88	107	4,499	4,489	134	129

	Six months ended June 30,		Years ended December 31,
	2015	2014	2014	2013	2012	2011	2010
	amounts in millions,
	except per share amounts
Summary Statement of Operations Data:
Revenue	$4,466	4,917	10,499	10,219	9,888	9,461	8,775
Operating income (loss)	$505	505	1,188	1,136	1,163	1,133	1,096
Interest expense	$(185)	(193)	(387)	(380)	(466)	(426)	(626)
Share of earnings (losses) of affiliates	$90	2	39	33	47	139	112
Realized and unrealized gains (losses) on financial instruments, net	$28	(66)	(57)	(22)	(351)	84	62
Gains (losses) on transactions, net	$111	—	74	(1)	443	—	355
Earnings (loss) from continuing operations(3):
Liberty Capital common stock	NA	NA	NA	NA	NA	10	28
Liberty Interactive Corporation common stock	NA	NA	NA	NA	33	576	796
QVC Group common stock	$280	245	574	500	291	NA	NA
Liberty Ventures common stock	130	(67)	4	54	281	NA	NA

	$410	178	578	554	605	586	824

Basic earnings (loss) from continuing operations attributable to Liberty Interactive Corporation stockholders per common share(4):
Series A and Series B Liberty Capital common stock	NA	NA	NA	NA	NA	0.12	0.31
Series A and Series B Liberty Interactive Corporation common stock	NA	NA	NA	NA	—	0.88	1.26
Series A and Series B QVC Group common stock	$0.56	0.46	1.10	0.88	0.48	NA	NA
Series A and Series B Liberty Ventures common stock	$0.87	(0.92)	0.03	0.74	4.26	NA	NA
Diluted earnings (loss) from continuing operations attributable to Liberty Interactive Corporation stockholders per common share(4):
Series A and Series B Liberty Capital common stock	NA	NA	NA	NA	NA	0.12	0.30
Series A and Series B Liberty Interactive Corporation common stock	NA	NA	NA	NA	—	0.87	1.24
Series A and Series B QVC Group common stock	$0.55	0.45	1.09	0.86	0.47	NA	NA
Series A and Series B Liberty Ventures common stock	$0.85	(0.92)	0.03	0.73	4.19	NA	NA

(1)
On December 11, 2012, Liberty Interactive acquired approximately 4.8 million additional shares of common stock of TripAdvisor, Inc. ("TripAdvisor") (an additional 4% equity ownership interest), for $300 million, along with the right to control the vote of the shares of TripAdvisor's common stock and class B common stock we own. Following the transaction Liberty Interactive owned approximately 22% of the equity and 57% of the total votes of all classes of TripAdvisor common stock. On August 27, 2014, Liberty Interactive completed the spin-off to holders of its Liberty Ventures common stock of shares of Liberty TripAdvisor Holdings, Inc. ("TripAdvisor Holdings") (the "TripAdvisor Holdings Spin-Off"). TripAdvisor Holdings is comprised of Liberty Interactive's former interest in TripAdvisor as well as BuySeasons, Inc., Liberty Interactive's former wholly-owned subsidiary, and corporate level debt. Following the completion of the TripAdvisor Holdings Spin-Off, Liberty Interactive and TripAdvisor Holdings operate as separate, publicly traded companies, and neither has any stock ownership, beneficial or otherwise, in the other. The consolidated financial statements of Liberty Interactive have been prepared to reflect TripAdvisor Holdings as discontinued operations. However, a noncontrolling interest attributable to Liberty Interactive's former ownership interest in TripAdvisor is included in the noncontrolling interest line item in the consolidated balance sheet from the date of acquisition until the date of completion of the TripAdvisor Holdings Spin-Off.

(2)
On September 23, 2011, Liberty Interactive completed the split-off of a wholly owned subsidiary, Liberty Media Corporation ("LMC") (the "LMC Split-Off"). At the time of the LMC Split-Off, LMC owned all the assets, businesses and liabilities previously attributed to the Capital and Starz tracking stock groups. The LMC Split-Off was effected by means of a redemption of all of the Liberty Capital common stock and Liberty Starz common stock of Liberty Interactive in exchange for the common stock of LMC.

(3)
Includes earnings (losses) from continuing operations attributable to the noncontrolling interests of $25 million and $19 million for the six months ended June 30, 2015 and 2014, respectively, and $40 million, $45 million, $63 million, $53 million and $45 million for the years ended December 31, 2014, 2013, 2012, 2011 and 2010, respectively.

(4)
Basic and diluted earnings per share have been calculated for Liberty Capital and Liberty Starz common stock for the period subsequent to March 3, 2008 through September 23, 2011. Basic and diluted EPS have been calculated for Liberty Interactive common stock for the periods from May 9, 2006 to August 9, 2012. Basic and diluted EPS have been calculated for QVC Group (formerly Liberty Interactive) common stock and Ventures Group common stock subsequent to August 9, 2012.

 SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF ZULILY

        The following table sets forth certain consolidated financial data of zulily. The selected consolidated statements of operations data for the fiscal years ended December 28, 2014, December 29, 2013 and December 30, 2012 and the selected consolidated balance sheet data as of December 28, 2014 and December 29, 2013 are derived from the audited consolidated financial statements included in zulily's Annual Report on Form 10-K for the fiscal year ended December 28, 2014, which is incorporated by reference into this prospectus/offer to exchange. The selected consolidated balance sheet data as of December 30, 2012 and January 1, 2012 and the consolidated statements of operations data for the fiscal years ended January 1, 2012 and December 31, 2010 are derived from audited consolidated financial statements which are not incorporated by reference into this prospectus/offer to exchange. The selected consolidated financial statement data as of and for the six months ended June 28, 2015 and June 29, 2014 are derived from zulily's unaudited condensed and consolidated financial statements included in its Quarterly Reports on Form 10-Q for the quarters ended June 28, 2015 and June 29, 2014, which are incorporated by reference into this prospectus/offer to exchange.

        You should read this summary selected historical consolidated financial data together with zulily's "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Statements and Supplementary Data," included in zulily's Annual Report on Form 10-K for the fiscal year ended December 28, 2014 and zulily's Quarterly Reports on Form 10-Q for the quarters ended June 28, 2015 and June 29, 2014 and zulily's historical consolidated financial statements and notes thereto. The historical results are not necessarily indicative of results to be expected in the future.

Consolidated Statements of Operations Data:

	Six Months Ended		Year Ended
	June 28, 2015	June 29, 2014	December 28, 2014	December 29, 2013	December 30, 2012	January 1, 2012	December 31, 2010
		(in thousands, except share and per share data)
Net sales	$604,177	$522,894	$1,200,079	$695,709	$331,240	$142,545	$18,376
Cost of sales(1)	419,462	378,203	875,633	502,318	240,943	104,949	12,574
Gross profit	184,715	144,691	324,446	193,391	90,297	37,596	5,802
Operating expenses:
Marketing expenses(1)	56,482	47,367	100,730	59,667	37,780	20,228	4,897
Selling, general and administrative expenses(1)	127,401	92,599	207,986	120,695	63,071	28,905	7,112
Total operating expenses	183,883	139,966	308,716	180,362	100,851	49,133	12,009

Income (loss) from operations	832	4,725	15,730	13,029	(10,554)	(11,537)	(6,207)
Interest income (expense)—net	332	145	317	136	43	20	(169)
Other income (expense)—net	(55)	(64)	(46)	99	176	203	(627)

Net income (loss) before provision for income taxes	1,109	4,806	16,001	13,264	(10,335)	(11,314)	(7,003)

Provision for income taxes	55	—	1,109	356	—	—	—
Net income (loss)	$1,054	$4,806	$14,892	$12,908	$(10,335)	$(11,314)	$(7,003)

Net income (loss) attributable to Class A and Class B common stockholders	$1,054	$4,806	$14,892	—	$(46,822)	$(13,233)	$(7,448)

Net income (loss) per Class A and Class B common share(2)
Basic	$0.01	$0.04	$0.12	—	$(1.23)	$(0.55)	$(0.46)

Diluted	$0.01	$0.04	$0.11	—	$(1.23)	$(0.55)	$(0.46)

Shares used in computing net income (loss) per Class A and Class B common share:
Basic	124,264,774	124,177,090	124,679,716	59,450,186	37,976,724	24,102,780	16,347,656

Diluted	127,027,000	133,101,806	132,317,357	59,450,186	37,976,724	24,102,780	16,347,656

Consolidated Balance Sheet Data:

	As of		As of
	June 28, 2015	June 29, 2014	December 28, 2014	December 29, 2013	December 30, 2012	January 1, 2012
	(in thousands)
Cash and cash equivalents	$282,066	$257,557	$242,292	$290,089	$96,998	$28,361
Short-term investments	31,533	53,030	131,528	18,014	8,000	14,000
Working capital	199,679	207,259	219,165	220,820	62,605	22,821
Total assets	448,476	403,329	492,378	356,087	130,737	58,323
Deferred revenue	50,603	47,659	44,243	23,250	9,653	3,520
Convertible redeemable preferred stock(3)	—	—	—	—	128,714	45,519
Total stockholders' equity (deficit)(3)	258,516	255,379	275,963	242,203	(55,750)	(16,168)

(1)
Stock-based compensation included in the statements of operations data above was as follows:

	Year Ended
	December 28, 2014	December 29, 2013	December 30, 2012	January 1, 2012	December 31, 2010
	(in thousands)
Cost of sales	$210	$70	$26	$2	$—
Marketing expenses	790	327	142	62	2
Selling, general and administrative expenses	13,548	7,380	1,097	2,015	2,396

Total stock-based compensation expense	$14,548	$7,777	$1,265	$2,079	$2,398

(2)
Basic and diluted net loss per zulily common stock attributable to common stockholders for the fiscal year ended December 30, 2012 includes a deemed dividend distribution of $32.1 million. Such dividend is included as it represents distributed earnings attributable to participating securities.

(3)
Outstanding convertible redeemable preferred stock converted to Class B common shares following the close of zulily's initial public offering in November 2013.

 COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

        The following tables reflect certain per share information for Liberty Interactive and zulily for the year ended December 31, 2014 and the six months ended June 30, 2015, on a historical basis, and for Liberty Interactive and zulily on an unaudited pro forma combined basis and unaudited pro forma equivalent basis. The pro forma information of the combined company assumes the acquisition of 100% of the shares by Liberty Interactive and was derived by combining the historical consolidated financial information of Liberty Interactive and zulily.

        zulily stockholders should read the information presented in the following tables together with the historical financial statements of Liberty Interactive and zulily and the related notes, which are incorporated herein by reference. The pro forma data is unaudited and for illustrative purposes only. As purchase price allocations were not available, the pro forma information does not include any adjustments related to such items. zulily stockholders should not rely on this information as being indicative of the historical results that would have been achieved during the periods presented had the companies always been combined or the future results that the combined company will achieve after the consummation of the Offer and the mergers. This pro forma information is subject to risks and uncertainties, including those discussed in "Risk Factors."

	Six Months Ended June 30, 2015
	Historical
	Liberty Interactive	zulily(1)	Unaudited Pro Forma Combined(2)	Unaudited Pro Forma Equivalent(3)
Basic income from continuing operations per share attributable to the QVC Group	$0.56	0.01	0.52	0.16
Diluted income from continuing operations per share attributable to the QVC Group	$0.55	0.01	0.51	0.16
Cash dividends per share	NA	NA	NA	NA
Book value attributable to the QVC Group per share at period end	$8.88	2.06	8.71	2.70

	Year Ended December 31, 2014
	Historical
	Liberty Interactive	zulily(1)	Unaudited Pro Forma Combined(2)	Unaudited Pro Forma Equivalent(3)
Basic income from continuing operations per share attributable to company	$1.10	0.12	1.05	0.33
Diluted income from continuing operations per share attributable to company	$1.09	0.11	1.03	0.32
Cash dividends per share	NA	NA	NA	NA
Book value attributable to the QVC Group per share at period end	$8.99	2.21	8.85	2.74

(1)
zulily utilizes a retail calendar whereby the fiscal year ends on the Sunday closest to December 31. Each fiscal year consists of four 13-week quarters, with one extra week added in the fourth quarter every five to six years. The period ends closest to June 30, 2015 and December 31, 2014 were June 28, 2015 and December 28, 2014, respectively.

(2)
The pro forma income per share of the combined company is computed by dividing the combined income from continuing operations by the pro forma weighted average number of shares outstanding (calculated using the exchange ratio of 0.3098 multiplied by the basic and diluted average shares outstanding of zulily plus the basic and diluted weighted average shares outstanding of the QVC Group common stock, respectively).

(3)
Unaudited pro forma equivalent information is computed by multiplying the unaudited pro forma combined information by the exchange ratio of 0.3098. This presentation does not take into account the $9.375 cash payment to be made by Liberty Interactive for each share of zulily common stock at the time of the merger.

RISK FACTORS

        In considering whether to tender your shares of zulily common stock pursuant to the Offer, you should carefully consider the information in this prospectus/offer to exchange, including the risk factors set forth below and those incorporated by reference from the public filings of Liberty Interactive and zulily.

Risks Relating to the Transaction and the Integration of zulily into Liberty Interactive

The value of the Offer Consideration is subject to fluctuation because the Stock Consideration consists of a fixed fraction of a share of Series A QVC Group common stock.

        zulily stockholders who tender their zulily common stock into the Offer will receive in exchange for each share of zulily common stock the Offer Consideration, which consists of a fixed fraction of a share of Series A QVC Group common stock (0.3098) plus a fixed amount of cash ($9.375), rather than an amount of shares plus cash with a particular market value (subject to adjustment as described below and in more detail in "The Offer—Possible Adjustment to Stock Consideration and Cash Consideration to Preserve Anticipated Tax Treatment"). There is no provision in the Reorganization Agreement for a "floor" or "collar" on the value of the Offer Consideration. The market price of the shares of Series A QVC Group common stock that a zulily stockholder receives following consummation of the Offer may vary significantly from its market price on the trading day next preceding the signing of the Reorganization Agreement, as of the date of this prospectus/offer to exchange or as of the date a zulily stockholder tenders its shares of zulily common stock into the Offer. Changes in the market price of the Series A QVC Group common stock may result from a variety of factors that are beyond Liberty Interactive's control, including changes in its business, operations and prospects. Market assessment of the benefits of the acquisition of zulily as well as general and industry specific market and economic conditions may also have an effect on prices. A decrease in the market price of the Series A QVC Group common stock is not alone a ground for termination of the Reorganization Agreement.

        The stock portion of the Offer Consideration may be increased, and the cash portion decreased, if the amount of cash payable to zulily stockholders who have properly demanded appraisal in accordance with Delaware law (and who have not effectively withdrawn their demand or waived or lost the right to appraisal prior to the acceptance time) could jeopardize the anticipated qualification of the Offer and the mergers, taken together, as a "reorganization" under the Code. See "The Offer—Possible Adjustment to Stock Consideration and Cash Consideration to Preserve Anticipated Tax Treatment." For purposes of any required adjustment, the Series A QVC Group common stock will be deemed to have a value of $30.26, its closing price as reported on the Nasdaq Global Select Market on the trading day immediately preceding the signing date of the Reorganization Agreement, which may be lower or higher than the actual trading price of such stock at the time of such adjustment. An increase in the stock portion of the Offer Consideration would increase the risk of fluctuation in the value of the Offer Consideration. There is no condition to the Offer regarding the exercise of appraisal rights and such exercise, regardless of amount, is not a ground for termination of the Reorganization Agreement.

Liberty Interactive may fail to realize the potential benefits of the acquisition of zulily or those benefits may take longer to realize than expected.

        Liberty Interactive believes there are significant benefits and synergies that may be realized through leveraging the scale, vendor relationships, merchandizing expertise and customer base of QVC and zulily. However, the efforts to realize these benefits and synergies will be a complex process and may disrupt both companies existing operations if not implemented in a timely and efficient manner. If the respective managements of Liberty Interactive, QVC and zulily are unable to minimize the potential disruption to their respective businesses and operations during this period, Liberty Interactive may not realize the anticipated benefits of the Offer and the mergers. Realizing the benefits of the Transaction may depend in part on the efficient coordination and alignment of various functions, including marketing, merchandising, buying expertise, customer acquisition and the integration of certain administrative functions, while maintaining adequate focus on QVC's and zulily's core businesses. Liberty Interactive may encounter difficulties, costs and delays as a result of the acquisition of zulily, including the following, any of which could harm its results of operations, business, financial condition and/or the price of its stock:

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  conflicts between business cultures;

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  difficulties and delays in the coordination and alignment of merchandising, buying, marketing, business relationships and other functions of zulily and QVC;

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  the diversion of management's attention from the normal daily operations of its business;

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  complexities associated with leveraging scale and coordinating expertise while supporting different business models;

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  difficulties in operating zulily within Liberty Interactive while preserving its unique culture;

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  an inability to realize certain economies of scale due to the refusal or reluctance of QVC vendors to do business with zulily on similar terms;

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  a loss of customers of zulily or QVC due to cross-marketing efforts meant to extend the demographics of both companies;

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  problems relating to technologies and operations that become known only after the consummation of the Transaction;

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  conflicts in distribution, marketing, vendor or other important relationships;

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  loss of key employees and disruptions among employees at QVC and zulily that may result in the loss of valuable experience and capabilities and erode employee morale; and

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  failure to achieve anticipated levels of revenue, profitability or productivity for these businesses.

        The operating expenses attributed to the QVC Group are expected to increase over the near term due to the increased headcount, expanded operations and changes related to the Offer and the mergers and the assimilation of zulily. To the extent that Liberty Interactive's expenses increase but revenues do not commensurately, there are unanticipated expenses related to the assimilation process, or there are significant costs associated with presently unknown liabilities, Liberty Interactive's consolidated business, operating results and financial condition, as well as those attributable to the QVC Group, may be adversely affected. Failure to timely implement, or problems with implementing, the post-acquisition strategy for zulily also may adversely affect the trading price of QVC Group common stock.

The announcement and pendency of the acquisition of zulily could cause disruptions in the businesses of zulily and Liberty Interactive, which could have an adverse effect on the business and financial results of both zulily and Liberty Interactive.

        Liberty Interactive and zulily are non-affiliated public companies that are currently operated independent of each other. Uncertainty about the effect of the Offer and the mergers on customers, vendors and employees of zulily and QVC may have an adverse effect on their respective businesses and consequently on the operations of both companies as subsidiaries of Liberty Interactive after the Transaction. In response to the announcement of the Offer and the mergers, existing or prospective customers or vendors of the businesses of QVC and zulily may:

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  delay, defer or cease purchasing products or services from or providing products or services to QVC or zulily;

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  delay or defer other decisions concerning QVC or zulily; or

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  otherwise seek to change the terms on which they do business with the two companies.

Any such delays or changes to terms could harm the businesses of QVC and zulily and, if the Offer and the mergers are completed, the consolidated results and financial position of Liberty Interactive.

        zulily may be a party to agreements that permit a counterparty to terminate an agreement or receive payments because the Offer or the mergers would cause a default or violate an anti-assignment, change of control or similar clause in such agreement. If this happens, Liberty Interactive may have to seek to replace that agreement with a new agreement or make additional payments under such agreement. However, Liberty Interactive may be unable to replace a terminated agreement on comparable terms or at all. Depending on the importance of such agreement to zulily's business, the failure to replace a terminated agreement on similar terms or at all, and requirements to pay additional amounts, may increase the costs to Liberty Interactive of operating zulily's business or result in harm to the combined companies' businesses.

        In addition, as a result of the potential Transaction current and prospective employees could experience uncertainty about their future with QVC or zulily. These uncertainties may impair the ability of QVC and zulily to retain, recruit or motivate key personnel pending completion of the Transaction and thereafter.

Liberty Interactive will incur costs in connection with the Offer and the mergers, and the targeted integration of zulily within the QVC Group may result in expenses and accounting charges that adversely affect Liberty Interactive's operating results and financial condition.

        Liberty Interactive will incur expenses related to the Offer and the mergers. Liberty Interactive estimates that it will incur direct transaction costs of approximately $26 million in connection with the Offer and the mergers, $24 million of which is contingent on the consummation of the Offer and the mergers. All of these costs will be attributed to the QVC Group.

        In accordance with generally accepted accounting principles, Liberty Interactive will account for the acquisition of zulily using the acquisition method of accounting. Liberty Interactive's financial results may be adversely affected by the resulting accounting charges incurred in connection with the Offer and the mergers. Liberty Interactive also expects to incur additional costs associated with leveraging and aligning the scale, vendor relationships, merchandizing expertise, customer base and other areas of QVC and zulily. There are also a number of systems that may need to be integrated in order to realize the anticipated benefits of the Transaction. Moreover, many of the expenses that will be incurred, by their nature, are impracticable to estimate at the present time. These expenses could, particularly in the near term, exceed the savings that Liberty Interactive expects to achieve from the elimination of duplicative functions and the realization of economies of scale and leveraging of expertise following the consummation of the Transaction. The amount and timing of any these charges are uncertain at the present time. In addition, Liberty Interactive may incur additional material charges in subsequent fiscal quarters following completion of the Transaction to reflect additional currently unknown costs in connection with the Transaction and the business of zulily.

        The price of Series A QVC Group common stock could decline to the extent the financial results attributed to the QVC Group are materially affected by the foregoing charges and costs, or if the foregoing charges and costs are larger than anticipated. It may also result in lower net profits or a weaker financial condition compared to that which would have been achieved by Liberty Interactive on a stand-alone basis. Additionally, the effect of Liberty Interactive's acquisition of zulily may not meet the expectations of financial analysts or investors.

The alignment of the business of zulily within the QVC Group may divert management's attention away from its core business.

        Successful coordination, alignment and targeted integration of zulily's operations, brands, products and personnel within the QVC Group may place a significant burden on the management and internal resources of Liberty Interactive, QVC and zulily. There may be difficulty in effectively managing the different cultures and practices of the businesses of QVC and zulily without harming the unique culture and business model of each company. Further, the transition process could disrupt each of QVC's and zulily's ongoing businesses, distract its management's focus from other opportunities and challenges, and increase Liberty Interactive's expenses and working capital requirements. The diversion of management's attention and any difficulties encountered during this period could harm Liberty Interactive's consolidated business, financial condition and operating results.

Any delay and/or failure in the consummation of the Transaction may significantly reduce the benefits expected to be obtained by Liberty Interactive and zulily from the Offer and the mergers or could adversely affect the market price of the Series A QVC Group common stock or zulily common stock or their future businesses and financial results.

        In addition to required regulatory clearances and approvals, completion of the Transaction is subject to a number of other conditions that are beyond the control of Liberty Interactive and zulily that may prevent or materially delay consummation of the Offer and the mergers. See "The Offer—Regulatory Matters" beginning on page 45 and "The Offer—Conditions to the Offer" beginning on page 42. It cannot be assured that the conditions to the Offer or the first merger will be met or (where permissible) waived, that all necessary approvals will be obtained, or that Liberty Interactive will be able to successfully consummate the Offer and the mergers as currently contemplated under the Reorganization Agreement or at all. In addition, the Reorganization Agreement places a variety of restrictions and constraints on the conduct of zulily's business prior to the completion of Offer and the mergers or the termination of the Reorganization Agreement.

        Failure to complete the Offer and the mergers would prevent Liberty Interactive and zulily from realizing the anticipated benefits of the transaction. Each company would also remain liable for significant transaction costs, including legal, accounting and, in the case of zulily, in certain circumstances, financial advisory fees. A material delay in completing the Offer and the mergers may also reduce the synergies and other benefits that Liberty Interactive expects to achieve if it successfully consummates the Transaction.

        In addition, the market price of QVC Group common stock and zulily common stock may reflect various market assumptions as to whether and when the Offer and the first merger will be completed. Consequently, the failure to complete, or any material delay in completing, the Offer and the mergers within this anticipated timeframe could adversely affect the market price of QVC Group common stock and/or zulily common stock.

Consummation of the Offer may adversely affect the liquidity of the shares of zulily common stock not tendered in the Offer.

        If the Offer is completed, you should expect the number of zulily stockholders and the number of publicly-traded shares of zulily common stock to be greatly reduced. As a result, the closing of the Offer can be expected to adversely affect, in a material way, the liquidity of the remaining shares of zulily common stock held by the public pending the consummation of the mergers. While we expect the first merger to occur on the same day that the Offer is completed, we cannot assure you that all conditions to the first merger will be satisfied at that time or at all.

Executive officers and directors of zulily potentially have interests in the Transaction that differ or are in addition to the interests of the zulily stockholders generally.

        You should be aware that some of zulily's officers and directors may have interests in the transaction that are different from, or in addition to, yours. These interests are described more fully in the section entitled "Interests of Certain Persons in the Transaction" on page 51 of this prospectus/offer to exchange.

zulily stockholders will have a reduced ownership and voting interest in Liberty Interactive.

        After consummation of the Transaction, zulily stockholders will own approximately 9.1% of the outstanding shares of Series A QVC Group common stock, based upon the number of outstanding shares of zulily common stock and Series A QVC Group common stock on August 28, 2015, disregarding stock options, restricted stock units and other rights to acquire shares that may be issued by Liberty Interactive or zulily pursuant to any employee stock plan. The QVC Group common stock is a "tracking stock," which is a type of common stock that the issuing company intends to reflect or "track" the economic performance of a particular business or "group," rather than the economic performance of the company as a whole. Liberty Interactive has two tracking stocks, the QVC Group common stock and the Ventures Group common stock, which are intended to track and reflect the economic performance of Liberty Interactive's QVC Group and Ventures Group, respectively. Holders of QVC Group tracking stock and Ventures Group tracking stock vote together as a single class, except in certain limited circumstances prescribed by Liberty Interactive's restated charter and under Delaware law. Each share of Class B common stock of each group has ten votes per share, and each share of Class A common stock of each group has one vote per share. As of August 28, 2015, the amount of Series A QVC Group common stock estimated to be received by zulily stockholders in the Transaction represented approximately 4.4% of the voting power of Liberty Interactive. Consequently, former zulily stockholders will have less influence on the management and policies of the combined company than they currently exercise over zulily.

Sales of substantial amounts of Series A QVC Group common stock in the open market by former zulily stockholders could depress its stock price.

        Other than shares held by persons who will be affiliates of Liberty Interactive after the Offer and the mergers, shares of Series A QVC Group common stock that are issued to stockholders of zulily, including those shares issued upon the exercise of outstanding stock options or restricted stock units, will be freely tradable without restrictions or further registration under the Securities Act.

        As of August 28, 2015, Liberty Interactive had approximately 431 million shares of Series A QVC Group common stock outstanding and approximately 25 million shares of Series A QVC Group common stock subject to outstanding stock options, restricted stock units and stock appreciation rights that may be settled in Series A QVC Group common stock. Liberty Interactive estimates it may issue approximately 38.5 million shares of Series A QVC Group common stock in connection with the Offer and the first merger, based upon the number of outstanding shares of zulily common stock on August 28, 2015. In addition, upon consummation of the Offer and the first merger, Liberty Interactive will assume outstanding stock options and restricted stock units issued under zulily equity incentive plans.

        If the Offer and the mergers are completed and if former zulily's stockholders and zulily employees sell substantial amounts of Series A QVC Group common stock in the public market following consummation of the Offer and the mergers the market price of Series A QVC Group common stock may decrease.

The shares of Liberty Interactive's Series A QVC Group common stock to be received by zulily stockholders as consideration will have different rights from the shares of zulily common stock.

        Upon receipt of shares of Series A QVC Group common stock in the Offer and the first merger, zulily stockholders will become Liberty Interactive stockholders and their rights as stockholders will be governed by the restated charter and bylaws of Liberty Interactive. The Series A QVC Group common stock is a "tracking stock," and the rights associated with those shares are different from the rights associated with shares of zulily common stock. See the section entitled "Comparison of Stockholders' Rights," beginning on page 96 of this prospectus/offer to exchange, for a discussion of these different rights.

zulily stockholders who participate in the Offer will be forfeiting all rights with respect to their shares of zulily common stock other than the right to receive the Offer Consideration, including the right to participate directly in any earnings or future growth of zulily.

        If the Offer and the first merger are completed, stockholders of zulily will cease to have any equity interest in zulily and will not participate in its earnings or any future growth, except indirectly through ownership of Series A QVC Group common stock received in the Offer and the first merger. In addition, zulily stockholders who tender their shares of zulily common stock in the Offer (and do not validly withdraw such shares) will forfeit their appraisal rights with respect to such shares under Delaware law in connection with the subsequent first merger. Holders of zulily shares who perfect their appraisal rights under Delaware law could realize a higher or lower value for their shares than the Offer Consideration, which is payable in both the Offer and the first merger, or realize the same value as the Offer Consideration.

The receipt of shares of Series A QVC Group common stock and cash in the Transaction may be fully taxable to zulily stockholders.

        The Offer is contingent upon the receipt of an opinion by each of Liberty Interactive and zulily from their respective legal counsel to the effect that the Offer and mergers, taken together, will be treated as a "reorganization" qualifying under Section 368(a) of the Code. However, Liberty Interactive may waive this Offer Condition with respect to the receipt by Liberty Interactive and zulily of the tax opinions upon the written request of zulily. If the Transaction is not treated as an integrated transaction for U.S. federal income tax purposes, if the mergers are not completed, or if the Transaction otherwise fails to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, the exchange of zulily shares for shares of Series A QVC Group common stock and cash in the Transaction will be fully taxable to such zulily stockholders for U.S. federal income tax purposes.

        zulily stockholders should consult their tax advisors to determine the specific tax consequences to them of the Transaction, including any federal, state, local, foreign or other tax consequences, and any tax return filing or other reporting requirements.

A lawsuit has been filed, and further lawsuits may be filed, against zulily, the zulily board of directors, Liberty Interactive and Purchaser challenging the proposed Offer and the mergers. An adverse ruling in any such lawsuit may delay or prevent the Offer from being consummated or delay or prevent the mergers from becoming effective, and may result in costs to Liberty Interactive and zulily.

        Following the announcement of the entry into the Reorganization Agreement, a putative class action complaint was filed in the Court of Chancery of the State of Delaware against Liberty Interactive, Purchaser, Merger Sub 2, zulily and members of the zulily board of directors. This lawsuit alleges that: (i) the members of the zulily board of directors breached their fiduciary duties to zulily stockholders in connection with the Transaction and (ii) Liberty Interactive, Purchaser and Merger Sub 2 aided and abetted such breaches of fiduciary duties. The suit seeks, among other things:

(i) declaration as a class action; (ii) an order enjoining the Transaction; (iii) rescission of the Reorganization Agreement, or any terms thereof, to the extent already implemented or granting of rescissory damages; and (iv) an award of the costs and disbursements of the action, including reasonable attorneys' and experts' fees. See "The Offer—Certain Legal Matters."

        zulily stockholders, as plaintiffs, may initiate further stockholder class action lawsuits seeking, among other things, to enjoin the Offer and the mergers. One of the Offer Conditions is no court or governmental entity has enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) that is in effect that restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Offer or the first merger.

        zulily has obligations under certain circumstances to hold harmless and indemnify the directors of the zulily board of directors against judgments, fines, settlements and expenses related to claims against such directors and otherwise to the fullest extent permitted under Delaware law and zulily's certificate of incorporation and bylaws. Such obligations may apply to any stockholder class action lawsuits, if initiated. There can be no assurance that zulily and the other defendants in these lawsuits will be successful in their defenses. An unfavorable outcome in any of the lawsuits could prevent or delay the consummation of the Offer and the mergers and result in substantial costs to zulily or Liberty Interactive or both.

Other Risks Related to Liberty Interactive, zulily and Ownership of their Respective Common Stocks.

        In addition to the foregoing risks, zulily stockholders should consider the risks related to the business of Liberty Interactive and its QVC Group, as well as risks related to Liberty Interactive's tracking stock capitalization, discussed in Liberty Interactive's Annual Report on Form 10-K for the year ended December 31, 2014 under the caption "1A Risk Factors," beginning on page I-20 of that Annual Report. zulily stockholders should also consider the risks related to the business and industry of zulily and the ownership of the zulily common stock, discussed in zulily's Annual Report on Form 10-K for the year ended December 28, 2014 under the caption "1A Risk Factors," beginning on page 6 of that Annual Report. Both Annual Reports are incorporated by reference into this prospectus/offer to exchange, and information on how to obtain these documents can be found under the caption "Where You Can Find Additional Information," beginning on page 113 of this prospectus/offer to exchange.

BACKGROUND OF THE TRANSACTION

        Liberty Interactive continuously reviews and evaluates the business, performance and strategic plans of its operating companies with the goal of maximizing shareholder value. As part of this process, Liberty Interactive considers potential acquisitions that might complement and enhance the business and strategic plans of its subsidiaries. zulily was identified in early 2015 by business development teams at Liberty Interactive and QVC as a possible good strategic fit with QVC, given both companies emphasis on discovery, repeat purchase and customer loyalty. The senior management at Liberty Interactive and QVC also viewed zulily's digital and mobile strategy to be an attractive complement to QVC's video and digital platforms.

        In or around early April 2015, Gregory Maffei, President and Chief Executive Officer of Liberty Interactive, contacted Mark Vadon, a co-founder of zulily and its Chairman of the Board, by telephone and inquired as to whether zulily might have any interest in discussing potential strategic opportunities involving the two companies. Later that month, Mr. Maffei and Mr. Vadon, along with Michael George, a director of Liberty Interactive and President and Chief Executive Officer of its wholly owned subsidiary QVC, Inc. ("QVC"), and Darrel Cavens, the other co-founder of zulily and its President, Chief Executive Offer and a member of its board of directors, met at zulily's offices in Seattle, Washington, and discussed at a high-level certain potential strategic opportunities involving zulily and QVC, including a potential business combination. In the days following their meeting, Mr. Maffei and Mr. Vadon exchanged emails regarding their respective views of the meeting, with Mr. Maffei suggesting that the two companies enter into a confidentiality agreement to facilitate further discussions. Following that exchange, Mr. Richard Baer, Senior Vice President and General Counsel of Liberty Interactive, and Ms. Deirdre Runnette, zulily's General Counsel and Secretary, began discussing the terms of a confidentiality agreement to be entered into between Liberty Interactive and zulily.

        Effective April 26, 2015, zulily and Liberty Interactive entered into the confidentiality agreement to facilitate discussions concerning a strategic combination with zulily.

        On May 1, 2015, representatives from Liberty Interactive (including Messrs. Maffei and George), certain members of senior management of zulily (including Messrs. Vadon and Cavens, Bob Spieth, the Chief Operating Officer of zulily, and Lori Twomey, the Chief Merchant of zulily) and representatives of Goldman, Sachs & Co. ("Goldman Sachs") (zulily's financial advisor) met at zulily's headquarters to discuss a potential strategic combination. At this meeting zulily presented Liberty Interactive with an overview of its business, its business model and historical financial performance. The parties also discussed potential synergies. At the conclusion of that meeting, Liberty Interactive requested that zulily provide Liberty Interactive with financial projections.

        At a regularly scheduled meeting of the board of directors of Liberty Interactive held on May 6, 2015, Mr. Maffei gave a brief presentation to the board concerning pending business development projects, which included an overview of discussions with zulily. Mr. Maffei described zulily's business model and discussed the business rationales for a potential strategic transaction with Liberty Interactive.

        On May 10, 2015, zulily sent to Liberty Interactive by email zulily's financial projections for fiscal years 2015 through 2017. For a discussion of certain forecasts provided by zulily and Liberty Interactive to each other, see the discussion in the Schedule 14D-9 under the caption "Item 4. The Solicitation or Recommendation—Certain Forecasts." The Schedule 14D-9 has been filed with the SEC and is being mailed to zulily stockholders with this prospectus/offer to exchange.

        During the remainder of May and early June 2015, Liberty Interactive requested additional information from zulily with respect to zulily's financial projections and business and zulily responded to such requests.

        On the evening of June 5, 2015, Mr. Maffei and representatives of Goldman Sachs spoke via telephone. During this conversation, Mr. Maffei indicated that Liberty Interactive would consider a purchase price for zulily in the "mid-to-high teens" per share. On June 6, 2015, representatives of Goldman Sachs contacted Mr. Maffei to express zulily's reaction to the valuation range mentioned by Mr. Maffei and to suggest that zulily provide Liberty Interactive with additional information to demonstrate greater value for zulily. During the remainder of June 2015, zulily continued to provide additional information about zulily to Liberty Interactive.

        On June 12, 2015, Mr. George and Mr. Cavens met in Seattle, where they discussed the operating philosophies of the two businesses as well as possible synergies between the two companies.

        On July 3, 2015, Liberty Interactive provided zulily with a written non-binding proposal to acquire all of the outstanding shares of zulily for a price per share of between $17.50 to $19.00, comprised of 50% cash and 50% Series A QVC Group common stock. Liberty Interactive noted its proposal was subject to further due diligence, approval of the Liberty Interactive board of directors and negotiation of definitive transaction documents.

        On July 9, 2015, Mr. Maffei and Mr. Vadon met in person during the Allen & Company Sun Valley Conference in Sun Valley, Idaho and continued discussions regarding Liberty Interactive's interest in zulily. During this discussion, Mr. Vadon expressed to Mr. Maffei that Liberty Interactive's proposed purchase price per share would need to be at or above the high-end of the price range previously proposed by Liberty Interactive.

        On July 14, 2015, Mr. Cavens visited QVC's Studio Park in West Chester, Pennsylvania as part of zulily's due diligence, during which time he met with Mr. George and several members of QVC management.

        On July 15, 2015, an initial draft of a legal and business due diligence request list was delivered by Liberty Interactive's outside counsel, Baker Botts L.L.P. ("Baker Botts"), to Ms. Runnette and to representatives of Goldman Sachs. Thereafter, zulily populated an electronic data room that was accessible to representatives of Baker Botts, Liberty Interactive and QVC, who continued their due diligence on zulily.

        On July 17, 2015, executives from Liberty Interactive and QVC, including Messrs. Maffei and George, met at zulily's offices in Seattle with executives of zulily, including Messrs. Cavens and Vadon, and representatives of Goldman Sachs to discuss business, marketing strategy and financial information. The parties also discussed scheduling additional on-site meetings the following week.

        From July 21 to July 23, 2015, representatives of Liberty Interactive and QVC attended management presentations given by zulily at the offices of Cooley in Seattle, Washington. In addition to business, technology, legal, tax and financial due diligence, the participants discussed potential synergies as well as fulfillment, back office and procurement opportunities that may be available to a combined company. During this period, on July 22, 2015, management of zulily, along with representatives of Goldman Sachs and Weil, participated in a meeting with Liberty Interactive (including Mr. George, who joined the meeting via telephone) as part of zulily's due diligence with respect to Liberty Interactive.

        On July 27, 2015, QVC delivered a list of supplemental due diligence requests to representatives of Goldman Sachs and zulily. On the next day, representatives of Goldman Sachs informed QVC that zulily would only be responsive to diligence requests directly related to value. Representatives of Goldman Sachs also informed Liberty Interactive of likely interest in zulily from a competing strategic party.

        On July 28, 2015, representatives of Goldman Sachs contacted Liberty Interactive to discuss a number of matters relating to a possible transaction between zulily and Liberty Interactive, including a possible purchase price for zulily and possible deal timing. With respect to the possible purchase price, Liberty Interactive continued to express its view that the price range previously proposed was reasonable, and representatives of Goldman Sachs continued to express zulily's desire for a price above that range and informed Liberty Interactive that zulily would only respond to due diligence requests related to value. Representatives of Goldman Sachs also informed Liberty Interactive of likely interest in zulily from a competing strategic party.

        On July 29, 2015, QVC delivered a list of due diligence requests related to value to representatives of Goldman Sachs.

        On August 7, 2015, Mr. Maffei contacted representatives of Goldman Sachs to provide the high-level terms in which Liberty Interactive would be willing to acquire zulily. During those discussions, Mr. Maffei indicated: (i) a proposed purchase price valued at $18.25 per share; (ii) that Liberty Interactive would require that employment agreements be entered into at the signing of the definitive agreement with certain key employees of zulily; (iii) Messrs. Vadon and Cavens would need to agree to a voting or equivalent agreement as well as to resale restrictions with respect to Series A QVC Group common stock received by them in the transaction; and (iv) that Mr. Vadon would be invited to join the board of directors of Liberty Interactive and Mr. Cavens would be expected to continue as zulily's President and Chief Executive Officer after the closing. Liberty Interactive indicated its proposal would be conditioned on receiving a two-week exclusivity period to complete its due diligence and negotiate the acquisition agreement. During the discussion with representatives of Goldman Sachs, Mr. Maffei indicated that Liberty Interactive might have a little room to increase the proposed purchase price, but not by much. Following that call, Mr. Maffei contacted Mr. Vadon and advised him of the same proposal. During that discussion, Mr. Vadon reiterated that Liberty Interactive's proposed purchase price would need to be higher. At the end of this discussion, Mr. Maffei indicated to Mr. Vadon that Liberty Interactive would be willing to increase the proposed purchase price to $18.75 per share.

        On August 8, 2015, Mr. Maffei forwarded a list of high level open diligence issues to representatives of Goldman Sachs. Later that day, representatives of Goldman Sachs contacted Mr. Maffei and advised him that zulily would be willing to move forward with Liberty Interactive at a purchase price of $19.00 per share.

        On August 9, 2015, Mr. Maffei contacted representatives of Goldman Sachs and advised them that Liberty Interactive would not be willing to increase its price above $18.75 per share. Representatives of Goldman Sachs advised Mr. Maffei that zulily would be willing to enter into a short exclusivity agreement with Liberty Interactive at that price. Later that day, Baker Botts delivered to representatives of Goldman Sachs an initial draft of the Reorganization Agreement and the support agreement. Late in the day on August 9th and on August 10th, Weil discussed with Liberty Interactive and Baker Botts certain key terms of the reorganization agreement, including with respect to the need for the zulily board to be able to terminate the Reorganization Agreement after some period following a change in board recommendation, the importance of eliminating and narrowing certain closing conditions in favor of Liberty Interactive, and the size of the break-up fee being sought by Liberty Interactive.

        On August 10, 2015, zulily and Liberty Interactive entered into the Exclusivity Agreement, providing exclusivity to Liberty Interactive through August 17, 2015, but also providing that under certain circumstances exclusivity could be extended through August 24, 2015.

        Beginning on August 10, 2015 and continuing through August 16, 2015, Weil and Baker Botts negotiated the terms of the Reorganization Agreement, the support agreement and related ancillary agreements.

        On August 14, 2015, representatives of Goldman Sachs delivered revised forecasts prepared by zulily to Liberty Interactive.

        On August 16, 2015, the board of directors of Liberty Interactive held a special meeting to consider the reorganization agreement and the transactions contemplated thereby. Mr. Maffei reviewed the proposed terms of the transaction, including the reorganization agreement, the support agreement and lock-up agreements with Messrs. Vadon and Cavens, as well as employment agreements to be entered into with Messrs. Cavens and Spieth and Ms. Twomey of zulily. The Liberty Interactive board also discussed the business rationale for the transaction including potential business synergies between QVC and zulily. The board unanimously approved the transaction agreements and authorized their execution by Liberty Interactive.

        On August 16, 2015, representatives of Weil advised representatives of Baker Botts that: the zulily board: (i) unanimously (with the exception of Mr. Rascoff, who recused himself from the vote for the reasons noted earlier) determined that the terms of the reorganization agreement and the transactions contemplated thereby, including the Offer, the mergers and the support agreement, are advisable, fair to, and in the best interests of, zulily and its stockholders; (ii) determined that it is in the best interests of zulily and its stockholders and declared it advisable, to enter into the Reorganization Agreement; (iii) approved the execution and delivery by zulily of the Reorganization Agreement, the performance by zulily of its covenants and agreements contained therein and the consummation of the Offer, the mergers and the other transactions contemplated therein upon the terms and subject to the conditions contained in the Reorganization Agreement; (iv) resolved to recommend that the holders of shares of zulily common stock accept the Offer and tender their shares to Purchaser pursuant to the Offer; and (v) took the necessary actions to render Section 203 of the DGCL and Section 23B.19.04 of the Revised Code of Washington inapplicable to the Reorganization Agreement and the transactions contemplated thereby, including the Offer, the mergers and the support agreement.

        Later that evening, zulily, Liberty Interactive, Purchaser and Merger Sub 2 executed the Reorganization Agreement and the related transaction agreements.

        On August 17, 2015, prior to the opening of the markets, zulily and Liberty Interactive issued a joint press release announcing that the parties had entered into the Reorganization Agreement.

        On September 1, 2015, Liberty Interactive and Purchaser commenced the Offer.

Liberty Interactive's Reasons for the Transaction

        In reaching its decision to approve the Reorganization Agreement, the Offer and the other transactions contemplated by the Reorganization Agreement, Liberty Interactive's board of directors consulted with Liberty Interactive's and QVC's senior management and considered a number of factors, including the following material factors which it viewed as supporting its decision to approve the Transaction;

  •
  that aligning the video, digital and mobile platforms of QVC and zulily as well as their merchandising, customer analytics and buying expertise should result in strong revenue and cost synergies;

  •
  that QVC and zulily have adjacent customer bases of women who enjoy shopping, with QVC's having particular appeal among women aged 35-65 and zulily primarily serving women aged 25-45, thereby presenting opportunities for both brands to extend their business beyond their current core demographic;

  •
  that zulily will provide QVC an additional platform to market its wares and provide an efficient clearance outlet for QVC product;

  •
  the expectation that zulily's digital content production systems and proprietary personalization algorithms and technologies have the potential to significantly enhance the relevance of QVC's customer service and marketing programs;

  •
  the ability to potentially drive incremental demand on zulily's platforms through leveraging QVC's video merchandizing expertise and its customer financing systems;

  •
  the expectation that opportunities exist to leverage QVC's global presence to accelerate zulily's international growth;

  •
  that the terms and conditions of the Reorganization Agreement, including the representations, warranties, covenants, closing conditions and termination provisions, are comprehensive and conducive to consummating the Transaction;

  •
  that the risk of loss of the expertise of members of senior management of zulily will be mitigated through their entry into employment agreements with the post-merger zulily;

  •
  that structuring the Transaction as an exchange offer followed by the mergers, without a stockholder vote, rather than a merger structure will accelerate the acquisition process and allow the Transaction to be consummated in as early as the fourth quarter of 2015; and

  •
  the scope and results of the due diligence investigation of zulily conducted by Liberty Interactive's and QVC's management and outside advisors.

        Liberty Interactive's board of directors also considered a variety of uncertainties and risks and other potentially negative factors concerning zulily and the Transaction, including the following material uncertainties and risk:

  •
  the risk that the acquisition of zulily might not be completed in a timely manner or at all and the possible adverse effects on the businesses of QVC and zulily as result of the pendency of the acquisition;

  •
  uncertainties and risks related to zulily's business, including its pace of customer acquisitions and cost per customer and uncertainties related to the rate of growth in the flash sale sector;

  •
  the importance of key employees to zulily and the risk of their loss;

  •
  the risk that the potential benefits and synergies from the Transaction may not be fully or partially achieved, or may not be achieved within the anticipated time frame;

  •
  the potential dilution to Liberty Interactive's stockholders through the issuance of Series A QVC Group common stock as part of the Offer Consideration;

  •
  the costs involved in connection with entering into and closing under the Reorganization Agreement and the post-closing operational alignment, coordination and targeted integration of zulily within the QVC Group;

  •
  the risk of diverting the focus of management and resources of Liberty Interactive and QVC from other strategic opportunities and operational matters while working to implement the Transaction and, after the mergers, aligning and coordinating the operations of zulily within the QVC Group;

  •
  the potential for disruptions in vendor relationships and customer retention at zulily and QVC as a result of the Transaction or its pendency;

  •
  the potential for litigation as a result of entering into the Reorganization Agreement; and

  •
  various other risks associated with the Transaction and the post-merger targeted integration of zulily, including those described under "Risk Factors" in this prospectus/offer to exchange.

        In view of the wide variety of factors considered in connection with its evaluation of the Reorganization Agreement, the Offer and the other transactions contemplated by the Reorganization Agreement and the complexity of these matters, the Liberty Interactive board of directors did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to the foregoing factors. In considering the factors described above, individual members of the Liberty Interactive board of directors may have given different weight to different factors. The Liberty Interactive board of directors conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, the management of Liberty Interactive and QVC and their advisors, and considered the above factors overall to be favorable to, and to support, its decision to approve the Reorganization Agreement, the Offer and the other transactions contemplated by the Reorganization Agreement.

zulily's Reasons For The Transaction

        In reaching its decision to approve the Reorganization Agreement, the Offer and the other transactions contemplated by the Reorganization Agreement, the zulily board of directors and the transaction committee of the zulily board of directors (the "Transaction Committee") consulted with zulily's senior management and considered a number of factors, including the following material factors which it viewed as supporting its decision to approve the Transactions.

  Transaction Committee

        The Transaction Committee carefully considered the Offer and the mergers and consulted with zulily's management and financial and legal advisors. The Transaction Committee took into account numerous factors, including, but not limited to, the factors listed below. The Transaction Committee unanimously concluded that the Reorganization Agreement and the transactions contemplated thereby are advisable and fair to, and in the best interests of, zulily and its stockholders and recommended that the zulily board of directors determine that the transactions contemplated by the Reorganization Agreement, upon the terms and subject to the conditions set forth therein (including the Offer, the Offer Consideration and the mergers), are advisable and fair to, and in the best interests of, zulily and its stockholders, for the following reasons:

  •
  the Transaction Committee's understanding of the business, operations, financial condition, earnings and prospects of zulily, including zulily's prospects as an independent company and the risks associated therewith;

  •
  the current competitive environment in zulily's industry, and general uncertainty surrounding forecasted economic conditions, both in the near-term and the long-term;

  •
  the sale process conducted by the Transaction Committee, with the assistance of Goldman Sachs, and the fact that the sale process did not result in any final proposals to acquire zulily at a price higher than the Offer Consideration;

  •
  the fact that the Offer Consideration and the other terms of the Reorganization Agreement resulted from negotiations between management of zulily and zulily's legal and financial advisors (with input and guidance from the Transaction Committee and the zulily board of directors), on the one hand, and Liberty Interactive and its legal advisors, on the other hand, and the Transaction Committee's belief that the Offer Consideration for each share of zulily common stock represented the highest per share consideration that could be negotiated;

  •
  the belief that the Offer was more favorable to zulily's stockholders than the potential value that might result from other potential alternatives available to zulily;

  •
  that the Reorganization Agreement allows zulily, under certain circumstances, to consider and respond to a superior proposal for an acquisition transaction from a third party prior to the acceptance time, and that the zulily board of directors has the right, after complying with the terms of the Reorganization Agreement, to change its recommendation to zulily's stockholders and terminate the Reorganization Agreement in order to enter into an agreement with respect to a superior proposal (as defined below) in certain instances, upon payment of a termination fee of $79,000,000;

  •
  that the percentage of outstanding shares of zulily common stock required to be tendered by the Founders (as defined below) under the support agreement is reduced to 34.99% in the event the zulily board of directors changes its recommendation to zulily's stockholders;

  •
  the financial analysis and opinion of Goldman Sachs addressed to the Transaction Committee that, as of August 16, 2015, based upon and subject to certain assumptions, qualifications, limitations and other matters, the $9.375 in cash and 0.3098 shares of Series A QVC Group common stock to be paid to the holders (other than Liberty Interactive and affiliates of a significant shareholder of Liberty Interactive, which we refer to as the Liberty Interactive-related entities and their respective affiliates) of shares of zulily common stock, taken in the aggregate, pursuant to the Reorganization Agreement was fair from a financial point of view to such holders as more fully described in the Schedule 14D-9 under the heading "Opinion of the Company's Financial Advisor" and in Annex A thereto;

  •
  the fact that, if the transaction is completed, the shares of Series A QVC Group common stock which comprise a portion of the Offer Consideration will allow zulily's stockholders to participate in the future earnings growth of the combined company, which may have a different growth rate than zulily's business on a standalone basis, and to benefit from any potential appreciation that may be reflected in the value of the Series A QVC Group common stock;

  •
  that the Offer Consideration of $18.75 per share represented a significant premium over the market price at which shares of zulily common stock had been trading, including representing a 49% premium over the August 14, 2015 closing share price; and

  •
  that zulily stockholders who do not tender their shares of zulily common stock in the Offer are permitted to exercise appraisal rights under Section 262 of the DGCL should they so choose.

        The Transaction Committee also considered a variety of potentially negative factors in its deliberations concerning the Offer, the mergers and the Reorganization Agreement, including the following:

  •
  that the announcement of the Offer could result in the disruption of zulily's business;

  •
  the risks and costs to zulily if the Offer does not close, including the diversion of management and employee attention away from the day-to-day operations of zulily, employee attrition, the effect on zulily's relationships with customers, partners and others that do business with zulily and the operational restrictions imposed on zulily pursuant to the Reorganization Agreement between signing and closing;

  •
  that the Reorganization Agreement provides for a termination fee of $79,000,000 that would become payable by zulily under certain circumstances, including if the zulily board of directors changes its recommendation and if zulily terminates the Reorganization Agreement to accept a superior proposal; and

  •
  that the Reorganization Agreement restricts zulily's ability to solicit competing proposals, subject to certain exceptions to allow the zulily board of directors to exercise its fiduciary duties.

        The Transaction Committee determined that the risks and other potentially negative factors associated with the Offer and the mergers were outweighed by the potential benefits of the Offer and the mergers.

        The foregoing discussion of the information and factors considered by the Transaction Committee is not meant to be exhaustive, but includes the material factors, information and analyses considered by the Transaction Committee in reaching its recommendation. The members of the Transaction Committee evaluated the various factors listed above in light of their knowledge of the business, financial condition and prospects of zulily and considered the advice of zulily's financial and legal advisors as well as management forecasts. In light of the number and variety of factors that the Transaction Committee considered, the Transaction Committee did not find it practicable to quantify, rank or otherwise assign relative weights to the foregoing factors. Moreover, the Transaction Committee's determinations and recommendations were based upon the totality of the information considered. In addition, the individual members of the Transaction Committee may have given different weight to different factors. In light of the factors described above, the Transaction Committee unanimously determined that the Reorganization Agreement and the transactions contemplated by the Reorganization Agreement (including the related transaction agreements) were advisable and fair to, and in the best interests of, zulily and its stockholders and recommended that the zulily board of directors determine that the transactions contemplated by the Reorganization Agreement, upon the terms and subject to the conditions set forth therein (including the Offer, the Offer Consideration and the mergers), are advisable and fair to, and in the best interests of, zulily and its stockholders.

  The zulily Board of Directors

        The zulily board of directors established the Transaction Committee and empowered it to review, evaluate, negotiate and, if appropriate, make a recommendation to the zulily board of directors with respect to the potential sale of zulily. The zulily board of directors, acting upon the unanimous recommendation of the Transaction Committee, at a meeting described above on August 16, 2015, unanimously (with the exception of one director who recused himself from the vote): (i) determined that the terms of the Reorganization Agreement and the transactions contemplated thereby, including the Offer and the first merger, are advisable, fair to, and in the best interests of, zulily and its stockholders; (ii) determined that it is in the best interests of zulily and its stockholders and declared it advisable, to enter into the Reorganization Agreement; (iii) authorized and approved the execution and delivery by zulily of the Reorganization Agreement, the performance by zulily of its covenants and agreements contained therein and the consummation of the Offer, the mergers and the other transactions contemplated therein upon the terms and subject to the conditions contained in the Reorganization Agreement; and (iv) resolved to recommend that the holders of shares of zulily common stock accept the Offer and tender their shares of zulily common stock to Purchaser pursuant to the Offer.

        In connection with its determinations, the zulily board of directors considered:

  •
  the zulily board of directors' understanding of the business, operations, financial condition, earnings and prospects of zulily, including zulily's prospects as an independent company and the risks associated therewith;

  •
  the current competitive environment in zulily's industry, and general uncertainty surrounding forecasted economic conditions, both in the near-term and the long-term;

  •
  the unanimous determinations and recommendation of the Transaction Committee and adopted such determinations and recommendation in reaching its determinations;

  •
  the fact that the sale process conducted by the Transaction Committee, with the assistance of Goldman Sachs, did not result in any final proposals to acquire zulily at a price higher than the Offer Consideration;

  •
  the fact that the Offer Consideration and the other terms of the Reorganization Agreement resulted from negotiations between the management of zulily and zulily's legal and financial advisors (with input and guidance from the Transaction Committee and the zulily board of directors), on the one hand, and Liberty Interactive and its legal advisors, on the other hand, and the zulily board of directors' belief that the Offer Consideration represented the highest per share consideration that could be negotiated;

  •
  the belief that the Offer was more favorable to zulily's stockholders than the potential value that might result from other potential alternatives available to zulily;

  •
  that the Reorganization Agreement allows zulily, under certain circumstances, to consider and respond to a superior proposal for an acquisition transaction from a third party prior to the acceptance time, and that the zulily board of directors has the right, after complying with the terms of the Reorganization Agreement, to change its recommendation to zulily's stockholders and terminate the Reorganization Agreement in order to enter into an agreement with respect to a superior proposal in certain instances, upon payment of a termination fee of $79,000,000;

  •
  that the percentage of outstanding shares of zulily common stock required to be tendered by the Founders under the support agreement is reduced to 34.99% in the event the zulily board of directors changes its recommendation to zulily's stockholders;

  •
  the financial analysis and opinion of Goldman Sachs addressed to the Transaction Committee that, as of August 16, 2015, based upon and subject to certain assumptions, qualifications, limitations and other matters, the $9.375 in cash and 0.3098 shares of Series A QVC Group common stock to be paid to the holders (other than the Liberty Interactive-related entities and their respective affiliates) of shares of zulily common stock, taken in the aggregate, pursuant to the Reorganization Agreement was fair from a financial point of view to such as more fully described in the Schedule 14D-9 under the heading "Opinion of the Company's Financial Advisor" and in Annex A thereto;

  •
  the fact that, if the Transactions are completed, the shares of Series A QVC Group common stock which comprise a portion of the Offer Consideration will allow zulily's stockholders to participate in the future earnings growth of the combined company, which may have a different growth rate than zulily's business on a standalone basis, and to benefit from any potential appreciation that may be reflected in the value of the Series A QVC Group common stock;

  •
  that the Offer Consideration of $18.75 per share represented a significant premium over the market price at which zulily's shares had been trading, including representing a 49% premium over the August 14, 2015 closing share price; and

  •
  that zulily stockholders who do not tender their shares of zulily common stock in the Offer are permitted to exercise appraisal rights under Section 262 of the DGCL should they so choose.

        The zulily board of directors also considered a variety of potentially negative factors in its deliberations concerning the Offer, the mergers and the Reorganization Agreement, including the following:

  •
  that the announcement of the Offer could result in the disruption of zulily's business;

  •
  the risks and costs to zulily if the Offer does not close, including the diversion of management and employee attention away from the day-to-day operations of zulily, employee attrition, the effect on zulily's relationships with customers, partners and others that do business with zulily and the operational restrictions imposed on zulily pursuant to the Reorganization Agreement between signing and closing;

  •
  that the Reorganization Agreement provides for a termination fee of $79,000,000 that would become payable by zulily under certain circumstances, including if the zulily Board changes its recommendation and if zulily terminates the Reorganization Agreement to accept a superior proposal; and

  •
  that the Reorganization Agreement restricts zulily's ability to solicit competing proposals, subject to certain exceptions to allow the zulily Board to exercise its fiduciary duties.

        The zulily board of directors determined that the risks and other potentially negative factors associated with the Offer and the mergers were outweighed by the potential benefits of the Offer and the mergers.

        The foregoing discussion of the information and factors considered by the zulily board of directors is not meant to be exhaustive, but includes the material factors, information and analyses considered by the zulily board of directors in reaching its recommendation. The directors evaluated the various factors listed above in light of their knowledge of the business, financial condition and prospects of zulily and considered the advice of zulily's financial and legal advisors as well as management forecasts. In light of the number and variety of factors that the zulily board of directors considered, the zulily board did not find it practicable to quantify, rank or otherwise assign relative weights to the foregoing factors. Moreover, the zulily board's determinations and recommendations were based upon the totality of the information considered. In addition, the directors may have given different weight to different factors. The zulily board of directors conducted discussions of, among other things, the factors described above, including asking questions of zulily's management and its financial and legal advisors. The zulily board of directors unanimously (with the exception of one director who recused himself from the vote) (i) determined that the terms of the Reorganization Agreement and the transactions contemplated thereby, including the Offer and the first merger, are advisable, fair to, and in the best interests of, zulily and its stockholders; (ii) determined that it is in the best interests of zulily and its stockholders and declared it advisable, to enter into the Reorganization Agreement; (iii) authorized and approved the execution and delivery by zulily of the Reorganization Agreement, the performance by zulily of its covenants and agreements contained therein and the consummation of the Offer, the mergers and the other transactions contemplated therein upon the terms and subject to the conditions contained in the Reorganization Agreement; and (iv) resolved to recommend that the holders of shares of zulily common stock accept the Offer and tender their shares of zulily common stock to Purchaser pursuant to the Offer.

THE OFFER

        Purchaser is offering to exchange each outstanding share of zulily Class A common stock and Class B common stock for a combination of Liberty Interactive's Series A QVC Group common stock and cash, subject to the terms and conditions described in this prospectus/offer to exchange and the related letter of transmittal. If the Offer is completed, in exchange for each share of zulily common stock (regardless of class) that you validly tender and do not validly withdraw, you will receive the Offer Consideration consisting of both: (i) the Cash Consideration, and (ii) the Stock Consideration, subject to the terms and conditions described in this prospectus/offer to exchange and the accompanying letter of transmittal. We refer to the Cash Consideration and the Stock Consideration together as the "Offer Consideration."

        If the Offer is completed, then promptly after the Offer is completed Liberty Interactive will consummate two mergers. We expect the first merger to occur on the same day that the Offer is completed. In the first merger, Purchaser will merge with and into zulily, with zulily surviving. In this merger, each outstanding share of zulily common stock that Purchaser did not acquire in the Offer, other than those shares held by Liberty Interactive, Purchaser, Merger Sub 2 or zulily, or stockholders of zulily who properly demand appraisal in accordance with Delaware law (and who do not fail to perfect or otherwise effectively withdraw their demand or otherwise waive or lose their right to appraisal), will automatically be converted into the right to receive the Offer Consideration. Immediately after the first merger: (i) zulily will become an indirect wholly owned subsidiary of Liberty Interactive, and the former zulily stockholders will no longer have any direct ownership interest in zulily or its business; and (ii) Liberty Interactive will effect the second merger, pursuant to which zulily will merge with and into Merger Sub 2, Liberty Interactive's wholly owned limited liability company. Merger Sub 2 will survive this second merger and be renamed "zulily, llc."

        zulily stockholders can call the Information Agent, Georgeson Inc., toll-free at (877) 507-1756 for answers to questions regarding the Offer and the mergers.

Fractional Shares; Adjustment to Stock Portion of the Offer Consideration for Changes in QVC Group or zulily Shares.

        We will not issue any fractional shares of Series A QVC Group common stock in the Offer or the first merger. Instead, if you would otherwise be entitled to receive a fractional share of Series A QVC Group common stock in the Offer or the first merger, you will instead receive an amount in cash, without interest, rounded to the nearest cent, equal to the product of (i) the amount of such fraction multiplied by (ii) the volume weighted average closing sale price of one share of Series A QVC Group common stock over the 10 consecutive trading day period ending on and including the second trading day prior to the date Purchaser accepts for payment all shares of zulily common stock validly tendered and not validly withdrawn pursuant to the Offer.

        If, from the date of the Reorganization Agreement until the earlier of (i) the first effective time or (ii) the termination of the Reorganization Agreement in accordance with its terms, the number of outstanding shares of zulily common stock or Series A QVC Group common stock is changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction, or a stock dividend thereon is declared with a record date within such time period, then the Offer Consideration will be adjusted to provide Liberty Interactive and the holders of zulily common stock (including zulily stock options exercisable for zulily common stock and zulily RSUs) the same economic effect as contemplated by the Reorganization Agreement prior to such event. There are no present plans to effect such a change in the Series A QVC Group common stock or, to our knowledge, the zulily common stock.

Possible Adjustment to Stock Consideration and Cash Consideration to Preserve Anticipated Tax Treatment.

        Generally, for the Transaction to qualify as a "reorganization" under the Code, the Stock Consideration must represent at least 40% of the total amount of cash and the "fair value" of the Series A QVC Group common stock (the "Total Consideration") paid to zulily stockholders as a result of the Offer, the first merger, and any cash payments to those zulily stockholders that perfect their appraisal rights in connection with the first merger. The "fair value" of the Stock Consideration for this purpose is deemed to be $9.375, or the product of 0.3098 (the fraction of a share of Series A Group QVC common stock representing the Stock Consideration) multiplied by $30.26, the closing sales price of the Series A Group QVC common stock on the Nasdaq Global Select Market on August 14, 2015, the trading day next preceding the date the Reorganization Agreement was signed. Therefore, absent any cash payments to zulily stockholders that perfect appraisal rights (which could be higher or lower than, or the same as, the Offer Consideration), the Stock Consideration and the Cash Consideration will each represent 50% of the Total Consideration for purposes of Section 368(a) of the Code. However, this ratio will change if any cash payments are made for shares of zulily common stock as to which appraisal rights are perfected in connection with the first merger.

        As described in more detail in "The Reorganization Agreement—The Mergers," the Stock Consideration and Cash Consideration are each subject to adjustment if the amount of cash payable to zulily stockholders who have properly demanded appraisal in accordance with Delaware law (and who have not effectively withdrawn their demand or waived or lost the right to appraisal prior to the acceptance time) could jeopardize the anticipated qualification of the Offer and the mergers, taken together, as a "reorganization" under the Code. See "Material U.S. Federal Income Tax Consequences—Treatment of the Transactions as a "Reorganization."

        The following table sets forth the approximate adjustments to the Stock Consideration and Cash Consideration that would occur if a number of shares of zulily common stock equal to the percentage of the outstanding shares of zulily common stock outstanding as of the close of business on August 28, 2015 specified in the table below were shares for which the holders thereof properly demanded appraisal in accordance with Delaware law (and for which such holders have not effectively withdrawn their demand or waived or lost the right to appraisal prior to the acceptance time). The table assumes, for illustration purposes only, that no additional shares of zulily common stock are issued pursuant to zulily stock options, restricted stock units or otherwise after August 28, 2015 and prior to the consummation of the Offer.

	Original Offer Consideration		Adjusted Offer Consideration
Appraisal Demands	Stock Consideration	Cash Consideration	Stock Consideration		Cash Consideration
at 10%	0.3098 of a share	$9.375	0.3098 of a share	(1)	$9.375	(1)
at 15%	0.3098 of a share	$9.375	0.3182 of a share		$9.122
at 20%	0.3098 of a share	$9.375	0.3397 of a share		$8.470

(1)
Unchanged.

        We will announce any adjustment to the Offer Consideration as a result of appraisal demands (as discussed above) promptly after the consummation of the Offer.

Fees and Commissions Payable in Connection with the Offer

        If you are the record owner of your shares of zulily common stock and you tender your shares of zulily common stock directly to the Depositary, you will not be obligated to pay any charges or expenses of the Depositary or any brokerage commissions. If you own your shares of zulily common stock through a broker, dealer, bank, trust company or other nominee and your broker, dealer, bank, trust company or other nominee tenders the shares of zulily common stock on your behalf, your broker, dealer, bank, trust company or other nominee may charge you a fee for doing so. You should consult your broker, dealer, bank, trust company or other nominee to determine whether any charges will apply. Except as otherwise provided in the instructions to the letter of transmittal, Purchaser will pay transfer taxes, if any, on the exchange of zulily common stock pursuant to the Offer. However, as set forth in the instructions to the letter of transmittal, under certain circumstances you may be required to pay such transfer taxes and Purchaser may deduct these taxes from the cash portion of the Offer Consideration otherwise payable to you.

Stockholder List

        zulily has provided Purchaser with a list and security position listing of the record holders of shares of zulily common stock for the purpose of enabling Purchaser to communicate with and distribute this prospectus/offer to exchange to holders of shares of zulily common stock. Purchaser will send this prospectus/offer to exchange, the related letter of transmittal and other relevant materials to record holders of shares of zulily common stock and Purchaser will also furnish such materials to brokers, dealers, banks, trust companies and other nominees whose names, or the names of whose nominees, appear on the list of zulily's stockholders, or, if applicable, who are listed as participants in a clearing agency's security position listing, for subsequent transmittal to beneficial owners of shares of zulily common stock.

Timing of the Offer; Extension

        The Offer is currently scheduled to expire at 12:00 midnight (one minute after 11:59 p.m.), Eastern Time, on Tuesday, September 29, 2015. However, subject to Liberty Interactive's (and zulily's) termination rights under the Reorganization Agreement: (1) if, at any time when the Offer is scheduled to expire, any Offer Condition is not satisfied or has not been waived (including the Minimum Tender Condition), we are required to extend the Offer on one or more occasions for additional successive periods of up to 10 business days per extension until all Offer Conditions are satisfied or waived, except we will not be required or, absent zulily's consent, permitted to extend the Offer past December 31, 2015 (except in circumstances where we or zulily are not permitted to terminate the Reorganization Agreement at that time); and (2) we are required to extend the Offer at any time or from time to time for any period required by any applicable laws or any rule, regulation, interpretation or position of the SEC or the staff of the SEC or the Nasdaq Global Select Market applicable to the Offer. As used in this prospectus/offer to exchange, the term "expiration time" means 12:00 midnight (one minute after 11:59 p.m.), Eastern Time, on September 29, 2015, unless the Offer is extended, in which case the term "expiration time" means the latest time and date on which the Offer, as so extended, expires.

        Purchaser may, in its sole discretion, waive or make any other changes to the terms and conditions of the Offer except that, without the prior written consent of zulily, neither Liberty Interactive nor Purchaser shall:

  •
  amend, waive or modify the following Offer Conditions: (1) the satisfaction of the Minimum Tender Condition; (2) receipt by Liberty Interactive and zulily of an opinion from their respective counsel, to the effect that, on the basis of certain facts, representations and assumptions set forth in such opinion, for U.S. federal income tax purposes, the Offer and the mergers, taken together, will be treated as a "reorganization" qualifying under Section 368(a) of the Code (provided that Liberty Interactive will waive this condition upon the written request of zulily); (3) the SEC declaring this prospectus/offer to exchange effective under the Securities Act and no stop order suspending the effectiveness of this prospectus/offer to exchange has been issued by the SEC, and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC; and (4) the shares of Series A QVC Group common stock to be issued in the Offer and the first merger shall have been approved for listing on the Nasdaq Global Select Market or shall be exempt from such requirement subject to official notice of issuance; or

  •
  change the Offer to: (1) change the form or amount of consideration to be delivered by Purchaser pursuant to the Offer, except that the amount of such consideration may be increased (irrespective of form) in good faith so long as doing so is not for the purpose of delaying the acceptance time, provided that in no event shall such increase reduce the initial exchange ratio; (2) change the number of shares of zulily common stock offered to be exchanged in the Offer; (3) impose conditions to the Offer in addition to the Offer Conditions or amend or modify any of the existing Offer Conditions; (4) except as provided above, extend the expiration time beyond the initial expiration time; or (5) otherwise amends the Offer in a manner that is adverse (other than in an immaterial or de minimis way) to the holders of zulily common stock.

        Purchaser will follow any extension, termination or amendment of the Offer, as promptly as practicable, with a public announcement thereof. In the case of an extension of the Offer, Purchaser will make an announcement no later than 9:00 a.m., Eastern Time, on the next business day after the previously scheduled expiration time of the Offer. Without limiting the manner in which Purchaser may choose to make any public announcement, subject to applicable law, Purchaser will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to Business Wire. The phrase "business day" as used in this paragraph has the meaning set forth in Rule 14d-1 under the Exchange Act.

        If Purchaser makes a material change in the terms of the Offer, then to the extent required by applicable law Purchaser will distribute additional offer materials and extend the Offer. The minimum period during which the Offer must remain open following such a change will depend upon the relative materiality of the changed terms. However, with respect to a change in price or a change in the percentage of securities sought, Purchaser must keep the Offer open for at least 10 business days from the date materials disclosing such change are made available to zulily stockholders.

        No subsequent offering period will be made available following consummation of the Offer.

        In no event will interest be paid on the cash component of the Offer Consideration, regardless of any extension of or amendment to the Offer.

Procedures for Tendering Shares of zulily Common Stock in the Offer

Valid Tender

        For a zulily stockholder to validly tender shares of zulily common stock in the Offer, prior to the expiration time of the Offer:

  •
  each certificate representing the tendered shares, together with the letter of transmittal (or a photocopy of it), properly completed and duly executed, together with any required signature guarantees (as described below under "—Signature Guarantees") and any other documents required by the letter of transmittal, must be received by the Depositary at the address listed on the back cover of this prospectus/offer to exchange prior to the expiration time of the Offer; or

  •
  in the case of a tender effected pursuant to the book-entry transfer procedures described below under "—Book-Entry Transfer," (i) either the letter of transmittal, properly completed and duly executed, together with any required signature guarantees (as described below under "—Signature Guarantees"), or an agent's message (as described below under "—Book-Entry Transfer"), and any other documents required by the letter of transmittal, must be received by the Depositary at the address listed on the back cover of this prospectus/offer to exchange prior to the expiration time of the Offer, and (ii) the shares of zulily common stock to be tendered must be delivered pursuant to the book-entry transfer procedures described below under

    "—Book-Entry Transfer" and a book-entry confirmation (as described below under "—Book-Entry Transfer") must be received by the Depositary prior to the expiration time of the Offer.

        zulily stockholders must use one of these methods to validly tender shares of zulily common stock in the Offer. The valid tender of shares of zulily common stock in accordance with one of the procedures described above will constitute a binding agreement between the tendering stockholder and Purchaser upon the terms of and subject to the conditions to the Offer.

        The method of delivery of shares of zulily common stock to be tendered in the Offer, the letter of transmittal and all other required documents, including delivery through the book-entry transfer facility described below, is at the election and risk of the tendering stockholder. Shares of zulily common stock to be tendered in the Offer will be deemed delivered only when actually received by the Depositary (including, in the case of a book-entry transfer, by book-entry confirmation described below). If delivery of shares of zulily common stock is made by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Book-Entry Transfer

        The Depositary will notify Depositary Trust Company (the book-entry transfer facility) to establish an account with respect to the shares of zulily common stock held in book-entry form for purposes of the Offer as promptly as practicable after the date of this prospectus/offer to exchange. Any financial institution that is a participant of the book-entry transfer facility's system may effect a book-entry delivery of shares of zulily common stock in the Offer by causing the book-entry transfer facility to transfer such shares into the Depositary's account in accordance with the book-entry transfer facility's procedures for such transfer. The confirmation of a book-entry transfer of shares into the Depositary's account at the book-entry transfer facility is sometimes referred to in this prospectus/offer to exchange as a book-entry confirmation. The term "agent's message" as used in this prospectus/offer to exchange means a message, transmitted by the book-entry transfer facility to, and received by, the Depositary and forming a part of a book-entry confirmation, which states that (1) the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the shares of zulily common stock that such participant has received the letter of transmittal, (2) the participant agrees to be bound by the terms of the letter of transmittal, and (3) Purchaser may enforce such agreement against such participant.

        Although delivery of shares of zulily common stock may be effected through book-entry transfer into the Depositary's account at the book-entry transfer facility, the letter of transmittal (or a photocopy of it), properly completed and duly executed, together with any required signature guarantees (as described below under "—Signature Guarantees"), or an agent's message (as described above), and any other required documents, must be received by the Depositary at the address listed on the back cover of this prospectus/offer to exchange prior to the expiration time of the Offer to effect a valid tender of shares by book-entry.

        Delivery of documents to the book-entry transfer facility in accordance with the book-entry transfer facility's procedures does not constitute delivery to the Depositary.

Signature Guarantees

        No signature guarantee is required on the letter of transmittal that is being returned with shares of zulily common stock being tendered in the Offer if (1) the letter of transmittal is signed by the registered holder(s) of the shares of zulily common stock tendered with such letter of transmittal, unless such registered holder(s) has completed either the box labeled "Special Payment Instructions" or the box labeled "Special Delivery Instructions" on such letter of transmittal, or (2) shares of zulily common stock are tendered for the account of a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agent's Medallion Program, the Stock Exchange Medallion Program or by any other eligible guarantor institution, as such term is defined in Rule 17Ad-15 under the Exchange Act (which are sometimes referred to as eligible institutions in this prospectus/offer to exchange). A registered holder of shares of zulily common stock includes any participant in the book-entry transfer facility's system whose name appears on a security position listing as the owner of such shares. In all other cases, all signatures on the letter of transmittal that is being returned with shares of zulily common stock being tendered in the Offer must be guaranteed by an eligible institution. See Instructions 1 and 5 to the letter of transmittal accompanying this prospectus/offer to exchange for more information. If certificates representing shares of zulily common stock being tendered in the Offer are registered in the name of a person other than the signer of the letter of transmittal that is being returned with such shares, or if payment is to be made or certificates representing shares of zulily common stock not being tendered or not accepted for exchange are to be returned to a person other than the registered holder of the certificates surrendered, the tendered certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holders or owners appear on such certificates, with the signatures on such certificates or stock powers guaranteed as described above. See Instructions 1 and 5 to the letter of transmittal accompanying this prospectus/offer to exchange for more formation.

No Guaranteed Delivery

        Guaranteed delivery procedures will not be made available in connection with the Offer.

Appointment of Attorney-in-Fact

        By executing and returning the letter of transmittal (or a photocopy of it), or in the case of a book-entry transfer, by delivery of an agent's message in lieu of the letter of transmittal as described above under "Book-Entry Transfer," a stockholder tendering shares of zulily Class A common stock in the Offer will be irrevocably appointing designees of Purchaser as such stockholder's attorneys-in-fact and proxies in the manner described in the letter of transmittal, each with full power of substitution, to the full extent of such stockholder's rights with respect to the shares of zulily Class A common stock being tendered by such stockholder and accepted for exchange by Purchaser and with respect to any and all other shares of zulily Class A common stock or securities issued or issuable in respect of such tendered shares on or after the date of this prospectus/offer to exchange. All such proxies will be considered coupled with an interest in the shares of zulily Class A common stock being tendered. Such appointment will be effective when, and only to the extent that, Purchaser accepts for exchange the shares of zulily Class A common stock being tendered by such stockholder as provided in this prospectus/offer to exchange. Upon the effectiveness of such appointment, all prior powers of attorney, proxies and consents given by such stockholder with respect to such shares of zulily Class A common stock will, without further action, be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given (and, if given, will not be effective). The designees of Purchaser will thereby be empowered to exercise all voting and other rights with respect to such shares of zulily Class A common stock in respect of any annual, special or adjourned meeting of zulily's stockholders, actions by written consent in lieu of any such meeting or otherwise, as they in their sole discretion deem proper. Purchaser reserves the right to require that, in order for shares of zulily Class A common stock to be deemed validly tendered, immediately upon Purchaser's acceptance for exchange of such shares, Purchaser must be able to exercise full voting, consent and other rights with respect to such shares, including voting at any meeting of stockholders.

        The foregoing will not apply with respect to shares of zulily Class B common stock tendered in the Offer.

Determination of Validity

        All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of shares of zulily common stock in the Offer will be determined by Purchaser in its sole discretion, which determination will be final and binding. Purchaser reserves the absolute right to reject any or all tenders of shares of zulily common stock determined by it not to be in proper form or the acceptance for exchange of or payment for which may, in the opinion of Purchaser, be unlawful. Purchaser also reserves the absolute right, subject to applicable law, to waive any defect or irregularity in the tender of any shares of zulily common stock of any particular stockholder, whether or not similar defects or irregularities are waived in the case of other stockholders. No tender of shares of zulily common stock in the Offer will be deemed to have been validly made until all defects or irregularities relating thereto have been cured or waived. None of Purchaser, Liberty Interactive, zulily, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Subject to any rights of zulily under the Reorganization Agreement, Purchaser's interpretation of the terms and conditions of the Offer (including the letter of transmittal and the instructions thereto and any other documents related to the Offer) will be final and binding.

Withdrawal Rights

        Shares of zulily common stock that are tendered in the Offer may be withdrawn pursuant to the procedures described below at any time prior to the expiration time of the Offer, as it may be extended. Further, if Purchaser has not accepted your shares for exchange by October 30, 2015, you can withdraw them at any time after that date. Once Purchaser accepts your tendered shares for exchange upon or following the expiration of the Offer, however, you will no longer be able to withdraw them.

        For a withdrawal of shares of zulily common stock previously tendered in the Offer to be valid and effective, a written or facsimile transmission notice of withdrawal must be received by the Depositary prior to the expiration time at its address listed on the back cover of this prospectus/offer to exchange, specifying the name of the person having tendered the shares to be withdrawn, the class and number of shares to be withdrawn and the name of the registered holder of the shares to be withdrawn, if different from the name of the person who tendered the shares. If certificates for shares have been delivered or otherwise identified to the Depositary, then, prior to the physical release of such certificates, the serial numbers shown on such certificates must be submitted to the Depositary and, unless such shares have been tendered by an eligible institution, any and all signatures on the notice of withdrawal must be guaranteed by an eligible institution. If shares have been tendered pursuant to the book-entry transfer procedures described above, any notice of withdrawal must also specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn shares and otherwise comply with the book-entry transfer facility's procedures.

        Purchaser will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal in its sole discretion, which decision will be final and binding. Neither Liberty Interactive nor Purchaser, nor zulily, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

        Withdrawals of shares of zulily common stock may not be rescinded. Any shares validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Offer. However, withdrawn shares may be re-tendered at any time prior to the expiration time of the Offer (as it may be extended) by following one of the procedures for tendering described above.

Acceptance for Exchange of zulily Stock; Delivery of Cash and Series A QVC Group Common Stock

        On the terms of, and subject to the conditions to, the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), as soon as practicable after Purchaser is permitted to do so under applicable law after the expiration time of the Offer, Purchaser will accept for exchange, and will promptly deliver the Offer Consideration for, all shares of zulily common stock validly tendered to Purchaser in the Offer and not validly withdrawn prior to the expiration time of the Offer. Subject to the terms of the Reorganization Agreement, Purchaser expressly reserves the right, in its sole discretion, to delay acceptance for exchange of or the delivery of consideration for shares of zulily common stock that are tendered in the Offer until all of the conditions to the consummation of the Offer have been satisfied or waived, including the Minimum Tender Condition. Any such delays will be effected in compliance with Rule 14e-1(c) under the Exchange Act (relating to a bidder's obligation to pay for or return tendered securities promptly after the termination or withdrawal of such bidder's offer).

        In all cases, delivery of consideration for shares of zulily common stock that are accepted for exchange in the Offer will be made only after timely receipt by the Depositary of:

  •
  the certificates representing such shares, together with the letter of transmittal accompanying this prospectus/offer to exchange (or a photocopy of it), properly completed and duly executed, and any required signature guarantees (as described above under "—Signature Guarantees"); or

  •
  in the case of a transfer effected pursuant to the book-entry transfer procedures as described above under "—Book-Entry Transfer," a book-entry confirmation and either the letter of transmittal accompanying this prospectus/offer to exchange (or a photocopy of it), properly completed and duly executed, and any required signature guarantees (as described above under "—Signature Guarantees") or an agent's message, and any other required documents.

        The cash and Series A QVC Group common stock paid to any zulily stockholder in the Offer will be the highest per share consideration paid to any other zulily stockholder in the Offer.

        For purposes of the Offer, Purchaser will be deemed to have accepted for exchange, and thereby purchased, shares of zulily common stock that are validly tendered in the Offer and not validly withdrawn prior to the expiration time of the Offer (as it may be extended) as, if and when Purchaser gives oral or written notice to the Depositary of Purchaser's acceptance for exchange of such shares. On the terms of and subject to the conditions to the Offer, the delivery of consideration for shares of zulily common stock that are accepted for exchange in the Offer will be made by deposit of the cash component with and delivery of the stock component to the Depositary, which will act as an agent for stockholders tendering shares in the Offer for the purpose of receiving the Offer Consideration from Purchaser and transmitting payment to such stockholders whose shares of zulily common stock have been accepted for exchange in the Offer.

        If any shares of zulily common stock that are tendered in the Offer are not accepted for exchange pursuant to the terms and conditions of the Offer for any reason, the certificates for such shares will be returned (and, if certificates are submitted for more shares than are tendered, new certificates for the shares not tendered will be sent) in each case without expense to the stockholder tendering such shares (or, in the case of shares delivered by book-entry transfer of such shares into the Depositary's account at the book-entry transfer facility pursuant to the book-entry transfer procedures, such shares will be credited to an account maintained at the book-entry transfer facility), in each case, promptly after the expiration or termination of the Offer.

Purpose of the Transaction; Plans for zulily; The Mergers; Appraisal Rights

Purpose of the Transaction

        The purpose of the Transaction is to enable Liberty Interactive to acquire the entire equity interest in, and thus control of, zulily. The Offer, as the first step in the acquisition of zulily, is intended to facilitate the acquisition of all of the outstanding shares of zulily common stock or, if fewer than all of the outstanding shares of zulily common stock are tendered and not validly withdrawn prior to the expiration time of the Offer, such lesser number of shares of zulily common stock in an amount not less than that required to satisfy the Minimum Tender Condition, in each case subject to the conditions to the Offer described below under "—Conditions to the Offer."

        As soon as practicable following the consummation of the Offer, in accordance with the DGCL, Purchaser will be merged with and into zulily, with zulily being the surviving entity. We expect the first merger to occur on the same day that we consummate the Offer. Upon the first merger being effective, each outstanding share of zulily common stock that Purchaser did not acquire in the Offer, other than those shares held by Liberty Interactive, Purchaser, Merger Sub 2 or zulily, or stockholders of zulily properly demand appraisal in accordance with Delaware law (and who do not fail to perfect or otherwise effectively withdraw their demand or otherwise waive or lose their right to appraisal), will automatically be converted into the right to receive the Offer Consideration. See "The Offer—Possible Adjustment to Stock Consideration and Cash Consideration to Preserve Anticipated Tax Treatment." Immediately following the first merger, subject to the terms of the Reorganization Agreement, zulily, as the surviving entity of the first merger, will merge with and into Merger Sub 2, with Merger Sub 2 being the surviving entity, such that following the second merger, the Surviving Company will be a direct wholly owned subsidiary of Liberty Interactive. Following the first merger, Liberty Interactive's common equity interest in zulily would increase to 100% and Liberty Interactive would be entitled to all benefits resulting from that interest. These benefits include complete control of management with regard to the future conduct of zulily's business and any increase in its value. Similarly, Liberty Interactive will bear the risk of any losses incurred in the operation of zulily and any decrease in its value.

        Stockholders of zulily whose shares are accepted pursuant to the Offer will cease to have any equity interest in zulily and will not participate directly in its earnings or any future growth, except indirectly through ownership of Series A QVC Group common stock received in the Offer. If the first merger is completed, the stockholders who have not tendered their shares of zulily common stock in the Offer will also cease to have an equity interest in zulily and will not participate directly in its earnings or any future growth, except indirectly through ownership of Series A QVC Group common stock that they receive in that merger. Similarly, the stockholders of zulily will not bear the risk of any decrease in the value of zulily common stock after their shares of zulily common stock are accepted for exchange pursuant to the Offer or converted in the first merger, except indirectly through ownership of Series A QVC Group common stock received in the Offer or the first merger.

Plans for zulily following the Transaction

        Following consummation of the Offer and the mergers, zulily will be a direct wholly owned subsidiary of Liberty Interactive. Liberty Interactive intends to operate zulily as a complementary business within the QVC Group, and will seek to leverage QVC's and zulily's capabilities, know-how and experience to enhance customer discovery, engagement and experiential shopping at both companies.

The Mergers

        The Reorganization Agreement contemplates the consummation of the first merger in accordance with Section 251(h) of the DGCL. If the Offer is consummated, Liberty Interactive will not be required to, and does not intend to, seek a vote of zulily's stockholders to approve the Reorganization Agreement and the first merger. Section 251(h) of the DGCL provides that following consummation of a successful tender offer for a public corporation, and subject to certain statutory provisions, if the acquiring corporation owns at least the amount of shares of each class of stock of the target corporation that would otherwise be required to approve a merger involving the target corporation, and the other stockholders receive the same consideration for their stock in the merger as was payable in the tender offer, the acquiring corporation can effect a merger without the action of the other stockholders of the target corporation. Accordingly, if Liberty Interactive consummates the Offer, the closing of the first merger (and the second merger) will be effected without a vote of zulily's stockholders in accordance with Section 251(h) of the DGCL.

Appraisal Rights

        No appraisal rights are available to the holders of shares of zulily common stock in connection with the Offer. However, if the first merger is consummated, the holders of zulily shares immediately prior to the first effective time who (1) did not tender zulily shares in the Offer; (2) follow the procedures set forth in Section 262 of the DGCL; and (3) do not thereafter effectively withdraw their demand for appraisal of such shares or otherwise lose their appraisal rights, in each case in accordance with Section 262 of the DGCL, will be entitled to have their zulily shares appraised by the court and receive payment, in cash, of the "fair value" of such shares as determined by such court, exclusive of any element of value arising from the accomplishment or expectation of the Offer and the mergers, together with a fair rate of interest, determined in accordance with Section 262 of the DGCL.

        The "fair value" of any zulily shares for purposes of any appraisal proceeding could be based upon considerations other than, or in addition to, the price paid in the Offer and the market value of such shares. Holders of zulily shares should recognize that the value so determined could be higher or lower than, or the same as, the Offer Consideration. Moreover, Liberty Interactive and zulily may argue in an appraisal proceeding that, for purposes of such proceeding, the fair value of such zulily shares is less than such amount.

        Under Section 262 of the DGCL, if a merger is approved under Section 251(h), either a constituent corporation before the effective date of the merger, or the surviving corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and will include in such notice a copy of Section 262 of the DGCL zulily's Schedule 14D-9, which has been filed with the SEC and is being mailed to you and other zulily stockholders together with this prospectus/offer to exchange, constitutes the formal notice of appraisal rights under Section 262 of the DGCL.

        As described more fully in the Schedule 14D-9, if a zulily stockholder elects to exercise appraisal rights under Section 262 of the DGCL, such stockholder must do all of the following:

  •
  within the later of the consummation of the Offer and 20 days after the mailing of the Schedule 14D-9 (which shall constitute the formal notice of appraisal rights under Section 262 of the DGCL), deliver to zulily a written demand for appraisal of shares of zulily common stock held, which demand must reasonably inform zulily of the identity of the stockholder and that the stockholder is demanding appraisal;

  •
  not tender shares of zulily common stock in the Offer (or otherwise waive their right to appraisal); and

  •
  continuously hold of record the shares of zulily common stock from the date on which the written demand for appraisal is made through the first effective time.

This does not purport to be a complete statement of the procedures to be followed by zulily stockholders desiring to exercise any appraisal rights and is qualified in its entirety by reference to Section 262 of the DGCL. The proper exercise of appraisal rights requires strict and timely adherence to the applicable provisions of Delaware law. A copy of Section 262 of the DGCL is included as Annex C to the prospectus/proxy statement.

"Going Private" Transactions

        The SEC has adopted Rule 13e-3 under the Exchange Act, which is applicable to certain "going private" transactions, and which may under certain circumstances be applicable to the first merger if Purchaser consummates the Offer but does not complete that merger within one year after completion of the Offer. Purchaser believes that Rule 13e-3 will not be applicable to the first merger because it expects that merger to be effected within one year following the consummation of the Offer and, in the first merger, stockholders will receive the same consideration as that paid in the Offer.

Conditions to the Offer

        Notwithstanding any other provision of the Offer or the Reorganization Agreement to the contrary, Purchaser will not be required to accept for exchange or deliver the Offer Consideration for, and may delay the acceptance for exchange or the delivery of consideration for, any tendered shares of zulily common stock if the Minimum Tender Condition has not been satisfied by 12:00 midnight (one minute after 11:59 p.m.), Eastern Time, on the expiration date of the Offer, taking into account any extensions made, or if any of the following additional conditions shall not have been satisfied or, where permissible, waived in writing by Liberty Interactive as of the expiration time of the Offer:

  (1)
  all approvals, authorizations and consents of any governmental entity under the HSR Act, as amended, shall have been obtained and remain in full force and effect, and all statutory waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated;

  (2)
  no court or other governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) that is in effect that restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Offer or the first merger;

  (3)
  the representations and warranties of zulily with respect to zulily's authorized capital stock (section 3.2(a) of the Reorganization Agreement), zulily shares issued, reserved for issuance or outstanding (section 3.2(b) of the Reorganization Agreement) and absence of convertible securities or contracts obligating zulily or any of its subsidiaries to issue, deliver or sell additional securities of zulily or any of its subsidiaries (first sentence of Section 3.2(d) of the Reorganization Agreement) shall be true and correct as of the expiration time of the Offer, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except in each case for any failures to be true and correct that would not, individually or in the aggregate, increase the aggregate dollar amount of the total consideration payable by Liberty Interactive and Purchaser in the Offer and the first merger, taken together, by more than one quarter of one percent (0.25%);

  (4)
  the representation and warranty of zulily that since June 28, 2015 through the date of the Reorganization Agreement (August 16, 2015), there has been not been any "Material Adverse Effect" (as defined below) or any event, change, effect, development, state of facts, condition, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (section 3.6(b) of the Reorganization Agreement), shall have been true as of the date of the Reorganization Agreement;

  (5)
  the representations and warranties of zulily with respect to organization, good standing and power, and authority (first sentence of Section 3.3(a) of the Reorganization Agreement), the approval by the zulily board of the Reorganization Agreement and the transactions contemplated thereby, including the Offer, the mergers and the support agreement, and the zulily board's recommendation that zulily stockholders accept the Offer and tender their zulily shares (Section 3.3(b) of the Reorganization Agreement) and the absence of any liability for financial advisory, broker or finder's fees (other than that of Goldman Sachs) (section 3.22 of the Reorganization Agreement), shall be true and correct in all material respects as of the expiration time of the Offer (except to the extent expressly made as of an earlier date, in which case as of such date);

  (6)
  the other representations and warranties of zulily set forth in the Reorganization Agreement shall be true and correct as of the expiration time of the Offer, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representation and warranty to be so true and correct (without giving effect to any qualification as to materiality, Material Adverse Effect or similar qualification set forth therein) has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

  (7)
  zulily shall have performed or complied in all material respects with all of its agreements and covenants required by the Reorganization Agreement to be performed or complied with by it on or prior to the expiration time of the Offer;

  (8)
  since the date of the Reorganization Agreement, there shall not have occurred any condition, event, change, circumstance, effect, state of facts or development that, individually or in the aggregate, has had a Material Adverse Effect that is continuing as of the expiration time of the Offer;

  (9)
  Liberty Interactive shall have received a certificate signed on behalf of zulily by an executive officer of zulily, dated as of the date of the expiration time, certifying that the conditions set forth in clauses (3) through (8) above have been duly satisfied;

  (10)
  no action, suit or proceeding shall have been commenced and be pending by any governmental entity of competent jurisdiction challenging or seeking to restrain, enjoin or otherwise prohibit or make illegal the consummation of the Offer or the mergers;

  (11)
  each of Liberty Interactive and zulily shall have received from their respective counsel an opinion, in form and substance reasonably satisfactory to them, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, for U.S. federal income tax purposes, the Offer and the mergers, taken together, will be treated as a "reorganization" qualifying under Section 368(a) of the Code;

  (12)
  the registration statement of which this prospectus/offer to exchange forms a part shall have been declared effective by the SEC under the Securities Act, and no stop order suspending the effectiveness of the registration statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC; and

  (13)
  the shares of Series A QVC Group common stock to be issued in the Offer and the first merger shall have been approved for listing on the Nasdaq Global Select Market, subject to official notice of issuance, or be exempt from such requirement under applicable laws, regulations, or rules of the Nasdaq.

        The term "Material Adverse Effect" as used above means any event, change, effect, development, state of facts, circumstance or occurrence that, individually or in the aggregate with all other events, changes, effects, developments, states of facts, circumstances and occurrences, constitutes a material adverse effect on the ability of (i) zulily or Purchaser to consummate the Offer, the mergers and the other transactions contemplated by the Reorganization Agreement or (ii) the business, results of operations or financial condition of zulily and its subsidiaries, taken as a whole; provided that in no event shall any event, change, effect, development, state of facts, circumstance or occurrence resulting from any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has occurred, a Material Adverse Effect: (A) any changes in global, national or regional, political or economic conditions, including securities, credit, financial or other capital markets conditions, (B) any changes in conditions generally affecting the industries in which zulily and its subsidiaries operate, (C) the execution and delivery of the Reorganization Agreement, the performance by any party of its obligations thereunder and on consummation of the transactions contemplated by the Reorganization Agreement or the public announcement or pendency of the Offer, the mergers or any of the other transactions contemplated by the Reorganization Agreement, including the impact thereof on the relationships, contractual or otherwise, of zulily or any of its subsidiaries with its employees or with any other third party, (D) any changes in, or any compliance with actions taken for the purpose of complying with, any law or GAAP (or interpretations thereof), (E) the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (F) any decline in the market price or trading volume of the shares of zulily Class A common stock on the Nasdaq (provided that the exception in this clause (F) shall not prevent or otherwise affect a determination that any change, effect or development underlying such decline has resulted in or contributed to a Material Adverse Effect), (G) any failure of zulily to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (provided that the exception in this clause (G) shall not prevent or otherwise affect a determination that any change, effect or development underlying such failure has resulted in or contributed to a Material Adverse Effect), (H) zulily's compliance with the terms of the Reorganization Agreement, including the taking of any action expressly required by, or the failure to take any action expressly prohibited by, the Reorganization Agreement, or the taking of any action at the written request or with the prior written consent of Liberty Interactive or Purchaser, (I) any change resulting or arising from the identity of Liberty Interactive, or its affiliates; except, in the cases of clauses (A), (B), (D) and (E), to the extent that the zulily and its subsidiaries, taken as a whole, are disproportionately adversely affected thereby in any material respect as compared to other participants in the industries in which zulily and its subsidiaries operate (in which case, only the incremental disproportionate impact shall be taken into account in determining whether there has been a Material Adverse Effect).

        The conditions to the Offer are for the sole benefit of Purchaser and (i) may be waived by Purchaser in whole or in part in is sole discretion, except that the Minimum Tender Condition and the conditions regarding the receipt of legal opinions as to the tax treatment of the Offer and the mergers, the registration statement on Form S-4 being declared effective and the shares of Series A QVC Group common stock to be issued in the Offer and the first merger having been approved for listing may only be waived by us with the consent of zulily and (ii) if requested by zulily, Purchaser shall waive the condition regarding receipt by it and zulily of legal opinions as to the tax treatment of the Offer and the mergers, subject in each case to the terms of the Reorganization Agreement and applicable law, including the rules and regulations of the SEC.

Regulatory Matters

        Except as described below, based on information provided by zulily, neither Liberty Interactive nor zulily is aware of any governmental license or regulatory permit that appears to be material to the business of zulily that might be adversely affected by the acquisition of shares of zulily common stock in connection with the Offer or the mergers, or of any approval or other action by a domestic or foreign governmental, administrative or regulatory agency or authority that would be required for the acquisition and ownership of shares of zulily common stock by Purchaser in connection with the Offer or the mergers. Should any such approval or other action be required, Purchaser currently contemplates that such approval or other action will be sought. While, except as otherwise described in this prospectus/offer to exchange, Purchaser does not currently intend to delay the acceptance for exchange of, or payment for, shares of zulily common stock that are tendered in the Offer pending the outcome of any such matter, there can be no assurance that (a) any such approval or other action, if needed, would be obtained (with or without substantial conditions), (b) failure to obtain any such approval or other action might not result in consequences adverse to zulily's business or (c) certain parts of zulily's or Liberty Interactive's, or any of their respective subsidiaries', businesses might not have to be disposed of or held separate, or other substantial conditions complied with in the event that such approvals were not obtained or such other actions were not taken or in order to obtain any such approval or other action. If certain types of adverse action are taken with respect to the matters discussed below, Purchaser could decline to accept for exchange shares of zulily common stock that are tendered in the Offer.

        Under the HSR Act, the Offer and the mergers cannot be completed until Liberty Interactive receives the required approvals thereunder or the waiting period therefor has expired or been early terminated. On August 31, 2015, Liberty Interactive and zulily filed the Premerger Notification and Report Form with the Federal Trade Commission and the Antitrust Division in connection with the purchase of shares of zulily common stock in the Offer. We also may not complete the Offer unless and until the SEC declares effective under the Securities Act our registration statement on Form S-4, of which this prospectus/offer to exchange forms a part.

        At any time before or after consummation of the mergers, notwithstanding the termination or expiration of the waiting period under the HSR Act, the Federal Trade Commission and the Antitrust Division of the DOJ could take such action as it deems necessary under the applicable statutes, including seeking to enjoin the completion of the mergers, seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the mergers, and notwithstanding the termination or expiration of the waiting period under the HSR Act, any state or foreign regulatory body could take such action under the antitrust laws as it deems necessary. Such action could include seeking to enjoin the completion of the mergers or seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Offer on antitrust grounds will not be made, or if such a challenge is made, what the result will be.

Certain Legal Matters

        On August 27, 2015, Harry Jackson, a purported stockholder of zulily, filed a putative class action complaint (the "Jackson Complaint") in the Court of Chancery of the State of Delaware against Liberty Interactive, Purchaser, Merger Sub 2, zulily and members of the zulily board of directors. The Jackson Complaint alleges that: (i) the members of the zulily board of directors breached their fiduciary duties to zulily stockholders in connection with the Transaction and (ii) Liberty Interactive, Purchaser and Merger Sub 2 aided and abetted such breaches of fiduciary duties. The suit seeks, among other things: (i) declaration as a class action; (ii) an order enjoining the Transaction;

(iii) rescission of the Reorganization Agreement, or any terms thereof, to the extent already implemented or granting of rescissory damages; and (iv) an award of the costs and disbursements of the action, including reasonable attorneys' and experts' fees. The defendants believe the allegations are without merit.

Certain Effects of the Offer

Market for the Shares of zulily Common Stock

        The acceptance for exchange of shares of zulily Class A common stock tendered in the Offer will reduce the number of shares of zulily common stock that might otherwise trade publicly and also the number of holders of shares of zulily Class A common stock. This could adversely affect the liquidity and market value of the remaining shares of zulily Class A common stock held by the public pending the completion of the first merger. Although we expect to consummate the mergers on the same day as we complete the Offer, there can be no assurance that all of the conditions to the consummation of the mergers will be satisfied or, where permissible, waived at that time or at all.

        There is no public trading market for the zulily Class B common stock.

NASDAQ Listing

        Depending upon the number of shares of zulily Class A common stock tendered to and accepted by Purchaser in the Offer, the shares of zulily Class A common stock may no longer meet the published guidelines for continued inclusion on the Nasdaq Global Select Market following consummation of the Offer. According to published guidelines, the shares would only meet the criteria for continued listing on the Nasdaq Global Select Market if zulily Class A common stock has at least 400 stockholders (including both beneficial holders and holders of record) and a minimum bid price of $1 per share and meets at least one of the following requirements:

  •
  stockholders' equity of at least $10 million, at least 750,000 publicly held shares, with a market value of at least $5 million, and at least two market makers; or

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  total market value of at least $50 million, at least 1,100,000 publicly held shares, with a market value of at least $15 million, and at least four market makers; or

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  total assets and total revenue of at least $50 million each for the most recently completed fiscal year or two of the three most recently completed fiscal years, at least 1,100,000 publicly held shares, with a market value of at least $15 million, and at least four market makers.

        Although we expect to consummate the mergers on the same day as we complete the Offer, there can be no assurance that all of the conditions to the consummation of the first merger will be satisfied or, where permissible, waived at that time.

        If we do not consummate the mergers immediately after the completion of the Offer for any reason and the Nasdaq Global Select Market ceased publishing quotations for the shares of zulily Class A common stock, it is possible that the shares of zulily Class A common stock would continue to trade in the over-the-counter market and that price or other quotations would be reported by other sources. The extent of the public market for such shares of zulily Class A common stock and the availability of such quotations would depend, however, upon such factors as the number of stockholders and/or the aggregate market value of such securities remaining at such time, the interest in maintaining a market in the shares of zulily Class A common stock on the part of securities firms, the possible termination of registration under the Exchange Act as described below, and other factors. Liberty Interactive cannot predict whether the reduction in the number of shares of zulily Class A common stock that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or marketability of, the shares of zulily Class A common stock or whether it would cause future market prices to be greater or lesser than the Offer Consideration.

Registration Under the Exchange Act

        Shares of zulily Class A common stock are currently registered under the Exchange Act. zulily can terminate that registration upon application to the SEC if the outstanding shares of zulily Class A common stock are not listed on a national securities exchange and if there are fewer than 300 holders of record of shares of zulily Class A common stock. Termination of registration of the shares of zulily Class A common stock under the Exchange Act would reduce the information that zulily must furnish to its stockholders and to the SEC and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy statement in connection with stockholders meetings pursuant to Section 14(a) and the related requirement of furnishing an annual report to stockholders, no longer applicable with respect to the shares of zulily Class A common stock. In addition, if the shares of zulily Class A common stock are no longer registered under the Exchange Act, the requirements of Rule 13e-3 under the Exchange Act with respect to "going-private" transactions would no longer be applicable to zulily. Furthermore, the ability of affiliates of zulily and persons holding restricted securities of zulily to dispose of such securities pursuant to Rule 144 under the Securities Act may be impaired or eliminated. If registration of the shares of zulily Class A common stock under the Exchange Act were terminated, the shares would no longer be eligible for Nasdaq listing or for continued inclusion on the Federal Reserve Board's list of "margin securities," which would make the shares ineligible to be collateral for margin loans by brokers.

        Liberty Interactive expects to cause zulily to apply for termination of registration of the shares of zulily Class A common stock under the Exchange Act after the first effective time as soon as the requirements for such termination are met.

Margin Requirements

        Shares of zulily Class A common stock are currently margin securities under the regulations of the Board of Governors of the Federal Reserve System, which has the effect, among other things, of allowing brokers to extend credit on the collateral of shares of zulily Class A common stock. The shares of Series A QVC Group common stock forming part of the Offer Consideration are also margin securities under the regulations of the Board of Governors of the Federal Reserve System.

Fees and Expenses

        Purchaser has retained Georgeson Inc. to act as the Information Agent for the Offer, and Computershare Trust Company, N.A. to serve as the Depositary for the Offer. Each of the Information Agent and the Depositary will receive reasonable and customary compensation for its services, and will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection with its services, including certain liabilities and expenses under United States federal securities laws.

        The Information Agent may contact holders of zulily common stock by mail, telephone, facsimile, email, telegraph and personal interview and may request brokers, dealers, banks, trust companies and other nominees to forward materials relating to the Offer to beneficial owners of zulily common stock.

        Purchaser will not pay any fees or commissions to any broker or dealer or other person (other than to the Depositary, the Information Agent and in the event that the laws of one or more jurisdictions require the Offer to be made by a broker or dealer licensed in such jurisdiction, to such broker or dealer) in connection with the solicitation of tenders of shares of zulily common stock in connection with the Offer. Upon request, Purchaser will reimburse brokers, dealers, banks, trust companies and other nominees for customary mailing and handling expenses incurred by them in forwarding material to their customers.

ACCOUNTING TREATMENT OF THE TRANSACTION

        Liberty Interactive will account for the Offer and the mergers under the acquisition method of accounting for business combinations.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a summary of the material U.S. federal income tax consequences of the Offer and the mergers, taken together, to U.S. holders of zulily shares. This discussion is based on the Code, applicable Treasury regulations, judicial authority, and administrative rulings and practice, all as in effect as of the date of this prospectus/offer to exchange. Such authorities are subject to change or differing interpretations at any time, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of zulily shares that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

        If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds zulily shares, the tax treatment of a partner in such entity generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding zulily shares, please consult your tax advisor.

        This discussion only addresses holders of zulily shares that hold their zulily shares as a capital asset within the meaning of Section 1221 of the Code. Further, this summary does not address all aspects of U.S. federal income taxation that may be relevant to a holder in light of the holder's particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax law (including, for example, holders who are not U.S. holders, financial institutions, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, mutual funds, tax-exempt organizations, partnerships or other flow-through entities and their partners or members, U.S. expatriates, holders liable for the alternative minimum tax, holders whose functional currency is not the U.S. dollar, holders who hold their zulily shares as part of a hedge, straddle, constructive sale or conversion transaction, holders who acquired their zulily shares through the exercise of employee stock options or other compensation arrangements, and holders who exercise appraisal rights). In addition, no information is provided herein with respect to the tax consequences of the Transaction under applicable state, local or non-U.S. laws or federal laws other than those pertaining to the U.S. federal income tax.

        ALL HOLDERS OF ZULILY SHARES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE TRANSACTION TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Treatment of the Transaction as a "Reorganization"

        It is a condition to the consummation of the Offer that each of Liberty Interactive and zulily receive an opinion from their respective legal counsel to the effect that the Offer and the mergers, taken together, will be treated as a "reorganization" qualifying under Section 368(a) of the Code. Such opinions will be based on factual representations contained in letters provided by Liberty Interactive and zulily, and on certain customary factual assumptions, all of which must continue to be true and accurate as of the consummation of the Transaction. However, pursuant to the terms of the Reorganization Agreement, Liberty Interactive has agreed to waive this Offer Condition with respect to the receipt by Liberty Interactive and zulily of the tax opinions upon the written request of zulily. In addition, no ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the U.S. federal income tax consequences of the Transaction. Consequently, there can be no assurance that the Transaction will qualify as a reorganization for U.S. federal income tax purposes. There also can be no assurance that the IRS will not disagree with, or challenge, any of the conclusions set forth in the opinions or described below.

        If the Transaction qualifies as a "reorganization" within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences to zulily stockholders generally will be as follows:

Receipt of Series A QVC Group common stock and Cash

        If the U.S. holder's adjusted tax basis in the zulily shares surrendered in the Transaction is less than the sum of the fair market value of the shares of Series A QVC Group common stock and the amount of cash received by the holder, then the holder will recognize gain in an amount equal to the lesser of (1) the sum of the amount of cash and the fair market value of the Series A QVC Group common stock received, minus the adjusted tax basis of the zulily shares surrendered in exchange therefor, and (2) the amount of cash received by the holder (other than cash received in lieu of a fractional share of Series A QVC Group common stock). However, if a holder's adjusted tax basis in the zulily shares surrendered is greater than the sum of the amount of cash and the fair market value of the Series A QVC Group common stock received, the holder's loss will not be currently allowed or recognized for U.S. federal income tax purposes. If a holder of zulily shares acquired different blocks of shares at different times or different prices, the holder should consult the holder's tax advisor regarding the manner in which gain or loss should be determined. Any recognized gain generally will be capital gain unless the holder's exchange of its zulily shares for Series A QVC Group common stock and cash "has the effect of a distribution of a dividend." In general, the determination as to whether the receipt of cash has the effect of a distribution of a dividend depends upon whether and to what extent the Transaction will be deemed to reduce a holder's percentage ownership of Liberty Interactive immediately following the Transaction. For purposes of that determination, a holder will be treated as if it first exchanged all of its zulily common stock solely for Series A QVC Group common stock, and then a portion of that stock was immediately redeemed by Liberty Interactive for the cash (excluding cash received instead of a fractional share of Series A QVC Group common stock) that the holder actually received. The IRS has indicated that a reduction in the interest of a minority stockholder that owns a small number of shares in a publicly and widely held corporation and that exercises no control over corporate affairs would result in capital gain (as opposed to dividend) treatment. In determining whether or not the receipt of cash has the effect of a distribution of a dividend, certain constructive ownership rules must be taken into account. A holder is urged to consult its tax advisers about the possibility that all or a portion of any cash received in exchange for zulily common stock will be treated as a dividend. Additionally, in such cases, holders that are corporations should consult their tax advisors regarding the potential applicability of the "extraordinary dividend" provisions of the Code. If the gain is treated as capital gain, then such gain will be treated as long-term capital gain if, as of the date of the exchange, the holder's holding period with respect to the zulily shares surrendered exceeds one year.

        The aggregate tax basis of the Series A QVC Group common stock received (including any fractional shares deemed received and exchanged for cash) by a holder will be equal to the aggregate adjusted tax basis of the shares surrendered, reduced by the amount of cash received by the holder (excluding any cash received instead of fractional shares of Series A QVC Group common stock) and increased by the amount of gain, if any, recognized by the holder (excluding any gain recognized with respect to cash received in lieu of fractional shares of Series A QVC Group common stock) on the exchange. The holding period of the Series A QVC Group common stock received (including any fractional shares deemed received and exchanged for cash) will include the holding period of the zulily shares surrendered. Holders should consult their tax advisors regarding the manner in which the above rules would apply in the holder's particular circumstances.

Cash in Lieu of a Fractional Share

        A holder that receives cash in lieu of a fractional share of Series A QVC Group common stock generally will be treated as having received such fractional share in the Transaction and then as having exchanged such fractional share for cash. Gain or loss generally will be recognized based on the difference between the amount of cash received in lieu of the fractional share and the tax basis allocated to such fractional share of Series A QVC Group common stock. Such gain or loss generally will be long-term capital gain or loss if, as of the date of the exchange, the holding period for the zulily common stock surrendered in the Transaction is greater than one year. A holder's ability to deduct capital losses is subject to significant limitations.

Failure to Qualify as a "Reorganization"

        If the Transaction does not qualify as a "reorganization" within the meaning of Section 368(a) of the Code, then each zulily stockholder would recognize gain or loss equal to the difference between (1) the sum of the fair market value of the shares of Series A QVC Group common stock and the amount of cash received pursuant to the Transaction (including cash received instead of fractional shares of Series A QVC Group common stock) and (2) its adjusted tax basis in the shares of zulily common stock surrendered in exchange therefor.

Net Investment Income

        Recently enacted legislation imposes a 3.8% tax on the net investment income of U.S. holders that are individuals and on the undistributed net investment income of certain U.S. holders that are estates or trusts. Among other items, net investment income would generally include any capital gain (including gain treated as a dividend) recognized from the disposition of shares of zulily stock in the Transaction. A U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability to itself of this tax.

Reporting and Backup Withholding

        A zulily stockholder who owns at least five percent (by vote or value) of the total outstanding shares of zulily, if the stock owned by such holder is publicly traded, or owns at least one percent (by vote or value) of the total outstanding shares of zulily, if the stock owned by such holder is not publicly traded, is required to attach a statement to its tax return for the year in which the Transaction is completed that contains the information listed in Treasury Regulations Section 1.368-3(b). Such statement must include the zulily stockholder's tax basis in such holder's zulily shares and the fair market value, determined immediately prior to the Transaction, of the zulily shares transferred in the Transaction.

        Certain U.S. holders may be subject to information reporting with respect to the cash received in exchange for zulily shares, including cash received instead of a fractional share interest in shares of

Series A QVC Group common stock. U.S. holders may also be subject to backup withholding (currently, at a rate of 28%) with respect to cash payable to such holder in the Transaction, unless the stockholder provides proof of an applicable exemption or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Any amount withheld under the backup withholding rules is not an additional tax and may be refunded or credited against such U.S. holder's federal income tax liability, provided that the required information is timely furnished to the IRS.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

        The founders of zulily, Darrell Cavens, zulily's President and Chief Executive Officer and a member of its board of directors, and Mark Vadon, zulily's Chairman of the Board, have each signed the support agreement, covering all of the shares of zulily common stock beneficially owned by them and their affiliates. In addition, employment agreements with the post-merger zulily have been entered into with Mr. Cavens and with Bob Spieth, zulily's Chief Operating Officer, and Lori Twomey, zulily's Chief Merchant. See "Other Agreements Related to the Transaction." Mr. Vadon is expected to join the board of directors of Liberty Interactive following the mergers.

        Spencer Rascoff, a member of the zulily board of directors, is the Chief Executive Officer and a member of the board of directors of Zillow, Inc. Gregory Maffei, President and Chief Executive Officer of Liberty Interactive, also serves on the board of directors of Zillow, Inc. In addition, Mr. Rascoff serves on the board of directors of TripAdvisor, Inc., an entity controlled by Liberty TripAdvisor Holdings, Inc., an entity in which Mr. Maffei holds a 23.4% voting stake as of July 31, 2015 and serves as Chairman of the Board and Chief Executive Officer. Mr. Maffei is also Chairman of the Board of TripAdvisor, Inc. Due to these relationships, Mr. Rascoff determined it appropriate to recuse himself from discussions and deliberations of the zulily board of directors regarding the Transaction.

        Liberty Interactive has agreed to indemnify, and continue in effect certain indemnification and insurance rights of, the zulily directors and officers as described in "The Reorganization Agreement—Directors' and Officers' Indemnification and Insurance."

        The information contained in the Schedule 14D-9 dated September 1, 2015, which has been filed with the SEC and is being mailed to you and other zulily stockholders together with this prospectus/offer to exchange, is incorporated herein by reference.

SOURCE AND AMOUNT OF FUNDS

        The Offer and mergers are not conditioned upon any financing arrangements or contingencies. The maximum amount of cash payable in the Offer is approximately $1.3 billion, which is equal to $9.375 multiplied by 138,544,692 (which represents the number of shares of zulily common stock issued and outstanding as of August 28, 2015, plus the aggregate number of shares of zulily common stock issuable upon exercise and conversion of all outstanding stock options and restricted stock units as of such date). Liberty Interactive intends to use borrowings under existing credit facilities at its wholly owned subsidiary QVC to finance the cash portion of the Offer and the mergers and the costs and expenses related to the Transaction.

THE REORGANIZATION AGREEMENT

Introduction

        The following is a summary of certain material terms of the Reorganization Agreement. The following summary does not purport to be a complete description of the terms and conditions of the Reorganization Agreement and is qualified in its entirety by reference to the Reorganization Agreement included as Annex A herein, and incorporated herein by reference.

        STOCKHOLDERS OF ZULILY ARE URGED TO READ THE REORGANIZATION AGREEMENT IN ITS ENTIRETY FOR A MORE COMPLETE DESCRIPTION OF THE OFFER AND THE MERGERS BECAUSE IT IS THE LEGAL DOCUMENT THAT GOVERNS THE OFFER AND THE MERGERS. IN THE EVENT OF ANY DISCREPANCY BETWEEN THE TERMS OF THE REORGANIZATION AGREEMENT AND THE FOLLOWING SUMMARY, THE REORGANIZATION AGREEMENT WILL CONTROL.

        The Reorganization Agreement is included in this prospectus/offer to exchange as Annex A to provide additional information regarding the terms of the transactions described herein and is not intended to provide any other factual information or disclosure about zulily, Liberty Interactive, Purchaser or Merger Sub 2. The representations, warranties and covenants contained in the Reorganization Agreement were made only for purposes of such agreement and as of a specific date, were solely for the benefit of the parties to such agreement (except as to certain indemnification obligations), are subject to limitations agreed upon by the contracting parties, including being qualified by a disclosure letter to the Reorganization Agreement (the "Disclosure Letter"), were made for the purposes of allocating contractual risk between and among the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Reorganization Agreement, which subsequent information may or may not be fully reflected in Liberty Interactive's or zulily's public disclosures. Investors are not third-party beneficiaries under the Reorganization Agreement and, in light of the foregoing reasons, should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of zulily, Liberty Interactive, Purchaser or Merger Sub 2 or any of their respective subsidiaries or affiliates.

The Offer

        The Reorganization Agreement provides for the commencement of the Offer by Purchaser as soon as reasonably practicable after the date of the Reorganization Agreement, but in no event later than the fifteenth business day after the date of the Reorganization Agreement (unless zulily is not prepared to file with the SEC immediately following commencement of the Offer, and to disseminate to holders of shares of zulily common stock, the Schedule 14D-9). The obligation of Purchaser to accept for exchange shares of zulily common stock validly tendered (and not validly withdrawn) pursuant to the Offer will be subject to the satisfaction of the Minimum Tender Condition and the other Offer Conditions described in "The Offer—Conditions to the Offer."

        The Reorganization Agreement provides that Purchaser expressly reserves the right, in its sole discretion, to waive or make any other changes to the terms and conditions of the Offer; provided, however, that without the prior written consent of zulily, neither Liberty Interactive nor Purchaser will: (i) amend, waive or modify the following Offer Conditions: (a) the Minimum Tender Condition, (b) the receipt of tax opinions from counsels to each of Liberty Interactive and zulily, in form and substance reasonably satisfactory to Liberty Interactive and zulily, respectively, (c) the effectiveness of the registration statement on Form S-4 of which this prospectus/offer to exchange forms a part, and (d) the approval of the listing on the Nasdaq Global Select Market of the shares of Series A QVC Group common stock to be issued in the Offer and the first merger (provided, that Liberty Interactive will (and will cause Purchaser to) waive the Offer Condition set forth in the foregoing clause (b) upon the written request of zulily); or (ii) change the Offer to (A) change the form or amount of consideration to be delivered by Purchaser pursuant to the Offer; provided, however, that Liberty Interactive or Purchaser may increase the amount of such consideration (irrespective of form) in good faith so long as such increase is not for the purpose of delaying the acceptance time, provided that in no event will such increase reduce the initial exchange ratio, (B) change the number of shares of zulily common stock to be purchased in the Offer, (C) impose conditions to the Offer in addition to the Offer Conditions or amend or modify any of the existing Offer Conditions, (D) except as otherwise provided in the Reorganization Agreement, extend the expiration time beyond the initial expiration time or (E) otherwise amend the Offer in a manner that is adverse (other than in an immaterial or de minimis way) to the holders of zulily common stock.

        The Offer is initially scheduled to expire twenty business days following the date of the commencement of the Offer (calculated as set forth in Rule 14d-1(g)(3) and Rule 14e-1(a) under the Exchange Act). Notwithstanding anything to the contrary contained in the Reorganization Agreement, but subject to the parties' respective termination rights under the Reorganization Agreement, (i) if, at the time as of which the Offer is scheduled to expire, any Offer Condition is not satisfied and has not been validly waived, then Purchaser will (and Liberty Interactive will cause Purchaser to) extend the Offer on one or, if necessary, more occasions, for additional successive periods of up to ten business days per extension (with the length of such periods to be determined by Liberty Interactive), until all Offer Conditions are satisfied or validly waived in order to permit the acceptance time to occur; provided, however, that in no event will Purchaser or Liberty Interactive be required or permitted to extend the Offer to a date later than December 31, 2015 (the "Outside Date"), other than (A) any such extension requested by Liberty Interactive or Purchaser and consented to by zulily, (B) any such extension requested by zulily, to the extent Liberty Interactive or Purchaser would be prohibited from terminating the Reorganization Agreement pursuant to the terms of the Reorganization Agreement, or (C) any such extension requested by Liberty Interactive or Purchaser, to the extent zulily would be prohibited from terminating the Reorganization Agreement pursuant to the terms of the Reorganization Agreement; and (ii) Purchaser will (and Liberty Interactive will cause Purchaser to) extend the Offer from time to time for any period required by any applicable laws or any rule, regulation, interpretation or position of the SEC or the staff of the SEC or the Nasdaq Global Select Market applicable to the Offer; provided, however, that in no event will Purchaser or Liberty Interactive be required, or permitted, to extend the Offer to a date later than the Outside Date, other than (A) any such extension requested by Liberty Interactive or Purchaser and consented to by zulily, (B) any such extension requested by zulily, to the extent Liberty Interactive or Purchaser would be prohibited from terminating the Reorganization Agreement pursuant to the terms of the Reorganization Agreement or (C) any such extension requested by Liberty Interactive or Purchaser, to the extent zulily would be prohibited from terminating the Reorganization Agreement pursuant to the terms of the Reorganization Agreement. For the avoidance of doubt, if, at the expiration time, all of the Offer Conditions have been satisfied or waived in writing by Liberty Interactive or Purchaser and the Reorganization Agreement has not otherwise been terminated in accordance with its terms, Purchaser will (and Liberty Interactive will cause Purchaser to) accept for exchange as soon as practicable after Purchaser is permitted to do so under applicable law, all shares of zulily common stock validly tendered and not validly withdrawn pursuant to the Offer, and promptly deliver the Offer Consideration for all such shares in accordance with the Reorganization Agreement.

The Mergers

        The Reorganization Agreement provides that, among other things, upon the terms and subject to the satisfaction or waiver of the conditions to the Offer, at the first effective time, and in accordance with the DGCL, Purchaser will be merged with and into zulily, with zulily surviving the first merger as a wholly owned indirect subsidiary of Liberty Interactive. Immediately following the first merger, and as part of the same plan, zulily, as the surviving corporation of the first merger, will be merged with and into Merger Sub 2, with Merger Sub 2 surviving the second merger as the Surviving Company and a wholly owned direct subsidiary of Liberty Interactive. At the time the second merger becomes effective in accordance with the Reorganization Agreement (the "second effective time"), the certificate of formation and limited liability company agreement of Merger Sub 2, as in effect immediately prior to the second effective time, will be the certificate of formation and limited liability company agreement of the Surviving Company, until thereafter amended in accordance with applicable law and the applicable provisions of such certificate of formation and limited liability company agreement, provided, that the name of the Surviving Company will be "zulily, llc".

First Merger does not Require Stockholder Vote

        Because the first merger will be effected under Section 251(h) of the DGCL, no vote of zulily's stockholders will be required to consummate the first merger.

What zulily Stockholders will Receive in the Merger

        At the first effective time, by virtue of the first merger and without any action on the part of the parties or holders of any securities of zulily or of Purchaser, each share of zulily common stock issued and outstanding immediately prior to the first effective time (other than any outstanding or issued shares of zulily common stock that, immediately prior to the first effective time, are owned by Liberty Interactive, the Merger Subs or zulily (collectively, the "Excluded Shares") and the Dissenting Shares) will automatically be converted into (i) the right to receive cash in an amount, without interest, equal to the Cash Consideration, subject to adjustment in accordance with and pursuant to the terms of the Reorganization Agreement, and (ii) the right to receive the Stock Consideration (it being understood that if Purchaser or Liberty Interactive changes the Offer pursuant to, and in compliance with, the terms of the Reorganization Agreement, then the Stock Consideration and Cash Consideration that holders of shares of zulily common stock will be entitled to receive by virtue of the first merger as a result of such change will be adjusted accordingly). As of the first effective time and upon the conversion thereof in accordance with the Reorganization Agreement, all such shares of zulily common stock will no longer be outstanding and will automatically be canceled and will cease to exist, and each holder of a certificate representing any such shares of zulily common stock (a "Certificate") or shares of zulily common stock held in book-entry form ("Book-Entry Shares") will cease to have any rights with respect to such shares of zulily common stock, except, in all cases, the right to receive the Offer Consideration without any interest. The right of any holder of any share of zulily common stock to receive the Cash Consideration will be subject to and reduced by the amount of any withholding that is required under applicable tax law.

        No certificates or scrip representing fractional shares of Series A QVC Group common stock will be issued upon the conversion of shares of zulily common stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a holder of Series A QVC Group common stock. In lieu of any such fractional shares, each holder of shares of zulily common stock who would otherwise be entitled to such fractional shares will be entitled to an amount in cash, without interest and subject to any withholding of taxes required by applicable law, rounded to the nearest cent, equal to the product of (A) the amount of the fractional share interest in a share of Series A QVC Group common stock to which such holder would otherwise be entitled and (B) the volume weighted average closing sale price of one share of Series A QVC Group common stock as reported on the Nasdaq Global Select Market over the 10 consecutive trading day period ending on and including the second trading day prior to the acceptance time (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events).

        Notwithstanding anything in the Reorganization Agreement to the contrary, if, from the date of the Reorganization Agreement until the earlier of (i) the first effective time or (ii) any termination of the Reorganization Agreement in accordance with the terms of the Reorganization Agreement, the outstanding shares of Series A QVC Group common stock or zulily common stock are changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment, or other similar transaction, or a stock dividend thereon is declared with a record date within such period, then the initial exchange ratio (or, if adjusted (x) pursuant to, and in compliance with, the Reorganization Agreement, the initial exchange ratio, as so adjusted, or (y) pursuant to the terms of the Reorganization Agreement (including at any time following an adjustment) the initial exchange ratio, as it may be further adjusted in accordance with and pursuant to the terms of the Reorganization Agreement, the "Adjusted Exchange Ratio") and any other similarly dependent items, as the case may be, will be appropriately adjusted to provide Liberty Interactive and the holders of zulily common stock (including zulily stock options exercisable for zulily common stock and zulily RSUs) the same economic effect as contemplated by the Reorganization Agreement prior to such event.

        Notwithstanding anything in the Reorganization Agreement to the contrary, to preserve the qualification of the Offer and the mergers, taken together, as a "reorganization" under the Code, if, as of the acceptance time, the Total Stock Consideration (as defined below), determined without regard to any shares of Series A QVC Group common stock issued pursuant to clause (x), would be less than 43% of the Aggregate Consideration (as defined below), determined without regard to any shares of Series A QVC Group common stock issued pursuant to clause (x), then (x) the initial exchange ratio will be increased by that number of shares (or fraction of a share) of Series A QVC Group common stock such that, after such adjustment and the adjustment contemplated by clause (y), the Total Stock Consideration will be equal to 43% of the Aggregate Consideration, and (y) the Cash Consideration will be correspondingly decreased by an amount equal to the increased number of shares (or fraction of a share) of Series A QVC Group common stock determined in clause (x) multiplied by $30.26, which is the closing price of the Series A QVC Group common stock as reported on the Nasdaq Global Select Market on the trading day immediately prior to the date of the Reorganization Agreement; provided, however, that the Aggregate Consideration prior to the adjustments set forth in this sentence will be equal to the Aggregate Consideration following the adjustments set forth in this sentence. For purposes of this paragraph, (i) "Total Stock Consideration" means the product of $30.26 multiplied by the aggregate number of shares of Series A QVC Group common stock to be issued pursuant to the Offer and the first merger in respect of shares of zulily common stock, (ii) "Total Cash Consideration" means the aggregate cash consideration to be paid pursuant to the Offer and the first merger in respect of shares of zulily common stock, plus the Appraisal Cash Amount (as defined herein), (iii) "Aggregate Consideration" means the sum of the Total Cash Consideration and the Total Stock Consideration, and (iv) "Appraisal Cash Amount" means an amount in cash equal to the product of (i) an amount equal to (A) 1.1 (such number being utilized solely for the quantification of tax consequences of the Transaction) multiplied by (B) the sum of (1) $30.26 multiplied by the initial exchange ratio, plus (2) the Cash Consideration (determined without regard to any adjustment pursuant to clause (y) above), multiplied by (ii) the number of Dissenting Shares for which the demand for appraisal shall not have been waived, withdrawn or for which the right to demand appraisal shall not have been lost.

        Promptly after the first effective time, Liberty Interactive will, and will cause the Surviving Company to, cause the exchange agent to mail to each holder of record of a Certificate or Certificates or Book-Entry Shares that immediately prior to the first effective time represented outstanding shares of zulily common stock (other than Excluded Shares and Dissenting Shares) (A) a letter of transmittal in customary form prepared by Liberty Interactive and reasonably acceptable to zulily (which will specify that delivery will be effected, and risk of loss and title to the Certificates or Book-Entry Shares will pass to the exchange agent, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares to the exchange agent, and which letter will be in such form and have such other provisions as Liberty Interactive may reasonably specify and as may be reasonably acceptable to zulily) and (B) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares to which the holder thereof is entitled. Upon surrender of any Certificate (or affidavits of loss in lieu thereof) or Book-Entry Shares for cancellation to the exchange agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the exchange agent, the holder of such Certificate or Book-Entry Shares will be entitled to receive in exchange therefor, in accordance with the terms of the Reorganization Agreement (1) the number of whole shares of Series A QVC Group common stock (after taking into account all Certificates surrendered, and Book-Entry Shares held, by such holder of record) that such holder is entitled to receive in book entry form, (2) the Cash Consideration that such holder is entitled to receive, (3) the cash payable in lieu of fractional shares of Series A QVC Group common stock that such holder is entitled to receive, and (4) any dividends or distributions that such holder is entitled to receive, and the Certificate or Book-Entry Shares so surrendered will forthwith be canceled. No interest will be paid or accrue on any cash payable pursuant to the terms of the Reorganization Agreement.

        No dividends or other distributions with respect to Series A QVC Group common stock with a record date after the first effective time will be paid to the holder of any shares of zulily common stock with respect to the shares of Series A QVC Group common stock issuable upon surrender thereof, and no cash payment in lieu of fractional shares will be paid to any such holder pursuant to the terms of the Reorganization Agreement, and all such dividends and other distributions will be paid by Liberty Interactive to the exchange agent, in each case until the surrender of such Certificate in accordance with the terms of the Reorganization Agreement. At the first effective time, the stock transfer books of zulily will be closed and thereafter there will be no further registration of transfers of shares of zulily common stock on the records of zulily.

Treatment of zulily Stock Options and Restricted Stock Units

Stock Options

        At the first effective time, each option to acquire shares of zulily common stock (a "zulily stock option") granted under zulily's 2009 Equity Incentive Plan or zulily's 2013 Equity Plan that is outstanding immediately prior to the first effective time (after giving effect to any vesting that is contingent upon the completion of the mergers) will be converted into and become an option to purchase Series A QVC Group common stock, and Liberty Interactive will assume such zulily stock option converted as provided below in accordance with substantially the same terms as those of the applicable zulily stock plan and the stock option notice and agreement by which such zulily stock option is evidenced, as in effect as of the date of the Reorganization Agreement (all such zulily stock options are hereafter referred to as "Assumed Options"). All rights to purchase shares of zulily common stock under Assumed Options will thereupon be converted into rights to purchase Series A QVC Group common stock. Accordingly, from and after the first effective time: (A) each Assumed Option may be exercised solely for shares of Series A QVC Group common stock; (B) the number of shares of Series A QVC Group common stock subject to each Assumed Option will be determined by multiplying the number of shares of zulily common stock that were subject to such Assumed Option immediately prior to the first effective time by the Conversion Ratio (as defined below), and rounding the resulting number down to the nearest whole number of shares of Series A QVC Group common stock; (C) the per share exercise price for the shares of Series A QVC Group common stock issuable upon exercise of each Assumed Option will be determined by dividing the exercise price per share of zulily common stock subject to such Assumed Option, as in effect immediately prior to the first effective time, by the Conversion Ratio, and rounding the resulting exercise price up to the nearest whole cent; and (D) any restrictions on the exercise of any Assumed Option will continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Assumed Option will otherwise remain unchanged as a result of the assumption of such Assumed Option; provided, however, that: (1) each Assumed Option will, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, issuance of bonus shares, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Series A QVC Group common stock subsequent to the first effective time; (2) the compensation committee of the Liberty Interactive board of directors will succeed to the authority and responsibility of zulily board of directors or any committee thereof with respect to each Assumed Option; and (3) each Assumed Option will be subject to administrative procedures consistent with those in effect under Liberty Interactive's equity compensation plan. For the purpose of this paragraph, the "Conversion Ratio" means an amount equal to (aa) the initial exchange ratio (or, if adjusted (x) pursuant to, and in compliance with, the terms of the Reorganization Agreement, the initial exchange ratio, as so adjusted, or (y) pursuant to the terms of the Reorganization Agreement (including at any time following an adjustment pursuant to the terms of the Reorganization Agreement), the Adjusted Exchange Ratio) plus (bb) a fraction having a numerator equal to the Cash Consideration payable in respect of a share of zulily common stock pursuant to the terms of the Reorganization Agreement and having a denominator equal to the volume weighted average closing sale price of one share of Series A QVC Group common stock as reported on the Nasdaq Global Select Market over the ten consecutive trading day period ending on and including the second trading day prior to the first effective time (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events).

Restricted Stock Units

        At the first effective time, each restricted stock unit granted under zulily Stock Plans (a "zulily RSU") that is outstanding and unvested immediately prior to the first effective time (after giving effect to any vesting that is contingent upon the completion of the mergers) will be converted into and become a right to receive a restricted stock unit with respect to Series A QVC Group common stock, and Liberty Interactive will assume such zulily RSU award converted as provided below in accordance with substantially the same terms as those of the applicable zulily RSU award and the agreement by which such zulily RSU award is evidenced, as in effect as of the date of the Reorganization Agreement (all outstanding zulily RSUs that are assumed pursuant to the terms of the Reorganization Agreement are hereafter referred to as "Assumed RSUs"). All rights to receive shares of zulily common stock under Assumed RSUs will thereupon be converted into rights to receive restricted stock units with respect to Series A QVC Group common stock. Accordingly, from and after the first effective time: (A) each Assumed RSU award may be settled solely in shares of Series A QVC Group common stock; (B) the number of shares of Series A QVC Group common stock subject to each Assumed RSU award will be determined by multiplying the number of shares of zulily common stock that were subject to such Assumed RSU award immediately prior to the first effective time by the Conversion Ratio, and rounding the resulting number down to the nearest whole number of shares of Series A QVC Group common stock; and (C) any performance and employment conditions and restrictions on the receipt of any Assumed RSUs will continue in full force and effect and the term, vesting schedule and other provisions of such Assumed RSUs will otherwise remain unchanged as a result of the assumption of such Assumed RSUs; provided, however, that: (1) each Assumed RSU award will, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, issuance of bonus shares, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Series A QVC Group common stock subsequent to the first effective time; (2) the compensation committee of the Liberty Interactive board of directors will succeed to the authority and responsibility of the zulily board of directors or any committee thereof with respect to each Assumed RSU award; and (3) each Assumed RSU award will be subject to administrative procedures consistent with those in effect under Liberty Interactive's equity compensation plan.

Representations and Warranties

        zulily made representations and warranties to Liberty Interactive, Purchaser and Merger Sub 2 in the Reorganization Agreement, relating to, among other things:

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  due incorporation, valid existence and good standing;

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  its certificate of incorporation and by-laws;

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  its subsidiaries and their due incorporation or organization, valid existence and good standing;

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  capitalization and indebtedness

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  corporate authority with respect to the Reorganization Agreement;

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  due execution and delivery of the Reorganization Agreement;

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  required consents and approvals;

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  conflicts with, or violations of, laws;

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  state takeover statutes;

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  SEC filings;

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  financial statements;

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  undisclosed liabilities;

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  absence of certain changes;

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  legal proceedings;

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  compliance with applicable laws;

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  permits;

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  employee and labor matters and employee benefit plans;

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  environmental matters;

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  real property and equipment;

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  tax matters;

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  material contracts;

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  intellectual property, information technology and software;

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  transactions with affiliates;

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  insurance;

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  broker's fees;

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  fairness opinion of its financial advisor; and

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  compliance with Section 251(h) of the DGCL.

        Each of Liberty Interactive, Purchaser and Merger Sub 2 made representations and warranties to zulily in the Reorganization Agreement, including representations relating to:

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  due incorporation, valid existence and good standing;

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  its certificate of incorporation and by-laws;

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  capitalization;

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  corporate authority with respect to the Reorganization Agreement;

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  due execution and delivery of the Reorganization Agreement;

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  required consents and approvals;

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  conflicts with, or violations of, laws;

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  SEC filings;

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  financial statements;

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  undisclosed liabilities;

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  absence of certain changes;

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  sufficiency of funds;

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  legal proceedings;

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  compliance with applicable laws;

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  permits;

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  broker's fees;

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  activities of Purchaser and Merger Sub 2; and

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  tax matters.

        The representations, warranties and covenants made by the parties in the Reorganization Agreement are qualified by information contained in the Disclosure Letters delivered to each other party in connection with the execution of the Reorganization Agreement

Conduct of Business Pending the Merger

        The Reorganization Agreement provides that, prior to the first effective time, except as expressly contemplated or permitted by the Reorganization Agreement, as required by law or as set forth in the applicable section of zulily's Disclosure Letter, unless Liberty Interactive otherwise agrees in writing, zulily will, and will cause its subsidiaries to, conduct its business in all material respects in the ordinary course consistent with past practice and will use commercially reasonable efforts to (i) preserve intact its present business organization, (ii) maintain in effect all necessary licenses, permits, consents, franchises, approvals and authorizations, (iii) keep available the services of its executive officers and key employees on commercially reasonable terms and (iv) maintain satisfactory relationships with its customers, suppliers and others having material business relationships with it.

        The Reorganization Agreement further provides that, prior to the first effective time, except as expressly contemplated or permitted by the Reorganization Agreement, as required by law or as set forth in the applicable section of zulily's Disclosure Letter, unless Liberty Interactive otherwise agrees in writing, zulily must not, and must not permit any of its subsidiaries to:

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  amend its certificate of incorporation or bylaws (including by merger, consolidation or otherwise);

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  issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other lien of (i) any shares of zulily capital stock or any other securities of zulily or its subsidiaries, or any rights, warrants, options, calls, restricted stock units, stock appreciation rights, commitments or any other agreements of any character to purchase or acquire any zulily capital stock or other securities of zulily or its subsidiaries, or (ii) any other securities in respect of, in lieu of, or in substitution for, any shares of zulily capital stock or other securities of zulily or its subsidiaries outstanding on the date of the Reorganization Agreement, other than, in the case of clauses (i) and (ii), (A) the issuance of shares of zulily common stock pursuant to the exercise of zulily stock options and vesting of zulily RSUs, in each case, as currently outstanding under zulily's benefit plans, in the ordinary course of business consistent with past practice and (B) zulily may, in the ordinary course of business and consistent with past practice, grant to employees and directors of zulily or any of its subsidiaries any zulily stock options (having an exercise price not less than the fair market value of the zulily common stock covered by such zulily stock options determined as of the time of the grant of such zulily stock options) or zulily RSUs under zulily benefit plans, provided that such zulily stock options and zulily RSUs collectively reference no more than a total of 533,000 shares of zulily common stock;

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  redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any outstanding shares of zulily capital stock or other securities of zulily or its subsidiaries (other than pursuant to zulily's benefit plans), or split, combine, subdivide, consolidate or reclassify any shares of zulily capital stock ;

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  declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution (whether in cash, stock or property or any combination thereof) in respect of any shares of zulily capital stock or other securities of zulily or its subsidiaries or otherwise make any payments to its or their stockholders or other equity holders in their capacity as such, other than dividends and distributions by a direct or indirect wholly owned subsidiary of zulily to zulily or to another direct or indirect wholly owned subsidiary of zulily;

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  (i) incur or otherwise acquire, or modify in any material respect the terms of, any indebtedness or assume, guarantee or endorse or otherwise become responsible for any such indebtedness of any person, make any loans, advances or capital contributions to, or investments in, any other person other than a wholly owned subsidiary of zulily or issue or sell any debt securities or calls, options, warrants, or other rights to acquire any debt securities of zulily or its subsidiaries, enter into any "keep well" or contract to maintain any financial statement condition of another person or enter into any arrangement (including any capital lease) having the economic effect of the foregoing; provided that no indebtedness incurred by zulily or its subsidiaries will have any voting rights associated therewith or (ii) redeem, repurchase, prepay, defease or cancel any indebtedness for borrowed money, other than in the case of clauses (i) and (ii) (A) as required in accordance with its terms or expressly required by the Reorganization Agreement or (B) in the ordinary course of business consistent with past practice;

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  sell, transfer, lease, license, mortgage, pledge, encumber, incur any lien on, or otherwise dispose of, or agree to do any of the foregoing with respect to any of its material properties, assets, licenses, operations, rights, product lines, businesses or interests therein (including intellectual property) except (A) in the ordinary course of business consistent with past practice or (B) dispositions of out of service, obsolete or worthless assets;

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  make any acquisition of, or investment in, a business, by purchase of stock, securities or assets, or by merger, consolidation or contributions to capital, outside the ordinary course of business consistent with past practice from any other person (other than such transactions among zulily and its subsidiaries) with a value or purchase price in excess of $500,000, individually, or $2,500,000 in the aggregate when taken with all other such ordinary course acquisitions or investments, or that would be reasonably expected to prevent or materially delay the closing of the mergers (the "Closing" and the date on which the Closing actually occurs, the "Closing Date") beyond the Outside Date or increase the likelihood of a failure to satisfy the Offer Conditions;

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  make or authorize any payment of, accrual or commitment for, capital expenditures in excess of the amounts included in the annual budget approved by the zulily board of directors attached to zulily's Disclosure Letter, other than payments, accruals, commitments and expenditures in an amount not to exceed $2,500,000 in the aggregate;

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  (i) (A) enter into, materially modify or terminate (except expirations in accordance with its terms) any contract that is or would be a material contract or real property lease, or (B) waive, release or assign any material rights or claims thereunder, other than, in the case of each of clauses (A) and (B), Contracts that may be canceled upon notice of ninety or fewer days and which have no material continuing liabilities or obligations (other than obligations in respect of confidentiality); or (ii) enter into, modify, amend, renew or terminate any contract or waive, release or assign any material rights or claims thereunder, which if so entered into, modified, amended, terminated, waived, released or assigned would reasonably be expected to (A) prevent or materially delay or impair the ability of zulily and its subsidiaries to consummate the Offer, the mergers and the other transactions contemplated by the Reorganization Agreement, or (B) impair in any material respect the ability of zulily and its subsidiaries to conduct their business in the ordinary course consistent with past practice;

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  extend, renew or enter into any contracts containing non-compete or exclusivity provisions that would, or purport to, materially restrict or limit, in any respect, the operations of zulily, its subsidiaries, or their respective affiliates or, upon completion of the transactions contemplated by the Reorganization Agreement, Liberty Interactive or any of its subsidiaries, or their respective affiliates, other than any such extensions, renewals or entering into which is in the ordinary course of business consistent with past practice;

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  increase benefits payable under any existing severance or termination pay policies, employment agreements or other arrangements with any director, employee or officer, except: (i) as required under existing plans and arrangements as of the date of the Reorganization Agreement or as required by applicable law; (ii) as permitted by the Reorganization Agreement; (iii) with respect to salary or wage rate increases or grants, awards or increases of bonuses to non-officer employees in the ordinary course of business consistent with past practice; or (iv) to enter into offer letters and consulting, contractor or indemnification agreements in the ordinary course of business consistent with past practice;

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  enter into or amend any employee benefit plan or any employment, consulting, contractor, indemnification, retention, severance, termination, deferred compensation or other similar agreement with any director, officer, consultant, contractor or employee, except: (i) as required under existing plans and arrangements as of the date of the Reorganization Agreement or as required by applicable law; (ii) as permitted by the Reorganization Agreement; (iii) with respect to salary or wage rate increases or grants, awards or increases of bonuses to non-officer employees in the ordinary course of business consistent with past practice; or (iv) to enter into offer letters and consulting, contractor or indemnification agreements in the ordinary course of business consistent with past practice;

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  grant, award or increase any compensation, equity compensation award, bonus or other benefits (or accelerate the payment or benefits) payable to any director, officer, consultant, contractor or employee, except: (i) as required under existing plans and arrangements as of the date of the Reorganization Agreement or as required by applicable law; (ii) as permitted by the Reorganization Agreement; (iii) with respect to salary or wage rate increases or grants, awards or increases of bonuses to non-officer employees in the ordinary course of business consistent with past practice; or (iv) to enter into offer letters and consulting, contractor or indemnification agreements in the ordinary course of business consistent with past practice;

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  pay, promise to pay or agree to pay any amount to any director, consultant, contractor or officer-level employee unless such payment is required by the express terms of an agreement, plan, program or arrangement that is set forth in zulily's Disclosure Letter as of the date of the Reorganization Agreement or entered into after the date of the Reorganization Agreement in accordance with the Reorganization Agreement or is otherwise made to such individual in the ordinary course of business consistent with past practice;

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  adopt, enter into, modify, amend or terminate any collective bargaining agreement, agreement with any works council or similar labor Contract;

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  settle, or offer or propose to settle any litigation or other proceeding or dispute (other than any litigation or other proceeding or dispute (x) related to taxes, which will be governed by a different provision of the Reorganization Agreement or (y) related to security holder litigation, which will be governed by a different provision of the Reorganization Agreement) (i) for an amount in excess of $500,000 or (ii) which would include any non-monetary relief that would materially affect zulily and its subsidiaries, taken as a whole, from and after the Closing Date;

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  except as required by GAAP, make any change in financial accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of zulily;

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  authorize or adopt, or publicly propose, a plan or agreement of complete or partial liquidation or dissolution of zulily or any of its subsidiaries;

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  (i) make or change any tax election that, individually or in the aggregate, would be reasonably expected to adversely affect in any material respect the tax liability of zulily or any of its subsidiaries, (ii) change any material tax accounting method, (iii) settle or compromise any material U.S. federal, state, local or non-U.S. tax liability or (iv) enter into or amend any agreement or settlement with any taxing authority relating to any material amount of taxes;

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  take any action (or omit to take any action) if such action (or omission) would reasonably be expected to result in any of the Offer Conditions or the conditions to the mergers set forth in the Reorganization Agreement to not be satisfied; or

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  agree, resolve or commit to take any of the actions described above.

Prohibition on Solicitation of Alternative Transactions

        Promptly following the execution of the Reorganization Agreement, zulily will, and will cause its subsidiaries and its and their respective directors and officers, and use reasonable best efforts to cause their respective representatives to (i) immediately cease and cause to be terminated all existing discussions or negotiations with any person (other than Liberty Interactive and its affiliates) conducted prior to the execution of the Reorganization Agreement with respect to any Acquisition Proposal (as defined below) or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal, and (ii) request the prompt return or destruction of all confidential information previously made available by it or on its behalf to any person (other than Liberty Interactive and its affiliates) who entered into a confidentiality or non-disclosure agreement with zulily or its subsidiaries on or after November 15, 2013 in connection with any actual or potential acquisition proposal which remains in effect as of the date of the Reorganization Agreement and either (a) prohibits disclosure to third parties of the counterparty to such agreement or (b) requires the counterparty to return or destroy zulily's confidential materials upon zulily's request (a "Company NDA"). zulily will not terminate, waive, amend, release or modify any material provision of any confidentiality agreement to which zulily, any of its subsidiaries or any of their respective controlled affiliates is a party with any person (other than Liberty Interactive and its affiliates) with respect to any Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal, and will use reasonable best efforts to enforce, to the fullest extent permitted by applicable law, the provisions of any such agreement, including seeking injunctions to prevent any breaches of such agreements (provided, however, that zulily will be entitled to waive any standstill provision included in any such confidentiality agreement or any standstill provision contained in any standstill agreement to which zulily, any of its subsidiaries or any of their respective controlled affiliates is a party with respect to any Acquisition Proposal or any proposal, inquiry or offer that is reasonably likely to lead to an Acquisition Proposal if zulily's board of directors determines that failure to waive such standstill would constitute a breach of its fiduciary duties under applicable law).

        zulily also agreed that, subject to the terms of the Reorganization Agreement, it will not, and will cause its subsidiaries and its and their respective directors and officers not to, and will use reasonable best efforts to cause their respective representatives not to (i) solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any inquiries or the making of any proposal or offer constituting (or that would reasonably be expected to lead to) an Acquisition Proposal, (ii) furnish any non-public information regarding zulily or its subsidiaries to any person (other than Liberty Interactive, its affiliates and representatives and Purchaser's representatives acting in their capacity as such) in connection with or in response to an Acquisition Proposal (or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal), (iii) engage in discussions or negotiations with any person with respect to any Acquisition Proposal (or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal), other than to state that they currently are not permitted to have discussions, (iv) approve, endorse or recommend any Acquisition Proposal (or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal), (v) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal (or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal), (vi) enter into any letter of intent or agreement in principle or any contract with respect to any Acquisition Proposal (or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal), other than a customary confidentiality agreement containing terms substantially similar to, and (taken as a whole) no less favorable to zulily than zulily's confidentiality agreement with Liberty Interactive (an "Acceptable Confidentiality Agreement") or (vii) reimburse or agree to reimburse the expenses of any other person (other than zulily's representatives) in connection with an Acquisition Proposal (or any inquiry, discussion, offer or request that would reasonably be expected to lead to an Acquisition Proposal).

        Notwithstanding anything to the contrary in the Reorganization Agreement, if at any time prior to the acceptance time, (i) zulily receives, after the date of Reorganization Agreement, a bona fide written Acquisition Proposal that was not solicited after the date of Reorganization Agreement, (ii) such Acquisition Proposal did not result from a breach of certain terms of the Reorganization Agreement, (iii) the zulily board of directors determines in good faith (after consultation with outside counsel and a financial advisor, each of nationally recognized reputation) that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal (as defined below) and (iv) the zulily board of directors determines in good faith (after consultation with outside counsel) that the failure to take the actions referred to in the following clause (x) or (y) would constitute a breach of its fiduciary duties under applicable law, then, prior to the acceptance time, zulily may (x) make available information with respect to zulily and its subsidiaries to the person (and its or their directors, officers and representatives and potential financing sources) making such Acquisition Proposal pursuant to an Acceptable Confidentiality Agreement; provided, that any nonpublic information provided or made available to any person given such access shall have been previously provided or made available to Liberty Interactive or shall be provided or made available to Liberty Interactive prior to or concurrently with the time it is provided or made available to such person, and (y) participate in discussions or negotiations with the person (and its or their directors, officers and representatives and potential financing sources) making such Acquisition Proposal regarding such Acquisition Proposal; provided, however, that zulily and its subsidiaries shall, and shall cause its and their respective directors and officers to, and shall use reasonable best efforts to cause their respective representatives to, cease any activities described in the foregoing clause (x) or (y) immediately following the time that the zulily board of directors determines in good faith (after consultation with outside counsel and a financial advisor, each of nationally recognized reputation) that the applicable Acquisition Proposal no longer constitutes or would reasonably be expected to lead to a Superior Proposal. zulily shall promptly (and in any event within thirty-six hours) advise Liberty Interactive of the receipt of any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (including the identity of the person making or submitting such Acquisition Proposal, proposal or offer, and the material terms and conditions thereof) that is made or submitted by any person prior to the acceptance time; provided, however, that zulily shall not be required to provide Liberty Interactive or Purchaser with the identity of the person submitting such Acquisition Proposal, proposal or offer or the details of any such Acquisition Proposal, proposal or offer made or submitted pursuant to any Company NDA so long as the only communications between zulily or any of its directors, officers or representatives and such person relate to (A) such person being informed of zulily's obligations as provided in the Reorganization Agreement and (B) requests that such person waive any provision of such Company NDA that prohibits zulily from complying with certain terms of the Reorganization Agreement. zulily shall keep Liberty Interactive informed, on a reasonably current basis, of the status of, and any financial or other material changes in, any such Acquisition Proposal, proposal or offer, including furnishing copies of all offer letters, term sheets, written proposals or similar documents, in each case, offering or proposing to effect an Acquisition Proposal, and any draft agreements to effect the applicable Acquisition Proposal, proposal or offer exchanged between zulily and the other party making the Acquisition Proposal, proposal or offer.

        An "Acquisition Proposal" is defined in the Reorganization Agreement as any proposal or offer (whether or not in writing), with respect to any (A) merger, consolidation, share exchange, other business combination or similar transaction involving zulily or any of its subsidiaries pursuant to which the holders of the voting power of zulily immediately prior to such transaction own 85% or less of the voting power of the surviving or resulting entity immediately following the transaction, (B) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a subsidiary of zulily or otherwise) of any business or assets of zulily or any of its subsidiaries representing 15% or more of the consolidated revenues, net income or assets of zulily and its subsidiaries, taken as a whole, (C) issuance, sale or other disposition, directly or indirectly, to any person (or the stockholders of any person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 15% or more of the voting power of zulily, (D) transaction in which the holders of the voting power of zulily immediately prior to such transaction own 85% or less of the voting power of zulily immediately following the transaction, (E) transaction in which any person (or the stockholders of any person) will acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the shares of zulily common stock or (F) any combination of the foregoing (in the case of each of clauses (A) through (F), other than the Offer and the mergers).

        A "Superior Proposal" is defined in the Reorganization Agreement as any binding bona fide written offer made by a third party or group pursuant to which such third party or group would own, directly or indirectly, 66% or more of the combined voting power of the outstanding shares of zulily common stock or 66% or more of the assets of zulily and its subsidiaries, (A) on terms which the zulily board of directors determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be more favorable from a financial point of view to the stockholders of zulily than the transactions contemplated by the Reorganization Agreement, taking into account any factors that the zulily board of directors deems appropriate, including (to the extent deemed by the zulily board of directors to be appropriate for consideration) the terms and conditions of such proposal and the Reorganization Agreement (including the termination fee, any changes proposed by Liberty Interactive to the terms of the Reorganization Agreement and the potential time delay and all financial, regulatory, legal and other aspects of such offer), and (B) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such offer, including the likelihood of any necessary financing (including with respect to any indebtedness that could be required to be repaid in connection with the transactions contemplated by such offer) being obtained in a timely manner.

Recommendation of the zulily Board of Directors

        Subject to the terms of the Reorganization Agreement, neither the zulily board of directors nor any committee thereof will (i) (A) fail to make, withhold, withdraw or qualify (or modify in a manner adverse to Liberty Interactive) its recommendation that the holders of shares of zulily common stock accept the Offer and tender their shares of zulily common stock to Purchaser pursuant to the Offer (the "Recommendation"), its determination that the Reorganization Agreement and the other transactions contemplated thereby, including the support agreement, the mergers and the Offer are advisable and in the best interests of zulily and its stockholders (the "Determination") or the approval of the Reorganization Agreement, the Offer or any of the other transactions contemplated thereby or (B) adopt, approve or recommend or publicly propose to adopt, approve or recommend any Acquisition Proposal, (ii) cause or permit zulily to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement or other agreement with respect to an Acquisition Proposal, other than an Acceptable Confidentiality Agreement, (iii) take any action to make the provisions of any antitakeover laws or any restrictive provision of any applicable antitakeover provision in the certificate of incorporation or bylaws of zulily, inapplicable to any transactions contemplated by an Acquisition Proposal (including approving any transaction under the DGCL) or (iv) resolve, agree or propose to take any such actions (each such action set forth in this paragraph being referred to as an "adverse recommendation change"). However, the following will not constitute an adverse recommendation change: (A) any "stop, look and listen" disclosure in compliance with Rule 14d-9(f) under the Securities Act and (B) any communication by zulily that expressly continues to recommend the Offer.

        Subject to the terms of the Reorganization Agreement, at any time prior to the acceptance time, if the zulily board of directors determines in good faith (after consultation with outside counsel of nationally recognized reputation) that the failure to do so would constitute a breach of its fiduciary duties, then, prior to the acceptance time, the zulily board of directors may (i) make an adverse recommendation change in response to a material event, fact, development or occurrence occurring after the date of the Reorganization Agreement that was not known to or was not reasonably foreseeable by (or the material consequences of which were not known or reasonably foreseeable by) the zulily board of directors as of the date of the Reorganization Agreement and becomes known to the zulily board of directors after the date of the Reorganization Agreement and prior to the acceptance time (other than any matter relating to an Acquisition Proposal) (an "Intervening Event") or (ii) (solely in response to a Superior Proposal (as defined below) received on or after the date of the Reorganization Agreement that has not been withdrawn or abandoned and that did not result from a breach of certain terms of the Reorganization Agreement which are summarized above in "Prohibition on Solicitation of Alternative Transactions"), make an adverse recommendation change and, on or after the forty-fifth day after the zulily board of directors has effected an adverse recommendation change relating to a Superior Proposal (the "Cut-Off Date"), terminate the Reorganization Agreement in order to enter into a definitive agreement with respect to the Superior Proposal in accordance with the terms of the Reorganization Agreement. Neither the zulily board of directors nor any committee thereof will make an adverse recommendation change or (solely in response to a Superior Proposal received on or after the date of the Reorganization Agreement that has not been withdrawn or abandoned and that did not result from a breach of certain terms of the

Reorganization Agreement which are summarized above in "Prohibition on Solicitation of Alternative Transactions") terminate the Reorganization Agreement unless zulily has first complied with the terms of the Reorganization Agreement described in the next paragraph and, after so complying, the zulily board of directors determines in good faith (after consultation with outside counsel of nationally recognized reputation) that the failure to do so would constitute a breach of its fiduciary duties and, in the case of an adverse recommendation change or termination pursuant to the foregoing clause (ii) of this paragraph, such Acquisition Proposal continues to constitute a Superior Proposal.

        The zulily board of directors will not (i) make an adverse recommendation change in response to an Intervening Event, unless zulily has first (A) provided Liberty Interactive four business days' prior written notice advising Liberty Interactive that it intends to effect an adverse recommendation change, which notice specifies, in reasonable detail, the reasons therefor (it being understood that the delivery of such notice will not itself constitute an adverse recommendation change), and (B) during such four business day period, negotiated, and has caused its representatives to negotiate in good faith any written proposal by Liberty Interactive to amend the terms and conditions of the Reorganization Agreement in a manner that would obviate the need to effect an adverse recommendation change and (C) after complying with the foregoing clauses (A) and (B), at the end of such four business day period, the zulily board of directors has again reaffirmed its determination to make an adverse recommendation change in response to an Intervening Event in light of the revisions to the terms of the Reorganization Agreement to which Liberty Interactive has committed to in a binding written document or (ii) make an adverse recommendation change and, on or after the Cut-Off Date, terminate the Reorganization Agreement in order to enter into a definitive agreement with respect to a Superior Proposal in accordance with the terms of the Reorganization Agreement unless (A) zulily has first provided written notice to Liberty Interactive advising Liberty Interactive that zulily has received a Superior Proposal, specifying its material terms and conditions, identifying the person making the Superior Proposal and providing copies of any proposed agreements which are intended to effect the Superior Proposal, and that the zulily board of directors has made the determination described in the foregoing clause (ii) of this paragraph (it being understood that delivery of such notice will not itself constitute an adverse recommendation change), (B) zulily has negotiated, and caused its representatives to negotiate, during the four business day period following Liberty Interactive's receipt of the such notice (the "Notice Period"), in good faith with Liberty Interactive any written proposal to amend the terms of the Reorganization Agreement (to the extent Liberty Interactive wishes to do so) so that such Acquisition Proposal no longer constitutes a Superior Proposal, and (C) after complying with the foregoing clauses (ii)(A) and (ii)(B) of this paragraph, the zulily board of directors has again reaffirmed its determination described in the foregoing clause (ii) of this paragraph in light of the revisions to the terms of the Reorganization Agreement to which Liberty Interactive has committed in a binding written document. If any material revisions are made to an Acquisition Proposal, zulily will deliver a new written notice to Liberty Interactive and will comply with the provisions summarized in this paragraph with respect to Superior Proposals, except that the Notice Period will be two business days.

        zulily agrees that it will take all actions necessary so that any adverse recommendation change will not change the approval of the Reorganization Agreement or any other approval of the zulily board of directors or any committee thereof in any respect that would have the effect of causing any antitakeover laws of any state (including Delaware) to be applicable to the transactions contemplated by the Reorganization Agreement, including the Offer and the mergers.

        Nothing described above will prohibit the zulily board of directors from taking and disclosing a position contemplated by Item 1012(a) of Regulation M-A, Rule 14e-2(a) under the Exchange Act or Rule 14d-9 under the Exchange Act or making any disclosure to its stockholders required pursuant to applicable Law; provided, however, that any such disclosure (other than a "stop, look and listen" communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) will be deemed to be an adverse recommendation change unless the zulily board of directors expressly reaffirms the Recommendation and rejects any Acquisition Proposal that has not then been withdrawn within three business days after such disclosure; provided, further that neither zulily nor the zulily board of directors (or any committee thereof) will be permitted to recommend that the stockholders of zulily tender any securities in connection with any tender or exchange offer other than the Offer (or otherwise approve, endorse or recommend any Acquisition Proposal), unless in each case, in connection therewith, the zulily board of directors effects an adverse recommendation change in accordance with the terms of the Reorganization Agreement.

Certain Notifications

        Liberty Interactive and zulily will each give prompt notice to the other party if any of the following occur after the date of the Reorganization Agreement and prior to the first effective time: (i) receipt of any written notice to the receiving party from any third person alleging that the consent or approval of such third person is or may be required in connection with the Offer, the mergers and the other transactions contemplated by the Reorganization Agreement and obtaining such consent would (in the good faith determination of such party) reasonably be expected to prevent or materially delay the consummation of the Offer, the mergers or the other transactions contemplated by the Reorganization Agreement; (ii) receipt of any notice or other communication from any governmental entity or the Nasdaq Global Select Market (or any other securities market) regarding the Offer, the mergers and the other transactions contemplated by the Reorganization Agreement; or (iii) the occurrence of an event which would or would reasonably be expected to prevent or materially delay the consummation of the Offer, the mergers or the other transactions contemplated by the Reorganization Agreement.

Access to Information

        Subject to certain limitations contained in the Reorganization Agreement, upon reasonable notice and subject to applicable laws relating to the exchange of information, Liberty Interactive and zulily will afford to the other party and its affiliates and their respective representatives, during normal business hours upon reasonable advance notice during the period from the date of the Reorganization Agreement until the earlier to occur of the first effective time and the termination of the Reorganization Agreement in accordance with its terms, reasonable access (including for the purpose of coordinating transition planning with management-level employees) to its and its subsidiaries' properties, books, contracts, commitments and records, and to its and its subsidiaries' officers, management-level employees, accountants, counsel and other representatives and, during such period, each party will promptly make available to the other party, subject, in the case of competitively sensitive information, to any "clean-room" arrangements agreed between the parties, (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel, in the case of each of clauses (i) and (ii), as the other party may reasonably request.

Directors' and Officers' Indemnification and Insurance

        Liberty Interactive has agreed that all rights to exculpation, indemnification or advancement of expenses arising from, relating to, or otherwise in respect of, acts or omissions occurring prior to the first effective time now existing in favor of the current or former directors or officers of zulily or any of its subsidiaries and any person who becomes a director or officer of zulily or its subsidiaries prior to the first effective time (collectively, together with their respective heirs, executors and administrators, the "Indemnified Parties") as provided in their respective organizational documents or any indemnification or similar agreements will survive the mergers and will continue in full force and effect in accordance with their terms, and Liberty Interactive will cause the Surviving Company to comply therewith. From and after the first effective time, Liberty Interactive will, and will cause the Surviving Company to, indemnify and hold harmless, to the fullest extent permitted by applicable law, each of the Indemnified Parties against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim or proceeding, whether civil, criminal, administrative or investigative, arising out of or related to the fact that such person is or was a director or officer of zulily or its subsidiaries and pertaining to matters existing or occurring or actions or omissions taken prior to the first effective time, including (A) the Reorganization Agreement and the transactions contemplated thereby, and (B) actions to enforce the rights to indemnification described in this paragraph or any other indemnification or advancement right of any Indemnified Party. In addition, Liberty Interactive will, and will cause the Surviving Company to, advance expenses to the Indemnified Parties as incurred to the fullest extent permitted by applicable law; provided that the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by a final and nonappealable judicial determination that such Indemnified Party is not entitled to indemnification. For a period of no less than six years from the first effective time, Liberty Interactive will cause the Surviving Company to maintain in effect the exculpation, indemnification and advancement of expenses provisions of zulily's organizational documents or any indemnification or similar agreements in effect as of the date of the Reorganization Agreement between any Indemnified Party and zulily or its subsidiaries that are set forth in zulily's Disclosure Letter, and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of such Indemnified Parties; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any proceeding pending or asserted or any claim made within such period will continue until the final disposition of such proceeding.

        Prior to the first effective time zulily may, and if zulily does not, Liberty Interactive will cause the Surviving Company as of immediately following the second effective time to, obtain and fully pay for, at no expense to the beneficiaries, non-cancellable "tail" insurance policies with a claims period of at least six years from and after the first effective time from insurance carriers with the same or better credit ratings as zulily's current insurance carriers with respect to directors' and officers' liability insurance policies and fiduciary liability insurance policies (collectively, "D&O Insurance"), for the persons who are covered by zulily's existing D&O Insurance, with terms, conditions, retentions and levels of coverage at least as favorable to the insured individuals as zulily's existing D&O Insurance with respect to matters existing or occurring at or prior to the first effective time (including in connection with the Reorganization Agreement or the transactions contemplated thereby); provided, however, that in no event will zulily, or the Surviving Company, as the case may be, be required to pay, for such "tail" insurance policies a one-time premium in excess of 300% of zulily's current annual premium for D&O Insurance (the "Premium Cap"). If zulily and the Surviving Company for any reason fail to obtain such "tail" insurance policies as of the first effective time, the Surviving Company will, and Liberty Interactive will cause the Surviving Company to, continue to maintain in effect, at no expense to the beneficiaries, D&O Insurance for a period of at least six years from and after the first effective time for the persons who are covered by zulily's existing D&O Insurance, with terms, conditions, retentions and levels of coverage at least as favorable as provided in such existing D&O Insurance, from insurance carriers with the same or better credit ratings as zulily's current D&O Insurance carriers; provided, however, that the Surviving Company will not be required to pay for such D&O Insurance an annual premium in excess of Premium Cap, in which case the Surviving Company will, and Liberty Interactive will use its reasonable best efforts to cause the Surviving Company to maintain in effect, at no expense to the beneficiaries, for a period of at least six years from the first effective time for the persons who are covered by zulily's existing D&O Insurance, D&O Insurance with the best overall terms, conditions, retentions and levels of coverage reasonably available for an annual premium equal to the Premium Cap.

Employee Benefits

        For a period commencing on the first effective time, and ending on the first anniversary of the consummation of the mergers, each employee of zulily and its subsidiaries who remains in the active employment of the Surviving Company and its subsidiaries (the "Continuing Employees") will receive an annual rate of salary or wages and annual incentive opportunities, and employee benefits (other than equity-based awards) that are no less favorable, in the aggregate, than the annual rate of salary or wages and annual incentive opportunities, and employee benefits (other than equity-based awards) provided by zulily and its subsidiaries on the date of the Reorganization Agreement.

        For a period commencing on the first effective time, and ending on the first anniversary of the consummation of the mergers, Liberty Interactive or the Surviving Company, as applicable, will provide or cause to be provided, to each Continuing Employee whose employment is terminated by zulily for reasons other than cause, death or disability, severance benefits that are no less favorable than the severance benefits set forth in zulily's Disclosure Letter.

        As of the first effective time, Liberty Interactive will use its commercially reasonable efforts to cause its and any of its subsidiaries' third party insurance providers or third party administrators to waive all limitations as to any pre-existing condition or waiting periods in its applicable welfare plans with respect to participation and coverage requirements applicable to each Continuing Employee under any welfare plans that such employees may be eligible to participate in after the first effective time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the first effective time under any comparable employee benefit plan. In addition, as of the first effective time, Liberty Interactive will, and will cause the Surviving Company and any applicable subsidiary of zulily to, give Continuing Employees full credit for purposes of eligibility and vesting (but, not for benefit accrual purposes under any defined benefit pension plan) under any employee benefit and compensation plans or arrangements maintained by Liberty Interactive or an applicable subsidiary of Liberty Interactive that such employees may be eligible to participate in after the first effective time for such Continuing Employees' service with zulily or its subsidiaries to the same extent that such service was credited for purposes of any comparable employee benefit plan immediately prior to the first effective time.

        The foregoing provisions will not limit the right of Liberty Interactive or any subsidiary of Liberty Interactive to amend or terminate any specific employee benefit plan that Liberty Interactive or a subsidiary of Liberty Interactive would otherwise have under the terms of such employee benefit plan, nor will any of the foregoing provisions require the continuation of the employment of any particular Continuing Employee. None of the foregoing provisions will amend any employee benefit plan of Liberty Interactive or any subsidiary of Liberty Interactive or other compensation or benefit plan or arrangement for any purpose.

Rule 14d-10 Matters

        The Reorganization Agreement also provides that prior to the acceptance time, zulily (acting through zulily board of directors or its compensation committee) will take all such steps as may be required to cause to be exempt under Rule 14d-10(d) promulgated under the Exchange Act any employment compensation, severance or employee benefit arrangements, including certain employment arrangements, that have been or will be entered into after the date of the Reorganization Agreement by zulily or its subsidiaries with current or future directors, officers or employees of zulily or its subsidiaries and to ensure that any such arrangements fall within the safe harbor provisions of such rule.

Section 16 Matters

        Prior to the first effective time, Liberty Interactive and zulily will take all such steps as may be required to cause any dispositions of zulily common stock (including derivative securities with respect to zulily common stock) or acquisitions of Series A QVC Group common stock (including derivative securities with respect to Series A QVC Group common stock) resulting from the transactions contemplated by the Reorganization Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to zulily or will become subject to such reporting requirements with respect to Liberty Interactive, to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable law.

Security Holder Litigation

        In the event that any litigation related to the Reorganization Agreement, the mergers, the Offer or the other transactions contemplated by the Reorganization Agreement is brought against zulily and/or its directors by security holders of zulily, zulily will promptly notify Liberty Interactive of such litigation and will keep Liberty Interactive reasonably informed on a current basis with respect to the status thereof. zulily will give Liberty Interactive the opportunity to participate, subject to a customary joint defense agreement, in, but not control, the defense and settlement of any such litigation against zulily and/or its directors by security holders of zulily and no such settlement will be agreed to by zulily or any of its subsidiaries without Liberty Interactive's prior written consent, which consent will not be unreasonably withheld, conditioned or delayed.

Antitakeover Statute

        If any antitakeover law is or may become applicable to the Reorganization Agreement (including the mergers, the Offer and the other transactions contemplated thereby), each of zulily, Liberty Interactive and each Merger Sub and their respective boards of directors or member, as applicable, will grant all such approvals and take all such actions as are reasonably necessary so that the transactions contemplated by the Reorganization Agreement may be consummated as promptly as practicable on the terms contemplated by the Reorganization Agreement, and otherwise act reasonably to eliminate or minimize the effects of such antitakeover law on such transactions.

Financing Matters

        At any time prior to the first effective time, zulily may, in its sole discretion, commence (or, at zulily's election in its sole discretion, cooperate in good faith with and assist Liberty Interactive, Purchaser and Merger Sub 2 and each of their respective representatives in commencing at Liberty Interactive's sole expense) after the date hereof a solicitation of a consent and amendment to that certain Credit Agreement, dated as of January 23, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the "zulily Credit Agreement"), among zulily, the lenders party thereto, Citibank, N.A., as administrative agent, lead arranger, sole book runner, collateral agent and letter of credit issuer thereunder, and Merrill Lynch, Pierce, Fenner & Smith, as syndication agent thereunder, on such terms and conditions reasonably requested by Liberty Interactive and acceptable to zulily. Alternatively, at any time prior to the first effective time zulily may, in its sole discretion, (A) (1) repay in full (or in the case of any letters of credit issued thereunder, cash collateralize, to the extent that Liberty Interactive has not entered into an alternative arrangement with the issuing bank) all obligations then outstanding under the zulily Credit Agreement, (2) cause the release of any and all liens securing such obligations under the zulily Credit Agreement, and (3) terminate the zulily Credit

Agreement or (B) obtain a payoff letter in customary form from the agent under the zulily Credit Agreement.

        In addition, at any time prior to the first effective time, zulily may, in its sole discretion, commence (or, at zulily's election in its sole discretion, cooperate in good faith with and assist Liberty Interactive, Purchaser and Merger Sub 2 and each of their respective representatives in commencing at Liberty Interactive's sole expense) after the date hereof a solicitation of a consent to that certain Agreement for Letters of Credit, dated as of April 30, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the "L/C Agreement"), between zulily and Citibank, N.A. (in such capacity, the "L/C Issuer"), on such terms and conditions reasonably requested by Liberty Interactive and acceptable to zulily. Alternatively, zulily may, in its sole discretion, (A)(1) repay in full all obligations then outstanding under the L/C Agreement (or in the case of any letters of credit issued thereunder, cash collateralize such letters of credit, to the extent that Liberty Interactive has not entered into an alternative arrangement with the issuing bank), (2) cause the release of any and all liens securing such obligations under the L/C Agreement, and (3) terminate the L/C Agreement or (B) obtain a payoff letter in customary form from the L/C Issuer.

Reasonable Best Efforts

        The Reorganization Agreement provides that, subject to the terms and conditions of the Reorganization Agreement, each of Liberty Interactive and zulily will, and will cause their respective subsidiaries to use reasonable best efforts to (i) take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Offer and the mergers and, subject to the conditions set forth in the Reorganization Agreement, to consummate the transactions contemplated by the Reorganization Agreement, including the Offer and the mergers, as promptly as practicable and (ii) obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity which is required to be obtained by Liberty Interactive or zulily or any of their respective subsidiaries in connection with the Offer and the mergers and the transactions contemplated by the Reorganization Agreement, and to comply with the terms and conditions of any such consent, authorization, order or approval. To the extent necessary in order to accomplish the foregoing, Liberty Interactive and zulily will use their respective reasonable best efforts to jointly propose, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, the sale, divestiture, license or disposition of, or prohibition or limitation on the ownership or operation by Liberty Interactive and zulily or any of their respective subsidiaries of, any portion of the business, properties or assets of Liberty Interactive, zulily or any of their respective subsidiaries; provided, however, that neither Liberty Interactive nor zulily will be required to propose, commit to or effect any action that is not conditioned upon the consummation of the Offer or the mergers.

        The Reorganization Agreement also provides that (i) zulily will use reasonable efforts to terminate its investor rights agreement, (ii) Liberty Interactive will file a Form S-8 with the SEC relating to the shares of Series A QVC Group common stock underlying the zulily options and restricted stock units no later than 10 business days following the consummation of the first merger, and (iii) Liberty Interactive will file a notification of listing of additional shares with the Nasdaq Global Select Market with respect to the shares of Series A QVC Group common stock to be issued in connection with the Offer and the first merger, including shares to be issued upon the exercise of zulily options and zulily RSUs.

        Additionally, Liberty Interactive and zulily will, subject to the terms and conditions of the Reorganization Agreement, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of the Reorganization Agreement, the transactions contemplated by the Reorganization Agreement, including using reasonable best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated thereby and using reasonable best efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated thereby or seeking material damages.

Conditions to Consummation of the Merger

        The Reorganization Agreement provides that the respective obligations of Liberty Interactive, Purchaser, Merger Sub 2 and zulily to effect the mergers are subject to the satisfaction at or prior to the consummation of the mergers of the following conditions, any and all of which may be waived, in whole or in part, by Liberty Interactive, the Merger Subs or zulily, as the case may be, to the extent permitted by applicable law: (1) all approvals, authorizations and consents of any governmental entity required to consummate the mergers will have been obtained and remain in full force and effect, and all statutory waiting periods relating to such approvals, authorizations and consents will have expired or been terminated; (2) no court or other governmental entity of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) that is in effect that restrains, enjoins or otherwise prohibits or makes illegal the consummation of the mergers or any of the other transactions contemplated by the Reorganization Agreement; and (3) Purchaser will have accepted for payment all shares of zulily common stock validly tendered and not validly withdrawn pursuant to the Offer.

Termination of the Reorganization Agreement

        The Reorganization Agreement may be terminated, and the Offer, the mergers and the other transactions contemplated thereby may be abandoned, whether before or after the adoption of the Reorganization Agreement by the sole stockholder of Purchaser, at any time prior to the acceptance time only as authorized by the board of directors of zulily or Purchaser, or the sole member of Merger Sub 2, as follows:

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  by mutual written consent of Liberty Interactive, zulily, Purchaser and Merger Sub 2;

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  by either Liberty Interactive or zulily:

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  if any governmental entity of competent jurisdiction has issued an order permanently restraining, enjoining or otherwise prohibiting the Offer or the mergers and such order has become final and non-appealable;

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  if, the Offer has expired or has been terminated in accordance with the terms of the Reorganization Agreement without the Minimum Tender Condition having been satisfied and the other Offer Conditions having been satisfied or waived by Liberty Interactive; or

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  if the acceptance time has not occurred on or before the Outside Date (provided, however, that this right to terminate the Reorganization Agreement will not be available to any party that has breached its obligations in any material respect under the Reorganization Agreement in any manner that has proximately caused or resulted in the failure of the acceptance time to have occurred on or before the Outside Date);

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  by Liberty Interactive, at any time prior to the acceptance time:

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  if (A) (x) any of the representations or warranties of zulily are untrue or inaccurate on the date of the Reorganization Agreement or becomes untrue or inaccurate, or (y) zulily has breached or failed to perform any of its covenants or agreements set forth in the Reorganization Agreement to be performed or complied with on or prior to the expiration time, in each case such that certain Offer Conditions would not be satisfied; and (B) if curable, such inaccuracy or breach is not cured in a manner to permit such Offer

      Conditions to be satisfied within thirty calendar days after written notice to zulily (or, if less, the number of calendar days remaining until the Outside Date) describing in reasonable detail such inaccuracy or breach; provided that Liberty Interactive will not have the right to terminate the Reorganization Agreement pursuant to this paragraph if Liberty Interactive, Purchaser or Merger Sub 2 is then in material breach of any of its covenants or agreements set forth in the Reorganization Agreement

    •
    if, after the date of the Reorganization Agreement, the zulily board of directors or any committee thereof has (A) effected an adverse recommendation change (whether or not permitted to do so under the terms of the Reorganization Agreement), (B) adopted, approved, endorsed, declared advisable or recommended to zulily's stockholders an Acquisition Proposal other than the Offer, (C) failed to publicly reaffirm its recommendation of the Reorganization Agreement within ten business days following receipt of a written request by Liberty Interactive to provide such reaffirmation in connection with the public announcement of an Acquisition Proposal, (D) failed to include in the Schedule 14D-9 the zulily board of directors' Determination or Recommendation, or (E) failed to recommend against a competing tender offer or exchange offer for 15% or more of the outstanding capital stock of zulily within ten business days after commencement of such offer (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders); or

    •
    if zulily breaches certain provisions of the Reorganization Agreement summarized in "Prohibition on Solicitation of Alternative Transactions" and "Recommendation of the zulily board of directors of Directors" above that results in the making of an Acquisition Proposal; or

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  by zulily, at any time prior to the acceptance time:

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  in the event that (A) Liberty Interactive or any Merger Sub has not performed or complied in all material respects with all agreements and covenants required by the Reorganization Agreement to be performed or complied with by it on or prior to the expiration time, or (B) any of the representations and warranties of Liberty Interactive, Purchaser or Merger Sub 2 set forth in the Reorganization Agreement has become inaccurate, which inaccuracy, together with any other inaccuracies, would reasonably be expected to have a Liberty Interactive Material Adverse Effect (as defined below); provided, in the case of clause (A) or (B) above, if curable, such inaccuracy or breach is not cured within thirty calendar days after written notice to Liberty Interactive, Purchaser and Merger Sub 2 (or, if less, the number of calendar days remaining until the Outside Date) describing in reasonable detail such inaccuracy or breach; provided, further, that zulily will not have the right to terminate the Reorganization Agreement pursuant to this paragraph if it is then in material breach of any of its covenants or agreements set forth in the Reorganization Agreement;

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  in the event that there is any change, state of facts, condition, event, circumstance, effect, occurrence or development after the date of the Reorganization Agreement that has had, or would reasonably be expected to have, individually or in the aggregate, a Liberty Interactive Material Adverse Effect; or

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  at any time after the Cut-Off Date, subject to compliance with the terms of the Reorganization Agreement, in order to accept a Superior Proposal and enter into a definitive agreement providing for the consummation of the transaction contemplated by such Superior Proposal (the "Specified Definitive Acquisition Agreement") if: (A) zulily board of directors authorizes zulily, subject to compliance with the terms of the Reorganization Agreement, to enter into a Specified Definitive Acquisition Agreement, (B) either substantially concurrently with or prior to the termination of the Reorganization

      Agreement zulily enters into such Specified Definitive Acquisition Agreement with respect to such Superior Proposal and (C) zulily, substantially concurrently with or immediately prior to such termination, pays to Liberty Interactive $79,000,000.

        The party desiring to terminate the Reorganization Agreement must give notice of such termination and the applicable provisions of the Reorganization Agreement being relied on to terminate the Reorganization Agreement to the other parties. In the event of termination of the Reorganization Agreement, the Reorganization Agreement will become void and have no effect, without any liability or obligation on the part of Liberty Interactive, Purchaser, Merger Sub 2 or zulily (or any stockholder, director, officer, employee, agent, consultant or representative of such party), except that the provisions of the Reorganization Agreement related to publicity, termination of the Reorganization Agreement, the termination fee, extension of time for the performance of the obligations of the parties and miscellaneous provisions (and the existing confidentiality agreement between zulily and Liberty Interactive) will survive the termination of the Reorganization Agreement. Notwithstanding the foregoing, nothing contained in the Reorganization Agreement will relieve any party to the Reorganization Agreement of liability for a willful breach of its covenants or agreements set forth in the Reorganization Agreement prior to such termination or for fraud.

        "Liberty Interactive Material Adverse Effect" is defined in the Reorganization Agreement as any event, change, effect, development, state of facts, circumstance or occurrence that, individually or in the aggregate with all other events, changes, effects, developments, states of facts, circumstances and occurrences, constitutes a material adverse effect on (i) the ability of Liberty Interactive or Purchaser to consummate the Offer, the mergers and the other transactions contemplated by the Reorganization Agreement or (ii) the business, results of operations or financial condition of Liberty Interactive and its subsidiaries, taken as a whole; provided that in no event will any event, change, effect, development, state of facts, circumstance or occurrence resulting from any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has occurred, a Liberty Interactive Material Adverse Effect: (A) any changes in global, national or regional, political or economic conditions, including securities, credit, financial or other capital markets conditions, (B) any changes in conditions generally affecting the industries in which Liberty Interactive and its subsidiaries operate, (C) other than with respect to certain provisions of the Reorganization Agreement, the execution and delivery of the Reorganization Agreement, the performance by any party of its obligations thereunder and on consummation of the transactions contemplated by the Reorganization Agreement or the public announcement or pendency of the Offer, the mergers or any of the other transactions contemplated by the Reorganization Agreement, including the impact thereof on the relationships, contractual or otherwise, of Liberty Interactive and its subsidiaries with its employees or with any other third party, (D) any changes in, or any compliance with actions taken for the purpose of complying with, any law or GAAP (or interpretations thereof), (E) the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (F) any decline in the market price or trading volume of the shares of Series A QVC Group common stock or the Series A Liberty Ventures common stock on the Nasdaq Global Select Market (provided that the exception in this clause (F) will not prevent or otherwise affect a determination that any change, effect or development underlying such decline has resulted in or contributed to a Liberty Interactive Material Adverse Effect), (G) any failure of Liberty Interactive to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics (provided that the exception in this clause (G) will not prevent or otherwise affect a determination that any change, effect or development underlying such failure has resulted in or contributed to a Liberty Interactive Material Adverse Effect), (H) compliance with the terms of the Reorganization Agreement, including the taking of any action expressly required by, or the failure to take any action expressly prohibited by, the Reorganization Agreement, or the taking of any action at the written request or with the prior written consent of zulily, (I) any change resulting or arising from the identity of zulily; except, in the cases of clauses (A), (B), (D) and (E), to the extent that Liberty Interactive and its subsidiaries, taken as a whole, are disproportionately adversely affected thereby in any material respect as compared to other participants in the industries in which Liberty Interactive and its subsidiaries operate (in which case, only the incremental disproportionate impact may be taken into account in determining whether there has been a Liberty Interactive Material Adverse Effect).

Termination Fees

        Except as otherwise provided in the Reorganization Agreement, all fees and expenses incurred in connection with the Reorganization Agreement, the Offer, the mergers and the other transactions contemplated thereby will be borne and timely paid by the party incurring such fees or expenses, whether or not the Offer or the mergers are consummated. For purposes of this summary of the termination fees in the Reorganization Agreement, the Reorganization Agreement provides that references to an "Acquisition Proposal" has the same meaning described above, except that references to "15%" are replaced by references to "50%" and references to "85%" are replaced by references to "50%."

        In the event that:

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  (A) a bona fide Acquisition Proposal is made directly to zulily's stockholders, otherwise publicly disclosed or otherwise publicly communicated to zulily, the zulily board of directors or a committee thereof and, in each case, is not withdrawn, (B) the Reorganization Agreement is thereafter terminated by zulily or Liberty Interactive because the Offer has expired or has been terminated in accordance with the terms of the Reorganization Agreement without the Minimum Tender Condition having been satisfied and the other Offer Conditions having been satisfied or waived by Liberty Interactive and (C) if, concurrently with or within twelve months after the date of any such termination, (x) zulily or any of its subsidiaries enters into a definitive agreement with respect to any Acquisition Proposal, or (y) any Acquisition Proposal is consummated, zulily must pay to Liberty Interactive or its designee $79,000,000 concurrently with the consummation of such Acquisition Proposal;

  •
  (A) a bona fide Acquisition Proposal is made directly to zulily's stockholders, otherwise publicly disclosed or otherwise publicly communicated to zulily, the zulily board of directors or a committee thereof, and, in each case, is not withdrawn, and (B) the Reorganization Agreement is thereafter terminated by Liberty Interactive because zulily has breached or failed to perform any of its covenants or agreements set forth in the Reorganization Agreement to be performed or complied with on or prior to the expiration time, in each case such that certain Offer Conditions would not be satisfied), then, if, concurrently with or within twelve months after the date of any such termination, (x) zulily or any of its subsidiaries enters into a definitive agreement with respect to any Acquisition Proposal, or (y) any Acquisition Proposal is consummated, zulily must pay to Liberty Interactive or its designee $79,000,000 concurrently with the consummation of such Acquisition Proposal;

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  the Reorganization Agreement is terminated by Liberty Interactive because (i) the zulily board of directors or any committee thereof (A) effected an adverse recommendation change (whether or not permitted to do so under the terms of the Reorganization Agreement), (B) adopted, approved, endorsed, declared advisable or recommended to zulily's stockholders an Acquisition Proposal other than the Offer, (C) failed to publicly reaffirm its recommendation of the Reorganization Agreement within ten business days following receipt of a written request by Liberty Interactive to provide such reaffirmation in connection with the public announcement of an Acquisition Proposal, (D) failed to include in the Schedule 14D-9 the Determination or the Recommendation, or (E) failed to recommend against a competing tender offer or exchange offer for 15% or more of the outstanding capital stock of zulily within ten business days after commencement of such offer (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) or (ii) zulily breaches certain provisions of the Reorganization Agreement summarized above in "Prohibition on Solicitation of Alternative Transactions" and "Recommendation of the zulily board of directors of Directors" that results in the making of an Acquisition Proposal, zulily must pay to Liberty Interactive or its designee $79,000,000 within two business days after such termination; and

  •
  the Reorganization Agreement is terminated by zulily at any time after the Cut-Off Date, subject to compliance with the Reorganization Agreement, in order to accept a Superior Proposal and enter into a Specified Definitive Acquisition Agreement, zulily must pay to Liberty Interactive or its designee $79,000,000 in accordance with the terms of the Reorganization Agreement.

 OTHER AGREEMENTS RELATED TO THE TRANSACTION

Support Agreement

        In order to induce Liberty Interactive and Purchaser to enter into the Reorganization Agreement, the two founders of zulily, Darrell Cavens, zulily's President and Chief Executive Officer and a member of its board of directors, and Mark Vadon, zulily's Chairman of the Board, have entered into the support agreement with Liberty Interactive and Purchaser, and with respect to certain provisions of the support agreement, zulily, solely in their capacity as a zulily stockholder. The following is a summary of the support agreement. The following summary does not purport to be a complete description of the terms and conditions of the support agreement and is qualified in its entirety by reference to the support agreement, a copy of which is included as Annex B of this prospectus/offer to exchange, and incorporated herein by reference.

        Pursuant to the terms of the support agreement, which covers all of the shares of zulily common stock owned by Messrs. Cavens and Vadon and their respective affiliates, each of Messrs. Cavens and Vadon has agreed:

  •
  to cause all such shares of zulily common stock to be tendered into the Offer promptly following his receipt of notice from Liberty Interactive or Purchaser that, subject to the tender of such shares, all of the conditions to the Offer are or will be satisfied or, where permissible, waived;

  •
  not to withdraw any of such shares from the Offer, unless the board of directors of zulily makes an adverse recommendation change;

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  if the board of directors of zulily makes an adverse recommendation change, to tender (or if such action occurs after all of the shares subject to the support agreement have been tendered into the Offer, withdraw) a number of shares such that the number of shares tendered pursuant to the support agreement constitute, in the aggregate, 34.99% of the total voting power of the outstanding shares of zulily common stock (treating for this purpose all shares of zulily Class B common stock tendered into the Offer and not withdrawn in accordance with the support agreement as converted into zulily Class A common stock on a one-for-one basis); and

  •
  to certain restrictions on the encumbering or disposing of any of such shares of zulily common stock prior to the termination of the support agreement.

        The shares subject to the support agreement represent approximately 0.6% of the Class A shares and 98.0% of the Class B shares of zulily common stock outstanding as of August 28, 2015, or 87.5% of the voting power of all outstanding shares of zulily common stock as of August 28, 2015 (44.7% if all shares of zulily Class B common stock subject to the support agreement are treated as converted into zulily Class A common stock on a one-for-one basis at the time they are accepted for exchange pursuant to the Offer). Hence, absent an adverse recommendation change, the tender into the Offer of the shares of zulily common stock subject to the support agreement will constitute a substantial portion of the number of shares required to satisfy the Minimum Tender Condition.

Lock-Up Agreements

        In order to induce Liberty Interactive and Purchaser to enter into the Reorganization Agreement, each of Messrs. Cavens and Vadon, together with certain of their affiliates (together, the "Founders"), entered into a lock-up agreement with Liberty Interactive, solely in such person's capacity as a zulily stockholder (the "lock-up agreements"). The following summary of the lock-up agreements does not purport to be a complete description of the terms and conditions of those agreements and is qualified in its entirety by reference to the lock-up agreements, copies of which have been filed as Exhibits 99.8 and 99.9 to this prospectus/offer to exchange, and incorporated herein by reference.

        Pursuant to the terms of the Reorganization Agreement and in common with other zulily stockholders, the Founders will receive the Offer Consideration in exchange for the shares of zulily common stock that they validly tender (and do not validly withdraw) in the Offer upon consummation of the Offer. Pursuant to the terms of the lock-up agreements, the Founders have agreed that with respect to the shares of Series A QVC Group common stock that they receive in the Offer (the "Lock-up Shares), exclusive of shares of Series A QVC Group common stock issued to the Founders solely as a result of any adjustment to the Offer Consideration due to appraisal demands by other zulily stockholders (as described above), for the time periods described below they will not:

  •
  directly or indirectly, sell, offer or agree to sell, transfer, assign, encumber, hypothecate or similarly dispose of, the Lock-Up Shares;

  •
  grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain any "put equivalent position" (within the meaning used under the Exchange Act) of the Lock-Up Shares;

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  enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares;

  •
  otherwise dispose of any Lock-Up Shares or any interest therein; or

  •
  publicly disclose the intention to do any of the foregoing without the prior written consent of Liberty Interactive.

        However, the Founders may transfer Lock-Up Shares:

  •
  to, in the case of Mark Vadon's lock-up agreement only, any affiliate who has executed the lock-up agreement or its members or other equity holders;

  •
  to a trust, the beneficiaries of which are exclusively the natural persons executing a respective Founder's lock-up agreement and/or one or more of such person's immediate family members, or to any such beneficiaries or other trusts or entities for the benefit of such person's immediate family members;

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  by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or an immediate family member of a natural person executing a respective Founder's lock-up agreement;

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  as a bona fide gift or gifts to an immediate family member of the natural persons executing a respective Founder's lock-up agreement;

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  to any corporation, partnership, limited liability company or other trust or entity, all of the beneficial ownership interests of which are held by the natural persons executing a respective Founder's lock-up agreement or one or more of such person's immediate family members or a trust for the benefit of one or more immediate family members;

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  upon operation of law pursuant to a qualified domestic order or in connection with a divorce settlement; or

  •
  consisting of up to 1,500,000 Lock-Up Shares (in the case of Mark Vadon's lock-up agreement) and 500,000 Lock-Up Shares (in the case of Darrell Cavens' lock-up agreement) in the aggregate to a bona fide charity or charitable foundation.

        Before any of these permitted transfers are effected, the transferee must agree in writing to be bound by the restrictions set forth in the lock-up agreement.

        The transfer restrictions contained in the lock-up agreements terminate as to a number of Lock-Up Shares (rounded up to the nearest whole number) equal to one-fourth of the initial number of Lock-Up Shares subject to the particular Founder's lock-up agreement on the six-month, twelve-month, eighteen-month and twenty-four-month anniversaries of the first effective time.

        In the case of Mr. Vadon's lock-up agreement, the transfer restrictions will terminate at any time that he is not nominated or is not elected to serve as a member of the Liberty Interactive board of directors (but not if he resigns or is removed for cause), or there is a change in control of Liberty Interactive and he is not thereafter nominated or is not elected to the board of directors of the surviving company.

        Also in the case of Mr. Vadon's lock-up agreement, provided that Mr. Vadon meets the eligibility requirements to serve as a member of the Liberty Interactive board of directors, Liberty Interactive has agreed to cause Mr. Vadon to be appointed to such board at the closing of the first merger. If any time thereafter, Mr. Vadon is not nominated to serve as a member of such board or there is a change of control of Liberty Interactive, or QVC, Inc. becomes a publicly traded company, and in either case, he is not thereafter nominated or elected to the board of directors of the surviving company or put in a position in which he is deemed to have continuing service to the surviving company such that his stock options will continue to vest, then all of his Assumed Options will immediately vest and become exercisable.

        Provided that Mr. Vadon is appointed to the Liberty Interactive board of directors, until the one year anniversary of the termination of his membership on such board, he has agreed to comply with certain (i) non-competition provisions with respect to businesses that are competitive to the surviving company in the mergers or QVC, Inc., (ii) non-solicit provisions with respect to any person who was an employee of the surviving company in the mergers or who becomes an employee while Mr. Vadon is serving as a member of the Liberty Interactive board of directors and (iii) confidentiality provisions with respect to confidential information of the surviving company in the mergers.

Employment Agreements

        In connection with the entry into the Reorganization Agreement, Mr. Darrell Cavens, zulily's President and Chief Executive Officer; Ms. Lori Twomey, zulily's Chief Merchant; and Mr. Bob Spieth, zulily's Chief Operating Officer, have each entered into employment agreements with Merger Sub 2, the subsidiary of Liberty Interactive that will survive the second merger and be renamed "zulily, llc". The terms of the employment agreements are summarized below, and for purposes of this summary Merger Sub 2 is referred to as "new zulily." The following summary does not purport to be a complete description of the terms and conditions of the employment agreements and is qualified in its entirety by reference to the employment agreements, copies of which have been filed as Exhibits 99.10, 99.11 and 99.12 to this prospectus/offer to exchange, and incorporated herein by reference. See "Where You Can Find Additional Information."

        The employment agreements provide for, among other things, a three year employment term commencing upon the consummation of the first merger (the "first effective time"), with automatic renewals for additional one year terms thereafter unless notice of non-renewal is given at least 90 days in advance of expiration of the term.

        Under the employment agreements, Mr. Cavens is entitled to receive an annual base salary of $600,000 for serving as Executive Vice President, Chief Executive Officer of new zulily, Ms. Twomey is entitled to receive an annual base salary of $375,000 for serving as Senior Vice President, Chief Merchant of new zulily, and Mr. Spieth is entitled to receive an annual base salary of $325,000 for serving as Senior Vice President, Chief Operating Officer of new zulily. In addition, Ms. Twomey shall be entitled to receive a signing bonus of $50,000 payable in a lump sum cash amount no later than 30 days following the first effective time. Additionally, as of the first effective time, Ms. Twomey will be entitled to receive a signing grant of restricted shares of Series A QVC Group common stock with a grant value of $500,000, which will vest in three equal annual installments on the anniversary of the grant date and will be subject to the terms and conditions of a restricted stock award agreement to be entered into between Ms. Twomey and Liberty Interactive. Ms. Twomey and Mr. Spieth will also be entitled to receive signing grants of stock options with respect to Series A QVC Group common stock with grant values of $500,000 and $1,400,000, respectively, which will vest in three equal installments on the anniversary of the grant date for Ms. Twomey and which will vest in four equal installments on the anniversary of the grant date for Mr. Spieth and will be subject to the terms and conditions of an option award agreement to be entered into with Liberty Interactive. In addition, Mr. Cavens, Ms. Twomey and Mr. Spieth will be eligible to participate in Liberty Interactive's equity incentive plans with initial annual grant values of $930,000, $412,500 and $357,500 respectively, in such form as may be determined by Liberty Interactive in its discretion, and will have the opportunity to earn an annual bonus based on the annual incentive program implemented at new zulily, with annual target bonuses amounts expressed as 60%, 50% and 50%, respectively, of annual base salary. In addition, the executives are entitled to the employee benefits available to similarly situated employees of new zulily.

        If the executive's employment is terminated by the executive "for good reason" or by new zulily involuntarily "without cause," the executive will be entitled to receive his or her then current base salary for a period of twelve months following the date of termination, as well as continued medical coverage for a period of twelve months following the date of termination with all premiums paid by new zulily. Mr. Cavens will also be entitled to partial acceleration of his May 2013 option grants, which will be assumed by Liberty Interactive following the first merger. In the case of an executive's death or disability (as defined in the employment agreement), the employment agreement provides for the right to receive accrued base salary through the date of termination. As a condition to an executive's receipt of any severance, the executive must execute and not revoke a general release in accordance with the procedures set forth in their respective employment agreement. The employment agreements are also subject to non-competition, non-solicitation and confidentiality provisions.

Confidentiality Agreement

        On April 26, 2015, zulily and Liberty Interactive entered into a Confidentiality Agreement (the "Confidentiality Agreement"), pursuant to which, zulily and Liberty Interactive agreed, and Liberty Interactive was obligated to cause its subsidiaries to agree, subject to certain limitations, to keep confidential certain non-public information about the other party in connection with the consideration of a possible transaction between Liberty Interactive and zulily. The foregoing summary of the provisions of the Confidentiality Agreement does not purport to be a complete description of the terms and conditions of the Confidentiality Agreement and is qualified in its entirety by reference to the Confidentiality Agreement, a copy of which has been filed as Exhibit 99.7 to this prospectus/offer to exchange, and incorporated herein by reference.

Exclusivity Agreement

        On August 10, 2015, Liberty Interactive and zulily entered into an exclusivity agreement (the "Exclusivity Agreement") in which zulily agreed to negotiate exclusively with Liberty Interactive with respect to a possible business combination transaction (the "Possible Transaction") during the Exclusivity Period. Under the Exclusivity Agreement, the "Exclusivity Period" meant the period commencing as of August 10, 2015 and ending on the earlier to occur of: (i) 8:00 a.m. (New York City time) on August 17, 2015; or (ii) the entry by Liberty Interactive and zulily or any of their respective affiliates into a definitive agreement with respect to the Possible Transaction (the "Initial Exclusivity Period"). In addition, the Exclusivity Agreement provided that the Exclusivity Period would be extended if, during the Initial Exclusivity Period, Liberty Interactive did not suggest any adverse change to the proposed price per share payable in the Possible Transaction or any other material adverse change to any material terms of the Possible Transaction as contemplated by the definitive acquisition agreement provided to zulily on August 9, 2015 and had been acting in good faith to negotiate and execute a definitive acquisition agreement providing for a Possible Transaction as promptly as practicable, then the reference to August 17, 2015 would be deemed to be the earlier of: (a) August 24, 2015; or (b) the date on which Liberty Interactive suggested to zulily any adverse change to the proposed price per share payable in the Possible Transaction or other material adverse change to any material terms of the Possible Transaction as contemplated by the definitive acquisition agreement provided to zulily on August 9, 2015.

        During the Exclusivity Period, zulily agreed that it would not, directly or indirectly: (i) enter into, or solicit offers, inquiries or proposals for, or respond to any offer, inquiry or proposal to enter into (other than to inform the person making such offer, inquiry or proposal that zulily cannot enter into discussions with such person until the end of the Exclusivity Period), any transaction (other than the Possible Transaction) in respect of a competing transaction; or (ii) conduct any discussions or negotiations, or enter into any agreement, arrangement or understanding, regarding a competing transaction.

        The above summary does not purport to be a complete description of the terms and conditions of the Exclusivity Agreement and is qualified in its entirety by reference to the Exclusivity Agreement, a copy of which has been filed as Exhibit 99.6 to this prospectus/offer to exchange and incorporated herein by reference.

INFORMATION RELATING TO ZULILY

        The following is a brief description of the business of zulily. Additional information regarding zulily is contained in its filings with the SEC. For information on how you can obtain copies of such filings, please see the section entitled "Where You Can Find Additional Information" on page 113 of this prospectus/offer to exchange.

        According to its public filings, zulily is an online retailer offering customers a fun and entertaining shopping experience with a fresh selection of new product styles launched each day. It launched the zulily website in January 2010 with the goal of revolutionizing the way moms shop. Today, zulily is one of the largest standalone e-commerce companies in the United States. Through its desktop and mobile websites and mobile applications (which zulily refers to as its "sites"), zulily helps its customers discover new and unique products at great values that they would likely not find elsewhere. zulily provides customers a fun and entertaining shopping experience with a fresh selection of product styles offered on a typical day through flash sales events, which are limited-time curated online sales of selected products launched each day on its sites. zulily sources its merchandise from thousands of vendors, including emerging brands and smaller boutique vendors, as well as larger national brands. By bringing together millions of customers and a daily selection of products chosen from their vendor base, zulily has built a large scale and uniquely curated marketplace.

        zulily completed its initial public offering in November 2013.

        zulily was incorporated as a Delaware corporation in 2009. zulily's principal executive offices are located at 2601 Elliott Avenue, Suite 200, Seattle, Washington 98121, and its telephone number is (877) 779-5614.

        Certain projections and potential synergies.    zulily provided Liberty Interactive and Goldman Sachs with selected unaudited projected financial information concerning zulily, referred to as the "Initial Forecasts" and "Revised Forecasts" (and together as the "Forecasts") in zulily's Schedule 14D-9, and also provided to Goldman Sachs certain operating synergies projected by the managements of zulily and QVC, referred to in the Schedule 14D-9 as "Synergies." The Schedule 14D-9 has been filed with the SEC and is being mailed to zulily's stockholders with this prospectus/offer to exchange. zulily's stockholders are urged to carefully read the Schedule 14D-9. The Forecasts and Synergies were not prepared with a view toward public disclosure, and the inclusion of such information in zulily's Schedule 14D-9 should not be regarded as an indication that Liberty Interactive, Goldman Sachs or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results and zulily stockholders should not place undue reliance on such prospective results. The Forecasts and Synergies were not included in zulily's Schedule 14D-9 in order to influence any stockholder to make any investment decision with respect to the Offer or the mergers, including whether to tender shares of zulily common stock in the Offer or whether to seek appraisal rights with respect to shares of zulily common stock. While presented with numerical specificity, the Forecasts reflect numerous estimates and assumptions with respect to matters such as business prospects, changes in general business or economic conditions and additional matters specific to zulily's business, all of which are difficult to predict and many of which are beyond zulily's control and subjective in many respects. The Synergies also reflect numerous estimates and assumptions with respect to a wide variety of matters, including leveraging the scale, vendor relationships, merchandizing expertise, customer base and business relationships of the two companies, which is difficult to predict and subjective in many respects. Neither Liberty Interactive nor QVC participated in the determination of the probability weighting applied to the Synergies in arriving at the "Probability Weighted Revenue Synergies" and "Total Adjusted EBITDA Synergies" for fiscal years 2016 through 2019 disclosed under the caption "Item 4. The Solicitation or Recommendation—Certain Forecasts" in the Schedule 14D-9. There can be no assurance that the prospective results implied by the Forecasts or the Synergies will be realized or that actual results will not be significantly lower than estimated. Since the Forecasts and Synergies cover multiple years, such information by its nature becomes less predictive with each successive year. zulily's stockholders are urged to review zulily's and Liberty Interactive's most recent SEC filings for a description of risk factors with respect to zulily's business and QVC's business. In addition, zulily has advised us that the Forecasts were not prepared with a view toward complying with U.S. GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, though the Forecasts were prepared on an accounting basis consistent with zulily's financial statements. None of zulily's independent registered public accounting firm, Liberty Interactive's independent registered public accounting firm and any other independent accountants have compiled, examined, or performed any procedures with respect to the unaudited prospective financial information contained therein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. Furthermore, the Forecasts and Synergies do not take into account any circumstances or events actually occurring after the date they were prepared.

 INFORMATION RELATING TO LIBERTY INTERACTIVE AND PURCHASER

Information about Liberty Interactive

        The following is a brief description of the business of Liberty Interactive. Additional information regarding Liberty Interactive is contained in its filings with the SEC. For information on how you can obtain copies of such filings, please see the section entitled "Where You Can Find Additional Information" beginning on page 113 of this prospectus/offer to exchange.

        Liberty Interactive owns controlling and non-controlling interests in a broad range of video and online commerce companies. Those interests are attributed to two tracking stock groups: the QVC Group and the Ventures Group. Liberty Interactive has two tracking stocks, QVC Group common stock and Ventures common stock, which are intended to track and reflect the economic performance of the QVC Group and Ventures Group, respectively. A tracking stock is a type of common stock that the issuing company intends to reflect or "track" the economic performance of a particular business or "group," rather than the economic performance of the company as a whole. While the QVC Group and the Ventures Group have separate collections of businesses, assets and liabilities attributed to them, no group is a separate legal entity and therefore no group can own assets, issue securities or enter into legally binding agreements. Holders of tracking stock have no direct claim to the group's stock or assets and are not represented by separate boards of directors. Instead, holders of tracking stock are stockholders of the parent corporation, with a single board of directors and subject to all of the risks and liabilities of the parent corporation.

        The QVC Group is primarily focused on Liberty Interactive's video operating businesses and has attributed to it Liberty Interactive's wholly owned subsidiary QVC, Inc. as well as Liberty Interactive's 38% interest in HSN, Inc. QVC markets and sells a wide variety of consumer products in the United States and several foreign countries, primarily by means of its televised shopping programs and via the Internet through its domestic and international websites and mobile applications. The name, QVC, stands for "Quality, Value and Convenience," which is what QVC strives to deliver to its customers. QVC's strategy is to create a premier multimedia lifestyle brand and shopping destination for its customers, further penetrate its core customer base, generate new customers, enhance programming distribution offerings and expand internationally to drive revenue and profitability.

        Liberty Interactive attributes to its Ventures Group its entire or majority interests in consolidated subsidiaries which operate online commerce businesses in a broad range of retail categories. The more significant of these include Evite, Inc. ("Evite"), LMC Right Start, Inc. ("Right Start") and CommerceHub. CommerceHub provides a Software-as-a-Service platform for online retailers and their suppliers (manufacturers, and distributors) to sell products to consumers without physically owning inventory, or managing the fulfillment of those products. Liberty Interactive also attributes to the Ventures Group its equity interests in Expedia, Inc., FTD, Interval Leisure Group, Inc. and LendingTree, Inc. and its investments in Time Warner Inc. and Time Warner Cable Inc. The Ventures Group is primarily focused on the maximization of the value of these interests and investing in new business opportunities.

        Liberty Interactive was incorporated as a Delaware corporation in 2006. Liberty Interactive's principal executive offices are located at 12300 Liberty Boulevard, Englewood, Colorado 80112, and its telephone number is (720) 875-5300.

        Certain Projections.    Liberty Interactive provided zulily and Goldman Sachs with selected unaudited projected financial information concerning QVC referred to as the "QVC Forecasts" in zulily's Schedule 14D-9, which has been filed with the SEC and is being mailed to zulily's stockholders with this prospectus/offer to exchange. zulily's stockholders are urged to, and should, carefully read the Schedule 14D-9. The QVC Forecasts were not prepared with a view toward public disclosure, and the inclusion of such information in zulily's Schedule 14D-9 should not be regarded as an indication that any of Liberty Interactive, QVC, zulily, Goldman Sachs or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results and zulily stockholders should not place undue reliance on such prospective results. The QVC Forecasts were not included in zulily's Schedule 14D-9 in order to influence any stockholder to make any investment decision with respect to the Offer or the mergers, including whether to tender shares of zulily common stock in the Offer or whether to seek appraisal rights with respect to shares of zulily common stock. While presented with numerical specificity, the QVC Forecasts reflect numerous estimates and assumptions with respect to matters such as business prospects, changes in general business or economic conditions and additional matters specific to QVC's business, all of which are difficult to predict and many of which are beyond QVC's control. The QVC Forecasts were, in general, prepared primarily for internal use and are subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly lower (or higher) than estimated. Since the QVC Forecasts cover multiple years, such information by its nature becomes less predictive with each successive year. zulily's stockholders are urged to review Liberty Interactive's most recent SEC filings for a description of risk factors with respect to Liberty Interactive's business, including QVC. In addition, the QVC Forecasts were not prepared with a view toward complying with U.S. GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, though the QVC Forecasts were prepared on an accounting basis consistent with QVC's financial statements. None of zulily's independent registered public accounting firm, Liberty Interactive's independent registered public accounting firm and any other independent accountants have compiled, examined, or performed any procedures with respect to the QVC Forecasts contained therein, nor have they expressed any opinion or any other form of assurance on such information or its achievability and assume no responsibility for, and disclaim any association with, the prospective financial information. Furthermore, the QVC Forecasts do not take into account any circumstances or events actually occurring after the date it was prepared.

Information about Purchaser

        Purchaser was incorporated in Delaware on August 13, 2015 and is a direct wholly owned subsidiary of Merger Sub 2 and an indirect wholly owned subsidiary of Liberty Interactive. Its principal executive offices are located at 12300 Liberty Boulevard, Englewood, Colorado 80112, and its telephone number is (720) 875-5300. Purchaser is a newly formed corporation with no operating history, and was created by Liberty Interactive solely for the purpose of acquiring shares of zulily common stock pursuant to the Offer and the mergers.

        The name, citizenship, business address, present principal occupation or employment and five-year employment history of each of the directors and executive officers of Liberty Interactive and Purchaser are set forth in Schedule I hereto, which precedes the Annexes included in this prospectus/offer to exchange.

        During the last five years, none of Purchaser, Liberty Interactive or, to the best knowledge of Purchaser or Liberty Interactive, any of the persons listed in Schedule I of this prospectus/offer to exchange (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of such laws.

        Except as described in this prospectus/offer to exchange, none of Purchaser, Liberty Interactive or, to the knowledge of Purchaser or Liberty Interactive, any of the persons listed in Schedule I to this prospectus/offer to exchange, or any associate or majority-owned subsidiary of Liberty Interactive, Purchaser or any of the persons listed in Schedule I to this prospectus/offer to exchange, beneficially owns any equity security of zulily, and none of Purchaser, Liberty Interactive or, to the knowledge of Purchaser or Liberty Interactive, any of the other persons or entities referred to above, or any of the respective directors, executive officers or subsidiaries of any of the foregoing, has effected any transaction in any equity security of zulily during the past 60 days.

        Except as described in this prospectus/offer to exchange or the Tender Offer Statement on Schedule TO filed by Liberty Interactive with the SEC to which this prospectus/offer to exchange is filed as an exhibit, (i) there have not been any contacts, transactions or negotiations between Purchaser or Liberty Interactive, any of their respective subsidiaries or, to the knowledge of Purchaser and Liberty Interactive, any of the persons listed in Schedule I to this prospectus/offer to exchange, on the one hand, and zulily or any of its directors, officers or affiliates, on the other hand, that are required to be disclosed pursuant to the rules and regulations of the SEC and (ii) none of Purchaser, Liberty Interactive or, to the knowledge of Purchaser or Liberty Interactive, any of the persons listed on Schedule I to this prospectus/offer to exchange, has any contract, arrangement, understanding or relationship with any person with respect to any securities of zulily.

 COMPARATIVE AND HISTORICAL PER SHARE MARKET PRICE DATA

        Liberty Interactive's Series A QVC Group common stock trades on the Nasdaq Global Select Market under the symbol "QVCA." zulily Class A common stock trades on the Nasdaq Global Select Market under the symbol "ZU." The Series A QVC Group common stock first began trading on the Nasdaq Global Select Market on May 10, 2006. zulily Class A common stock first began trading on the Nasdaq Global Select Market on November 15, 2013. There is no trading market for shares of zulily Class B common stock, which convert on a one-for-one basis into shares of zulily Class A common stock at the election of the holder or, generally, if transferred by the holder to a third party.

        The following table shows the closing sale prices of Series A QVC Group common stock and zulily Class A common stock as reported on the Nasdaq Global Select Market on August 14, 2015, the last full trading day before the public announcement that Liberty Interactive and zulily had entered into the Reorganization Agreement, and on August 31, 2015, the last trading day prior to the printing of this prospectus/offer to exchange. The table also includes the implied value per share of zulily common stock of the Offer Consideration on each of those dates. The per share implied value reflects the fluctuating value of the Offer Consideration as it consists of cash (without interest) and a fixed fraction of a share of Series A QVC Group common stock. The implied value of the Offer Consideration is calculated as the sum of (i) $9.375 without interest (the amount of cash offered as part of the Offer Consideration), plus (ii) the product of 0.3098 (the fraction of a share of Series A QVC Group common stock offered as part of the Offer Consideration) and the closing sale price of a share of Series A QVC Group common stock on each date as reported on the Nasdaq Global Select Market.

	Liberty Interactive Series A QVC Group Common Stock (Nasdaq)	zulily Class A Common Stock (Nasdaq)	Per Share Implied Value of Offer Consideration
August 14, 2015	$30.26	$12.57	$18.75
August 31, 2015	$27.04	$17.75	$17.75

        The market prices of shares of Series A QVC Group common stock and zulily Class A common stock will fluctuate prior to the expiration of the Offer and thereafter, and may be different from the prices set forth above on both the expiration date of the Offer and at the time zulily stockholders tendering shares in the Offer receive the Offer Consideration therefor. See "Risk Factors—The value of the Offer Consideration is subject to fluctuation because the stock portion of the Offer Consideration consists of a fixed fraction of a share of Series A QVC Group common stock."

        The Series A QVC Group common stock trades on the Nasdaq Global Select Market under the symbol "QVCA." The following table sets forth the high and low sales prices of Series A QVC Group common stock for the periods indicated. The prices reflect (i) Liberty Interactive's spin-off of Liberty TripAdvisor Holdings, Inc., which began trading on August 27, 2014, and (ii) the distribution of

Ventures Group common stock to holders of QVC Group common stock as part of a reattribution transaction, which had an ex-dividend date of October 15, 2014.

	Liberty Interactive Series A QVC Group Common Stock
	High	Low
Year Ended December 31, 2015
Third Quarter (through August 31, 2015)	$31.62	$24.72
Second Quarter	$29.70	$27.01
First Quarter	$29.73	$27.03
Year Ended December 31, 2014
Fourth quarter	$30.60	$22.37
Third quarter	$30.23	$26.95
Second quarter	$30.68	$27.76
First quarter	$30.12	$25.58
Year Ended December 31, 2013
Fourth quarter	$29.57	$22.83
Third quarter	$25.25	$21.95
Second quarter	$24.31	$19.79
First quarter	$22.11	$19.93

        As of August 28, 2015, there were approximately 431 million shares of Liberty Interactive Series A QVC Group common stock outstanding.

        Liberty Interactive has never declared or paid a cash dividend and does not anticipate paying a cash dividend on its Series A QVC Group common stock in the immediate future. Any determination to pay dividends in the future will be at the discretion of the Liberty Interactive board of directors and will be subject to the terms of Liberty Interactive's credit facilities.

        The zulily Class A common stock has traded on the Nasdaq Global Select Market under the symbol "ZU" since November 15, 2013. The following table sets forth the high and low sales prices of zulily Class A common stock for the periods indicated.

	zulily Class A Common Stock
	High	Low
Fiscal Year Ended January 3, 2016
Third Quarter (through August 31, 2015)	$18.77	$11.61
Second Quarter	$15.93	$9.09
First Quarter	$24.00	$12.34
Fiscal Year Ended December 28, 2014
Fourth quarter	$41.75	$22.61
Third quarter	$41.89	$31.88
Second quarter	$56.81	$28.75
First quarter	$73.50	$35.08
Fiscal Year Ending December 29, 2013
Fourth quarter (from November 15, 2013)	$44.96	$34.19

        As of August 28, there were 68,004,757 shares of zulily Class A common stock and 56,257,473 shares of zulily Class B common stock outstanding.

        zulily has never declared or paid cash dividends on its common stock.

        Following the consummation of the first merger, Liberty Interactive Series A QVC Group common stock will continue to be listed on the Nasdaq Global Select Market, and zulily Class A common stock will no longer be publicly traded.

        The foregoing tables show only historical information. These tables may not provide meaningful information to you in determining whether to tender your shares of zulily common stock. zulily stockholders should obtain current market quotations for Series A QVC Group common stock and zulily Class A common stock and review carefully the other information contained in this prospectus/offer to exchange and in the Schedule 14D-9, or incorporated by reference into this prospectus/offer to exchange or the Schedule 14D-9, in considering whether to tender shares in the Offer. See the section entitled "Where You Can Find Additional Information" beginning on page 113 of this prospectus/offer to exchange.

 DESCRIPTION OF LIBERTY INTERACTIVE CAPITAL STOCK

        The following description of Liberty Interactive's common stock, preferred stock, charter and bylaws is a summary only and is subject to the complete text of Liberty Interactive's charter and bylaws, which have been filed with the SEC and which are incorporated by reference into this prospectus/offer to exchange. You should read Liberty Interactive's charter and bylaws as currently in effect for more details regarding the provisions described below and for other provisions that may be important to you. This section also summarizes relevant provisions of the DGCL. The terms of the DGCL are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these laws. Capitalized terms used in this section but not defined herein have the meanings specified in Liberty Interactive's charter.

        Liberty Interactive is authorized to issue up to 9,015,000,000 shares of capital stock, divided into the following two classes: (i) 8,965,000,000 shares of common stock and (ii) 50,000,000 shares of preferred stock (which class is issuable in series). Of the shares of authorized capital stock that consist of shares of common stock, 4 billion are designated as Series A QVC Group common stock, 150 million are designed as Series B QVC Group common stock ("QVCB"), 4 billion are designated as Series C QVC Group common stock ("QVCC" and together with the Series A QVC Group common stock and QVCB, the "QVC Group common stock"), 400 million are designated as Series A Liberty Ventures common stock ("LVNTA"), 15 million are designated as Series B Liberty Ventures common stock ("LVNTB") and 400 million are designated as Series C Liberty Ventures common stock ("LVNTC" and together with the LVNTA and LVNTB, the "LVNT common stock"). No shares of QVCC, LVNTC or preferred stock are outstanding.

Common Stock

        Each holder of Series A QVC Group common stock and LVNTA is entitled to one vote for each share on all matters to be voted upon by the common stockholders. Each holder of QVCB and LVNTB is entitled to ten votes per share on all matters to be voted upon by the common stockholders. Holders of QVCC and LVNTC are not entitled to any voting powers, except as (and then only to the extent) required by Delaware law. When so required, holders of QVCC and LVNTC will be entitled to 1/100th of a vote for each share of such stock held. Holders of QVC Group common stock will vote as one class with holders of LVNT common stock on all matters that are submitted to a vote of Liberty Interactive's stockholders unless a separate class vote is required by the terms of Liberty Interactive's charter or Delaware law. In connection with certain dispositions of QVC Group or LVNT common stock, Liberty Interactive's board may determine to seek approval of the holders of such group's common stock, voting together as a separate class, to avoid effecting a mandatory dividend, redemption or conversion under Liberty Interactive's charter. There are no cumulative voting rights.

        Liberty Interactive's charter imposes supermajority voting requirements in connection with certain charter amendments and other extraordinary transactions which have not been approved by 75% of the directors then in office. When these requirements apply, the threshold vote required is 66 2/3% of the aggregate voting power of Liberty Interactive's outstanding voting securities, voting together as a single class.

        Subject to any preferential rights of any outstanding preferred stock, holders of Liberty Interactive common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time on such group's common stock by its board of directors out of funds legally available for that purpose. The rights, preferences and privileges of the holders of Liberty Interactive common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that Liberty Interactive may designate and issue in the future.

        Shares of Liberty Interactive common stock are listed on the Nasdaq Global Select Market under the following symbols: for the Series A QVC Group common stock, "QVCA"; for the Series B QVC

Group common stock, "QVCB"; for the Series A Liberty Ventures common stock, "LVNTA"; and for the Series B Liberty Ventures common stock, "LVNTB".

  Conversion

        Each share of QVCB and LVNTB is convertible, at the option of the holder, into one share of Series A QVC Group common stock or LVNTA, respectively. Shares of Series A QVC Group common stock and LVNTA are not convertible at the option of the holder. Liberty Interactive can convert each share of QVC Group common stock into a number of shares of the corresponding series of LVNT common stock at a ratio based on the relative trading prices of Series A QVC Group common stock (or another series of QVC Group common stock subject to certain limitations) to the LVNTA common stock (or another series of LVNT common stock subject to certain limitations) over a specified 20-trading day period. Liberty Interactive can also convert each share of LVNT common stock into a number of shares of the corresponding series of QVC Group common stock at a ratio based on the relative trading prices of the LVNTA common stock (or another series of LVNT common stock subject to certain limitations) to the Series A QVC Group common stock (or another series of QVC Group common stock subject to certain limitations) over a specified 20-trading day period.

  Optional Redemption for Stock of a Subsidiary

        Liberty Interactive may redeem outstanding shares of QVC Group common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the QVC Group (and may or may not hold assets and liabilities attributed to the Ventures Group (the "LVNT Group")), provided that its board of directors seeks and receives the approval to such redemption of holders of QVC Group common stock, voting together as a separate class. If Liberty Interactive were to effect a redemption as described above with stock of a subsidiary that also holds assets and liabilities of the LVNT Group, shares of LVNT common stock would also be redeemed in exchange for shares of that subsidiary, and the entire redemption would be subject to the voting rights of the QVC Group common stock described above as well as the separate class vote of the holders of LVNT common stock.

        Liberty Interactive may also redeem outstanding shares of LVNT common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the LVNT Group (and may or may not hold assets and liabilities attributed to the QVC Group), provided that the Liberty Interactive board of directors seeks and receives the requisite approval to such redemption of holders of LVNT common stock, voting together as a separate class. If Liberty Interactive were to effect a redemption as described above with stock of a subsidiary that also holds assets and liabilities of the QVC Group, shares of QVC Group common stock would also be redeemed in exchange for shares of that subsidiary, and the entire redemption would be subject to the voting rights of the holders of LVNT common stock described above as well as the separate class vote of the holders of QVC Group common stock.

  Mandatory Dividend, Redemption and Conversion Rights on Disposition of Assets

        If Liberty Interactive disposes, in one transaction or a series of transactions, of all or substantially all of the assets of the QVC Group or the LVNT Group, it is required to choose one of the following four alternatives, unless its board of directors obtains approval of the holders of such group's common stock to not take such action or the disposition qualifies under a specified exemption (in which case Liberty Interactive will not be required to take any of the following actions):

  •
  pay a dividend to holders of such group's common stock out of the available net proceeds of such disposition; or

  •
  if there are legally sufficient assets and such Group available dividend amount would have been sufficient to pay a dividend, then: (i) if the disposition involves all of the properties and assets of such Group, redeem all outstanding shares of such group's common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves substantially all (but not all) of the properties and assets of such Group, redeem a portion of the outstanding shares of such group's common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition; or

  •
  convert each outstanding share of each series of such group's common stock into a number of shares of the corresponding series of the other Group common stock at a specified premium; or

  •
  combine a conversion of a portion of the outstanding shares of such group's common stock into a number of shares of the corresponding series of the other Group common stock with either the payment of a dividend on or a redemption of shares of such group's common stock, subject to certain limitations.

  Inter-Group Interest

        From time to time, Liberty Interactive's board of directors may determine to create an inter-group interest in the LVNT Group in favor of the QVC Group, or vice versa, subject to the terms of Liberty Interactive's charter.

        If the LVNT Group has an inter-group interest in the QVC Group at such time as any extraordinary action is taken with respect to the QVC Group common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the QVC Group's assets), Liberty Interactive's board of directors will consider what actions are required, or permitted, to be taken under Liberty Interactive's charter with respect to the LVNT Group's inter-group interest in the QVC Group. Similarly, if the QVC Group has an inter-group interest in the LVNT Group at such time as any extraordinary action is taken with respect to the LVNT common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the LVNT Group's assets), Liberty Interactive's board will consider what actions are required, or permitted, to be taken under Liberty Interactive's charter with respect to the QVC Group's inter-group interest in the LVNT Group.

  Liquidation

        If there is a liquidation, dissolution or winding up of Liberty Interactive, holders of shares of each Group common stock will be entitled to receive in respect of such stock their proportionate interests in Liberty Interactive's assets, if any, remaining for distribution to holders of common stock (regardless of the group to which such assets are then attributed) in proportion to their respective number of liquidation units per share. Each share of QVC Group common stock will be entitled to a number of liquidation units equal to 0.82029. Each share of LVNT common stock will be entitled to a number of liquidation units equal to 1.26409.

Preferred Stock

        Liberty Interactive's charter authorizes the board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of the series, including:

  •
  the designation of the series;

  •
  the number of authorized shares of the series, which number the board of directors may subsequently increase or decrease but not below the number of such shares of such series of preferred stock then outstanding;

  •
  the dividend rate or amounts, if any, and, in the case of cumulative dividends, the date or dates from which dividends on all shares of the series will be cumulative and the relative preferences or rights of priority or participation with respect to such dividends;

  •
  the rights of the series in the event of Liberty Interactive's voluntary or involuntary liquidation, dissolution or winding up and the relative preferences or rights of priority of payment;

  •
  the rights, if any, of holders of the series to convert into or exchange for other classes or series of stock or indebtedness and the terms and conditions of any such conversion or exchange, including provision for adjustments within the discretion of Liberty Interactive's board of directors;

  •
  the voting rights, if any, of the holders of the series;

  •
  the terms and conditions, if any, for Liberty Interactive to purchase or redeem the shares of the series; and

  •
  any other relative rights, preferences and limitations of the series.

        The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of Liberty Interactive common stock. It also could affect the likelihood that holders of Liberty Interactive common stock will receive dividend payments and payments upon liquidation.

Anti-Takeover Provisions

        Provisions of Delaware law and Liberty Interactive's charter and bylaws summarized below could make it more difficult to acquire Liberty Interactive by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions may have the effect of preventing changes in Liberty Interactive's management. It is possible that these provisions would make it more difficult to accomplish or deter transactions that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

  Business Combinations Under Delaware Law

        Liberty Interactive is a Delaware corporation and is subject to Section 203 of the DGCL. Section 203 prevents (i) a person who owns 15% or more of Liberty Interactive's outstanding voting stock (an "interested stockholder"), (ii) an affiliate or associate of Liberty Interactive who was also an interested stockholder at any time within three years immediately prior to the date of determination and (iii) the affiliates and associates of any such persons from engaging in any business combination with Liberty Interactive, including mergers or consolidations or acquisitions of additional shares, for three years following the date that the person became an interested stockholder. These restrictions do not apply if:

  •
  before the person became an interested stockholder, the Liberty Interactive board of directors approved either the business combination or the transaction in which the interested stockholder became an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of Liberty Interactive voting stock that was outstanding at the time the transaction commenced, other than statutorily excluded shares; or

  •
  on or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by both the Liberty Interactive board of directors and the holders of at least two-thirds of Liberty Interactive outstanding voting stock that is not owned by the interested stockholder.

  Number and Election of Directors

        Liberty Interactive's charter provides that, subject to any rights the holders of any series of preferred stock to elect additional directors, the number of directors shall not be less than 3, with the number of directors to be fixed from time to time by a resolution of the board of directors. The members of Liberty Interactive's board of directors, other than those who may be elected by holders of any preferred stock, are divided into three classes. Each class consists, as nearly as possible, of a number of directors equal to one-third of the then-authorized number of board members. In the event of a vacancy or newly created directorship, the remaining directors have the sole power to fill any such vacancies.

        These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of Liberty Interactive's board by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of Liberty Interactive's board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Liberty Interactive.

  Limitation of Stockholder Actions

        Liberty Interactive's charter provides that (except as otherwise provided in the terms of any series of preferred stock), any action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may not be taken without a meeting and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of Liberty Interactive's preferred stock, special meetings of Liberty Interactive's stockholders for any purpose or purposes may be called only by its Secretary at the written request of the holders of not less than 66 2/3% of the total outstanding voting power of Liberty Interactive or at the request of at least 5% of the members of Liberty Interactive's board of directors then in office.

  Authorized but Unissued Shares

        Liberty Interactive's charter provides that the authorized but unissued shares of preferred stock are available for future issuance without stockholder approval and does not preclude the future issuance without stockholder approval of the authorized but unissued shares of Liberty Interactive's common stock. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of Liberty Interactive by means of a proxy contest, tender offer, merger or otherwise.

  Amendments to Liberty Interactive's Charter

        Liberty Interactive's charter provides that, subject to the rights of the holders of any series of its preferred stock, the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of Liberty Interactive's outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of

Liberty Interactive's charter or to add or insert any provision in Liberty Interactive's charter, provided that the foregoing enhanced voting requirement will not apply to any adoption, amendment, repeal, addition or insertion (1) as to which Delaware law does not require the consent of Liberty Interactive's stockholders or (2) which has been approved by at least 75% of the members of its board then in office. Liberty Interactive's charter further provides that the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of its outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of its bylaws, provided that the foregoing enhanced voting requirement will not apply to any adoption, amendment or repeal approved by the affirmative vote of not less than 75% of the members of its board then in office.

  Supermajority Voting Provisions

        In addition to the supermajority voting provisions discussed under above, Liberty Interactive's charter provides that, subject to the rights of the holders of any series of its preferred stock, the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of its outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required for:

  •
  its merger or consolidation with or into any other corporation, provided, that the foregoing voting provision will not apply to any such merger or consolidation (1) as to which the laws of the State of Delaware, as then in effect, do not require the consent of its stockholders, or (2) that at least 75% of the members of its board of directors then in office have approved;

  •
  the sale, lease or exchange of all, or substantially all, of its assets, provided, that the foregoing voting provisions will not apply to any such sale, lease or exchange that at least 75% of the members of its board of directors then in office have approved; or

  •
  its dissolution, provided, that the foregoing voting provision will not apply to such dissolution if at least 75% of the members of its board of directors then in office have approved such dissolution.

  Limitation of Director Liability and Indemnification Arrangements

        To the fullest extent permitted by Delaware law, Liberty Interactive's directors are not liable to it or any of its stockholders for monetary damages for breaches of fiduciary duties while serving as a director. In addition, Liberty Interactive indemnifies, to the fullest extent permitted by applicable law, any person involved in any suit or action by reason of the fact that such person is a director or officer of Liberty Interactive or, at its request, a director, officer, employee or agent of another corporation or entity, against all liability, loss and expenses incurred by such person. Liberty Interactive will pay expenses of a director or officer in defending any proceeding in advance of its final disposition, provided that such payment is made upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to indemnification.

        Liberty Interactive's limitation of liability and indemnification provisions may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Liberty Interactive and stockholders of Liberty Interactive.

Transfer Agent and Registrar

        The transfer agent and registrar for Liberty Interactive common stock is Computershare Trust Company, N.A.

COMPARISON OF STOCKHOLDERS' RIGHTS

        The rights of Liberty Interactive stockholders are currently governed by the DGCL, Liberty Interactive's charter and Liberty Interactive's bylaws. The rights of zulily stockholders are currently governed by the DGCL, zulily's certificate of incorporation and zulily's bylaws. Upon consummation of the mergers, zulily stockholders will automatically become Liberty Interactive stockholders, and their rights as Liberty Interactive stockholders will be governed by the DGCL, Liberty Interactive's charter and Liberty Interactive's bylaws.

        The following paragraphs summarize some of the important differences between the rights of Liberty Interactive stockholders and the rights of zulily stockholders. This summary does not purport to be a complete statement of all of those differences or a complete description of the specific provisions referred to in this summary. The summary below is qualified in its entirety by reference to the DGCL, Liberty Interactive's charter, Liberty Interactive's bylaws, zulily's certificate of incorporation and zulily's bylaws, and zulily stockholders should carefully review the relevant provisions thereof. For more information on how to obtain these documents, see "Where You Can Find Additional Information" beginning on page 113 of this prospectus/offer to exchange. Capitalized terms used in this section but not defined herein have the meanings specified in Liberty Interactive or zulily's organizational documents, as applicable.

Liberty Interactive Stockholder Rights	zulily Stockholder Rights
Authorized Capital Stock
Liberty Interactive is authorized to issue up to 8.15 billion shares of QVC Group common stock and up to 815 million shares of LVNT common stock, of which:

•

4 billion shares are designated as Series A QVC Group common stock, of which 431,719,984 were issued and outstanding as of July 31, 2015.

•

150 million shares are designated as Series B QVC Group common stock, of which 29,252,683 were issued and outstanding as of July 31, 2015.

•

4 billion shares are designated as Series C QVC Group common stock, of which none are issued and outstanding.

•

400 million shares are designated as Series A LVNT common stock, of which 134,701,104 were issued and outstanding as of July 31, 2015.

•

15 million shares are designated as Series B LVNT common stock, of which 7,092,111 were issued and outstanding as of July 31, 2015.

•

400 million shares are designated as Series C LVNT common stock, of which none are issued and outstanding.

The Liberty Interactive board is authorized to issue up to 50 million shares of preferred stock, of which none are issued and outstanding, in one or more series.

zulily is authorized to issue up to 777 million shares, of which:

•

500,000,000 shares are designated as Class A common stock, of which 67,652,952 were outstanding as of August 2, 2015.

•

275,000,000 shares are designated as Class B common stock, of which 56,268,788 were issued and outstanding as of August 2, 2015.

•

2,000,000 shares are designated as preferred stock, of which none are issued and outstanding, which the zulily board is authorized to issue in one or more series.

Liberty Interactive Stockholder Rights	zulily Stockholder Rights
Voting Rights

QVC Group Common Stock

Holders of Series A QVC Group common stock are entitled to one vote for each share of such stock held and holders of Series B QVC Group common stock are entitled to ten votes for each share of such stock held on all matters submitted to a vote of its stockholders. Holders of Series C QVC Group common stock are not entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of Liberty Interactive's charter), except as otherwise required by Delaware law. When so required, holders of Series C QVC Group common stock will be entitled to 1/100th of a vote for each share of such stock held.

Holders of QVC Group common stock will vote as one class with holders of LVNT common stock on all matters that are submitted to a vote of its stockholders unless a separate class vote is required by the terms of Liberty Interactive's charter or Delaware law. In connection with certain dispositions of QVC Group assets, Liberty Interactive's board may determine to seek the approval of the holders of QVC Group common stock, voting together as a separate class, to avoid effecting a mandatory dividend, redemption or conversion under Liberty Interactive's charter.

Liberty Interactive may not redeem outstanding shares of QVC Group common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the QVC Group unless its board of directors seeks and receives the approval to such redemption of holders of QVC Group common stock, voting together as a separate class, and, if such subsidiary also holds assets and liabilities of the Ventures Group, the approval of holders of LVNT common stock to the corresponding LVNT common stock redemption, with each affected group voting as a separate class.

Holders of Class A common stock are entitled to one vote for each share of such stock and holders of Class B common stock are entitled to ten votes for each share of such stock.

Holders of Class A common stock will vote as a single class with holders of Class B common stock on all matters that are submitted to a vote of its stockholders unless a separate class vote is required by the terms of zulily's certificate of incorporation or Delaware law.

Holders of Class B common stock are entitled to a separate vote if: (i) zulily proposes to amend, alter or repeal any provision of the certificate of incorporation or bylaws that modifies the voting, conversion or other powers, preferences or other special rights or privileges or restrictions of the Class B common stock or (ii) if zulily reclassifies any outstanding shares of Class A common stock into shares having rights as to dividends or liquidation that are senior to the Class B common stock or the right to more than one vote for each share thereof.

In addition, zulily, may not issue any shares of Class B common stock unless such issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class B common stock.

LVNT Common Stock

Holders of Series A LVNT common stock are entitled to one vote for each share of such stock held and holders of Series B LVNT common stock are entitled to ten votes for each share of such stock held on all matters submitted to a vote of its stockholders. Holders of Series C LVNT common stock are not entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of Liberty Interactive's charter), except as otherwise required by Delaware law. When so required, holders of Series C LVNT common stock will be entitled to 1/100th of a vote for each share of such stock held.

Liberty Interactive Stockholder Rights	zulily Stockholder Rights

Holders of LVNT common stock will vote as one class with holders of QVC Group common stock on all matters that are submitted to a vote of its stockholders unless a separate class vote is required by the terms of Liberty Interactive's charter or the DGCL. In connection with certain dispositions of LVNT Group assets, Liberty Interactive's board may determine to seek approval of the holders of LVNT common stock, voting together as a separate class, to avoid effecting a mandatory dividend, redemption or conversion under Liberty Interactive's charter.

Liberty Interactive may not redeem outstanding shares of LVNT common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Ventures Group unless its board of directors seeks and receives the approval to such redemption of holders of LVNT common stock, voting together as a separate class, and, if such subsidiary also holds assets and liabilities of the QVC Group, the approval of holders of QVC Group common stock to the corresponding QVC Group common stock redemption, with each affected group voting as a separate class.
Supermajority

Liberty Interactive's charter imposes supermajority voting requirements in connection with certain charter amendments and other extraordinary transactions which have not been approved by 75% of the directors then in office. When these requirements apply, the threshold vote required is 66 2/3% of the aggregate voting power of Liberty Interactive's outstanding voting securities, voting together as a single class.
Dividends and Securities Distributions

QVC Group Common Stock

Liberty Interactive is permitted to pay dividends on QVC Group common stock out of the lesser of its assets legally available for the payment of dividends under Delaware law and the "QVC Group Available Dividend Amount" (defined generally as a fraction of the excess of the total assets less the total liabilities of the QVC Group over the aggregate par value, or any greater amount determined to be capital in respect of, all outstanding shares of QVC Group common stock or, if there is no such excess, an amount equal to the earnings or loss attributable to the QVC Group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). If dividends are paid on any series of QVC Group common stock, an equal per share dividend will be concurrently paid on the other series of QVC Group common stock.

Any dividends or distributions paid or payable to the holders of shares of Class A common stock and Class B common stock are paid pro rata, on an equal priority, pari passu basis, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of the applicable class of stock treated adversely, voting separately as a class, provided, however, that if a dividend or distribution is paid in the form of Class A common stock or Class B common stock (or rights to acquire shares of Class A common stock or Class B common stock), then the holders of the Class A common stock shall receive Class A common stock (or rights to acquire shares of Class A common stock) and holders of Class B common stock shall receive Class B common stock (or rights to acquire shares of Class B common stock).

Liberty Interactive Stockholder Rights	zulily Stockholder Rights

Liberty Interactive is permitted to make (i) share distributions of (A) Series A or Series C shares of QVC Group common stock to holders of all series of QVC Group common stock, on an equal per share basis; and (B) Series A QVC Group common stock to holders of Series A QVC Group common stock and, on an equal per share basis, shares of Series B QVC Group common stock to holders of Series B QVC Group common stock and, on an equal per share basis, shares of Series C QVC Group common stock to holders of Series C QVC Group common stock; and (ii) share distributions of (A) Series A or Series C shares of LVNT common stock to holders of all series of QVC Group common stock, on an equal per share basis, subject to certain limitations; and (B) Series A LVNT common stock to holders of Series A QVC Group common stock and, on an equal per share basis, shares of Series B LVNT common stock to holders of Series B QVC Group common stock and, on an equal per share basis, shares of Series C LVNT common stock to holders of Series C QVC Group common stock, in each case, subject to certain limitations; and (iii) share distributions of any other class or series of Liberty Interactive's securities or the securities of any other person to holders of all series of QVC Group common stock, on an equal per share basis, subject to certain limitations.
LVNT Common Stock

Liberty Interactive is permitted to pay dividends on LVNT common stock out of the lesser of its assets legally available for the payment of dividends under Delaware law and the "Ventures Group Available Dividend Amount" (defined generally as a fraction of the excess of the total assets less the total liabilities of the Ventures Group over the aggregate par value, or any greater amount determined to be capital in respect of, all outstanding shares of LVNT common stock or, if there is no such excess, an amount equal to the earnings or loss attributable to the Ventures Group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). If dividends are paid on any series of LVNT common stock, an equal per share dividend will be concurrently paid on the other series of LVNT common stock.

Liberty Interactive Stockholder Rights	zulily Stockholder Rights

Liberty Interactive is permitted to make (i) share distributions of (A) Series A or Series C shares of LVNT common stock to holders of all series of LVNT common stock, on an equal per share basis; and (B) Series A LVNT common stock to holders of Series A LVNT common stock and, on an equal per share basis, shares of Series B LVNT common stock to holders of Series B LVNT common stock and, on an equal per share basis, shares of Series C LVNT common stock to holders of Series C LVNT common stock; and (ii) share distributions of (A) Series A or Series C shares of QVC Group common stock to holders of all series of LVNT common stock, on an equal per share basis, subject to certain limitations; and (B) Series A QVC Group common stock to holders of Series A LVNT common stock and, on an equal per share basis, shares of Series B QVC Group common stock to holders of Series B LVNT common stock and, on an equal per share basis, shares of Series C QVC Group common stock to holders of Series C LVNT common stock, in each case, subject to certain limitations; and (iii) share distributions of any other class or series of Liberty Interactive's securities or the securities of any other person to holders of all series of LVNT common stock, on an equal per share basis, subject to certain limitations.
Conversion at Option of Holder

Each Series B share of QVC Group common stock is convertible, at the option of the holder, into one Series A share of QVC Group common stock. Series A and Series C of QVC Group common stock are not convertible at the option of the holder.	Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock.

Each Series B share of LVNT common stock is convertible, at the option of the holder, into one Series A share of LVNT common stock. Series A and Series C shares of LVNT common stock are not convertible at the option of the holder.
Conversion at Option of Issuer

Liberty Interactive can convert each share of Series A, Series B and Series C QVC Group common stock into a number of shares of the corresponding series of LVNT common stock at a ratio based on the relative trading prices of the Series A QVC Group common stock (or another series of QVC Group common stock subject to certain limitations) to the Series A LVNT common stock (or another series of LVNT common stock subject to certain limitations) over a specified 20-trading day period.	Not applicable.

Liberty Interactive Stockholder Rights	zulily Stockholder Rights

Liberty Interactive also can convert each share of Series A, Series B and Series C LVNT common stock into a number of shares of the corresponding series of QVC Group common stock at a ratio based on the relative trading prices of the Series A LVNT common stock (or another series of LVNT common stock subject to certain limitations) and the Series A QVC Group common stock (or another series of QVC Group common stock subject to certain limitations) over a specified 20-trading day period.
Mandatory Conversion
Not applicable.
Each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value and whether voluntary or involuntary or by operation of law, except for certain transfers described in zulily's certificate of incorporation, including, without limitation, certain transfers for tax and estate planning purposes. Upon the date on which there are fewer than 12,500,000 shares of Class B common stock outstanding (as adjusted for stock splits), all outstanding shares of Class B common stock shall convert automatically into shares of Class A common stock, and no additional shares of Class B common stock will be issued.
Optional Redemption for Stock of a Subsidiary

QVC Group Common Stock

Liberty Interactive may redeem outstanding shares of QVC Group common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the QVC Group (and may or may not hold assets and liabilities attributed to the Ventures Group), provided that its board of directors seeks and receives the approval to such redemption of holders of QVC Group common stock, voting together as a separate class.

Shares of Class A common stock and Class B common stock are not redeemable.

If Liberty Interactive were to effect a redemption as described above with stock of a subsidiary that also holds assets and liabilities attributed to the Ventures Group, shares of LVNT common stock would also be redeemed in exchange for shares of that subsidiary, and the entire redemption would be subject to the voting rights of the holders of QVC Group common stock described above as well as the separate class vote of the holders of LVNT common stock.

Liberty Interactive Stockholder Rights	zulily Stockholder Rights
LVNT Common Stock

Liberty Interactive may redeem outstanding shares of LVNT common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Ventures Group (and may or may not hold assets and liabilities attributed to the QVC Group), provided that its board of directors seeks and receives the approval to such redemption of holders of LVNT common stock, voting together as a separate class.

If Liberty Interactive were to effect a redemption as described above with stock of a subsidiary that also holds assets and liabilities of the QVC Group, shares of QVC Group common stock would also be redeemed in exchange for shares of that subsidiary, and the entire redemption would be subject to the voting rights of the holders of LVNT common stock described above as well as the separate class vote of the holders of QVC Group common stock.
Mandatory Dividend, Redemption and Conversion Rights on Disposition of Assets
QVC Group Common Stock	Not applicable.

If Liberty Interactive disposes, in one transaction or a series of transactions, of all or substantially all of the assets of the QVC Group, it is required to choose one of the following alternatives, unless its board obtains the approval of the holders of the QVC Group common stock to not take such action or the disposition qualifies under a specified exemption (in which case Liberty Interactive will not be required to take any of the follow actions):
• pay a dividend to holders of QVC Group common stock out of the available net proceeds of such disposition; or

•

if there are legally sufficient assets and the "QVC Group Available Dividend Amount" would have been sufficient to pay a dividend, then: (i) if the disposition involves all of the properties and assets of the QVC Group, redeem all outstanding shares of QVC Group common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves substantially all (but not all) of the properties and assets of the QVC Group, redeem a portion of the outstanding shares of QVC Group common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition; or

• convert each outstanding share of each series of QVC Group common stock into a number of shares of the corresponding series of LVNT common stock at a specified premium; or

Liberty Interactive Stockholder Rights	zulily Stockholder Rights

•

combine a conversion of a portion of the outstanding shares of QVC Group common stock into a number of shares of the corresponding series of LVNT common stock with either the payment of a dividend on or a redemption of shares of QVC Group common stock, subject to certain limitations.

LVNT Common Stock

If Liberty Interactive disposes, in one transaction or a series of transactions, of all or substantially all of the assets of the Ventures Group, it is required to choose one of the following four alternatives, unless its board obtains the approval of the holders of LVNT common stock to not take such action or the disposition qualifies under a specified exemption (in which case Liberty Interactive will not be required to take any of the following actions):
• pay a dividend to holders of LVNT common stock out of the available net proceeds of such disposition; or

•

if there are legally sufficient assets and the "Ventures Group Available Dividend Amount" would have been sufficient to pay a dividend, then: (i) if the disposition involves all of the properties and assets of the LVNT Group, redeem all outstanding shares of LVNT common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves substantially all (but not all) of the properties and assets of the LVNT Group, redeem a portion of the outstanding shares of LVNT common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition; or

• convert each outstanding share of each series of LVNT common stock into a number of shares of the corresponding series of QVC Group common stock at a specified premium; or

•

combine a conversion of a portion of the outstanding shares of LVNT common stock into a number of shares of the corresponding series of QVC Group common stock with either the payment of a dividend on or a redemption of shares of LVNT common stock, subject to certain limitations.

Inter-Group Interest

From time to time, Liberty Interactive's board may determine to create an inter-group interest in the QVC Group in favor of the LVNT Group, or vice versa, subject to the terms of Liberty Interactive's charter.	Not applicable.

Liberty Interactive Stockholder Rights	zulily Stockholder Rights

If the QVC Group has an inter-group interest in the LVNT Group at such time as any extraordinary action is taken with respect to the LVNT common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the LVNT Group's assets), Liberty Interactive's board will consider what actions are required, or permitted, to be taken under Liberty Interactive's charter with respect to the QVC Group's inter-group interest in the LVNT Group. For example, in some instances, Liberty Interactive's board may determine that a portion of the aggregate consideration that is available for distribution to holders of LVNT common stock must be allocated to the QVC Group to compensate the QVC Group on a pro rata basis for its interest in the LVNT Group.

Similarly, if the LVNT Group has an inter-group interest in the QVC Group at such time as any extraordinary action is taken with respect to the QVC Group common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the QVC Group's assets), Liberty Interactive's board will consider what actions are required, or permitted, to be taken under Liberty Interactive's charter with respect to the LVNT Group's inter-group interest in the QVC Group.
All such board determinations are made in accordance with Liberty Interactive's charter and Delaware law.
Quorum

Under Liberty Interactive's bylaws, subject to the rights of the holders of any series of preferred stock, the holders of a majority in total voting power of the outstanding shares of stock entitled to vote at the meeting shall be present in person or by proxy in order to constitute a quorum for the transaction of any business.
Under zulily's bylaws, holders of a majority of the voting power of the outstanding shares of stock entitled to vote at any meeting of stockholders, the holders of which are present in person, by remote communication or represented by proxy, without regard to class or series, shall constitute a quorum, unless otherwise provided by law or zulily's certificate of incorporation.

Liberty Interactive Stockholder Rights	zulily Stockholder Rights
Number of Directors

Liberty Interactive's charter provides that, subject to any rights of the holders of any series of preferred stock to elect additional directors, the number of its directors will not be less than three, and the exact number will be fixed from time to time by a resolution of its board.

The members of Liberty Interactive's board, other than those who may be elected by holders of any preferred stock, are divided into three classes. Each class consists, as nearly as possible, of a number of directors equal to one-third of the then authorized number of board members.

Currently, there are 9 directors on the Liberty Interactive board of directors. After the mergers, there will be 10 directors on the board of directors, 1 of whom is expected to be a former director of zulily.

The zulily certificate of incorporation provides that the number of directors shall be fixed exclusively by resolution adopted by a majority of the authorized number of director of the zulily board of directors.

Subject to the rights of holders of any series of preferred stock to elect directors under specified circumstances, the zulily board is divided into three classes.

Currently, there are 8 directors on the zulily board of directors.

Filling Vacancies on the Board of Directors

Liberty Interactive's charter provides that, subject to the rights of the holders of any series of preferred stock, vacancies on its board resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on its board, will be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director.
Under the zulily certificate of incorporation, subject to applicable law and the rights of the holders of any series of preferred stock, any vacancies on the zulily board of directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the board of directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors, and not by the stockholders.
Removal of Directors

Liberty Interactive's charter provides that, subject to the rights of the holders of any series of preferred stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the aggregate voting power of Liberty Interactive's outstanding capital stock entitled to vote at an election of directors, voting together as a single class.
zulily's certificate of incorporation providers that removal shall be as provided in Section 141(k) of the DGCL. zulily's bylaws provide that any director may be removed only for cause by the affirmative vote of at least 66 2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally at an election of directors, voting together as a single class.

Liberty Interactive Stockholder Rights	zulily Stockholder Rights
Director Nominations by Stockholders

Director nominations may be made at an annual or special meeting of stockholders (i) by or at the direction of the board of directors, by any nominating committee or person authorized by the board of directors or (ii) by any stockholder of record who is also entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in Liberty Interactive's bylaws.

For a nomination to be properly made by a stockholder, the stockholder must, among other things, give timely notice in writing to Liberty Interactive (i) with respect to an election to be held at an annual meeting of stockholders that is within 30 days before or after the anniversary date of the immediately preceding annual meeting, not less than 60 days nor more than 90 days prior to the meeting; provided, however, in the event the annual meeting of stockholders is more than 30 days before or more than 30 days after such anniversary date, not later than the close of business on the 10th day following the day on which notice of the date of the meeting was communicated to stockholders or public announcement, whichever occurs first, and (ii) with respect to an election to be held at a special meeting of stockholders, generally not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of such special meeting.

A stockholder's nomination of person(s) for election to the board of directors must set forth, in general, (i) information about each proposed nominee that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to be named in the proxy statement as a nominee and to serve as a director if elected), (ii) name and address of nominating parties, (iii) class and number of shares of Liberty Interactive which are owned beneficially and of record, directly and indirectly, by each nominating party, and all other related ownership interests (including derivatives, hedged positions and other economic or voting interests), (iv) a description of material relationships, including financial transactions and compensation, between or among any of the nominating parties, any of their respective associates and affiliates or any other person acting in concert therewith, and any of the nominee's associates and affiliates or any other person acting in concert therewith and (v) certain representations as described in the bylaws.

Stockholders may nominate candidates for election to the board of directors in connection with an annual or special meeting. For nominations to be properly made before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of zulily. To be timely, notice must be received by the Secretary not later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, the notice must be received by the Secretary not later than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For nominations to be properly made before a special meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of zulily, which shall have been received not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement is first made as of the date of the special meeting

A stockholder's nomination of person(s) for election to the board of directors must set forth, among other items as set forth in in zulily's charter: (i) information about each proposed nominee that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Section 14 of the Exchange Act; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (each, a "Proponent" and collectively, the "Proponents"): (A) the name and address of each Proponent, as they appear on the corporation's books, (B) the class, series and number of shares of the corporation that are owned beneficially and of record by each Proponent, (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing, and (D) all other required disclosures as set forth in zulily's charter.

Liberty Interactive Stockholder Rights	zulily Stockholder Rights
Stockholder Proposals

At an annual meeting of the stockholders, only business properly brought before the meeting will be conducted. To be properly brought before an annual meeting of the stockholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the meeting by or at the direction of the board of directors (or any duly authorized committee thereof), or (iii) otherwise properly requested to be brought before the meeting by a stockholder. In addition, the stockholder must comply with the notice procedures in Liberty Interactive's bylaws.
Stockholders may propose business to be brought before an annual or special meeting. To be properly brought before a meeting, business must be (i) specified in the notice of meeting (with respect to business other than nominations), (ii) brought specifically by or at the direction of the board of directors, or (iii) otherwise properly brought before the meeting by a stockholder. In addition, the stockholder must comply with the notice procedures in zulily's bylaws.
Stockholder Action by Written Consent

Liberty Interactive's charter provides that (except as otherwise provided in the terms of any series of preferred stock), any action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may not be taken without a meeting and may not be effected by any consent in writing by such holders.
zulily's certificate of incorporation and bylaws provide that no action shall be taken by stockholders except at an annual or special meeting of stockholders, and no action may be taken by the stockholders by written consent or by electronic transmission.
Amendments to Certificate of Incorporation

Liberty Interactive's charter provides that, subject to the rights of the holders of any series of its preferred stock, the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of Liberty Interactive's outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of Liberty Interactive's charter or to add or insert any provision in Liberty Interactive's charter, provided that the foregoing enhanced voting requirement will not apply to any adoption, amendment, repeal, addition or insertion (1) as to which Delaware law does not require the consent of Liberty Interactive's stockholders or (2) which has been approved by at least 75% of the members of its board then in office.
zulily's certificate of incorporation reserves the right to amend, alter, change or repeal any provision of the certificate of incorporation as allowed under the DGCL, provided, however, that the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock of zulily entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend or repeal certain articles of the certificate of incorporation relating to governance, liability and indemnification, and amendments.

Liberty Interactive Stockholder Rights	zulily Stockholder Rights
Bylaw Amendments

Liberty Interactive's bylaws provide that the board of directors, by action taken by affirmative vote of not less than 75% of the members of the board then in office, are authorized to adopt, amend or repeal any provision of the bylaws.

Subject to the rights of the holders of any series of preferred stock, the bylaws may be adopted, amended or repealed by the affirmative vote of the holders of not less than 66 2/3% of the total voting power of the then outstanding capital stock of Liberty Interactive entitled to vote thereon; provided, however, that the applicable provision in Liberty Interactive's bylaws has no effect on the ability of the board of directors to amend the bylaws without any vote of the stockholders.

zulily's bylaws provide that, subject to certain limitations, the board of directors is authorized to adopt, amend or repeal the bylaws. The stockholders of zulily also have the power to adopt, amend or repeal the bylaws, provided, however, that in addition to any vote of the holders of any class or series of stock of zulily required by law or by zulily's certificate of incorporation, such action by stockholders shall require the affirmative vote of the holders of 66 2/3% of the voting power of all of the then outstanding shares of the capital stock of zulily entitled to vote generally in the election of directors, voting together as a single class.
Special Meetings of Stockholders

Except as otherwise required by law and subject to the rights of the holders of any series of Liberty Interactive's preferred stock, special meetings of Liberty Interactive's stockholders for any purpose or purposes may be called only by its Secretary at the written request of the holders of not less than 66 2/3% of the total outstanding voting power or at the request of at least 75% of the members of Liberty Interactive's board of directors then in office. Liberty Interactive's bylaws provide that no business other than that stated in the notice of special meeting will be transacted at any special meeting.
Under zulily's bylaws, special meetings may be called by the chairperson of the board of directors, the chief executive officer, or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board of directors for adoption).
Limitation of Personal Liability of Directors

To the fullest extent permitted by Delaware law, Liberty Interactive's directors are not liable to it or any of its stockholders for monetary damages for breaches of fiduciary duties while serving as a director.	The liability of the zulily directors for monetary damages is eliminated to the fullest extent under the DGCL.
Indemnification

Liberty Interactive indemnifies, to the fullest extent permitted by applicable law, any person involved in any suit or action by reason of the fact that such person is a director or officer of Liberty Interactive or, at its request, a director, officer, employee or agent of another corporation or entity, against all liability, loss and expenses incurred by such person. Liberty Interactive will pay expenses of a director or officer in defending any proceeding in advance of its final disposition, provided that such payment is made upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to indemnification.
To the fullest extent permitted by applicable law, zulily is authorized to provide indemnification (and advancement of expenses to) directors, officers and agents of zulily (and any other persons to which applicable law permits zulily to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval of the stockholders to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to zulily shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

Liberty Interactive Stockholder Rights	zulily Stockholder Rights
Supermajority Voting Provisions

In addition to the supermajority voting provisions discussed under "Amendments to Certificate of Incorporation" above, Liberty Interactive's charter provides that, subject to the rights of the holders of any series of its preferred stock, the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of its outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required for:	Except as noted above, zulily's certificate of incorporation does not contain any provisions requiring supermajority votes of stockholders.

•

its merger or consolidation with or into any other corporation, provided, that the foregoing voting provision will not apply to any such merger or consolidation (1) as to which the laws of the State of Delaware, as then in effect, do not require the consent of its stockholders, or (2) that at least 75% of the members of its board of directors then in office have approved;

•

the sale, lease or exchange of all, or substantially all, of its assets, provided, that the foregoing voting provisions will not apply to any such sale, lease or exchange that at least 75% of the members of its board of directors then in office have approved; or

•

its dissolution, provided, that the foregoing voting provision will not apply to such dissolution if at least 75% of the members of its board of directors then in office have approved such dissolution.

Liquidation

Upon Liberty Interactive's liquidation, dissolution or winding up, holders of QVC Group common stock and LVNT common stock will be entitled to receive in respect of such stock their proportionate interests in Liberty Interactive's assets, if any, remaining for distribution to holders of common stock (regardless of the group to which such assets are then attributed) in proportion to their respective number of liquidation units per share.
In the event of zulily's liquidation, dissolution or winding up, upon the completion of the distributions required with respect to any series of preferred stock that may then be outstanding, zulily's remaining assets legally available for distribution to stockholders will be distributed on an equal priority, pro rata basis to holders of Class A common stock and Class B common stock.
Each share of QVC Group common stock is entitled to receive 0.82029 liquidation units, and each share of LVNT common stock is entitled to receive 1.26409 liquidation units.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows Liberty Interactive and zulily to "incorporate by reference" information into this prospectus/offer to exchange, which means that we can disclose important information to zulily's stockholders by referring them to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus/offer to exchange, except for any information superseded by information contained directly in this prospectus/offer to exchange. The information that Liberty Interactive or zulily files with the SEC later will automatically update and supersede this information. This prospectus/offer to exchange incorporates by reference the documents listed below that Liberty Interactive and zulily have previously filed with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and the exhibits related thereto filed under Item 9.01 of Form 8-K). These documents contain important information about Liberty Interactive and zulily and their respective businesses, financial conditions and results of operations.

Liberty Interactive filings (File No. 001-33982)	Period Covered or Date of Filing
Annual Report on Form 10-K	Year ended December 31, 2014, as amended on May 22, 2015
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2015 and June 30, 2015
Current Reports on Form 8-K	Filed on January 30, 2015, March 13, 2015, May 29, 2015, June 5, 2015, August 6, 2015, August 17, 2015 and August 19, 2015

The description of Liberty Interactive common stock contained in Amendment No. 4 to its Registration Statement on Form 8-A, and including all amendments filed for the purpose of updating such description

Filed on May 9, 2006

zulily filings (File No. 001-36188)	Period
Annual Report on Form 10-K	Year ended December 28, 2014
Quarterly Reports on Form 10-Q	Quarters ended March 29, 2015 and June 28, 2015
Current Reports on Form 8-K	Filed on January 26, 2015, February 11, 2015, February 12, 2015, May 5, 2015, May 15, 2015 and August 17, 2015
The description of zulily common stock contained in its Registration Statement on Form 8-A	Filed on November 8, 2013

        All information and documents subsequently filed by Liberty Interactive and zulily pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and the exhibits related thereto filed under Item 9.01 of Form 8-K) from the date of filing this prospectus/offer to exchange through the earlier of the date that the Reorganization Agreement is terminated or the date on which the Offer is consummated shall also be deemed to be incorporated herein by reference and will constitute a part of this document from the date of filing of that information or document.

        Neither Liberty Interactive nor Purchaser has authorized anyone to give any information or make any representation about the Offer that is different from, or in addition to, that contained in this prospectus/offer to exchange or in any of the materials that Liberty Interactive and Purchaser have incorporated by reference into this prospectus/offer to exchange. Therefore, if anyone provides information of this sort, zulily's stockholders should not rely on it. If zulily stockholders are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document are unlawful, or if it is unlawful to direct these types of activities, to any zulily stockholders then the Offer presented in this document does not extend to such stockholders.

The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies, and neither the mailing of this prospectus/offer to exchange to the stockholders nor the issuance of shares of Liberty Interactive common stock pursuant to the Offer or in the merger shall create any implication to the contrary.

        zulily stockholders may obtain copies of this prospectus/offer to exchange and the documents incorporated herein by reference and the Schedule 14D-9 and the documents incorporated herein by reference without charge (excluding all exhibits unless such exhibits have been specifically incorporated by reference in this prospectus/offer to exchange) by contacting Liberty Interactive at its address or telephone number indicated below under "Where You Can Find Additional Information."

 LEGAL MATTERS

        Baker Botts L.L.P., counsel to Liberty Interactive, will pass upon the validity of the Liberty Interactive common stock to be issued in the Offer and the first merger for Liberty Interactive.

EXPERTS

        The consolidated financial statements of Liberty Interactive Corporation as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein and in the Registration Statement on Form S-4 in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon authority of said firm as experts in accounting and auditing.

        The audit report on the effectiveness of the internal control over financial reporting as of December 31, 2014, expresses an opinion that Liberty Interactive Corporation did not maintain effective internal control over financial reporting as of December 31, 2014 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness related to the design and operating effectiveness of information technology general controls over access to applications and data has been identified and included in management's assessment.

        The consolidated financial statements incorporated in this prospectus/offer to exchange by reference from zulily, inc.'s Annual Report on Form 10-K for the year ended December 28, 2014, and the effectiveness of zulily, inc.'s internal control over financial reporting as of December 28, 2014 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        Each of Liberty Interactive and zulily file annual, quarterly and other reports, proxy statements and other information with the SEC under the Exchange Act. Such reports, proxy statements and other information may be read and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such information should be obtainable by mail, upon payment of the SEC's customary charges, by writing to the SEC's principal office at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain information by calling the SEC at 1-800-732-0330. The SEC also maintains a website at www.sec.gov that contains public filings reports, proxy statements and other information relating to zulily and Liberty Interactive that have been filed via the EDGAR system.

        You may also request copies of these documents from Purchaser, without charge, excluding all exhibits, unless Purchaser has specifically incorporated by reference an exhibit in this prospectus/offer to exchange. You may obtain documents incorporated by reference in this prospectus/offer to exchange by requesting them in writing or by telephone from the Information Agent, Georgeson Inc., at the address set forth below. You can also contact the Information Agent at its address and telephone number listed below for answers to your questions regarding the Transaction.

Georgeson Inc.
480 Washington Blvd., 26th Floor
Jersey City, NJ 07310

All Stockholders Call Toll-Free: (877) 507-1756

        You may also obtain copies of this information from Liberty Interactive's website, www.libertyinteractive.com, or by sending a request in writing to Investor Relations, Liberty Interactive Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, or from zulily's investor relations website, http://investor.zulily.com, as applicable. Information otherwise contained on Liberty Interactive's or zulily's respective websites does not constitute part of this prospectus/offer to exchange.

        In order to receive timely delivery of any SEC filings or other documents incorporated by reference, you must make your request no later than September 17, 2015.

        You should rely only on the information contained in, or incorporated by reference into, this prospectus/offer to exchange, together with the Schedule 14D-9 that has been mailed to you together with this prospectus/offer to exchange in deciding whether to tender your shares of zulily common stock in the Offer. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this prospectus/offer to exchange or Schedule 14D-9. You should not assume that the information contained in, or incorporated by reference into, this prospectus/offer to exchange is accurate as of any date other than September 1, 2015.

        On September 1, 2015, Liberty Interactive filed a registration statement on this Form S-4 with the SEC under the Securities Act to register the shares of Liberty Interactive Series A QVC Group common stock to be issued in the Offer and the first merger, and Liberty Interactive may also file amendments to that registration statement. This prospectus/offer to exchange is a part of that registration statement and constitutes a prospectus of Liberty Interactive for the shares of Series A QVC Group common stock to be issued to zulily's stockholders in the Offer and the first merger. As allowed by SEC rules, this prospectus/offer to exchange does not contain all of the information found in the registration statement or the exhibits to the registration statement. For further information relating to Liberty Interactive and the shares Series A QVC Group common stock, you should consult the registration statement and its exhibits. In addition, on September 1, 2015, Liberty Interactive filed with the SEC a Tender Offer Statement on Schedule TO under the Exchange Act, to furnish certain information about the Offer, and Liberty Interactive may also file amendments to the Schedule TO. On September 1, 2015, zulily filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 regarding the Offer and the first merger, which includes an information statement pursuant to Section 14(f) of the Exchange Act and Rule 14F-1. You may obtain copies of the registration statement and its exhibits, the Schedule TO and the Schedule 14D-9 (and any amendments to those documents) in the manner described above.

Schedule I
DIRECTORS AND EXECUTIVE OFFICERS OF LIBERTY INTERACTIVE AND PURCHASER

        The names of the directors and executive officers of Liberty Interactive and Purchaser and their present principal occupations or employment and material employment history for the past five years are set forth below. Unless otherwise indicated, each director and executive officer has been so employed or held such position for a period in excess of five years. The business address of each of the directors and executive officers of Liberty Interactive and Purchaser is 12300 Liberty Boulevard, Englewood, Colorado 80112.

        During the past five years, none of the directors and officers of Liberty Interactive or Purchaser listed below has (a) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Unless otherwise indicated below, each such person is a citizen of the United States of America.

Liberty Interactive

Name	Position
John C. Malone	Chairman of the Board and Director
Gregory B. Maffei	President, Chief Executive Officer and Director
Richard N. Baer	Senior Vice President and General Counsel
Albert E. Rosenthaler	Senior Vice President
Christopher W. Shean	Senior Vice President and Chief Financial Officer
Michael A. George	Director
M. Ian G. Gilchrist	Director
Evan D. Malone	Director
David E. Rapley	Director
M. LaVoy Robison	Director
Larry E. Romrell	Director
Andrea L. Wong	Director

        John C. Malone.    Mr. Malone has served as Chairman of the Board of Liberty Interactive, including its predecessors, since its inception in 1994 and served as Liberty Interactive's Chief Executive Officer from August 2005 to February 2006. Mr. Malone served as Chairman of the Board of Tele-Communications, Inc. ("TCI") from November 1996 until March 1999, when it was acquired by AT&T Corp., and as Chief Executive Officer of TCI from January 1994 to March 1997. Mr. Malone, as President of TCI, co-founded Liberty Interactive's former parent company and is considered one of the preeminent figures in the media and telecommunications industry. He is well known for his sophisticated problem solving and risk assessment skills.

        Gregory B. Maffei.    Mr. Maffei has served as a director Liberty Interactive since November 2005, and as the President and Chief Executive Officer since February 2006. He also served Liberty Interactive's CEO-Elect from November 2005 through February 2006. Mr. Maffei has served as the President and Chief Executive Officer of Liberty Media Corporation ("Liberty Media") (including its predecessor) since May 2007, Liberty TripAdvisor Holdings, Inc. ("Liberty TripAdvisor") since July 2013 and Liberty Broadband Corporation ("Liberty Broadband") since June 2014. Prior thereto, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation, Chairman, President and Chief Executive Officer of 360networks Corporation, and Chief Financial Officer of Microsoft Corporation. Mr. Maffei brings to the board significant financial and operational experience based on his senior policy making positions at Liberty Interactive, Liberty Media, Liberty TripAdvisor, Liberty Broadband, Oracle Corporation, 360networks Corporation and Microsoft Corporation and his public company board experience. He provides the board with executive leadership perspective on the operations and management of large public companies and risk management principles.

        Richard N. Baer.    Mr. Baer has served as Senior Vice President and General Counsel of Liberty Interactive and Liberty Media since January 2013. He has also served as Senior Vice President and General Counsel of Liberty TripAdvisor since July 2013 and Liberty Broadband since June 2014. Previously, Mr. Baer served as Executive Vice President and Chief Legal Officer of UnitedHealth Group Incorporated from May 2011 to December 2012. He served as Executive Vice President and General Counsel of Qwest Communications International Inc. from December 2002 to April 2011 and Chief Administrative Officer from August 2008 to April 2011.

        Albert E. Rosenthaler.    Mr. Rosenthaler has served as a Senior Vice President of Liberty Interactive since April 2002, Liberty Media (including its predecessor) since May 2007, Liberty TripAdvisor since July 2013 and Liberty Broadband since June 2014.

        Christopher W. Shean.    Mr. Shean has served as a Senior Vice President of Liberty Interactive since January 2002 and the Chief Financial Officer since November 2011. Previously, he served as the Controller of Liberty Interactive from October 2000 to October 2011 and a Vice President from October 2000 to January 2002. Mr. Shean has also served as a Senior Vice President of Liberty Media (including its predecessor) since May 2007, the Chief Financial Officer since November 2011 and the Controller from May 2007 to October 2011. He has served as a Senior Vice President and Chief Financial Officer of Liberty TripAdvisor since July 2013 and Liberty Broadband since June 2014.

        Michael A. George.    Mr. George has served as a director of Liberty Interactive since September 2011. He has served as the President of QVC, Inc. ("QVC") since November 2005 and as its Chief Executive Officer since April 2006. Mr. George also serves on the board of directors of several non-profit organizations and Brinker International. Mr. George previously held various positions with Dell, Inc. ("Dell") from March 2001 to November 2005, most notably as the chief marketing officer and general manager of Dell's U.S. consumer business. Mr. George brings to the board significant experience with commerce, retail and technology businesses based on his current executive position with QVC and his prior experience with Dell as well as in his capacity as a senior partner at McKinsey & Co., Inc. His background and executive experience assist the board in evaluating strategic opportunities in the e-commerce and retail industries.

        M. Ian G. Gilchrist.    Mr. Gilchrist has served as a director of Liberty Interactive since July 2009. Mr. Gilchrist held various officer positions including Managing Director at Citigroup/Salomon Brothers from 1995 to 2008, CS First Boston Corporation from 1988 to 1995, and Blyth Eastman Paine Webber from 1982 to 1988 and served as a Vice President of Warburg Paribas Becker Incorporated from 1976 to 1982. Previously, he worked in the venture capital field and as an investment analyst. Mr. Gilchrist's field of expertise is in the media and telecommunications sector, having been involved with companies in this industry during much of his 32 years as an investment banker. Mr. Gilchrist brings to the board significant financial expertise and a unique perspective on Liberty Interactive and the media and telecommunications sector. He is also an important resource with respect to the financial services firms that Liberty Interactive engages from time to time.

        Evan D. Malone.    Dr. Malone has served as a director of Liberty Interactive since August 2008. He has served as President of NextFab Studio, LLC, a high-tech workshop offering technical training, consulting, and product design and prototyping services, since June 2009 and has been an engineering consultant for more than the past five years. Since January 2008, Dr. Malone has served as the owner and manager of a real estate property and management company, 1525 South Street LLC. During 2008, Dr. Malone also served as a post-doctoral research assistant at Cornell University and an engineering consultant with Rich Food Products, a food processing company. Dr. Malone has served as co-owner and director of Drive Passion PC Services, CC, an Internet café, telecommunications and document services company, in South Africa since 2007 and served as an applied physics technician for Fermi National Accelerator Laboratory, part of the national laboratory system of the Office of Science, U.S. Department of Energy, from 1999 until 2001. He also is a partner in Jet Wine Bar, a wine bar, and Rex 1516, a restaurant, both in Philadelphia. Mr. Malone, Liberty Interactive's youngest director, brings an applied science and engineering perspective to the board. Dr. Malone's perspectives assist the board in developing business strategies and adapting to technological changes facing the industries in which Liberty Interactive competes. In addition, his entrepreneurial experience assists the board in evaluating strategic opportunities.

        David E. Rapley.    Mr. Rapley has served as a director of Liberty Interactive since July 2002, having previously served as a director during 1994. Mr. Rapley founded Rapley Engineering Services, Inc. ("RESI") and served as its CEO and President from 1985 to 1998. Mr. Rapley also served as Executive Vice President of Engineering of VECO Corp. Alaska (a company that acquired RESI in 1998) from January 1998 to December 2001. Mr. Rapley served as the President and Chief Executive Officer of Rapley Consulting, Inc. from January 2000 to December 2014. Mr. Rapley brings to the board the unique perspective of his lifelong career as an engineer. The industries in which Liberty Interactive competes are heavily dependent on technology, which continues to change and advance. Mr. Rapley's perspectives assist the board in adapting to these changes and developing strategies for Liberty Interactive's businesses.

        M. LaVoy Robison.    Mr. Robison has served as a director of Liberty Interactive since June 2003. Mr. Robison served as the executive director of The Anschutz Foundation, a private foundation, from January 1998 to November 2010 and has served as a board member of that foundation since January 1998. He has also served as a deputy director of the American Museum of Western Art—The Anschutz Collection since February 2011. Prior to joining The Anschutz Foundation, he was a partner for over 25 years with KPMG, having served at one point as that firm's audit partner for TCI. Mr. Robison brings to the board extensive experience in public accounting and auditing, having spent more than two decades as a partner with KPMG and its predecessor Peat, Marwick, Mitchell & Co., including serving as an SEC reviewing partner. He provides the board with executive and leadership perspective on financial reporting and accounting oversight of large public companies.

        Larry E. Romrell.    Mr. Romrell has served as a director of Liberty Interactive since December 2011, having previously served as a director from March 1999 to September 2011. Mr. Romrell held numerous executive positions with TCI from 1991 to 1999. Previously, Mr. Romrell held various executive positions with Westmarc Communications, Inc. Mr. Romrell brings extensive experience, including venture capital experience, in the telecommunications industry to the board and is an important resource with respect to the management and operations of companies in the media and telecommunications sector.

        Andrea L. Wong.    Ms. Wong has served as a director of Liberty Interactive since April 2010. Ms. Wong has served as President, International Production for Sony Pictures Television and President, International for Sony Pictures Entertainment since September 2011. She previously served as President and CEO of Lifetime Entertainment Services from 2007 to April 2010. Ms. Wong also served as an Executive Vice President with ABC, Inc., a subsidiary of The Walt Disney Company, from 2003 to 2007. Ms. Wong brings to the board significant experience in the media and entertainment industry, having an extensive background in media programming across a variety of platforms, as well as executive leadership experience with the management and operation of companies in the entertainment sector. Her experience with programming development and production, brand enhancement and marketing brings a pragmatic and unique perspective to the board. Her professional expertise, combined with her continued involvement in the media and entertainment industry, makes her a valuable member of the board.

Purchaser

Name	Position
Gregory B Maffei	President, Chief Executive Officer and Director
Richard N. Baer	Senior Vice President, General Counsel and Director
Albert E. Rosenthaler	Senior Vice President
Christopher W. Shean	Senior Vice President and Chief Financial Officer

        Gregory B. Maffei.    Mr. Maffei is the President, Chief Executive Officer and Director of Purchaser. See above for additional biographical information relating to Mr. Maffei.

        Richard N. Baer.    Mr. Baer is the Senior Vice President, General Counsel and Director of Purchaser. See above for additional biographical information relating to Mr. Baer.

        Albert E. Rosenthaler.    Mr. Rosenthaler is the Senior Vice President of Purchaser. See above for additional biographical information relating to Mr. Rosenthaler.

        Christopher W. Shean.    Mr. Shean is the Senior Vice President and Chief Financial Officer of Purchaser. See above for additional biographical information relating to Mr. Shean.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF REORGANIZATION

by and among

LIBERTY INTERACTIVE CORPORATION,

MOCHA MERGER SUB, INC.,

ZIGGY MERGER SUB, LLC

and

ZULILY, INC.

Dated as of August 16, 2015

i

ii

iii

INDEX OF DEFINED TERMS

Acceptable Confidentiality Agreement	Section 5.3(i)(i)
Acceptance Time	Section 1.1(a)
Acquisition Proposal	Section 5.3(i)(ii); Section 7.3(c)(i)
Adjusted Exchange Ratio	Section 2.1(c)
Adverse Recommendation Change	Section 5.3(d)
Aggregate Consideration	Section 2.1(d)
Affiliate	Section 8.12
Agreement	Preamble
Appraisal Cash Amount	Section 8.12
Appraisal Rights	Section 2.2(i)
Assets	Section 3.15
Assumed Options	Section 2.1(f)(i)
Assumed RSUs	Section 2.1(f)(ii)
Beneficial Owner	Section 8.12
Book-Entry Shares	Section 2.1(c)
Business Day	Section 8.12
Cash Consideration	Recitals
Certificate	Section 2.1(c)
Class A Common Stock	Recitals
Class B Common Stock	Recitals
Closing	Section 1.5
Closing Date	Section 1.5
Code	Recitals
Company	Preamble
Company Benefit Plan	Section 8.12
Company Board	Recitals
Company Business Personnel	Section 3.12(a)
Company Capital Stock	Section 3.2(a)
Company Common Stock	Recitals
Company Credit Agreement	Section 5.16(a)
Company Determination	Section 3.3(b)
Company Disclosure Letter	Article III
Company Material Adverse Effect	Section 8.12

iv

Company Material Contract	Section 8.12
Company Material Intellectual Property	Section 8.12
Company NDA	Section 8.12
Company Preferred Stock	Section 3.2(a)
Company Recommendation	Recitals
Company RSU	Section 2.1(f)(ii)
Company SEC Documents	Section 3.5(a)
Company SEC Financial Statements	Section 3.5(c)
Company Stock Option	Section 2.1(f)(i)
Company Stock Plans	Section 2.1(f)(i)
Company Subsidiary	Section 3.1(c)
Confidentiality Agreement	Section 8.12
Consent	Section 3.4(a)
Constituent Documents	Section 8.12
Continuing Employees	Section 5.11(a)
Contract	Section 8.12
Conversion Ratio	Section 2.1(f)(i)
Credit Agreement Consents and Amendments	Section 5.16(a)
Cut-Off Date	Section 8.12
D&O Insurance	Section 5.9(c)
DGCL	Recitals
DLLCA	Recitals
Dissenting Shares	Section 2.2(i)
DOJ	Section 5.8(c)
Employment Arrangements	Recitals
Environmental Claim	Section 8.12
Environmental Laws	Section 8.12
Environmental Permits	Section 3.13(a)
ERISA	Section 8.12
ERISA Affiliate	Section 8.12
Exchange Act	Section 3.1(c)
Exchange Agent	Section 2.2(a)
Exchange Agent Agreement	Section 2.2(a)
Exchange Fund	Section 2.2(a)

v

Excluded Shares	Section 2.1(b)
Expiration Date	Section 1.1(d)
Filing	Section 3.4(a)
First Certificate of Merger	Section 1.3(b)
First Effective Time	Section 1.3(b)
First Merger	Recitals
First Surviving Corporation	Section 1.3(a)
Form S-4	Section 1.1(e)(ii)
Fraud and Bribery Laws	Section 3.9(b)
FTC	Section 5.8(c)
GAAP	Section 8.12
Governmental Entity	Section 3.4(a)
HSR Act	Section 3.4(a)
Indebtedness	Section 8.12
Indemnified Parties	Section 5.9(a)
Initial Exchange Ratio	Section 2.1(c)
Intellectual Property	Section 8.12
Intervening Event	Section 8.12
IT Systems	Section 3.19(a)
Knowledge	Section 8.12
Laws	Section 8.12
L/C Agreement	Section 5.16(b)
L/C Consent	Section 5.16(b)
L/C Issuer	Section 5.16(b)
Leased Real Property	Section 3.14
Lien	Section 8.12
Materials of Environmental Concern	Section 8.12
Mergers	Recitals
Merger Sub 2	Preamble
Merger Subs	Preamble
Minimum Tender Condition	Section 1.1(b)(i)
Nasdaq	Section 8.12
Non-US Plans	Section 8.12
Notice of Superior Proposal	Section 5.3(f)(ii)

vi

Notice Period	Section 5.3(f)(ii)
Offer	Recitals
Offer Commencement Date	Section 1.1(a)
Offer Conditions	Section 1.1(b)(ii)
Offer Documents	Section 1.1(e)(i)(A)
Offer to Purchase	Section 1.1(a)
Order	Section 8.12
Outside Date	Section 7.1(b)(iii)
Parent	Preamble
Parent Board	Section 8.12
Parent Capital Stock	Section 4.3(a)
Parent Common Stock	Section 4.3(a)
Parent Disclosure Letter	Article IV
Parent Material Adverse Effect	Section 8.12
Parent Preferred Stock	Section 4.3(a)
Parent Share Signing Price	Section 2.1(d)
Parent QVC Common Stock	Section 4.3(a)
Parent QVC Series A Stock	Section 4.3(a)
Parent QVC Series B Stock	Section 4.3(a)
Parent QVC Series C Stock	Section 4.3(a)
Parent SEC Documents	Section 4.6(a)
Parent SEC Financial Statements	Section 4.6(c)
Parent Subsidiary	Section 4.1(c)
Parent Ventures Series A Stock	Section 4.3(a)
Parent Ventures Series B Stock	Section 4.3(a)
Parent Ventures Series C Stock	Section 4.3(a)
Party or Parties	Preamble
Permits	Section 3.10
Permitted Lien	Section 8.12
Person	Section 8.12
Personal Information	Section 8.12
Policies	Section 3.21
PPACA	Section 3.11(e)
Premium Cap	Section 5.9(c)

vii

Privacy Laws	Section 8.12
Proceeding	Section 8.12
Purchaser	Preamble
Purchaser Shares	Section 2.1(a)
Qualified Plan	Section 3.11(b)
Real Property Leases	Section 3.14
Release	Section 8.12
Reporting Subsidiary	Section 4.6(a)
Representatives	Section 8.12
Sarbanes-Oxley Act	Section 3.5(b)
Schedule 14D-9	Section 1.2(a)
Schedule TO	Section 1.1(e)(i)(A)
SEC	Section 3.4(a)
SEC Transaction Documents	Section 3.7
Second Certificate of Merger	Section 1.3(b)
Second Effective Time	Section 1.3(b)
Second Merger	Recitals
Securities Act	Section 3.4(a)
Security	Section 8.12
Specified Definitive Acquisition Agreement	Section 7.1(d)(iii)
Stock Consideration	Section 2.1(c)
Subsidiary	Section 8.12
Subsidiary SEC Documents	Section 4.6(a)
Subsidiary SEC Financial Statements	Section 4.6(c)
Superior Proposal	Section 5.3(i)(iii)
Surviving Company	Section 1.3(a)
Takeover Laws	Section 3.3(d)
Taxes	Section 8.12
Tax Return	Section 8.12
Tax Sharing Agreement	Section 8.12
Taxing Authority	Section 8.12
Tender and Support Agreement	Recitals
Termination Fee	Section 7.3(c)(ii)
Total Cash Consideration	Section 2.1(d)

viii

Total Consideration	Section 8.12
Total Stock Consideration	Section 2.1(d)
Trade Secrets	Section 8.12
Transaction Consideration	Recitals
Transactions	Recitals
Treasury Regulations	Section 8.12
WARN Act	Section 3.12(d)
Willful Breach	Section 8.12

ix

AGREEMENT AND PLAN OF REORGANIZATION

        This AGREEMENT AND PLAN OF REORGANIZATION, dated as of August 16, 2015 (this "Agreement"), is made and entered into by and among Liberty Interactive Corporation, a Delaware corporation ("Parent"), zulily, inc., a Delaware corporation (the "Company"), Mocha Merger Sub, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Merger Sub 2 ("Purchaser"), and Ziggy Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent ("Merger Sub 2" and together with the Purchaser, the "Merger Subs"). Parent, each of the Merger Subs and the Company are referred to individually as a "Party" and collectively as the "Parties."

W I T N E S S E T H:

        WHEREAS, it is proposed that Purchaser shall commence an exchange offer (such exchange offer, as it may be extended, amended or supplemented from time to time as permitted under this Agreement, the "Offer") to acquire any and all of the Company's issued and outstanding shares of Class A common stock, par value $0.0001 per share (the "Class A Common Stock") and Class B common stock, par value $0.0001 per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Company Common Stock"), for consideration comprised of: (i) $9.375 per share of Company Common Stock in cash without interest and subject to any withholding of Taxes required by applicable Law (the "Cash Consideration"), and (ii) the Stock Consideration (the Stock Consideration, together with the Cash Consideration, in each case received in the First Merger (as defined below), and subject to any potential adjustment as set forth herein, the "Transaction Consideration");

        WHEREAS, it is also proposed that, as soon as practicable following the consummation of the Offer, the Parties wish to effect the acquisition of the Company by Parent through (a) the merger of Purchaser with and into the Company, with the Company surviving the merger as the surviving entity (the "First Merger") and (b) immediately following the First Merger, subject to the terms of this Agreement, the merger of the Company, as the surviving entity of the First Merger, with and into Merger Sub 2, with Merger Sub 2 being the surviving entity (the "Second Merger" and together with the First Merger, the "Mergers");

        WHEREAS, the First Merger will be governed by Section 251(h) of the General Corporation Law of the State of Delaware (the "DGCL") and will be effected as soon as practicable following the consummation of the Offer upon the terms and subject to the conditions set forth herein and the Second Merger will be governed by Section 267 of the DGCL and Section 18-209(i) of the Delaware Limited Liability Company Act (the "DLLCA") and will be effected as soon as practicable following the consummation of the First Merger upon, and subject to, the terms and subject to the conditions set forth herein;

        WHEREAS, the board of directors of the Company (the "Company Board") (i) unanimously (with the exception of one director, who recused himself from the vote) determined that the terms of this Agreement and the transactions contemplated hereby (the "Transactions"), including the Offer and the First Merger, are fair to, and in the best interests of, the Company and its stockholders, (ii) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (iii) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Offer, the Mergers and the other Transactions upon the terms and subject to the conditions contained herein and (iv) resolved to recommend that the holders of shares of Company Common Stock accept the Offer and tender their shares of Company Common Stock to Purchaser pursuant to the Offer (the "Company Recommendation");

        WHEREAS, the board of directors or sole member, as applicable, of Parent and each of the Merger Subs have approved this Agreement and determined that this Agreement and the Transactions, including the Offer, the Mergers and the issuance of Parent QVC Series A Stock in the Offer and the First Merger, are advisable and fair to, and in the best interests of, Parent and each of the Merger Subs and its stockholders or members, as applicable;

        WHEREAS, the board of directors of Purchaser has (i) unanimously approved and declared advisable this Agreement and the Transactions, including the Offer, the First Merger, and the Tender and Support Agreement, in accordance with the DGCL, (ii) determined that it is in the best interests of Purchaser and Merger Sub 2, its sole stockholder, that Purchaser enter into this Agreement and consummate the Offer, the First Merger, and the Tender and Support Agreement, on the terms and subject to the conditions set forth in this Agreement, (iii) resolved to submit the approval of the adoption of this Agreement and the Transactions, including, without limitation, the Offer, the First Merger, and the Tender and Support Agreement, to Merger Sub 2, as the sole stockholder of Purchaser, and (iv) resolved to unanimously recommend to Merger Sub 2 that Merger Sub 2 approve the adoption of this Agreement and the Transactions, including, without limitation, the Offer, the First Merger, and the Tender and Support Agreement.

        WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of Parent and each Merger Sub to enter into this Agreement, certain Persons are entering into a Tender and Support Agreement with Parent, a form of which is attached as Exhibit A hereto (the "Tender and Support Agreement");

        WHEREAS, for U.S. federal income tax purposes, it is intended that the Offer and the Mergers, taken together, shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall be and hereby is adopted as a "plan of reorganization" for purposes of Sections 354 and 361 of the Code;

        WHEREAS, as an inducement for Parent and each of the Merger Subs to enter into this Agreement, concurrently with the execution and delivery hereof, certain employees of the Company are entering into letters relating to the ongoing employment of such employees with Parent, the Company or one of their Affiliates (collectively, the "Employment Arrangements"), in each case to become effective at the First Effective Time; and

        WHEREAS, Parent, the Company and each Merger Sub desire to make certain representations, warranties, covenants and agreements specified herein in connection with this transactions contemplated hereby and also to prescribe various conditions to the Offer.

        NOW, THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties to this Agreement agree as follows:

ARTICLE I

THE OFFER AND THE MERGERS

        Section 1.1    The Offer.

        (a)   Parent shall cause Purchaser to, and Purchaser shall, commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer as soon as reasonably practicable after the date of this Agreement, but in no event later than the fifteenth (15th) Business Day after the date of this Agreement. Notwithstanding the foregoing, Purchaser shall not be required to commence the Offer if the Company shall not be prepared to file with the SEC immediately following commencement of the Offer, and to disseminate to holders of shares of Company Common Stock, the Schedule 14D-9. The date on which Purchaser commences the Offer, within the meaning of Rule 14d-2 under the Exchange

Act, is referred to in this Agreement as the "Offer Commencement Date." The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") that is disseminated to any and all of the holders of shares of Company Common Stock and contains the terms and conditions set forth in this Agreement and in Annex A. In the Offer, each share of Company Common Stock accepted by Purchaser in accordance with the terms of the Offer shall, subject to the adjustments set forth in Section 2.1(d) and Section 2.1(g), be exchanged for the right to receive the Transaction Consideration. Subject to the prior satisfaction of the Minimum Tender Condition and the satisfaction, or waiver by Parent or Purchaser, of the other Offer Conditions (to the extent such waiver is permitted by Section 1.1(c)), after the expiration of the Offer (as it may extended in accordance with Section 1.1(d)), Purchaser shall (and Parent shall cause Purchaser to) accept for payment all shares of Company Common Stock validly tendered (and not withdrawn) pursuant to the Offer (excluding shares of Company Common Stock tendered pursuant to guaranteed delivery procedures that have not yet been delivered for settlement or satisfaction of such guarantee) as soon as practicable after Purchaser is permitted to do so under applicable Law (the "Acceptance Time"), and promptly (within the meaning of Section 14e-1(c) promulgated under the Exchange Act) pay for all shares of Company Common Stock that are validly tendered and not validly withdrawn in the Offer. Without limiting the generality of the foregoing, Parent shall provide or cause to be provided to Purchaser on a timely basis the funds and shares of Parent QVC Series A Stock necessary to pay for any shares of Company Common Stock that Purchaser becomes obligated to purchase pursuant to the Offer; provided, however, that without the prior written consent of the Company, Purchaser shall not accept for payment or pay for any shares of Company Common Stock if, as a result, Purchaser would acquire less than the number of shares of Company Common Stock necessary to satisfy the Minimum Tender Condition. The consideration in the Offer payable in respect of each share of Company Common Stock validly tendered and not withdrawn in the Offer shall be paid net to the holder thereof in cash and shares of Parent QVC Series A Stock, subject to reduction for any applicable withholding taxes payable in respect thereof. The Company shall register (and shall instruct its transfer agent to register) the transfer of the shares of Company Common Stock accepted for payment by Purchaser effective immediately after the Acceptance Time.

        (b)   The obligation of Purchaser to accept for exchange (and the obligation of Parent to cause Purchaser to accept for exchange) shares of Company Common Stock validly tendered (and not withdrawn) pursuant to the Offer shall be subject only to:

            (i)  the condition (the "Minimum Tender Condition") that there shall have been validly tendered (and not validly withdrawn) prior to the expiration of the Offer that number of shares of Company Common Stock which, upon the consummation of the Offer (for the avoidance of doubt, assuming that the shares of Class B Common Stock validly tendered (and not validly withdrawn) will convert to shares of Class A Common Stock at the time of the consummation of the Offer), when added to any shares of Company Common Stock owned by Purchaser, would represent at least a majority of the voting power of the sum of (x) the aggregate voting power of the shares of Company Common Stock outstanding immediately after the consummation of the Offer, plus (y) the aggregate voting power of the shares of Company Common Stock issuable to holders of Company Options from which the Company has received notices of exercise prior to the consummation of the Offer (and as to which shares of Company Common Stock have not yet been issued to such exercising holders of Company Options) (excluding, for purposes of determining whether a sufficient number of shares have been tendered in the Offer to satisfy the Minimum Tender Condition, shares of Company Common Stock tendered pursuant to guaranteed delivery procedures that have not yet been "received," as such term is defined in Section 251(h) of the DGCL, by the depositary for the Offer pursuant to such procedures); and

           (ii)  the other conditions set forth in Annex A (such other conditions, together with the Minimum Tender Condition, the "Offer Conditions").

        (c)   Purchaser expressly reserves the right, in its sole discretion, to waive or make any other changes to the terms and conditions of the Offer; provided, however, that without the prior written consent of the Company, neither Parent nor Purchaser shall: (i) amend, waive or modify any of the conditions set forth in clauses (a), (h)(i), (h)(ii), (i) or (j) of Annex A (provided, that Parent shall (and shall cause Purchaser to) waive the conditions set forth in clause (h)(i) and (h)(ii) of Annex A upon the written request of the Company); or (ii) change the Offer to (A) change the form or amount of consideration to be delivered by Purchaser pursuant to the Offer; provided, however, that Parent or Purchaser may increase the amount of such consideration (irrespective of form) in good faith so long as such increase is not for the purpose of delaying the Acceptance Time, provided that in no event shall such increase reduce the Initial Exchange Ratio, (B) change the number of shares of Company Common Stock to be purchased in the Offer, (C) impose conditions to the Offer in addition to the Offer Conditions or amend or modify any of the existing Offer Conditions, (D) except as provided in Section 1.1(d), extend the expiration time of the Offer beyond the initial expiration time of the Offer or (E) otherwise amend the Offer in a manner that is adverse (other than in an immaterial or de minimis way) to the holders of Company Common Stock.

        (d)   The Offer shall initially be scheduled to expire at 12:00 midnight, New York City time, on the date that is twenty (20) Business Days following the Offer Commencement Date (calculated as set forth in Rule 14d-1(g)(3) and Rule 14e-1(a) under the Exchange Act) (such initial expiration time and date, or such subsequent time and date to which the expiration of the Offer is extended pursuant to and in accordance with this Agreement, the "Expiration Date"). Notwithstanding anything to the contrary contained in this Agreement, but subject to the Parties' respective termination rights under Section 7.1, (i) if, at the time as of which the Offer is scheduled to expire, any Offer Condition is not satisfied and has not been waived, then Purchaser shall (and Parent shall cause Purchaser to) extend the Offer on one or, if necessary, more occasions, for additional successive periods of up to ten (10) Business Days per extension (with the length of such periods to be determined by Parent), until all Offer Conditions are satisfied or validly waived in order to permit the Acceptance Time to occur; provided, however, that in no event shall Purchaser or Parent be required or permitted to extend the Offer to a date later than the Outside Date, other than (A) any such extension requested by Parent or Purchaser and consented to by the Company, (B) any such extension requested by the Company, to the extent Parent or Purchaser would be prohibited from terminating this Agreement pursuant to Section 7.1(b)(iii) or (C) any such extension requested by Parent or Purchaser, to the extent the Company would be prohibited from terminating this Agreement pursuant to Section 7.1(b)(iii); and (ii) Purchaser shall (and Parent shall cause Purchaser to) extend the Offer from time to time for any period required by any applicable Laws or any rule, regulation, interpretation or position of the SEC or the staff of the SEC or the Nasdaq applicable to the Offer; provided, however, that in no event shall Purchaser or Parent be required, or permitted, to extend the Offer to a date later than the Outside Date, other than (A) any such extension requested by Parent or Purchaser and consented to by the Company, (B) any such extension requested by the Company, to the extent Parent or Purchaser would be prohibited from terminating this Agreement pursuant to Section 7.1(b)(iii) or (C) any such extension requested by Parent or Purchaser, to the extent the Company would be prohibited from terminating this Agreement pursuant to Section 7.1(b)(iii). For the avoidance of doubt, if, at the Expiration Date of the Offer, all of the Offer Conditions have been satisfied or waived in writing by Parent or Purchaser and this Agreement has not otherwise been terminated in accordance with its terms, Purchaser shall (and Parent shall cause Purchaser to) promptly accept for exchange, and deliver the Transaction Consideration for, all shares of Company Common Stock validly tendered and not validly withdrawn pursuant to the Offer in accordance with this Agreement.

        (e)   Schedule TO; Offer Documents; Form S-4

            (i)  As soon as practicable on the Offer Commencement Date, Parent and Purchaser shall:

            (A)  file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, and including all exhibits thereto, the "Schedule TO") with respect to the Offer, which Schedule TO shall contain as an exhibit the Offer to Purchase and forms of the letter(s) of election and transmittal and summary advertisement, if any, and other customary ancillary documents, in each case, in respect of the Offer (together with all amendments and supplements thereto, the "Offer Documents");

            (B)  deliver a copy of the Schedule TO, including all exhibits thereto, to the Company at its principal executive offices in accordance with Rule 14d-3(a) promulgated under the Exchange Act;

            (C)  give telephonic notice of the information required by Rule 14d-3 promulgated under the Exchange Act, and mail by means of first class mail a copy of the Schedule TO, to the Nasdaq in accordance with Rule 14d-3(a) promulgated under the Exchange Act; and

            (D)  subject to the Company's compliance with Section 1.2(b), cause the Form S-4 and the Offer Documents to be disseminated to all holders of shares of Company Common Stock as and to the extent required by the Exchange Act and the rules and regulations thereunder and with all other applicable Laws.

           (ii)  Concurrently with the filing of the Offer Documents, Parent shall file with the SEC a registration statement on Form S-4 to register under the Securities Act, the offer and sale of Parent QVC Series A Stock pursuant to the Offer (the "Form S-4"). The Form S-4 will include a preliminary prospectus containing the information required under Rule 14d-4(b) promulgated under the Exchange Act.

          (iii)  Parent and Purchaser shall (i) from and after commencement of the Offer, have the Form S-4 declared effective under the Securities Act as promptly as practicable after its filing, (ii) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Securities Act and the Exchange Act, and (iii) keep the Form S-4 effective for so long as necessary to complete the First Merger. Parent shall notify the Company promptly of the time when the Form S-4 has become effective or any supplement or amendment to the Form S-4 has been filed, and of the issuance of any stop order or suspension of the qualification of the shares of Parent QVC Series A Stock issuable in connection with the Offer and/or the First Merger for offering or sale in any jurisdiction. Following the time the Form S-4 is declared effective, Parent shall file the final prospectus included therein under Rule 424(b) under the Securities Act. Each of Parent and Purchaser shall provide the Company and its counsel with a reasonable opportunity to review and comment on the Form S-4 and the Offer Documents (including all amendments and supplements to the foregoing) prior to the filing thereof with the SEC, and Parent and Purchaser shall give reasonable and good faith consideration to any comments thereon made by the Company or its counsel; provided, that the Company and its counsel will provide any such comments promptly, but no later than five (5) Business Days after receipt of any of the Form S-4 and the Offer Documents (including all amendments or supplements thereto). Parent and Purchaser shall promptly notify the Company of the receipt of, and promptly provide the Company and its counsel with copies of, any written comments from (and a description of any oral comments received by Parent, Purchaser or their counsel), and all correspondence with, the SEC or its staff with respect to the Form S-4 or the Offer Documents and shall promptly notify the Company of any request by the SEC or its staff for any amendment or supplement thereto or for additional information. Each of Parent and Purchaser shall (A) use reasonable best efforts to respond promptly to any comments of the SEC or its staff with respect to the Form S-4, the Offer Documents or the Offer, (B) provide the Company and its legal counsel with a reasonable opportunity to review and comment on any proposed correspondence between it and/or any of its Representatives, on the one hand, and the

  SEC or its staff, on the other hand, with respect to any Offer Document or the Form S-4 and Parent and Purchaser shall give reasonable and good faith consideration to any comments thereon made by the Company or its counsel and (C) promptly provide the Company with final copies of any correspondence sent by it and/or any of its Representatives to the SEC or its staff with respect to any Offer Document or the Form S-4, and of any amendments or supplements to any Offer Document or the Form S-4. To the extent required by the applicable Laws or by the SEC or its staff or the Nasdaq, (1) each of Parent, Purchaser and the Company shall use reasonable best efforts to correct promptly any information provided by it for use in the Form S-4 or the Offer Documents to the extent that it becomes aware that such information shall have become false or misleading in any material respect and (2) Parent and Purchaser shall take all steps necessary to promptly cause the Form S-4 and the Offer Documents, as supplemented or amended to correct such information, to be filed with the SEC and to be disseminated to holders of shares of Company Common Stock. Parent shall also take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or "blue sky" Laws and the rules and regulations thereunder in connection with the issuance of the Parent QVC Series A Stock in the Offer and/or the First Merger, and will pay all expenses with respect thereto. The Company shall promptly furnish to Parent and Purchaser information concerning the Company and the holders of shares of Company Common Stock that is required by applicable Law to be included in the Offer Documents and the Form S-4 so as to enable Parent and Purchaser to comply with their obligations under this Section 1.1(e). Parent, Purchaser and the Company shall cooperate in good faith to determine the information regarding the Company that is necessary to include in the Offer Documents and the Form S-4 in order to satisfy applicable Laws.

        (f)    Neither Parent nor Purchaser shall terminate or withdraw the Offer prior to the Expiration Date unless this Agreement is validly terminated in accordance with the terms hereof, in which case Purchaser shall (and Parent shall cause Purchaser to) irrevocably and unconditionally terminate the Offer promptly (but in no event more than one (1) Business Day) after such termination of this Agreement.

        Section 1.2    Company Actions.

        (a)   Contemporaneously with the filing of the Schedule TO or as promptly as practicable thereafter on the Offer Commencement Date, the Company shall file with the SEC and (following or contemporaneously with the dissemination of the Offer Documents and related documents) disseminate to holders of shares of Company Common Stock a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") that, subject only to Section 5.3, shall reflect the Company Recommendation. The Company shall cause the Schedule 14D-9 and the filing and dissemination thereof to comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and with all other applicable Laws and to include a notice to holders of shares of Company Common Stock informing such holders of their rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the DGCL. Parent and its legal counsel shall be given reasonable opportunity to review and comment on the Schedule 14D-9 (including any amendment or supplement thereto) prior to the filing thereof with the SEC, and the Company shall give reasonable and good faith consideration to any comments thereon made by Parent or its counsel; provided, that the Parent and its legal counsel will provide any such comments promptly, but no later than five (5) Business Days after receipt of the Schedule 14D-9 (including any amendment or supplement thereto). The Company shall promptly notify Parent of the receipt of, and promptly provide Parent and its counsel with copies of, any written comments from (and a description of any oral comments received by the Company or its counsel), and all correspondence with, the SEC or its staff with respect to the Schedule 14D-9 and shall promptly notify the Company of any request by the SEC or its staff for any amendment or supplement thereto or for additional information. The Company shall (i) use reasonable best efforts to respond promptly to any comments of the SEC or its staff with respect to the Schedule 14D-9, (ii) provide Parent and its legal counsel with a reasonable opportunity to review and comment on any proposed correspondence between it and/or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Schedule 14D-9 and the Company shall give reasonable and good faith consideration to any comments thereon made by Parent or its counsel and (iii) promptly provide Parent with final copies of any correspondence sent by it and/or any of its Representatives to the SEC or its staff with respect to the Schedule 14D-9, and of any amendments or supplements to the Schedule 14D-9. To the extent required by applicable Laws or by the SEC or its staff or the Nasdaq, (A) each of Parent, Purchaser and the Company shall use reasonable best efforts to promptly correct any information provided by it for use in the Schedule 14D-9 to the extent that such information shall be or shall have become false or misleading in any material respect, and (B) the Company shall take all steps necessary to cause the Schedule 14D-9, as supplemented or amended to correct such information, to be filed with the SEC and, if required by applicable Laws, to be disseminated to holders of shares of Company Common Stock. Each of Parent and Purchaser shall promptly furnish to the Company information concerning Parent, Purchaser and the Offer that is required by applicable Law to be included in the Schedule 14D-9 so as to enable the Company to comply with its obligations under this Section 1.2(a). Parent, Purchaser and the Company shall cooperate in good faith to determine the information regarding Parent and Purchaser that is necessary to include in the Schedule 14D-9 in order to satisfy applicable Laws.

        (b)   In connection with the Offer and the First Merger, the Company shall, or shall cause its transfer agent to, promptly furnish Parent and Purchaser with (i) a list of the Company's stockholders as well as mailing labels and any available listing or computer file containing the names and addresses of all record holders of shares of Company Common Stock and lists of securities positions of shares of Company Common Stock held in stock depositories, in each case as of the most recent practicable date, and (ii) such additional information (including updated lists of the record and beneficial holders of shares of Company Common Stock, mailing labels and lists of securities positions) as Parent may reasonably request in order to communicate the Offer to the holders of shares of Company Common Stock. Subject to applicable Laws, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the First Merger, Parent and Purchaser (and their respective agents) shall:

            (i)  hold in confidence the information contained in any such lists of stockholders, mailing labels and listings or files of securities positions;

           (ii)  use such information only in connection with the Offer and the First Merger; and

          (iii)  if this Agreement shall be terminated pursuant to ARTICLE VII, promptly return (and shall use their respective reasonable efforts to cause their agents to return to the Company or destroy) any and all copies and any extracts or summaries from such information then in their possession or control and, if requested, promptly certify to the Company in writing that all such material has been returned or destroyed.

        Section 1.3    The Mergers.

        (a)   Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, (i) in accordance with Section 251(h) of the DGCL, at the First Effective Time, Purchaser shall be merged with and into the Company, whereupon the separate existence of Purchaser will cease, with the Company surviving the First Merger (the Company, as the surviving entity in the First Merger, sometimes being referred to herein as the "First Surviving Corporation"), such that following the First Merger, the First Surviving Corporation will be a wholly owned indirect subsidiary of Parent, and (ii) in accordance with Section 267 of the DGCL and Section 18-209(i) of the DLLCA, immediately thereafter, and as part of the same plan, at the Second Effective Time, the First Surviving Corporation shall be merged with and into Merger Sub 2, whereupon the separate existence of the First Surviving

Corporation will cease, with Merger Sub 2 surviving the Second Merger (Merger Sub 2, as the surviving entity of the Second Merger, sometimes being referred to herein as the "Surviving Company"), such that following the Second Merger, the Surviving Company will be a wholly owned direct subsidiary of Parent. The Mergers shall have the effects provided in this Agreement and as specified in the DGCL and the DLLCA, as applicable. The First Merger shall be governed by and effected under Section 251(h) of the DGCL. The Second Merger shall be governed by and effected under Section 267 of the DGCL and Section 18-209(i) of the DLLCA.

        (b)   On the Closing Date, (i) the Company shall cause a certificate of merger with respect to the First Merger (the "First Certificate of Merger") to be duly executed and filed with the Secretary of State of the State of Delaware as provided under the DGCL and the Company and Purchaser will make any other filings, recordings or publications required to be made by the Company or Purchaser under the DGCL in connection with the First Merger, which shall be as soon as practicable after the Acceptance Time and (ii) following the filing of the First Certificate of Merger, Merger Sub 2 shall cause a certificate of ownership and merger with respect to the Second Merger (the "Second Certificate of Merger") to be duly executed and filed with the Secretary of State of the State of Delaware as provided under the DGCL and the DLLCA and make any other filings, recordings or publications required to be made by the First Surviving Corporation or Merger Sub 2 under the DGCL and the DLLCA in connection with the Second Merger, and in each case, the Parties shall take all such further actions as may be required by Law to cause the First Merger and the Second Merger to be consummated, subject to the terms of this Agreement. The First Merger shall become effective at such time as the First Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or on such other date and time as shall be agreed to by the Company and Parent and specified in the First Certificate of Merger, which shall be as soon as is practicable after the Acceptance Time, or if the Secretary of State of the State of Delaware is not accepting filings at the Acceptance Time, as soon thereafter as such filings may be made (such date and time being hereinafter referred to as the "First Effective Time"). The Second Merger shall become effective at such time as the Second Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or on such other date and time as shall be agreed to by the Company and Parent, and specified in the Second Certificate of Merger (such date and time being hereinafter referred to as the "Second Effective Time"). The First Effective Time shall, in all events, precede the Second Effective Time.

        Section 1.4    Governing Documents.

        (a)   At the First Effective Time, the Constituent Documents of the Company, as in effect immediately prior to the First Effective Time, shall be the certificate of incorporation and bylaws, respectively, of the First Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

        (b)   At the Second Effective Time, subject to Section 5.9, the certificate of formation and limited liability company agreement of Merger Sub 2, as in effect immediately prior to the Second Effective Time, shall be the certificate of formation and limited liability company agreement of the Surviving Company, until thereafter amended in accordance with applicable Law and the applicable provisions of such certificate of formation and limited liability company agreement, provided, that the name of the Surviving Company shall be "zulily, llc".

        Section 1.5    Closing.    The closing of the Mergers (the 'Closing") shall take place at the offices of Baker Botts, L.L.P., 30 Rockefeller Plaza, New York, New York 10112, at 10:00 a.m. local time, as promptly as practicable following the Acceptance Time, and in any case no later than the second (2nd) Business Day after satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in ARTICLE VI (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable Law) waived on the Closing Date), unless another date or place is agreed to in writing by the Company and Parent. The date on which the Closing actually occurs is referred to herein as the "Closing Date." The Parties shall take all necessary and appropriate actions to (i) cause the First Merger to become effective as soon as practicable following the Acceptance Time, without a meeting of the stockholders of the Company, in accordance with Section 251(h) of the DGCL, and (ii) cause the Second Merger to become effective as soon as practicable following the First Effective Time.

        Section 1.6    Officers and Directors of the Surviving Entities.

        (a)   The officers of the Company immediately prior to the First Effective Time, from and after the First Effective Time, shall continue as the officers of the First Surviving Corporation.

        (b)   The parties hereto shall use their reasonable best efforts to take such actions so that the directors of the Purchaser immediately prior to the First Effective Time, from and after the First Effective Time, shall continue as the directors of the First Surviving Corporation.

        (c)   The officers of the First Surviving Corporation immediately prior to the Second Effective Time, from and after the Second Effective Time, shall be the officers of the Surviving Company, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        (d)   The manager of Merger Sub 2 immediately prior to the Second Effective Time shall be the manager of the Surviving Company as of the Second Effective Time.

        Section 1.7    Tax Consequences.    The Parties intend that, for U.S. federal income tax purposes, (a) the Offer and the Mergers, taken together, shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code and (b) this Agreement, including any amendments thereto, be, and is hereby adopted as, the "plan of reorganization" involving the Offer and the Mergers for purposes of Sections 354 and 361 of the Code.

ARTICLE II

TREATMENT OF SECURITIES

        Section 2.1    Treatment of Capital Stock.

        (a)   Treatment of Purchaser Shares.    At the First Effective Time, each issued and outstanding share of common stock, par value $0.01 per share, of Purchaser (the "Purchaser Shares") shall be automatically converted into and become one (1) fully paid and nonassessable share of Class A Common Stock of the First Surviving Corporation and shall constitute the only outstanding shares of capital stock of the First Surviving Corporation. From and after the First Effective Time, all certificates representing Purchaser Shares shall be deemed for all purposes to represent the number of shares of Class A Common Stock of the First Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

        (b)   Cancellation of Company Common Stock.    Any outstanding or issued shares of Company Common Stock that is owned by Parent, the Merger Subs or the Company, immediately prior to the First Effective Time (collectively, the "Excluded Shares"), shall automatically be canceled and shall cease to exist, and no cash, stock or other consideration shall be delivered or deliverable in exchange therefor.

        (c)   Treatment of Company Common Stock.    At the First Effective Time, by virtue of the First Merger and without any action on the part of the Parties or holders of any securities of the Company or of Purchaser, each share of Company Common Stock issued and outstanding immediately prior to the First Effective Time (other than Excluded Shares and Dissenting Shares) shall automatically be converted into (i) the right to receive cash in an amount, without interest, equal to the Cash Consideration, subject to adjustment in accordance with and pursuant to Section 2.1(d), and (ii) the right to receive 0.3098 (subject to adjustment as provided in Section 2.1(g), the "Initial Exchange Ratio" and as it may be further adjusted in accordance with and pursuant to Section 2.1(d), the "Adjusted Exchange Ratio") validly issued, fully paid and nonassessable shares of Parent QVC Series A Stock (the "Stock Consideration") (it being understood that if Purchaser or Parent changes the Offer pursuant to, and in compliance with, Section 1.1(c), then the Stock Consideration and Cash Consideration that holders of shares of Company Common Stock will be entitled to receive pursuant to this Section 2.1(c) by virtue of the First Merger as a result of such change shall be adjusted accordingly). As of the First Effective Time and upon the conversion thereof in accordance with this Section 2.1(c), all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock (a "Certificate") or shares of Company Common Stock held in book-entry form ("Book-Entry Shares") shall cease to have any rights with respect to such shares of Company Common Stock, except, in all cases, the right to receive the Transaction Consideration without any interest. The right of any holder of any share of Company Common Stock to receive the Cash Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable Tax Law.

        (d)   Appraisal Adjustment.    Notwithstanding anything in this Agreement to the contrary, to preserve the qualification of the Offer and the Mergers, taken together, as a "reorganization" under the Code, if, as of the Acceptance Time, the Total Stock Consideration (as defined below), determined without regard to any shares of Parent QVC Series A Stock issued pursuant to clause (x), would be less than 43% of the Aggregate Consideration (as defined below), determined without regard to any shares of Parent QVC Series A Stock issued pursuant to clause (x), then (x) the Initial Exchange Ratio shall be increased by that number of shares (or fraction of a share) of Parent QVC Series A Stock such that, after such adjustment and the adjustment contemplated by clause (y), the Total Stock Consideration will be equal to 43% of the Aggregate Consideration, and (y) the Cash Consideration shall be correspondingly decreased by an amount equal to the increased number of shares (or fraction of a share) of Parent QVC Series A Stock determined in clause (x) multiplied by the Parent Share Signing Price; provided, however, that the Aggregate Consideration prior to the adjustments set forth in this sentence shall be equal to the Aggregate Consideration following the adjustments set forth in this sentence. For purposes of this Section 2.1(d), (i) "Total Stock Consideration" means the product of the Parent Share Signing Price multiplied by the aggregate number of shares of Parent QVC Series A Stock to be issued pursuant to the Offer and the First Merger in respect of shares of Company Common Stock (including for this purpose any fractional shares of Parent QVC Series A Stock without regard to Section 2.2(j), (ii) "Total Cash Consideration" means the aggregate cash consideration to be paid pursuant to the Offer and the First Merger in respect of shares of Company Common Stock, plus the Appraisal Cash Amount, and (iii) "Aggregate Consideration" means the sum of the Total Cash Consideration and the Total Stock Consideration.

        (e)   Effect of Second Merger.    At the Second Effective Time, by virtue of the Second Merger and without any action on the part of any of the Parties or holders of any securities of the First Surviving Corporation or of Merger Sub 2, (i) each member interest of Merger Sub 2 issued and outstanding immediately prior to the Second Effective Time shall remain outstanding as a member interest of the Surviving Company and (ii) all shares of common stock of the First Surviving Corporation shall no longer be outstanding and shall automatically be canceled and shall cease to exist without any consideration being payable therefor.

        (f)    Company Stock Awards.    The Company shall take all requisite action so that:

            (i)  Company Stock Options.    At the First Effective Time, each option to acquire shares of Company Common Stock (a "Company Stock Option") granted under the Company's 2009 Equity Incentive Plan or the Company's 2013 Equity Plan (the "Company Stock Plans") that is outstanding immediately prior to the First Effective Time (after giving effect to any vesting that is contingent upon the completion of the Mergers) shall be converted into and become an option to purchase Parent QVC Series A Stock, and Parent shall assume such Company Stock Option converted as provided below in accordance with substantially the same terms as those of the applicable Company Stock Plan and the stock option notice and agreement by which such Company Stock Option is evidenced, as in effect as of the date of this Agreement (all such Company Stock Options are hereafter referred to as "Assumed Options"). All rights to purchase shares of Company Common Stock under Assumed Options shall thereupon be converted into rights to purchase Parent QVC Series A Stock as set forth herein. Accordingly, from and after the First Effective Time: (A) each Assumed Option may be exercised solely for shares of Parent QVC Series A Stock; (B) the number of shares of Parent QVC Series A Stock subject to each Assumed Option shall be determined by multiplying the number of shares of Company Common Stock that were subject to such Assumed Option immediately prior to the First Effective Time by the Conversion Ratio (as defined below), and rounding the resulting number down to the nearest whole number of shares of Parent QVC Series A Stock; (C) the per share exercise price for the shares of Parent QVC Series A Stock issuable upon exercise of each Assumed Option shall be determined by dividing the per share exercise price of share of Company Common Stock subject to such Assumed Option, as in effect immediately prior to the First Effective Time, by the Conversion Ratio, and rounding the resulting exercise price up to the nearest whole cent; and (D) any restrictions on the exercise of any Assumed Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Assumed Option shall otherwise remain unchanged as a result of the assumption of such Assumed Option; provided, however, that: (1) each Assumed Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, issuance of bonus shares, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Parent QVC Series A Stock subsequent to the First Effective Time; (2) the compensation committee of the Parent Board shall succeed to the authority and responsibility of the Company Board or any committee thereof with respect to each Assumed Option; and (3) each Assumed Option shall be subject to administrative procedures consistent with those in effect under Parent's equity compensation plan. For the purpose of this Section 2.1(f), the "Conversion Ratio" means an amount equal to (aa) the Initial Exchange Ratio (or, if adjusted (x) pursuant to, and in compliance with, Section 1.1(c), the Initial Exchange Ratio, as so adjusted, or (y) pursuant to Section 2.1(d) (including at any time following an adjustment pursuant to Section 1.1(c)), the Adjusted Exchange Ratio) plus (bb) a fraction having a numerator equal to the Cash Consideration payable in respect of a share of Company Common Stock pursuant to Section 2.1(c) and having a denominator equal to the volume weighted average closing sale price of one (1) share of Parent QVC Series A Stock as reported on the Nasdaq over the ten (10) consecutive trading day period ending on and including the second (2nd) trading day prior to the First Effective Time (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events). The Parties hereto acknowledge that the assumption of the Company Stock Options pursuant to this Section 2.1(f)(i) is intended to comply with the requirements of Treasury Regulations section 1.409A-1(b)(5)(v)(D) for not treating such Assumed Option as the grant of a new stock right or a change in the form of payment for purposes of Section 409A of the Code and the Treasury Regulations thereunder.

           (ii)  Restricted Stock Units.    At the First Effective Time, each restricted stock unit granted under the Company Stock Plans (a "Company RSU") that is outstanding and unvested immediately prior to the First Effective Time (after giving effect to any vesting that is contingent upon the completion of the Mergers) shall be converted into and become a right to receive a restricted stock unit with respect to Parent QVC Series A Stock, and Parent shall assume such Company RSU award converted as provided below in accordance with substantially the same terms as those of the applicable Company RSU award and the agreement by which such Company RSU award is evidenced, as in effect as of the date of this Agreement (all outstanding Company RSUs that are assumed pursuant to this Section 2.1(f)(ii) are hereafter referred to as "Assumed RSUs"). All rights to receive shares of Company Common Stock under Assumed RSUs shall thereupon be converted into rights to receive restricted stock units with respect to Parent QVC Series A Stock. Accordingly, from and after the First Effective Time: (A) each Assumed RSU award may be settled solely in shares of Parent QVC Series A Stock; (B) the number of shares of Parent QVC Series A Stock subject to each Assumed RSU award shall be determined by multiplying the number of shares of Company Common Stock that were subject to such Assumed RSU award immediately prior to the First Effective Time by the Conversion Ratio (as defined in Section 2.1(f)(i)), and rounding the resulting number down to the nearest whole number of shares of Parent QVC Series A Stock; and (C) any performance and employment conditions and restrictions on the receipt of any Assumed RSUs shall continue in full force and effect and the term, vesting schedule and other provisions of such Assumed RSUs shall otherwise remain unchanged as a result of the assumption of such Assumed RSUs; provided, however, that: (1) each Assumed RSU award shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, issuance of bonus shares, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Parent QVC Series A Stock subsequent to the First Effective Time; (2) the compensation committee of the Parent Board shall succeed to the authority and responsibility of the Company Board or any committee thereof with respect to each Assumed RSU award; and (3) each Assumed RSU award shall be subject to administrative procedures consistent with those in effect under Parent's equity compensation plan.

        (g)   Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the earlier of (i) the First Effective Time or (ii) any termination of this Agreement in accordance with Article VII, the outstanding shares of Parent QVC Series A Stock or Company Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment, or other similar transaction, or a stock dividend thereon shall be declared with a record date within said period, then the Initial Exchange Ratio (or, if adjusted (x) pursuant to, and in compliance with, Section 1.1(c), the Initial Exchange Ratio, as so adjusted, or (y) pursuant to Section 2.1(d) (including at any time following an adjustment pursuant to Section 1.1(c)) the Adjusted Exchange Ratio) and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide Parent and the holders of Company Common Stock (including Company Stock Options exercisable for Company Common Stock and Company RSUs) the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 2.1 shall be construed to permit any Party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

        (h)   Prior to the First Effective Time, the Company shall take all necessary action to (i) determine that none of the Company Stock Options or Company RSUs that, in each case, is outstanding and unvested immediately prior to the First Effective Time, will accelerate and become vested in connection with the Offer or the Mergers and (ii) effect the adjustment, assumption or, if applicable, cancellation of the Company Stock Options or Company RSUs under this Section 2.1. Parent shall reserve for future issuance a number of shares of Parent QVC Series A Stock at least equal to the number of shares of Parent QVC Series A Stock that will be subject to Assumed Options and Assumed RSUs as a result of the actions contemplated by this Section 2.1. As soon as practicable after the First Effective Time (but in no event later than ten (10) Business Days following the First Effective Time), Parent shall cause to be filed with the SEC a registration statement on Form S-8 (or any successor form or other applicable form if a Form S-8 is for any reason unavailable for use by Parent at such time), relating to the shares of Parent QVC Series A Stock issuable with respect to such Assumed Options and Assumed RSUs eligible for registration on Form S-8.

        Section 2.2    Disposition of Certificates and Book-Entry Shares.

        (a)   Exchange Agent.    Prior to the First Effective Time, Parent and the Company shall mutually agree on a bank or trust company to act as Exchange Agent (the "Exchange Agent") in connection with the First Merger for the payment of the Cash Consideration and exchange of shares of Company Common Stock for shares of Parent QVC Series A Stock. The Exchange Agent shall also act as the agent for the Company's stockholders for the purpose of receiving and holding their Certificates and Book Entry Shares and shall obtain no rights or interests in the shares represented thereby. Parent will enter into an exchange agent agreement with the Exchange Agent (the "Exchange Agent Agreement") on terms reasonably acceptable to Parent and the Company prior to the First Effective Time and Parent shall pay all costs, fees and expenses incurred in connection with the retention and engagement of the Exchange Agent. Prior to or concurrently with the First Effective Time, Parent or Purchaser shall deposit, or cause to be deposited, with the Exchange Agent for payment in accordance with Section 2.1 and in exchange for outstanding shares of Company Common Stock (i) the aggregate Cash Consideration in immediately available funds payable pursuant to Section 2.1, (ii) shares of Parent QVC Series A Stock issuable pursuant to Section 2.1 and (iii) cash in immediately available funds in an amount sufficient to make all requisite payments of cash in lieu of fractional shares payable pursuant to Section 2.2(j). Parent shall deposit with the Exchange Agent for payment in accordance with Section 2.1 any dividends or other distributions which holders of shares of Company Common Stock may be entitled pursuant to Section 2.2(k) immediately following any such dividend or other distribution. All shares of Parent QVC Series A Stock and cash deposited with the Exchange Agent pursuant hereto shall hereinafter be referred to as the "Exchange Fund." Parent shall cause the Exchange Agent to make payments of the Cash Consideration, and exchange shares of Company Common Stock for shares of Parent QVC Series A Stock, out of the Exchange Fund in accordance with this Agreement and the Exchange Agent Agreement. The Exchange Fund shall not be used for any other purpose.

        (b)   Stock Transfer Books.    At the First Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the First Effective Time, the holders of Certificates and Book-Entry Shares representing ownership of shares of Company Common Stock outstanding immediately prior to the First Effective Time shall cease to have rights with respect to such shares of Company Common Stock except as otherwise provided for herein. From and after the First Effective Time, any Certificates or Book-Entry Shares presented to the Exchange Agent, Parent or the Surviving Company for any reason (other than Certificates or Book-Entry Shares representing Excluded Shares and Dissenting Shares) shall be canceled and exchanged as provided in this ARTICLE II.

        (c)   Exchange Procedures.    Promptly after the First Effective Time, Parent shall, and shall cause the Surviving Company to, cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates or Book-Entry Shares that immediately prior to the First Effective Time represented outstanding shares of Company Common Stock (other than Excluded Shares and Dissenting Shares) (A) a letter of transmittal in customary form prepared by Parent and reasonably acceptable to the Company (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass to the Exchange Agent, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares to the Exchange Agent, and which letter shall be in such form and have such other provisions as Parent may reasonably specify and as may be reasonably acceptable to the Company) and (B) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares to which the holder thereof is entitled. Upon surrender of any Certificate (or affidavits of loss in lieu thereof) or Book-Entry Shares for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor (1) the number of whole shares of Parent QVC Series A Stock (after taking into account all Certificates surrendered, and Book-Entry Shares held, by such holder of record) to which such holder is entitled pursuant to Section 2.1 in book entry form, (2) the Cash Consideration such holder is entitled to receive pursuant to Section 2.1, (3) the cash payable in lieu of fractional shares of Parent QVC Series A Stock such holder is entitled to receive pursuant to Section 2.2(j), and (4) any dividends or distributions to which such holder is entitled pursuant to Section 2.2(k), and the Certificate or Book-Entry Shares so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable. No interest shall be paid or accrue on any cash payable pursuant to this Section 2.2.

        (d)   Termination of Exchange Fund.    Any portion of the Exchange Fund which remains undistributed for twelve (12) months after the First Effective Time shall be delivered to Parent, and any holders of shares of Company Common Stock prior to the First Effective Time who have not theretofore complied with this ARTICLE II and the instructions in the letter of transmittal mailed to such holder pursuant to Section 2.2(c) shall thereafter look only to Parent and only as general creditors thereof for payment of the Transaction Consideration issuable and payable in respect thereto pursuant to Section 2.1 and issuance and payment of any dividends or other distributions payable or issuable in respect thereof pursuant to Section 2.2(k) (subject to abandoned property, escheat or similar Laws), and Parent or the Surviving Company (as applicable) shall be responsible for the payment of such amounts.

        (e)   No Liability.    None of Parent, the Merger Subs, the Surviving Company, the Company or the Exchange Agent, or any employee, officer, director, agent, representative or Affiliate thereof, shall be liable to any Person in respect of the Transaction Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

        (f)    Investment of Exchange Fund.    The Exchange Agent shall invest any cash included in the Exchange Fund as directed by the Surviving Company or Parent. Any interest, gains and other income resulting from such investments shall be the sole and exclusive property of Parent payable to Parent upon its request, and no part of such interest, gains and other income shall accrue to the benefit of holders of Company Common Stock. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Cash Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments.

        (g)   Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and, if required by Parent or the Exchange Agent, the posting by such Person of a bond in such reasonable and customary amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Transaction Consideration payable in respect thereof, pursuant to this Agreement.

        (h)   Withholding Rights.    Parent, the Company, the Merger Subs, the First Surviving Corporation, the Surviving Company and/or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any applicable provisions of state, local or foreign Tax Law. To the extent that amounts are so withheld and remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

        (i)    Appraisal Rights.    Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the First Effective Time (other than Excluded Shares) and held by a holder who is entitled to demand and properly demands appraisal of such shares ("Dissenting Shares") pursuant to, and who complies in all respects with, Section 262 of the DGCL (the "Appraisal Rights") shall not be converted into the right to receive the Transaction Consideration. Such holders shall be entitled to receive such consideration as is determined to be due with respect to such Dissenting Shares in accordance with Section 262 of the DGCL; provided, however, that if any such holder shall fail to perfect or otherwise shall effectively waive, withdraw or lose the right to appraisal under the Appraisal Rights, then the right of such holder to be paid such consideration as is determined to be due pursuant to Section 262 of the DGCL shall cease and such Dissenting Shares shall be deemed to have been converted as of the First Effective Time into the right to receive, and to have become exchangeable solely for, the Transaction Consideration, without interest and reduced by the amount of any withholding that is required under applicable Tax Law. The Company shall promptly deliver to Parent notice of any demands received by the Company for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not without the prior written consent of Parent make any payment with respect to, or offer to make any such payment or settle or offer to settle, any such demands.

        (j)    No Fractional Shares.

            (i)  No certificates or scrip representing fractional shares of Parent QVC Series A Stock shall be issued upon the conversion of shares of Company Common Stock pursuant to Section 2.1, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Parent QVC Series A Stock. For purposes of this Section 2.2(j), all fractional shares to which a single record holder would be entitled shall be aggregated and calculated to three (3) decimal places. In lieu of any such fractional shares, each holder of shares of Company Common Stock who would otherwise be entitled to such fractional shares shall be entitled to an amount in cash, without interest and subject to any withholding of Taxes required by applicable Law, rounded to the nearest cent, equal to the product of (A) the amount of the fractional share interest in a share of Parent QVC Series A Stock to which such holder is entitled under Section 2.1(c) (or would be entitled but for this Section 2.2(j)) and (B) the volume weighted average closing sale price of one (1) share of Parent QVC Series A Stock as reported on the Nasdaq over the ten (10) consecutive trading day period ending on and including the second (2nd) trading day prior to the Acceptance Time (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events). As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of shares of Company Common Stock in lieu of any fractional share interests in Parent QVC Series A Stock, the Exchange Agent shall pay such amounts, without interest, to the holders of shares of Company Common Stock entitled to receive such cash.

           (ii)  The amount of cash each holder of Company Common Stock is entitled to receive pursuant to the terms and conditions of this Agreement, for the shares of Company Common Stock held by such holder, shall be rounded to the nearest cent.

        (k)   No Dividends.    No dividends or other distributions with respect to Parent QVC Series A Stock with a record date after the First Effective Time shall be paid to the holder of any shares of Company Common Stock with respect to the shares of Parent QVC Series A Stock issuable upon surrender thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(j), and all such dividends and other distributions shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this ARTICLE II. Subject to applicable Law, following surrender of any such Certificate, there shall be paid to such holder, without interest and subject to any withholding of Taxes required by applicable Law, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent QVC Series A Stock to which such holder is entitled pursuant to

Section 2.2(j) and the amount of dividends or other distributions with a record date after the First Effective Time theretofore paid with respect to such whole shares of Parent QVC Series A Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the First Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent QVC Series A Stock.

        Section 2.3    Further Assurances.    If, at any time (x) after the First Effective Time, the First Surviving Corporation or (y) after the Second Effective Time, the Surviving Company, shall determine that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the First Surviving Corporation or the Surviving Company, as applicable, its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Purchaser acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Mergers or otherwise to carry out this Agreement, then the sole member, officers and directors, as applicable, of the First Surviving Corporation or the Surviving Company, as applicable, shall be authorized to take all such actions as may be necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in the First Surviving Corporation or the Surviving Company, as applicable, or otherwise to carry out this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as (a) otherwise disclosed in a letter (the "Company Disclosure Letter") delivered to Parent by the Company prior to the execution of this Agreement (which Company Disclosure Letter shall in each case specifically identify by reference to sections of this Agreement any exceptions to each of the representations, warranties and covenants contained in this Agreement, with the understanding, however, that any disclosure in the Company Disclosure Letter with respect to any particular representation, warranty or covenant shall also qualify other representations, warranties and covenants if it is reasonably apparent on the face of such disclosure that such information is relevant to such representation, warranty or covenant) or (b) disclosed in the Company SEC Documents (excluding exhibits and other information incorporated therein) filed with, or furnished to, the SEC and publicly available on the SEC's EDGAR website not less than four (4) Business Days prior to the date of this Agreement (excluding any risk factor disclosures contained in the "Risk Factors" section thereof, any disclosure of risks contained in any "forward-looking statements" disclaimer or any other disclosure of risks or any other statements that are predictive or forward-looking in nature); provided, however, that any such disclosures in such Company SEC Documents shall be deemed to qualify a representation or warranty only if it is reasonably apparent on the face of such disclosure that such information is relevant to such representation or warranty; provided, further, that the disclosures in the Company SEC Documents shall not be deemed to qualify any representations or warranties made in Section 3.3, 3.22 or 3.25, the Company represents and warrants to Parent and each Merger Sub as follows:

        Section 3.1    Organization and Corporate Power.

        (a)   The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or, where relevant, licensed or to be in good standing, or to have such power or authority, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

        (b)   The Company has made available to Parent correct and complete copies of its Constituent Documents, as in effect on the date of this Agreement. The Company is not in violation of any of its Constituent Documents.

        (c)   Section 3.1(c) of the Company Disclosure Letter sets forth, as of the date hereof, a correct and complete list of (i) each Subsidiary of the Company (individually, a "Company Subsidiary" and collectively, the "Company Subsidiaries") and (ii) each Company Subsidiary's jurisdiction of incorporation or organization. Each Company Subsidiary is a corporation duly incorporated or a limited liability company, partnership or other entity duly organized and is validly existing and in good standing, if applicable, under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has all requisite corporate or other entity power and authority, as the case may be, to own, lease and operate its properties and assets and to carry on its business as now being conducted, except where the failure to be so duly incorporated, duly organized, validly existing or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each Company Subsidiary is duly qualified or licensed to do business and is in good standing, if applicable, in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent correct and complete copies of the Constituent Documents of each Company Subsidiary, as in effect on the date of this Agreement. No Company Subsidiary is a "significant subsidiary" (as such term is defined in Section 1-02 of Regulation S-X of the Securities Exchange Act of 1934, as amended (the "Exchange Act")).

        Section 3.2    Capitalization.

        (a)   The authorized capital stock of the Company consists of 500,000,000 shares of Class A Common Stock, 275,000,000 shares of Class B Common Stock and 2,000,000 shares of preferred stock, par value $0.0001 per share (the "Company Preferred Stock," and together with Company Common Stock, the "Company Capital Stock").

        (b)   As of the close of business on August 14, 2015, there were (i) 69,965,735 shares of Class A Common Stock issued and 67,702,546 shares of Class A Common Stock outstanding; (ii) 56,268,788 shares of Class B Common Stock issued and outstanding; (iii) no shares of Company Preferred Stock issued and outstanding; (iv) 2,263,189 shares of Class A Common Stock and no shares of Class B Common Stock owned by the Company as treasury stock; (v) 20,208,841 shares of Company Common Stock reserved for issuance pursuant to the Company Stock Plans, including (A) no shares of Class A Common Stock and no shares of Class B Common Stock reserved for issuance under the Company's 2009 Equity Incentive Plan and (B) 20,208,841 shares of Class A Common Stock and no shares of Class B Common Stock reserved for issuance under the Company's 2013 Incentive Plan; and (vi) 66,319,827 shares of Class A Common Stock reserved for issuance upon conversion of the Class B Common Stock. As of the date hereof, (1) 1,808,423 shares of Class A Common Stock and 10,051,039 shares of Class B Common Stock are subject to issuance pursuant to the exercise of Company Stock Options outstanding under the Company Stock Plans and (2) there are 2,721,580 shares of Class A Common Stock and no shares of Class B Common Stock subject to outstanding Company RSUs, which are not reflected in the number of shares of Company Common Stock under Sections 3.2(b)(i), 3.2(b)(ii) and 3.2(b)(v). As of the close of business on August 14, 2015, except as set forth above, no other Securities of the Company are issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Company Common Stock have been, and any shares of Company Common Stock issued upon the exercise of Company Stock Options will be, duly authorized and validly issued and are (or will be, in the case of Company Stock Options) fully paid, nonassessable and free of preemptive rights.

        (c)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, each grant of Company Stock Options was validly issued and properly approved by the Company Board (or a duly authorized committee or subcommittee thereof). Since November 20, 2013, each Company Stock Option had, on the date of grant, an exercise price of no less than the fair market value (as determined in accordance with the Company Stock Plans) of the shares of Company Common Stock subject to such Company Stock Option.

        (d)   Except as set forth above, as of the First Effective Time, there will not be any outstanding securities, options, warrants, calls, rights, commitments, agreements, derivative contracts, forward sale contracts or undertakings of any kind to which the Company or any Company Subsidiary is a party, or by which the Company or any Company Subsidiary is bound, obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional Securities of the Company or of any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, derivative contract, forward sale contract or undertaking, or obligating the Company to make any payment based on or resulting from the value or price of the Company Common Stock or of any such security, option, warrant, call, right, commitment, agreement, derivative contract, forward sale contract or undertaking. Except for acquisitions, or deemed acquisitions, of Company Common Stock or other equity Securities of the Company in connection with (i) the payment of the exercise price of Company Stock Options (including in connection with "net" exercises), (ii) required Tax withholding in connection with the exercise of Company Stock Options and (iii) forfeitures of Company Stock Options, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Capital Stock or any Securities of any Company Subsidiary, other than pursuant to the Company Benefit Plans.

        (e)   There are no bonds, debentures, notes or other Indebtedness of the Company or any of the Company Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party or of which the Company has Knowledge with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any Securities of the Company or any Company Subsidiary.

        (f)    The Company is, directly or indirectly, the record and Beneficial Owner of all of the outstanding Securities of each Company Subsidiary, free and clear of any Liens and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of the Securities). All of such Securities so owned by the Company have been duly authorized, validly issued, fully paid and nonassessable (and no such shares have been issued in violation of any preemptive or similar rights). Except for the Securities of the Company Subsidiaries and investments in marketable securities and cash equivalents, the Company does not own, directly or indirectly, any Securities or other ownership interests in any Person.

        Section 3.3    Authority; Execution and Delivery; Enforceability; State Takeover Statutes.

        (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject, in the case of the First Merger, the satisfaction of the conditions of Section 251(h) of the DGCL, to consummate the Transactions contemplated hereby, including the Offer and the Mergers. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the Transactions contemplated hereby, including the Offer and the Mergers, subject to, in the case of the consummation of the First Merger, the satisfaction of the conditions of Section 251(h) of the DGCL, and the filing of the First Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and each of the Merger Subs, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally or by general principles of equity).

        (b)   The Company Board, at a meeting duly called and held, at which a quorum was present, has unanimously (with the exception of one director, who recused himself from the vote) approved and declared advisable and in the best interests of the Company and its stockholders this Agreement and the other transactions contemplated herein, including the Offer, the Mergers and the Tender and Support Agreement (the "Company Determination") and resolved to recommend that the Company's stockholders accept the Offer and tender their shares of Company Common Stock to Purchaser in the Offer, which resolutions have not been rescinded, modified or withdrawn in any way except, if applicable, to the extent permitted by Section 5.3. Assuming the Minimum Tender Condition has been satisfied, no vote of holders of shares of Company Common Stock shall be required to adopt this Agreement or approve the Transactions contemplated hereby.

        (c)   The Company Board has taken all action necessary to render the restrictions on "business combinations" set forth in Section 203 of the DGCL and Section 23B.19.04 of the Revised Code of Washington and, to the Knowledge of the Company, any other Takeover Laws (as defined below) that otherwise might apply to this Agreement and the Transactions contemplated herein (including the Offer, the Mergers and the Tender and Support Agreement) inapplicable to this Agreement and such Transactions (including the Offer, the Mergers and the Tender and Support Agreement).

        (d)   No "business combination," "control share acquisition," "fair price," "moratorium" or other anti-takeover Laws (collectively, "Takeover Laws") apply or, at the First Effective Time, will apply to this Agreement, the Offer, the Mergers or the other transactions contemplated hereby and thereby.

        (e)   The affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock is the only vote of the holders of any class or series of Company capital stock that, absent Section 251(h) of the DGCL, would have been necessary under applicable Law and the Company's Constituent Documents to adopt, approve or authorize this Agreement and consummate the First Merger.

        (f)    The Company is not party to a stockholder rights agreement, "poison pill" or similar anti-takeover agreement or plan.

        Section 3.4    Consents and Approvals; No Conflicts.

        (a)   The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions contemplated hereby do not and will not require any consent, approval, waiver, license, permit, franchise, authorization or Order ("Consent") of, or registration, declaration, notice, report, submission or other filing ("Filing") with, any federal, state or local court, administrative or regulatory agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity"), other than (i) the filing with the Securities and Exchange Commission (the "SEC") of the SEC Transaction Documents, (ii) the filing of the First Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iii) filings, permits, authorizations, consents, notice to and approvals as may be required under, and other applicable requirements of, (A) the Exchange Act, (B) the Securities Act of 1933, as amended (the "Securities Act"), (C) the rules and regulations of the Nasdaq and (D) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iv) such other Consents of, or Filings with, any Governmental Entity the failure of which to obtain or make, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the consummation of the Transactions contemplated by this Agreement or otherwise prevent the Company from performing its obligations under this Agreement in any material respect.

        (b)   Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Constituent Documents of the Company or any Company Subsidiary, or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4(a) are duly obtained, (x) violate any (1) Law or (2) Order, in either case, applicable to the Company or any Company Subsidiary or any of their respective properties or assets, (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any Company Subsidiary under, any of the terms, conditions or provisions of any Company Material Contract, except, in the case of the foregoing clauses (x)(1) and (y), for such violations, conflicts, loss of benefits, defaults, rights of termination or cancellation, acceleration or creation of Liens as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

        Section 3.5    SEC Documents; Financial Statements; Undisclosed Liabilities.

        (a)   The Company has filed or furnished all reports, schedules, forms, statements, registration statements, prospectuses and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by the Company with the SEC under the Securities Act or the Exchange Act since November 20, 2013 (such documents, together with any documents filed or furnished during such period by the Company to the SEC on a voluntary basis, the "Company SEC Documents"). No Company Subsidiary is, or has at any time since November 20, 2013 been, subject to the periodic reporting requirements of the Exchange Act or is or has been otherwise required to file any form, report, statement, schedule, certificate or other document with the SEC, any foreign Governmental Entity that performs a similar function to that of the SEC or any securities exchange or quotation system.

        (b)   As of its respective date, or, if amended, as of the date of the last such amendment, each of the Company SEC Documents complied when filed or furnished (or, if applicable, when amended) in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder or under the Exchange Act (the "Sarbanes-Oxley Act"), in each case to the extent applicable to such Company SEC Documents, and none of the Company SEC Documents when filed or furnished (or in the case of a registration statement under the Securities Act, at the time it was declared effective) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (and no Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading).

        (c)   The consolidated financial statements of the Company included in the Company SEC Documents (including, in each case, any notes or schedules thereto) and all related reports issued by the Company's accountants with respect thereto (the "Company SEC Financial Statements"), have been derived from the accounting books and records of the Company and the Company Subsidiaries, as applicable, and (i) as of their respective dates of filing with the SEC complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements, as may be permitted by Form 10-Q and Regulation S-X of the SEC) and (iii) fairly present, in all material respects, the consolidated financial position of the Company and the Company Subsidiaries, as applicable, as at the respective dates thereof, and the consolidated results of their operations, and, where included, their consolidated stockholders' equity and their consolidated cash flows for the respective periods indicated (subject, in the case of the unaudited statements, to normal year-end audit adjustments (which are not material in significance or amount) and the absence of notes). No financial statements of any Person other than the Company and the Company Subsidiaries are required by GAAP to be included in the consolidated financial statements of the Company. Except as required by GAAP and disclosed in the Company SEC Documents, between

November 20, 2013 and the date of this Agreement, the Company has not made or adopted any material change in its accounting methods, practices or policies. The books and records of the Company and the Company Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP (to the extent applicable) and any other applicable legal and accounting requirements and reflect only actual transactions.

        (d)   The Company is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the Nasdaq.

        (e)   There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Company SEC Documents and none of the Company SEC Documents (other than confidential treatment requests) is, to the Knowledge of the Company, the subject of ongoing SEC review. There are no internal investigations, any SEC inquiries or investigations or other governmental inquiries or investigations pending or, to the Knowledge of the Company, threatened, in each case regarding any accounting practices of the Company. The Company has made available to Parent true, correct and complete copies of all written correspondence between the SEC, on the one hand, and the Company and any of its Subsidiaries, on the other hand, occurring since November 20, 2013.

        (f)    Since November 20, 2013, the Company has designed and maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 under the Exchange Act. The Company's disclosure controls and procedures are designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company's management has completed an assessment of the effectiveness of the Company's disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation. Based on Company management's most recently completed evaluation of the Company's internal control over financial reporting, (i) the Company had no significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting that would reasonably be expected to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) the Company does not have Knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. Since November 20, 2013, to the Knowledge of the Company, no executive officer or director of the Company has received or otherwise had or obtained knowledge of, and to the Knowledge of the Company, no auditor, accountant, employee or representative of the Company has provided written notice to the Company or any executive officer or director of, any substantive complaint or allegation that the Company or any Company Subsidiary has engaged in improper accounting practices. Since November 20, 2013, to the Knowledge of the Company, no attorney representing the Company or any Company Subsidiary has reported to the Company Board or any committee thereof or to any current director or executive officer of the Company evidence of a material violation of United States or other securities Laws or breach of fiduciary duty by the Company or any of its executive officers or directors.

        (g)   The Company and the Company Subsidiaries do not have any liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued) of the type required to be set forth in the "liabilities" column of a balance sheet prepared in accordance with GAAP or in the notes thereto, except (i) those that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (ii) as reflected or reserved against in the most recent balance sheet included in the Company SEC Financial Statements or the notes thereto, (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent balance sheet included in the Company SEC Financial Statements and (iv) for liabilities and obligations arising out of or in connection with this Agreement, the Offer or the Mergers. Neither the Company nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of the Company Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any material "off-balance sheet arrangement" (as defined in Item 303(a) of Regulation S-K of the Exchange Act)), where the result, purpose or intended effect of such Contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Company Subsidiaries in the Company SEC Financial Statements or other Company SEC Documents.

        Section 3.6    Absence of Certain Changes or Events.    Since June 28, 2015 through the date of this Agreement, (a) the Company and the Company Subsidiaries have conducted their businesses in all material respects only in the ordinary course and in a manner consistent with past practice and (b) there has not been any Company Material Adverse Effect or any event, change, effect, development, state of facts, condition, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

        Section 3.7    Information Supplied.    The information supplied or to be supplied by or on behalf of the Company or any of the Company Subsidiaries for inclusion or incorporation by reference in any of the Offer Documents and the Schedule 14D-9 (or any amendment or supplement thereto) (the Offer Documents and the Schedule 14D-9 are collectively referred to herein as the "SEC Transaction Documents"), will comply as to form in all material respects with the requirements of applicable Law, and will not, on the date the SEC Transaction Documents (or any amendment or supplement thereto) are first mailed to the stockholders of the Company, or at the time the Form S-4 (and any amendment or supplement thereto) is filed with the SEC, is declared effective or is mailed to the holders of shares of Company Common Stock, or on the date that the Offer is consummated, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made, except that no representation is made by the Company with respect to the information supplied by Parent for inclusion therein. The Schedule 14D-9 will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

        Section 3.8    Legal Proceedings.    As of the date hereof, there are no Proceedings pending, or to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries or any of their respective assets, rights or properties or any of the officers or directors of the Company, except, in each case, for those that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries nor any of their respective properties, rights or assets is or are subject to any Order, except for those that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

        Section 3.9    Compliance with Laws.

        (a)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, since January 1, 2013 (i) the Company and the Company Subsidiaries have complied and are in compliance with all Laws and Orders applicable to the Company, any Company Subsidiary or any assets owned or used by any of them, (ii) neither the Company nor any Company Subsidiary has received any notice from a Governmental Entity alleging that the Company or a Company Subsidiary is not in compliance with any Law or Order and (iii) to the Company's Knowledge, no Governmental Entity has otherwise identified any instance in which the Company or a Company Subsidiary is or may be in violation of applicable Law or Order.

        (b)   Since January 1, 2013, (i) the Company, the Company Subsidiaries and, to the Knowledge of the Company, their respective directors, officers and employees (when acting as such) have complied in all material respects with the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78dd et seq.), the United Kingdom Bribery Act 2010 (to the extent applicable), and any other applicable foreign or domestic anticorruption or antibribery Laws (collectively, the "Fraud and Bribery Laws"), and applicable Laws governing imports, exports, economic sanctions, embargoes, money laundering or compliance with unsanctioned foreign boycotts, and (ii) neither the Company, any Company Subsidiary nor, to the Knowledge of the Company, any of the Company's directors, officers, employees, agents, independent contractors or other representatives acting on the Company's behalf have directly or indirectly, in each case, in violation of the applicable Fraud and Bribery Laws: (A) used any corporate funds belonging to the Company or any Company Subsidiaries for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (B) offered, promised, paid or delivered any fee, commission or other sum of money or item of value, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental or political employee or official or governmental or political entity, political agency, department, enterprise or instrumentality, in the United States or any other country, (C) made any payment to any customer or supplier, or to any officer, director, partner, employee or agent of any such customer or supplier, for the unlawful sharing of fees for the unlawful rebating of fees, or (D) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent.

        (c)   Since January 1, 2013, neither the Company nor any Company Subsidiaries has received from any Governmental Entity any written notice of or been charged by any Governmental Entity with the violation (by the Company or any Company Subsidiary) of any Laws governing advertising, endorsements, rebates and consumer protection.

        Section 3.10    Permits.    The Company and each of the Company Subsidiaries have all required governmental licenses, permits, certificates, approvals, billing and authorizations ("Permits") necessary for the conduct of their business and the use of their properties and assets, as presently conducted and used and each of the Permits is valid, subsisting and in full force and effect, except where the failure to have or maintain such Permit, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The operation of the business of the Company and the Company Subsidiaries as currently conducted is not, and has not been since January 1, 2014, in violation of, nor is the Company or any of the Company Subsidiaries in default or violation under, any Permit, and, to the Knowledge of the Company, no event has occurred which, with notice or lapse of time or both, would constitute a default or violation of any terms, condition or provision of any Permit, except where such default or violation of such Permit, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. There are no actions pending or, to the Knowledge of the Company, threatened, that seek the revocation, cancellation or adverse modification of any Permit, except where such revocation, cancellation or adverse modification, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Since January 1, 2014, neither the Company nor any Company Subsidiaries have received or been subject to any written notice or, to the Knowledge of the Company, any charge, claim or assertion, in each case alleging any violations of Permits, nor to the Knowledge of the Company, has any such notice, charge, claim or assertion been threatened, except where the receipt of such notice, charge, claim or assertion, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

        Section 3.11    Employee Benefit Matters.

        (a)   Section 3.11(a) of the Company Disclosure Letter sets forth a true, correct and complete list of each Company Benefit Plan.

        (b)   The Company has made available to Parent: (i) copies of all material documents setting forth the terms of each Company Benefit Plan, including all amendments thereto and all related trust documents; (ii) the most recent annual reports (Form Series 5500), if any, required under ERISA or the Code in connection with each Company Benefit Plan; (iii) the most recent actuarial reports (if applicable) for all Company Benefit Plans; (iv) the most recent summary plan description, if any, required under ERISA with respect to each Company Benefit Plan; (v) all material written contracts, instruments or agreements relating to each Company Benefit Plan, including administrative service agreements and group insurance contracts; (vi) the most recent determination letter from the Internal Revenue Service (or in the case of a master or prototype plan, a favorable opinion letter or in the case of a volume submitter plan, a favorable advisory letter) issued with respect to each Company Benefit Plan intended to be qualified under Section 401(a) of the Code (each a "Qualified Plan"); and (vii) all filings under the Internal Revenue Service Employee Plans Compliance Resolution System program or the Department of Labor's Delinquent Filer Voluntary Compliance Program or Voluntary Fiduciary Correction Program (if any).

        (c)   Neither the Company nor any ERISA Affiliates contribute to or have any obligation to contribute to, or had any such obligation during the past six-year period preceding the Closing Date, and no Company Benefit Plan is (i) a defined benefit pension plan or is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) is a multiemployer plan within the meaning of Section 3(37) of ERISA or (iii) a multiple employer welfare arrangement as defined in Section 3(40) or ERISA.

        (d)   Each Qualified Plan has received from the Internal Revenue Service a favorable determination letter (or in the case of a master or prototype plan, a favorable opinion letter or in the case of a volume submitter plan, a favorable advisory letter) as to its qualification under Section 401(a) of the Code, and to the Knowledge of the Sellers and the Company, no event of condition exists, whether by action or by failure to act, that would reasonably be expected to adversely affect the qualified status of any such Qualified Plan. Each Company Benefit Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including ERISA and the Code, which are applicable to such Company Benefit Plan. There are no pending or, to the Knowledge of the Company, threatened Proceedings against any Company Benefit Plan, any fiduciary thereof, the Company or any Company Subsidiary other than routine claims for benefits. With respect to each Company Benefit Plan, all contributions, reimbursements and premium payments that are due have been made, and all contributions, reimbursements and premium payments for any period ending on or before the Closing that are not yet due have been made or properly accrued. With respect to each of the Company Benefit Plans which are subject to ERISA no "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any Company Subsidiary or any officer of the Company or of any Company Subsidiary to any material Tax or penalty on prohibited transactions imposed by such Section 4975 of the Code or to any material liability under Section 502(i) or 502(1) of ERISA has occurred or is reasonably expected to occur.

        (e)   With respect to each Company Benefit Plan which is a group health plan, the Company and its ERISA Affiliates have complied with the health care continuation provisions of Section 4980B of the Code and corresponding provisions of ERISA, the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations thereunder and the Patient Protection and Affordable Care Act of 2010, as amended ("PPACA"), and neither the Company nor any of its ERISA Affiliates have incurred any liability under Section 4980 of the Code or the excise tax or penalty provisions of PPACA. Except with respect to coverage through the end of the month of termination of employment and to the extent required pursuant to Section 4980B(f) of the Code and the corresponding provisions of ERISA, no Company Benefit Plan provides retiree medical or retiree life insurance benefits to any Person, and the Company is not contractually or otherwise obligated (whether or not in writing) to provide any Person with life insurance or medical benefits upon retirement or termination of employment.

        (f)    Neither the Company nor any ERISA Affiliate has any liability, including any direct or indirect contingent liability, in connection with any Company Benefit Plan that has been terminated prior to the date of Closing that could subject Parent to any material liability. Each Company Benefit Plan may at any time be unilaterally amended or terminated in its entirety, in accordance with the terms thereof, without liability except as to benefits accrued thereunder prior to such amendment or termination.

        (g)   Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby shall, whether alone or in combination with any other event (i) result in the accelerated vesting or payment of, or any increase in, or in the funding (through a grantor trust or otherwise) of, any compensation or benefits to any present or former employee, officer, consultant, independent contractor or director of the Company or any of the Company Subsidiaries; (ii) result in the entitlement of any present or former employee, officer, consultant, independent contractor or director of the Company or any of the Company Subsidiaries to severance or termination pay or benefits; or (iii) limit or restrict the right of the Company to merge, amend or terminate any of the Company Benefit Plans; or (iv) result in any payment under any of the Company Benefit Plans or any other arrangement that would not be deductible under Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code.

        (h)   No current or former director, officer, employee, independent contractor or consultant of the Company or any Company Subsidiary is entitled to receive or will receive any gross-up or additional payment by reason of the "additional tax" or "excise tax" required by Section 409A or 4999 of the Code being imposed on such Person. Since January 1, 2005, each Company Benefit Plan that is a nonqualified deferred compensation plan or arrangement has been maintained in good faith operational compliance and, for all periods after December 31, 2008, in documentary compliance with Section 409A of the Code.

        (i)    All Company Stock Options were duly authorized by the Company Board or an appropriate committee thereof, including approval of the option exercise price or the methodology for determining the option exercise price and the substantive option terms. No Company Stock Options were retroactively granted, and no exercise price of any Company Stock Option was determined or reduced retroactively. Any Company Stock Options that were designated as incentive stock options within the meaning of Section 422 of the Code met all requirements for such designation, and the Company complied with all reporting and withholding requirements with respect to the exercise of Company Stock Options. The exercise price of all Company Stock Options was at least equal to the fair market value of the Company Common Stock on the date such Company Stock Options were granted based on Treasury Regulation Section 1.409A-1(b)(5)(iv) and applicable guidance and was not reduced and (i) the Company has not incurred and (ii) the Company did not incur, nor will Parent incur, directly or indirectly any liability under Section 409A of the Code or related reporting requirements in connection with the vesting of any Company Stock Options. Prior to the First Effective Time, the Company will have taken all necessary action to (i) effect the adjustment, assumption or, if applicable, cancellation of, and determinations with respect to, the Company Stock Options or Company RSUs pursuant to Section 2.1 and (ii) comply with the provisions of Section 5.6 hereof.

        (j)    Section 3.11(j) of the Company Disclosure Letter sets forth a true, correct and complete list of each Non-US Plan. Each Non-US Plan (i) has been established, maintained and administered in material compliance with its terms and applicable Laws, (ii) is either fully funded or a fully insured plan, and (iii) has been funded with timely contributions in all material respects as required by applicable Law and all liabilities thereunder have been properly accrued. There are no Proceedings pending (other than routine claims for benefits) or, to the Knowledge of the Company, threatened or anticipated, with respect to any Non-US Plan.

        Section 3.12    Employee and Labor Matters.

        (a)   (i) Neither the Company nor any of the Company Subsidiaries is a party to or bound by any collective bargaining agreement, agreement with any works council, or labor contract; (ii) no labor union, labor organization, works council, or group of employees of the Company or any of the Company Subsidiaries has made a pending demand for recognition or certification; (iii) to the Knowledge of the Company, there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority involving the Company or any Company Subsidiary; (iv) neither the Company nor any Company Subsidiary has engaged in any material unfair labor practice with respect to any individuals employed by or otherwise performing services for the Company or any of the Company Subsidiaries ("Company Business Personnel"); (v) there is no material unfair labor practice charge, material grievance or other material labor-related or employment-related administrative, arbitral or judicial complaint, action or investigation pending or, to the Knowledge of the Company, threatened in writing against the Company or any of the Company Subsidiaries by the National Labor Relations Board, any arbitration body or any other Governmental Entity (which for the purpose of this representation shall include arbitration proceedings) with respect to the Company Business Personnel; (vi) to the Knowledge of the Company, there are no labor union organizing activities with respect to any Company Business Personnel; and (vii) there is no labor strike, lockout, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary and no such strike, lockout, slowdown or stoppage has occurred in the past five (5) years.

        (b)   The Company and the Company Subsidiaries are and, since January 1, 2013 have been, in compliance with all applicable Laws respecting employment and employment practices, including all Laws respecting terms and conditions of employment, health and safety, wages and hours, classification under wage laws, child labor, immigration and work authorization, employment discrimination and retaliation, disability rights or benefits, equal opportunity, whistleblowing and whistleblower protection, plant closures and layoffs, affirmative action, workers' compensation, labor relations and unemployment insurance, except for noncompliance as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

        (c)   The Company has properly classified all individuals providing services to the Company or on the Company's behalf pursuant to applicable wage and hour and tax laws, including but not limited to employees, independent contractors, consultants, agents, staff augmentation, and contingent workers, except for any failure to properly classify which, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

        (d)   The Company has not (i) effectuated a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act of 1988, 29 U.S.C. § 2101, et seq., as amended, or any similar Law (collectively, the "WARN Act")) affecting any facility owned or operated by the Company or any Company Subsidiary or any operating units within any such facility, (ii) effectuated a "mass layoff" (as defined in the WARN Act) affecting any such facility, or (iii) violated the WARN Act.

        Section 3.13    Environmental Matters.    Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect:

        (a)   Since January 1, 2013, (i) the Company and each Company Subsidiary has been in compliance with all Environmental Laws, which compliance includes, but is not limited to, the possession of all Permits and other governmental authorizations under all Environmental Laws ("Environmental Permits") to operate as currently operated, and compliance with the terms and conditions thereof, (ii) neither the Company nor any of the Company Subsidiaries has received any written communication alleging that the Company or any Company Subsidiary is not in such compliance and (iii) there is no reasonable basis for the revocation, adverse modification, or non-renewal of any Environmental Permits held by the Company or any Company Subsidiary, or for the denial of any pending application for, or modification of the proposed terms of, any Environmental Permit necessary for the Company or any Company Subsidiary to operate as currently planned.

        (b)   There is no Environmental Claim pending or, to the Knowledge of the Company, threatened against the Company or the Company Subsidiaries, or to the Knowledge of the Company against any Person whose liability for any Environmental Claim the Company or any Company Subsidiary has retained or assumed either contractually or by operation of law.

        (c)   To the Knowledge of the Company, there are no past or present actions, activities, circumstances, facts, conditions, events or incidents, including the presence, Release or threatened Release of any Material of Environmental Concern, that would reasonably be expected to form the basis of any Environmental Claim against the Company or any Company Subsidiaries, or against any Person whose liability for such Environmental Claim the Company or any Company Subsidiary has retained or assumed either contractually or by operation of law.

        Section 3.14    Properties.    Neither the Company nor any Company Subsidiary owns any real property. Section 3.14 of the Company Disclosure Letter sets forth a correct and complete list of all leases, subleases, licenses, use or occupancy or similar agreements that cover real property (as amended or modified from time to time, the "Real Property Leases") and under which the Company or any Company Subsidiary is a party as tenant, subtenant or in a similar capacity, and sets forth the street address of the real property that is the subject of any Real Property Lease (the "Leased Real Property"). The Company has previously made available to Parent correct and complete copies of each Real Property Lease. Except as, individually or in the aggregate, has not had or would not reasonably be expected to have a Company Material Adverse Effect: (i) the Company and each of the Company Subsidiaries has a valid leasehold or sublease interest in the Leased Real Property free and clear of all Liens except for Permitted Liens, (ii) each Real Property Lease is valid, in full force and effect and enforceable against the Company or Company Subsidiary that is party thereto, (iii) the Company and the Company Subsidiaries are not in default (and there is no event or condition that after notice or lapse of time or both would constitute a default by the Company or any Company Subsidiary) under any Real Property Lease and, to the Knowledge of the Company, there is no default (or event or condition that after notice or lapse of time or both would constitute a default) by any other party thereto under any Real Property Lease, (iv) no Person leases, subleases, licenses or otherwise has a right to use or occupy any of the Leased Real Property other than the Company or any Company Subsidiary and (v) all improvements located on the Leased Real Property are in sufficiently good condition and repair (ordinary wear and tear excepted) to allow the business of the Company and the Company Subsidiaries to be operated in the ordinary course as currently operated and as presently proposed to be operated. Neither the Company nor any Company Subsidiary is a party to any agreement for the sale of any real property.

        Section 3.15  Personal Property and Assets.    The machinery, equipment, furniture, fixtures and other tangible personal property and assets owned, leased or used by the Company or any Company Subsidiaries (the "Assets") are, in the aggregate, sufficient and adequate to carry on their respective businesses in all material respects as presently conducted, and the Company and the Company Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, such Assets that are material to the Company and its Subsidiaries, taken as a whole, free and clear of all Liens other than Permitted Liens.

        Section 3.16    Tax Returns and Tax Payments.

        (a)   Except as individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect:

            (i)  All Tax Returns required to be filed with any Taxing Authority by or on behalf of the Company and each of the Company Subsidiaries have been filed when due (taking into account any extension of time within which to file) in accordance with all applicable Laws. All such Tax Returns are accurate and complete in all respects and have been prepared in substantial compliance with all applicable Laws. All Taxes due and payable by the Company and each of the Company Subsidiaries (whether or not shown on any Tax Return) have been timely paid except for Taxes for which adequate reserves have been established in accordance with GAAP on the Company SEC Financial Statements. No written claim has been made by any Taxing Authority in a jurisdiction where the Company or any of the Company Subsidiaries does not file Tax Returns that the Company or any of the Company Subsidiaries is or may be subject to taxation by that jurisdiction. There are no Liens, other than Permitted Liens, on any of the assets or properties of the Company or any of the Company Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

           (ii)  The Company and the Company Subsidiaries have complied with all applicable Laws relating to the payment and withholding of any Taxes and have, within the time and the manner prescribed by applicable Law, withheld from and paid over to the proper Taxing Authorities all amounts required to be so withheld and paid over under all applicable Laws.

          (iii)  No written claim has been received, and no audit, action, suit or proceeding is in progress, against or with respect to the Company or any of the Company Subsidiaries in respect of any Tax; and all deficiencies, assessments or proposed adjustments asserted against the Company or any of the Company Subsidiaries by any Taxing Authority have been paid or fully and finally settled.

          (iv)  No waiver or extension of any statute of limitations in respect of any Taxes or any extension of time with respect to any Tax assessment or deficiency is in effect for the Company or any of the Company Subsidiaries.

           (v)  Neither the Company nor any of the Company Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date, (ii) any "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed prior to the Closing, (iii) any installment sale or open transaction disposition made prior to the Closing, (iv) any prepaid amount received on or prior to the Closing Date, (v) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), or (vi) Section 108(i) of the Code.

          (vi)  Neither the Company nor any of the Company Subsidiaries (A) is or has been a member of an affiliated group (within the meaning of Section 1504 of the Code) filing a consolidated federal income Tax Return, other than an affiliated group the common parent of which is the Company, (B) is or has been a member of any affiliated, combined, consolidated, unitary, or similar group for state, local or non-U.S. Tax purposes, other than a group the common parent of which is the Company or any Company Subsidiary, (C) is a party to, or has any liability under, any Tax Sharing Agreement, or (D) has any liability for the Taxes of any Person (other than any of the Company and the Company Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law) or as a transferee or successor.

        (b)   Neither the Company nor any of the Company Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (or is a successor to a "distributing corporation" or a "controlled corporation") in a distribution of stock qualifying or intended to qualify for tax-free treatment (in whole or in part) under Sections 355 or 361(c) of the Code within the last two (2) years.

        (c)   Neither the Company nor any of the Company Subsidiaries has participated in, or is currently participating in, a "listed transaction" within the meaning of Section 6707A(c) of the Code or Treasury Regulation Section 1.6011-4(b), or any transaction requiring disclosure under a corresponding or similar provision of state, local or non-U.S. Tax Law.

        (d)   Neither the Company nor any of the Company Subsidiaries is aware of the existence of any fact, or has taken or agreed to take any action, that could reasonably be expected to cause the Offer and the Mergers, taken together, to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

        (e)   Neither the Company nor any of the Company Subsidiaries is a party to or bound by any advance pricing agreement, closing agreement or other agreement or ruling relating to Taxes with any Taxing Authority.

        (f)    The Company is not, and has never been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

        (g)   The Company and the Company Subsidiaries have complied with all unclaimed property or escheat Laws with respect to unclaimed or abandoned property and do not hold property required to have been remitted or escheated to a Governmental Entity, except, in each case, for such noncompliance as would not be material to the Company and the Company Subsidiaries, taken as a whole.

        Section 3.17    Company Material Contracts.

        (a)   All Contracts required to be filed as exhibits to the Company SEC Documents have been so filed in a timely manner.

        (b)   Each of the Company Material Contracts are valid, binding and in full force and effect and are enforceable by the Company or the applicable Company Subsidiary in accordance with their terms, except as limited by Laws affecting the enforcement of creditors' rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought and except for such failures to be valid, binding and in full force and effect or enforceable that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have an Company Material Adverse Effect, the Company, or the applicable Company Subsidiary, has performed all obligations required to be performed by it under the Company Material Contracts, and it is not (with or without notice or lapse of time, or both) in breach or default thereunder and, to the Knowledge of the Company, no other party to any Company Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder. Since January 1, 2013, neither the Company nor any of the Company Subsidiaries has received written notice of any actual, alleged, possible or potential violation of, or failure to comply with, any material term or material requirement of any Company Material Contract. Neither the Company nor any of the Company Subsidiaries has received any written notice of the intention of any party to cancel, terminate, materially change the scope of rights under or fail to renew any Company Material Contract.

        Section 3.18    Intellectual Property.

        (a)   Section 3.18(a) of the Company Disclosure Letter sets forth a correct and complete (in all material respects) list of all Intellectual Property currently registered or subject to a pending application for registration in the name of the Company or any of the Company Subsidiaries. The Company or a Company Subsidiary is the sole and exclusive owner of all such Intellectual Property.

        (b)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect: (A) the Company and the Company Subsidiaries own, license or otherwise have the valid right to use all Intellectual Property used in the operation of their businesses as currently conducted, free and clear of all Liens other than Permitted Liens; (B) no Proceedings or Orders are pending or, to the Knowledge of the Company, have been threatened in writing (including cease and desist letters or requests for a patent license) since January 1, 2014, against the Company or any Company Subsidiary with regard to any infringement, misappropriation, or other violation of any Intellectual Property of any other Person by the Company or the Company Subsidiaries; (C) the operation of the Company's and the Company Subsidiaries' businesses as currently conducted and as conducted since January 1, 2014 does not infringe, misappropriate, or otherwise violate any Intellectual Property of any other Person and, to the Knowledge of the Company, no Person is infringing, misappropriating, or otherwise violating the Intellectual Property owned by or exclusively licensed to the Company or any of the Company Subsidiaries; (D) (i) all registrations and applications for Company Material Intellectual Property owned by the Company or any of the Company Subsidiaries are to the Knowledge of the Company subsisting and unexpired and (ii) all patents, registered trademarks, and copyright registrations that have issued and are included in the Company Material Intellectual Property owned by the Company or any of the Company Subsidiaries are, to the Knowledge of the Company, valid and enforceable; (E) the Company and the Company Subsidiaries have taken and continue to take commercially reasonable actions to protect the confidentiality of Trade Secrets included in the Company Material Intellectual Property owned by the Company or any Company Subsidiaries, and to the Knowledge of the Company, there has not been since January 1, 2014 any disclosure of any such Trade Secrets in a manner that has resulted or is reasonably likely to result in the loss of trade secret protection for such Trade Secrets; and (F) the Company and the Company Subsidiaries have taken and continue to take commercially reasonable actions to maintain and protect the integrity, security and operation of their software and systems (and all information transmitted thereby or stored therein).

        Section 3.19    IT Systems and Data Security.

        (a)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, either the Company or the Company Subsidiaries owns or has a valid right to access and use all computer systems, networks, hardware, technology, software, algorithms, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company (the "IT Systems"), as such IT Systems are currently used by the Company. The IT Systems (A) perform in all material respects as required in connection with, the current operation of the Company, and (B) and have not suffered any material malfunction, failure or security breach within the past three (3) years. The Company maintains commercially reasonable controls and processes that are designed (i) to provide for the back-up and restoration of critical data, (ii) to manage physical access to the IT Systems, and (iii) to secure and protect customer information processed or otherwise used by the IT Systems.

        (b)   The Company is in compliance in all material respects with all of its privacy policies and applicable Privacy Laws in all material respects and has not received written notice or claim of, and has no Knowledge of, any actual, alleged or suspected material violation of any of its privacy policies or applicable Privacy Laws since January 1, 2014. The Company is in compliance in all material respects with all its contractual commitments with respect to Personal Information and has commercially reasonable safeguards in place to protect Personal Information in its possession or control and confidential information of the Company from unauthorized access, including implementing and adhering to commercially reasonable policies designed to maintain the security and integrity of all Personal Information of its customers and vendors and confidential information of the Company, encryption of customer passwords and not storing or maintaining customer credit card information. Since January 1, 2014, to the Knowledge of the Company there have been no data security incidents, including data breaches involving any Personal Information nor any confidential information of the Company and neither the Company nor, to the Knowledge of the Company, any other Person, has made any illegal or unauthorized use of Personal Information that was collected by or on behalf of the Company or any confidential information of the Company.

        (c)   Any deemed transfer of Personal Information in connection with the Closing will not violate the Company's privacy policies, as such policies currently exist or as they existed at the time the Personal Information was collected by or on behalf of the Company.

        Section 3.20    Related Party Transactions.    Other than rights to receive Transaction Consideration, and the consideration provided for under Section 2.1(f) with respect to the Company Stock Options and the Company RSUs, there is no material relationship, direct or indirect, between the Company or any Company Subsidiary, on the one hand, and the Company's Affiliates (other than Company Subsidiaries), on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K of the Exchange Act that has not been disclosed in the Company SEC Documents.

        Section 3.21    Insurance.    All insurance policies ("Policies") with respect to the business and assets of the Company and the Company Subsidiaries are in full force and effect, except for such failures to be in full force and effect that, individually or in the aggregate, have not had and would not reasonably be expected to have, a Company Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries is in material breach or default, and neither the Company nor any of the Company Subsidiaries have taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination or modification of any material Policies. With respect to each of the legal proceedings set forth in the Company SEC Documents, no such insurer has informed the Company or any of the Company Subsidiaries of any denial of coverage, except for such denials that, individually or in the aggregate, have not had and would not reasonably be expected to have, a Company Material Adverse Effect. The Company and the Company Subsidiaries have not received any written notice of cancellation of any of the Policies, except for such cancellations that, individually or in the aggregate, have not had and would not reasonably be expected to have, a Company Material Adverse Effect. All appropriate insurers under the Policies have been timely notified of all material pending litigation and other potentially insurable material losses Known to the Company, and all appropriate actions have been taken to timely file all claims in respect of such insurable matters.

        Section 3.22    Broker's Fees.    Neither the Company nor any of the Company Subsidiaries nor any of their respective officers or directors on behalf of the Company or such Company Subsidiaries has engaged any financial advisor, broker or finder or incurred any liability for any financial advisory fee, broker's fees, commissions or finder's fees in connection with any of the transactions contemplated hereby (other than Goldman, Sachs & Co.).

        Section 3.23    Investment Company Act.    Neither the Company nor any of the Company Subsidiaries is an "investment company" subject to the registration requirements of, or regulation as an investment company under, the Investment Company Act of 1940, as amended.

        Section 3.24    Opinion of Financial Advisor.    The transactions committee of the Company Board has received the opinion of Goldman, Sachs & Co., to the effect that, subject to the assumptions, qualifications and other matters set forth therein, as of the date thereof, the Transaction Consideration to be paid to the holders (other than Parent and Affiliates of a significant stockholder of Parent and their respective Affiliates) of Company Common Stock, taken in the aggregate, pursuant to this Agreement is fair from a financial point of view to such holders, it being understood that no opinion has been provided with respect to the adjustments to the Transaction Consideration pursuant to Section 2.1(d). As of the date of this Agreement, such opinion has not been rescinded, repudiated or, except as set forth therein, qualified.

        Section 3.25    DGCL 251(h).    The Company has not taken, or authorized or permitted any Representatives of the Company to take, any action that would reasonably be expected to render Section 251(h) of the DGCL inapplicable to the First Merger.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
PARENT AND MERGER SUBS

        Except as (a) otherwise disclosed in a letter (the "Parent Disclosure Letter") delivered to the Company by Parent prior to the execution of this Agreement (which Parent Disclosure Letter shall in each case specifically identify by reference to sections of this Agreement any exceptions to each of the representations, warranties and covenants contained in this Agreement, with the understanding, however, that any disclosure in the Parent Disclosure Letter with respect to any particular representation, warranty or covenant shall also qualify other representations, warranties and covenants if it is reasonably apparent on its face of such disclosure that such information is relevant to such representation, warranty or covenant) or (b) disclosed in the Parent SEC Documents and the Subsidiary SEC Documents (excluding exhibits and other information incorporated therein) filed with, or furnished to, the SEC and publicly available on the SEC's EDGAR website not less than four (4) Business Days prior to the date of this Agreement (excluding any risk factor disclosures contained in the "Risk Factors" section thereof, any disclosure of risks contained in any "forward-looking statements" disclaimer or any other disclosure of risks or any other statements that are predictive or forward-looking in nature); provided, however, that any such disclosures in such Parent SEC Documents and Subsidiary SEC Documents shall be deemed to qualify a representation or warranty only if it is reasonably apparent on the face of such disclosure that such information is relevant to such representation or warranty; provided, further, that the disclosures in the Parent SEC Documents and the Subsidiary SEC Documents shall not be deemed to qualify any representations or warranties made in Sections 4.3, 4.4 or 4.7, Parent and Merger Subs jointly and severally represent and warrant to the Company as follows:

        Section 4.1    Organization and Corporate Power.

        (a)   Each of Parent and the Merger Subs is a legal entity duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate, limited liability company or similar power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification or licensing necessary, except for those jurisdictions in which the failure to be so organized (other than Parent), validly existing (other than Parent), qualified or, where relevant, licensed or to be in good standing, or to have such power or authority, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        (b)   Parent has made available to the Company correct and complete copies of its Constituent Documents, as in effect on the date of this Agreement. Parent is not in violation of any of its Constituent Documents.

        (c)   Each Subsidiary of Parent (individually, a "Parent Subsidiary" and collectively, the "Parent Subsidiaries") is a corporation duly incorporated or a limited liability company, partnership or other entity duly organized and is validly existing and in good standing, if applicable, under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has all requisite corporate or other entity power and authority, as the case may be, to own, lease and operate its properties and assets and to carry on its business as now being conducted, except where the failure to be so duly incorporated, duly organized, validly existing or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Each Parent Subsidiary is duly qualified or licensed to do business and is in good standing, if applicable, in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. None of the Parent Subsidiaries is in violation of its Constituent Documents.

        Section 4.2    Capitalization of Merger Subs.    The authorized equity interests of each of the Merger Subs consist of common stock or limited liability company interests, as applicable, all of which have been validly issued, are fully paid and nonassessable and are owned directly by Parent free and clear of any Lien. For U.S. federal income tax purposes, Merger Sub 2 is and always has been a disregarded entity of Parent.

        Section 4.3    Parent Capitalization.

        (a)   Parent has 8,557,500,000 shares of common stock, par value $0.01 per share ("Parent Common Stock"), and 50,000,000 shares of preferred stock, par value $0.01 per share, authorized ("Parent Preferred Stock"). Such shares of Parent Common Stock are divided as follows: (i) 4,000,000,000 shares of Series A QVC Group Common Stock (the "Parent QVC Series A Stock"), 150,000,000 shares of Series B QVC Group common stock (the "Parent QVC Series B Stock"), 4,000,000,000 shares of Series C QVC Group common stock (the "Parent QVC Series C Stock" and together with the Parent QVC Series A Stock and the Parent QVC Series B Common Stock, the "Parent QVC Common Stock"), 200,000,000 shares of Series A Liberty Ventures common stock (the "Parent Ventures Series A Stock"), 7,500,000 shares of Series B Liberty Ventures common stock (the "Parent Ventures Series B Stock") and 200,000,000 shares of Series C Liberty Ventures common stock (the "Parent Ventures Series C Stock," and together with the Parent QVC Common Stock, the Parent Ventures Series A Stock, the Parent Ventures Series B Stock, the Parent Ventures Series C Stock and the Parent Preferred Stock, the "Parent Capital Stock").

        (b)   As of the close of business on August 14, 2015, there were (i) 430,798,154 shares of Parent QVC Series A Stock issued and outstanding, 29,246,383 shares of Parent QVC Series B Stock issued and outstanding, no shares of Parent QVC Series C Stock issued and outstanding, 134,699,612 shares of Parent Ventures Series A Stock issued and outstanding, 7,092,011 shares of Parent Ventures Series B Stock issued and outstanding, no shares of Parent Ventures Series C Stock issued and outstanding and no shares of Parent Preferred Stock issued and outstanding, including, in each case, outstanding restricted shares, and (ii) 25,655,116 shares of Parent QVC Series A Stock, 960,292 shares of Parent QVC Series B Stock, 4,337,151 shares of Parent Ventures Series A Stock, and 1,555,411 shares of Parent Ventures Series B Stock, in each case, issuable upon either the exercise of outstanding stock options to acquire shares of such series of Parent Common Stock (whether or not presently vested or exercisable) and outstanding restricted stock units (including performance stock units) with respect to Parent Common Stock (whether or not presently vested). Except as set forth above, and for shares of Parent Common Stock reserved for issuance under Parent equity plans, as of the close of business on August 14, 2015, no other Securities of Parent are issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Parent Common Stock have been, and any shares of Parent Common Stock issued upon the exercise of outstanding stock options to acquire shares of Parent Common Stock and vesting of restricted stock units (including performance stock units) with respect to Parent Common Stock will be, duly authorized and validly issued and are or will be fully paid, nonassessable and free of preemptive rights.

        (c)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, each grant of stock options to acquire shares of Parent Common Stock was validly issued and properly approved by the Parent Board (or a duly authorized committee or subcommittee thereof). Each grant of stock options to acquire shares of Parent Common Stock had, on the date of grant, an exercise price of no less than the fair market value of the shares of Parent Common Stock subject to such stock options.

        (d)   Parent is, directly or indirectly, the record and Beneficial Owner of all of the outstanding Securities of QVC, Inc., free and clear of any Liens and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of the

Securities). All of such Securities have been duly authorized, validly issued, fully paid and nonassessable (and no such shares have been issued in violation of any preemptive or similar rights).

        Section 4.4    Authority; Execution and Delivery; Enforceability.

        (a)   Parent and each of the Merger Subs have all necessary corporate, limited liability company or similar power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and, subject, in the case of the First Merger, the satisfaction of the conditions of Section 251(h) of the DGCL, and in the case of the Second Merger, to the satisfaction of the conditions of Section 267 of the DGCL and Section 18-209(i) of the DLLCA, to consummate the Transactions contemplated hereby, including the Offer and the Mergers. The execution, delivery and performance of this Agreement by Parent and each of the Merger Subs and the consummation by Parent and each of the Merger Subs of the Transactions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of Parent and each of the Merger Subs and no other corporate or other proceedings on the part of Parent or any Parent Subsidiary are necessary to approve this Agreement or to consummate the Transactions contemplated hereby, including the Offer and the Mergers, subject to, in the case of the consummation of the First Merger, the satisfaction of the conditions of Section 251(h) of the DGCL and the adoption of this Agreement by Merger Sub 2 as the sole stockholder of Purchaser, and the filing of the First Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL and, in the case of the Second Merger, the satisfaction of the conditions of Section 267 of the DGCL and Section 18-209(i) of the DLLCA, and the filing of the Second Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL and the DLLCA.

        (b)   This Agreement has been duly executed and delivered by Parent and each of the Merger Subs and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and each of the Merger Subs, enforceable against Parent and each of the Merger Subs in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally or by general principles of equity).

        Section 4.5    Consents and Approvals; No Conflicts.

        (a)   The execution, delivery and performance by Parent and each of the Merger Subs of this Agreement and the consummation by Parent and each of the Merger Subs of the Transactions contemplated hereby do not and will not require any Consent of, or Filing with, any Governmental Entity, other than (i) the filing with the SEC of the SEC Transaction Documents, (ii) the filing of the First Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iii) the filing of the Second Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and the DLLCA, (iv) filings, permits, authorizations, consents, notice to and approvals as may be required under, and other applicable requirements of, (A) the Exchange Act, (B) the Securities Act, (C) the HSR Act, and (iv) such other Consents of, or Filings with, any Governmental Entity the failure of which to obtain or make, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the consummation of the Transactions contemplated by this Agreement or otherwise prevent Parent and each of the Merger Subs from performing its obligations under this Agreement in any material respect.

        (b)   Neither the execution and delivery of this Agreement by Parent and each of the Merger Subs nor the consummation by Parent and each of the Merger Subs of the Transactions contemplated hereby, nor compliance by Parent and each of the Merger Subs with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Constituent Documents of Parent or any of its Subsidiaries or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.5(a), (x) violate any (1) Law or (2) Order, in either case, applicable to Parent, Merger Subs or any of its Subsidiaries or any of their respective properties or assets, (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of the foregoing clauses (x)(1) and (y), for such violations, conflicts, loss of benefits, defaults, rights of termination or cancellation, acceleration or creation of Liens as, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.6    SEC Documents; Financial Statements; Undisclosed Liabilities.

        (a)   Parent has filed or furnished all reports, schedules, forms, statements, registration statements, prospectuses and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by Parent with the SEC under the Securities Act or the Exchange Act since January 1, 2014 (such documents, together with any documents filed or furnished during such period by Parent to the SEC on a voluntary basis, the "Parent SEC Documents"). Each Parent Subsidiary that is subject to the periodic reporting requirements of the Exchange Act or is or has been otherwise required to file any form, report, statement, schedule, certificate or other document with the SEC, any foreign Governmental Entity that performs a similar function to that of the SEC or any securities exchange or quotation system (each, a "Reporting Subsidiary") has filed or furnished all reports, schedules, forms, statements, registration statements, prospectuses and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by Parent with the SEC under the Securities Act or the Exchange Act since January 1, 2014 (such documents, together with any documents filed or furnished during such period by Parent to the SEC on a voluntary basis, the "Subsidiary SEC Documents").

        (b)   As of its respective date, or, if amended, as of the date of the last such amendment, each of the Parent SEC Documents and Subsidiary SEC Documents complied when filed or furnished (or, if applicable, when amended) in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, in each case to the extent applicable to such Parent SEC Documents or Subsidiary SEC Documents, and none of the Parent SEC Documents or Subsidiary SEC Documents when filed or furnished (or in the case of a registration statement under the Securities Act, at the time it was declared effective) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (and no Parent SEC Document or Subsidiary SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading).

        (c)   The consolidated financial statements of Parent included in the Parent SEC Documents (including, in each case, any notes or schedules thereto) and all related reports issued by Parent's accountants with respect thereto (the "Parent SEC Financial Statements"), and the consolidated financial statements of any Reporting Subsidiary included in the Subsidiary SEC Documents (including, in each case, any notes or schedules thereto) and all related compilations, reviews and other reports issued by such Reporting Subsidiary's accountants with respect thereto (the "Subsidiary SEC Financial Statements"), have been derived from the accounting books and records of Parent and the Parent Subsidiaries, as applicable, and (i) as of their respective dates of filing with the SEC complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements, as may be permitted by Form 10-Q and Regulation S-X of the SEC) and (iii) fairly present, in all material respects, the consolidated financial position of Parent and the Parent Subsidiaries, as applicable, as at the respective dates thereof, and the consolidated results of their operations, and, where included, their consolidated stockholders' equity and their consolidated cash flows for the respective periods indicated (subject, in the case of the unaudited statements, to normal year-end audit adjustments (which are not material in significance or amount) and the absence of notes). No financial statements of any Person other than Parent and the Parent Subsidiaries are required by GAAP to be included in the consolidated financial statements of Parent. Except as required by GAAP and disclosed in the Parent SEC Documents and the Subsidiary SEC Documents, between January 1, 2014 and the date of this Agreement, none of Parent nor any Reporting Subsidiary has made or adopted any material change in its accounting methods, practices or policies.

        (d)   Parent is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the Nasdaq.

        (e)   There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Parent SEC Documents or Subsidiary SEC Documents and none of the Parent SEC Documents or Subsidiary SEC Documents (other than confidential treatment requests) is, to the Knowledge of Parent, the subject of ongoing SEC review. There are no internal investigations, any SEC inquiries or investigations or other governmental inquiries or investigations pending or, to the Knowledge of Parent, threatened, in each case regarding any accounting practices of Parent or any Reporting Subsidiary.

        (f)    Since January 1, 2014, Parent and each Reporting Subsidiary has designed and maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 under the Exchange Act. Each of Parent's and the Reporting Subsidiary's disclosure controls and procedures are designed to ensure that all information (both financial and non-financial) required to be disclosed by Parent or such Reporting Subsidiary in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Parent's or the Reporting Subsidiary's, as applicable, management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Parent's management has completed an assessment of the effectiveness of Parent's disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Parent SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation. Based on Parent's management's most recently completed evaluation of Parent's internal control over financial reporting and the Reporting Subsidiary's management's most recently completed evaluation of the Reporting Subsidiary's internal control over financial reporting, (i) Parent and the Reporting Subsidiary had no significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting that would reasonably be expected to adversely affect their ability to record, process, summarize and report financial information and (ii) Parent does not have Knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's or the Reporting Subsidiary's' internal control over financial reporting. Since January 1, 2014, to the Knowledge of Parent, no executive officer or director of Parent or any Reporting Subsidiary has received or otherwise had or obtained knowledge of, and to the Knowledge of Parent, no auditor, accountant, or representative of Parent or any Reporting Subsidiary has provided written notice to Parent or such Reporting Subsidiary or any executive officer or director of, any substantive complaint or allegation that Parent or any of its Subsidiaries has engaged in improper accounting practices. Since January 1, 2014, to the Knowledge of Parent, no attorney representing Parent or any of the Parent Subsidiaries has reported to the Parent Board or any committee thereof or to any current director or executive officer of Parent evidence of a material violation of United States or other securities Laws or breach of fiduciary duty by Parent or any Reporting Subsidiary or any of their respective executive officers or directors.

        (g)   Parent and the Parent Subsidiaries do not have any liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued) of the type required to be set forth in the "liabilities" column of a balance sheet prepared in accordance with GAAP or in the notes thereto, except (i) those that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, (ii) as reflected or reserved against in the most recent audited balance sheet included in the Parent SEC Financial Statements or the notes thereto, (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practices since the date of the most recent balance sheet included in the Parent SEC Financial Statements and (iv) for liabilities and obligations arising out of or in connection with this Agreement, the Offer or the Mergers. Neither Parent nor any of the Parent Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among Parent and any of the Parent Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any material "off-balance sheet arrangement" (as defined in Item 303(a) of Regulation S-K of the Exchange Act)), where the result, purpose or intended effect of such Contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any of the Parent Subsidiaries in the Parent SEC Financial Statements or other Parent SEC Documents.

        Section 4.7    Absence of Certain Changes or Events.    Since December 31, 2014 through the date of this Agreement, (a) Parent and the Parent Subsidiaries have conducted their businesses in all material respects only in the ordinary course and in a manner consistent with past practice and (b) there has not been any Parent Material Adverse Effect or any event, change, effect, development, state of facts, condition, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.8    Sufficiency of Funds.    Parent will have, as of the Acceptance Time, sufficient funds to consummate the Offer, and, as of the First Effective Time, sufficient funds to consummate the First Merger, and the other Transactions contemplated hereby on the terms and subject to the conditions set forth herein.

        Section 4.9    Information Supplied.    The information relating to Parent, the Parent Subsidiaries, and the Merger Subs to be contained in the SEC Transaction Documents (and any amendment or supplement thereto) will not, on the date the SEC Transaction Documents (or any amendment or supplement thereto) are first mailed to the stockholders of the Company, or at the time the Form S-4 (and any amendment or supplement thereto) is filed with the SEC, is declared effective or is mailed to the holders of shares of Company Common Stock, or on the date that the Offer is consummated, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. The Offer Documents and the Form S-4 will comply in all material respects as to form with the requirements of both the Exchange Act and the Securities Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing provisions of this Section 4.9, no representation or warranty is made by Parent with respect to information or statements made or incorporated by reference in the SEC Transaction Documents which were not supplied by or on behalf of Parent.

        Section 4.10    Legal Proceedings.    As of the date hereof, there are no Proceedings pending, or to the Knowledge of Parent, threatened against Parent or any of the Parent Subsidiaries or any of their respective assets, rights or properties or any of the officers or directors of Parent, except, in each case, for those that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any of the Parent Subsidiaries nor any of

their respective properties, rights or assets is or are subject to any Order, except for those that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.11    Compliance with Laws.

        (a)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, since January 1, 2014 (i) Parent and the Parent Subsidiaries have complied and are in compliance with all Laws and Orders applicable to Parent, any Parent Subsidiary or any assets owned or used by any of them, (ii) neither Parent nor any Parent Subsidiary has received any notice from a Governmental Entity alleging that Parent or a Parent Subsidiary is not in compliance with any Law or Order and (iii) to Parent's Knowledge, no Governmental Entity has otherwise identified any instance in which Parent or a Parent Subsidiary is or may be in violation of applicable Law or Order.

        (b)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, since January 1, 2013, (i) Parent, the Parent Subsidiaries and, to the Knowledge of Parent, their respective directors, officers and employees (when acting as such) have complied with applicable Fraud and Bribery Laws, and applicable Laws governing imports, exports, economic sanctions, embargoes, money laundering or compliance with unsanctioned foreign boycotts, and (ii) neither Parent, any Parent Subsidiary nor, to the Knowledge of the Parent, any of the Parent's directors, officers, employees, agents, independent contractors or other representatives acting on the Parent's behalf have directly or indirectly, in each case, in violation of the applicable Fraud and Bribery Laws: (A) used any corporate funds belonging to the Parent or any Parent Subsidiaries for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (B) offered, promised, paid or delivered any fee, commission or other sum of money or item of value, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental or political employee or official or governmental or political entity, political agency, department, enterprise or instrumentality, in the United States or any other country, (C) made any payment to any customer or supplier, or to any officer, director, partner, employee or agent of any such customer or supplier, for the unlawful sharing of fees for the unlawful rebating of fees, or (D) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent.

        Section 4.12    Permits.    Parent and each of the Parent Subsidiaries have all required Permits necessary for the conduct of their business and the use of their properties and assets, as presently conducted and used and each of the Permits is valid, subsisting and in full force and effect, except where the failure to have or maintain such Permit, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. The operation of the business of Parent and the Parent Subsidiaries as currently conducted is not, and has not been since January 1, 2014, in violation of, nor is Parent or any of the Parent Subsidiaries in default or violation under, any Permit, and, to the Knowledge of Parent, no event has occurred which, with notice or lapse of time or both, would constitute a default or violation of any terms, condition or provision of any Permit, except where such default or violation of such Permit, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. There are no actions pending or, to the Knowledge of the Parent, threatened, that seek the revocation, cancellation or adverse modification of any Permit, except where such revocation, cancellation or adverse modification, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Since January 1, 2014, neither Parent nor any Parent Subsidiaries have received or been subject to any written notice or, to the Knowledge of the Parent, any charge, claim or assertion, in each case alleging any violations of Permits, nor to the Knowledge of the Parent, has any such notice, charge, claim or assertion been threatened, except where the receipt of such notice, charge, claim or assertion, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.13    Broker's Fees.    Neither Parent nor any of its officers or directors, nor any Merger Sub nor any of their respective directors or officers, on behalf of Parent or the Merger Subs, has engaged any financial advisor, broker or finder or incurred any liability for any financial advisory fee, broker's fees, commissions or finder's fees in connection with any of the transactions contemplated hereby.

        Section 4.14    No Merger Sub Activity.    Since the date of their formation, the Merger Subs have not engaged in any activities other than in connection with this Agreement.

        Section 4.15    Tax Matters.    Neither Parent nor any Parent Subsidiary is aware of the existence of any fact, or has taken or agreed to take any action, that could reasonably be expected to cause the Offer and the Mergers, taken together, to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

ARTICLE V

COVENANTS

        Section 5.1    Company Conduct of Business Prior to the First Effective Time.    Except as expressly contemplated or permitted by this Agreement, as required by Law or as set forth in Section 5.1 of the Company Disclosure Letter, during the period from the date of this Agreement to the First Effective Time, unless Parent otherwise agrees in writing (which agreement shall not be unreasonably withheld, delayed or conditioned), the Company shall, and shall cause the Company Subsidiaries to, conduct its business in all material respects in the ordinary course consistent with past practice and use commercially reasonable efforts to (i) preserve intact its present business organization, (ii) maintain in effect all necessary licenses, Permits, consents, franchises, approvals and authorizations, (iii) keep available the services of its executive officers and key employees on commercially reasonable terms and (iv) maintain satisfactory relationships with its customers, suppliers and others having material business relationships with it. Without limiting the generality of the foregoing, and except as required by Law or as set forth in Section 5.1 of the Company Disclosure Letter, and except as expressly contemplated or permitted by this Agreement, during the period from the date of this Agreement to the First Effective Time, the Company shall not, and shall cause the Company Subsidiaries not to, without the prior written consent of Parent in each instance (which consent shall not be unreasonably withheld, delayed or conditioned):

        (a)   amend the Constituent Documents of the Company or any Company Subsidiary (including by merger, consolidation or otherwise);

        (b)   issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other Lien of (i) any shares of Company Capital Stock or any other Securities of the Company or any Company Subsidiary, or any rights, warrants, options, calls, restricted stock units, stock appreciation rights, commitments or any other agreements of any character to purchase or acquire any Company Capital Stock or other Securities of the Company or any Company Subsidiary, or (ii) any other Securities in respect of, in lieu of, or in substitution for, any shares of Company Capital Stock or other Securities of the Company or any Company Subsidiary outstanding on the date hereof, other than, in the case of clauses (i) and (ii), (A) the issuance of shares of Company Common Stock pursuant to the exercise of Company Stock Options and vesting of Company RSUs, in each case, as currently outstanding under the Company Benefit Plans, in the ordinary course of business consistent with past practice and (B) the Company may, in the ordinary course of business and consistent with past practices, grant to employees and directors of the Company or any Company Subsidiary any Company Stock Options (having an exercise price not less than the fair market value of the Company Common Stock covered by such Company Stock Options determined as of the time of the grant of such Company Stock Options) or Company RSUs under Company Benefit

Plans, provided that such Company Stock Options and Company RSUs collectively reference no more than a total of 533,000 shares of Company Common Stock;

        (c)   redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any outstanding shares of Company Capital Stock or other Securities of the Company or any Company Subsidiary (other than pursuant to the Company Benefit Plans), or split, combine, subdivide, consolidate or reclassify any shares of Company Capital Stock;

        (d)   declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution (whether in cash, stock or property or any combination thereof) in respect of any shares of Company Capital Stock or other Securities of the Company or any Company Subsidiary or otherwise make any payments to its or their stockholders or other equityholders in their capacity as such, other than dividends and distributions by a direct or indirect wholly owned Company Subsidiary to the Company or to another direct or indirect wholly owned Company Subsidiary;

        (e)   (i) incur or otherwise acquire, or modify in any material respect the terms of, any Indebtedness or assume, guarantee or endorse or otherwise become responsible for any such Indebtedness of any Person, make any loans, advances or capital contributions to, or investments in, any other Person other than a wholly owned Company Subsidiary or issue or sell any debt securities or calls, options, warrants, or other rights to acquire any debt securities of the Company or the Company Subsidiaries, enter into any "keep well" or Contract to maintain any financial statement condition of another Person or enter into any arrangement (including any capital lease) having the economic effect of the foregoing; provided that no Indebtedness incurred by the Company or the Company Subsidiaries shall have any voting rights associated therewith or (ii) redeem, repurchase, prepay, defease or cancel any Indebtedness for borrowed money, other than in the case of clauses (i) and (ii) (A) as required in accordance with its terms or expressly required by this Agreement or (B) in the ordinary course of business consistent with past practice;

        (f)    sell, transfer, lease, license, mortgage, pledge, encumber, incur any Lien on, or otherwise dispose of, or agree to do any of the foregoing with respect to any of its material properties, assets, licenses, operations, rights, product lines, businesses or interests therein (including Intellectual Property) except (A) in the ordinary course of business consistent with past practice or (B) dispositions of out of service, obsolete or worthless assets;

        (g)   make any acquisition of, or investment in, a business, by purchase of stock, securities or assets, or by merger, consolidation or contributions to capital, outside the ordinary course of business consistent with past practice from any other Person (other than such transactions among the Company and the Company Subsidiaries) with a value or purchase price in excess of $500,000, individually, or $2,500,000 in the aggregate when taken with all other such ordinary course acquisitions or investments, or that would be reasonably expected to prevent or materially delay the Closing beyond the Outside Date or increase the likelihood of a failure to satisfy the Offer Conditions;

        (h)   make or authorize any payment of, accrual or commitment for, capital expenditures in excess of the amounts included in the Board approved annual budget attached as Section 5.1(h) of the Company Disclosure Letter, other than payments, accruals, commitments and expenditures in an amount not to exceed $2,500,000 in the aggregate;

        (i)    (i) (A) enter into, materially modify or terminate (except expirations in accordance with its terms) any Contract that is or would be a Company Material Contract or Real Property Lease, or (B) waive, release or assign any material rights or claims thereunder, other than, in the case of each of clauses (A) and (B), Contracts that may be canceled upon notice of ninety (90) or fewer days and which have no material continuing liabilities or obligations (other than obligations in respect of confidentiality); or (ii) enter into, modify, amend, renew or terminate any Contract or waive, release or assign any material rights or claims thereunder, which if so entered into, modified, amended, terminated, waived, released or assigned would reasonably be expected to (A) prevent or materially delay or impair the ability of the Company and the Company Subsidiaries to consummate the Offer, the Mergers and the other transactions contemplated by this Agreement, or (B) impair in any material respect the ability of the Company and the Company Subsidiaries to conduct their business in the ordinary course consistent with past practice;

        (j)    extend, renew or enter into any Contracts containing non-compete or exclusivity provisions that would, or purport to, materially restrict or limit, in any respect, the operations of the Company, the Company Subsidiaries, or their respective Affiliates or, upon completion of the Transactions, Parent or any Parent Subsidiaries, or their respective Affiliates, other than any such extensions, renewals or entering into which is in the ordinary course of business consistent with past practice;

        (k)   (i) except as required under existing plans and arrangements as of the date of this Agreement or as required by applicable Law, (a) increase benefits payable under any existing severance or termination pay policies, employment agreements or other arrangements with any director, employee or officer, (b) enter into or amend any employment, consulting, contractor, indemnification, retention, severance, termination, deferred compensation or other similar agreement with any director, officer, consultant, contractor or employee, (c) establish, adopt, terminate or amend any Company Benefit Plan, or (d) grant, award or increase any compensation, equity compensation award, bonus or other benefits (or accelerate the payment or benefits) payable to any director, officer, consultant, contractor or employee other than, in the cases of clauses (a) through (d) of this sentence: (A) as otherwise permitted pursuant to Section 5.1(b); (B) salary or wage rate increases or grants, awards or increases of bonuses to non-officer employees in the ordinary course of business consistent with past practice; or (C) entering into of offer letters and consulting, contractor or indemnification agreements in the ordinary course of business consistent with past practice, or (ii) pay, promise to pay or agree to pay any amount to any director, consultant, contractor or officer-level employee unless such payment is required by the express terms of an agreement, plan, program or arrangement that is set forth on Section 3.11(a) of the Company Disclosure Letter as of the date of this Agreement or entered into after the date of this Agreement in accordance with this Agreement or is otherwise made to such individual in the ordinary course of business consistent with past practice;

        (l)    adopt, enter into, modify, amend or terminate any collective bargaining agreement, agreement with any works council or similar labor Contract;

        (m)  settle, or offer or propose to settle any litigation or other Proceeding or dispute (other than any litigation or other Proceeding or dispute (x) related to Taxes, which shall be governed by Section 5.1(p) or (y) related to the matters described in Section 5.14, which shall be governed by Section 5.14) (i) for an amount in excess of $500,000 or (ii) which would include any non-monetary relief that would materially affect the Company and the Company Subsidiaries, taken as a whole, from and after the Closing Date;

        (n)   except as required by GAAP, make any change in financial accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company;

        (o)   authorize or adopt, or publicly propose, a plan or agreement of complete or partial liquidation or dissolution of the Company or any Company Subsidiary;

        (p)   (i) make or change any Tax election that, individually or in the aggregate, would be reasonably expected to adversely affect in any material respect the Tax liability of the Company or any Company Subsidiaries, (ii) change any material Tax accounting method, (iii) settle or compromise any material U.S. federal, state, local or non-U.S. Tax liability or (iv) enter into or amend any agreement or settlement with any Taxing Authority relating to any material amount of Taxes;

        (q)   take any action (or omit to take any action) if such action (or omission) would reasonably be expected to result in any of the Offer Conditions set forth in Annex A or the conditions to the Mergers set forth in Article VI to not be satisfied; or

        (r)   agree, resolve or commit to take any of the actions prohibited by this Section 5.1.

Without limitation of any provisions of this Section 5.1, nothing in this Agreement shall, directly or indirectly, give any Party control over any other Party's operations, business or decision-making before the First Effective Time, and control over all such matters shall remain vested in the relevant Party, subject to the terms and conditions of this Agreement.

        Section 5.2    Parent Conduct of Business Prior to the First Effective Time.    Except as expressly contemplated or permitted by this Agreement, as required by Law or as set forth in Section 5.2 of the Parent Disclosure Letter, during the period from the date of this Agreement to the First Effective Time, unless the Company otherwise agrees in writing (which agreement shall not be unreasonably withheld, delayed or conditioned), Parent shall, and shall cause its Subsidiaries to, conduct its business in all material respects in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in Section 5.2 of the Parent Disclosure Letter, and except as expressly contemplated or permitted by this Agreement, during the period from the date of this Agreement to the First Effective Time, Parent shall not, and shall cause its Subsidiaries not to, without the prior written consent of the Company in each instance (which consent shall not be unreasonably withheld, delayed or conditioned):

        (a)   amend the Constituent Documents of Parent (including by merger, consolidation or otherwise) in a manner that would adversely affect the consummation of the Offer or the Mergers or adversely affect the holders of Company Common Stock whose shares may be converted into Parent QVC Series A Stock at the First Effective Time compared to the holders of Parent QVC Series A Stock prior to the First Effective Time;

        (b)   make any acquisition of, or investment in, a business or a Person, by purchase of stock, securities or assets, or by merger, consolidation or contributions to capital (other than such transactions among Parent and its Subsidiaries) that would reasonably be expected to prevent or delay the Closing beyond the Outside Date or increase the likelihood of a failure to satisfy the conditions to the Offer set forth in clause (b) of Annex A;

        (c)   authorize or adopt, or publicly propose, a plan or agreement of complete or partial liquidation or dissolution of Parent;

        (d)   enter into any Contract that would reasonably be expected to prevent or materially delay or impair the ability of Parent and the Parent Subsidiaries to consummate the Offer, the Mergers and other transactions contemplated by this Agreement;

        (e)   take any action (or omit to take any action) if such action (or omission) would reasonably be expected to: (i) result in any of the Offer Conditions set forth in Annex A or the conditions to the Mergers set forth in ARTICLE VI to not be satisfied; or (ii) materially delay or impair the ability of Parent and the Parent Subsidiaries to consummate the Offer, the Mergers and other transactions contemplated by this Agreement;

        (f)    issue, sell or authorize or propose the issuance or sale of (i) any shares of Parent QVC Common Stock or (ii) any other Securities in respect of, in lieu of, or in substitution for, any shares of Parent QVC Common Stock outstanding on the date hereof, in each case, outside the ordinary course of business consistent with past practice (which, for the avoidance of doubt, includes the grant, issuance or exercise of stock incentive awards relating to Parent QVC Common Stock); or

        (g)   agree, resolve or commit to take any of the actions prohibited by this Section 5.2.

        Section 5.3    Acquisition Proposals.

        (a)   Promptly following the execution hereof, the Company shall, and shall cause the Company Subsidiaries and its and their respective directors and officers, and shall use reasonable best efforts to cause their respective Representatives to (i) immediately cease and cause to be terminated all existing discussions or negotiations with any Person (other than Parent and its Affiliates) conducted heretofore with respect to any Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal, and (ii) request the prompt return or destruction of all confidential information previously made available by it or on its behalf to any Person (other than Parent and its Affiliates) who executed a Company NDA. The Company shall not terminate, waive, amend, release or modify any material provision of any confidentiality agreement to which the Company, any Company Subsidiary or any of their respective controlled Affiliates is a party with any Person (other than Parent and its Affiliates) with respect to any Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal, and shall use reasonable best efforts to enforce, to the fullest extent permitted by applicable Law, the provisions of any such agreement, including seeking injunctions to prevent any breaches of any such agreement; provided, however, that, notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to waive any standstill provision included in any such confidentiality agreement or any standstill provision contained in any standstill agreement to which the Company, any Company Subsidiary or any of their respective controlled Affiliates is a party with respect to any Acquisition Proposal or any proposal, inquiry or offer that is reasonably likely to lead to an Acquisition Proposal if the Company Board determines that failure to waive such standstill would constitute a breach of its fiduciary duties under applicable Law.

        (b)   Subject to the other terms of this Section 5.3, the Company shall not, and shall cause the Company Subsidiaries and its and their respective directors and officers not to, and shall use reasonable best efforts to cause their respective Representatives not to, directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any inquiries or the making of any proposal or offer constituting or that would reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any non-public information regarding any of the Company or any Company Subsidiary to any Person (other than Parent, its Affiliates and Parent's or Purchaser's Representatives acting in their capacity as such) in connection with or in response to an Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal (other than to state that they currently are not permitted to have discussions), (iv) approve, endorse or recommend any Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal, (v) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal, (vi) enter into any letter of intent or agreement in principle or any Contract with respect to any Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement in accordance with Section 5.3(c)) or (vii) reimburse or agree to reimburse the expenses of any other Person (other than the Company's Representatives) in connection with an Acquisition Proposal or any inquiry, discussion, offer or request that would reasonably be expected to lead to an Acquisition Proposal.

        (c)   Notwithstanding anything to the contrary in this Agreement, if at any time prior to the Acceptance Time, (i) the Company receives, after the date of this Agreement, a bona fide written Acquisition Proposal that was not solicited after the date of this Agreement, (ii) such Acquisition Proposal did not result from a breach of Section 5.3(a) or Section 5.3(b) of this Agreement, (iii) the Company Board determines in good faith (after consultation with outside counsel and a financial advisor, each of nationally recognized reputation) that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and (iv) the Company Board determines in good faith (after consultation with outside counsel) that the failure to take the actions referred to in clause (x) or (y) of this Section 5.3(c) would constitute a breach of its fiduciary duties under applicable Law, then, prior to the Acceptance Time, the Company may (x) make available information with respect to the Company and the Company Subsidiaries to the Person (and its or their directors, officers and Representatives and potential financing sources) making such Acquisition Proposal pursuant to an Acceptable Confidentiality Agreement; provided, that any nonpublic information provided or made available to any Person given such access shall have been previously provided or made available to Parent or shall be provided or made available to Parent prior to or concurrently with the time it is provided or made available to such Person, and (y) participate in discussions or negotiations with the Person (and its or their directors, officers and Representatives and potential financing sources) making such Acquisition Proposal regarding such Acquisition Proposal; provided, however, that the Company and its Subsidiaries shall, and shall cause its and their respective directors and officers to, and shall use reasonable best efforts to cause their respective Representatives to, cease any activities described in clause (x) or (y) of this Section 5.3(c) immediately following the time that the Company Board determines in good faith (after consultation with outside counsel and a financial advisor, each of nationally recognized reputation) that the applicable Acquisition Proposal no longer constitutes or would reasonably be expected to lead to a Superior Proposal. The Company shall promptly (and in any event within thirty-six (36) hours) advise Parent of the receipt of any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal, proposal or offer, and the material terms and conditions thereof) that is made or submitted by any Person prior to the Acceptance Time; provided, however, that the Company shall not be required to provide Parent or Purchaser with the identity of the Person submitting such Acquisition Proposal, proposal or offer or the details of any such Acquisition Proposal, proposal or offer made or submitted pursuant to any Company NDA so long as the only communications between the Company or any of its directors, officers or Representatives and such Person relate to (A) such Person being informed of the Company's obligations under Section 5.3 and (B) requests that such Person waive any provision of such Company NDA that prohibits the Company from complying with the terms of this Section 5.3(c). The Company shall keep Parent informed, on a reasonably current basis, of the status of, and any financial or other material changes in, any such Acquisition Proposal, proposal or offer, including furnishing copies of all offer letters, term sheets, written proposals or similar documents, in each case, offering or proposing to effect an Acquisition Proposal, and any draft agreements to effect the applicable Acquisition Proposal, proposal or offer exchanged between the Company and the other party making the Acquisition Proposal, proposal or offer.

        (d)   Subject to the other terms of this Section 5.3, neither the Company Board nor any committee thereof shall (i) (A) fail to make, withhold, withdraw or qualify (or modify in a manner adverse to Parent) the Company Recommendation, the Company Determination or the approval of this Agreement, the Offer or any of the other transactions contemplated hereby or (B) adopt, approve or recommend or publicly propose to adopt, approve or recommend any Acquisition Proposal, (ii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement or other agreement with respect to an Acquisition Proposal, other than an Acceptable Confidentiality Agreement in accordance with Section 5.3, (iii) take any action to make the provisions of any Takeover Laws or any restrictive provision of any applicable antitakeover provision in the certificate of incorporation or bylaws of the Company, inapplicable to any transactions contemplated by an Acquisition Proposal (including approving any transaction under the DGCL) or (iv) resolve, agree or propose to take any such actions (each such action set forth in Section 5.3(d)(i) and Section 5.3(d)(ii) being referred to herein as an "Adverse Recommendation Change"), it being understood that the following shall not constitute an Adverse Recommendation Change: (A) any "stop, look and listen" disclosure in compliance with Rule 14d-9(f) of the Exchange Act and (B) any communication by the Company that expressly continues to recommend the Offer.

        (e)   Notwithstanding anything to the contrary in this Agreement, but subject to Section 5.3(f) and Section 5.3(g), at any time prior to the Acceptance Time, if the Company Board determines in good faith (after consultation with outside counsel of nationally recognized reputation) that the failure to do so would constitute a breach of its fiduciary duties under applicable Law, then, prior to the Acceptance Time, the Company Board may (i) make an Adverse Recommendation Change in response to an Intervening Event (other than for an Acquisition Proposal) or (ii) (solely in response to a Superior Proposal received on or after the date hereof that has not been withdrawn or abandoned and that did not result from a breach of Section 5.3(a) or Section 5.3(b) of this Agreement), make an Adverse Recommendation Change and, on or after the Cut-Off Date, terminate this Agreement in order to enter into a definitive agreement in accordance with Section 7.1(d)(iii). Neither the Company Board nor any committee thereof shall make an Adverse Recommendation Change or (solely in response to a Superior Proposal received on or after the date hereof that has not been withdrawn or abandoned and that did not result from a breach of Section 5.3(a) or Section 5.3(b) of this Agreement) terminate this Agreement in accordance with Section 7.1(d)(iii) unless the Company has first complied with the provisions of Section 5.3(f) and, after so complying, the Company Board determines in good faith (after consultation with outside counsel of nationally recognized reputation) that the failure to do so would constitute a breach of its fiduciary duties under applicable Law and, in the case of an Adverse Recommendation Change or termination pursuant to Section 5.3(e)(ii), such Acquisition Proposal continues to constitute a Superior Proposal.

        (f)    The Company Board shall not take any action set forth in (i) Section 5.3(e)(i) unless the Company has first (A) provided Parent four (4) Business Days' prior written notice advising Parent it intends to effect an Adverse Recommendation Change which notice specifies, in reasonable detail, the reasons therefor (it being understood that the delivery of such notice shall not itself constitute an Adverse Recommendation Change), and (B) during such four (4) Business Day period, negotiated, and has caused its Representatives to negotiate, in good faith any written proposal by Parent to amend the terms and conditions of this Agreement in a manner that would obviate the need to effect an Adverse Recommendation Change and (C) after complying with clauses (A) and (B) of this Section 5.3(f)(i), at the end of such four (4) Business Day period, the Company Board has again reaffirmed the determination described in Section 5.3(e) in light of the revisions to the terms of this Agreement to which Parent has committed in a binding written document or (ii) Section 5.3(e)(ii) unless (A) the Company has first provided written notice to Parent (a "Notice of Superior Proposal") advising Parent that the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the Person making such Superior Proposal and providing copies of any proposed agreements which are intended to effect such Superior Proposal, and the Company Board has made the determination required under Section 5.3(e) (it being understood that the delivery of such notice shall not itself constitute an Adverse Recommendation Change), (B) the Company has negotiated, and caused the Company and its Representatives to negotiate, during the four (4) Business Day period following Parent's receipt of the Notice of Superior Proposal (the "Notice Period"), in good faith with Parent any written proposal to amend the terms of this Agreement (to the extent Parent wishes to do so) so that such Acquisition Proposal no longer constitutes a Superior Proposal, and (C) after complying with clauses (A) and (B) of this Section 5.3(f)(ii), the Company Board has again reaffirmed the determination described in Section 5.3(e) in light of the revisions to the terms of this Agreement to which Parent has committed in a binding written document; provided, however, that if any revisions are made to an Acquisition Proposal and such revisions are material (it being understood and agreed that any change to consideration with respect to such proposal is material), the Company shall deliver a new Notice of Superior Proposal to Parent and shall again comply with the requirements of this Section 5.3(f)(ii) with respect to such new Notice of Superior Proposal, except that in such a situation, the Notice Period shall be two (2) Business Days (it being understood that if any subsequent material revisions are made to such Acquisition Proposal, the Company shall deliver a new Notice of Superior Proposal to Parent and shall again comply with the requirements of this Section 5.3(f)(ii) with respect to such new Notice of Superior Proposal, except that the Notice Period with respect thereto shall be two (2) Business Days).

        (g)   The Company agrees that it shall take all actions necessary so that any Adverse Recommendation Change shall not change the approval of this Agreement or any other approval of the Company Board or any committee thereof in any respect that would have the effect of causing any of the Takeover Laws of any state (including Delaware) to be applicable to the transactions contemplated hereby, including the Offer and the Mergers.

        (h)   Nothing contained in this Section 5.3 shall prohibit the Company Board from taking and disclosing a position contemplated by Item 1012(a) of Regulation M-A, Rule 14e-2(a) under the Exchange Act or Rule 14d-9 under the Exchange Act or making any disclosure to its stockholders required pursuant to applicable Law; provided, however, that any such disclosure (other than a "stop, look and listen" communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed to be an Adverse Recommendation Change unless the Company Board expressly reaffirms the Company Recommendation and rejects any Acquisition Proposal that has not then been withdrawn within three (3) Business Days after such disclosure; provided, further that neither the Company nor the Company Board (or any committee thereof) shall be permitted to recommend that the stockholders of the Company tender any securities in connection with any tender or exchange offer other than the Offer (or otherwise approve, endorse or recommend any Acquisition Proposal), unless in each case, in connection therewith, the Company Board effects an Adverse Recommendation Change in accordance with Section 5.3(e).

        (i)    For purposes of this Agreement:

            (i)  "Acceptable Confidentiality Agreement" means a customary confidentiality agreement containing terms substantially similar to, and (taken as a whole) no less favorable to the Company than, those set forth in the Confidentiality Agreement; provided, that such confidentiality agreement shall not prohibit compliance by the Company or any of its Subsidiaries with any of the provisions of this Section 5.3.

           (ii)  "Acquisition Proposal" means any proposal or offer (whether or not in writing), with respect to any (A) merger, consolidation, share exchange, other business combination or similar transaction involving the Company or any of the Company Subsidiaries pursuant to which the holders of the voting power of the Company immediately prior to such transaction own 85% or less of the voting power of the surviving or resulting entity immediately following the transaction, (B) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a Company Subsidiary or otherwise) of any business or assets of the Company or any of the Company Subsidiaries representing 15% or more of the consolidated revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole, (C) issuance, sale or other disposition, directly or indirectly, to any Person (or the stockholders of any Person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 15% or more of the voting power of the Company, (D) transaction in which the holders of the voting power of the Company immediately prior to such transaction own 85% or less of the voting power of the Company immediately following the transaction, (E) transaction in which any Person (or the stockholders of any Person) shall acquire, directly or indirectly, Beneficial Ownership, or the right to acquire Beneficial Ownership, or formation of any group which Beneficially Owns or has the right to acquire Beneficial Ownership of, 15% or more of the shares of Company Common Stock or (F) any combination of the foregoing (in the case of each of clauses (A) through (F), other than the Offer and the Mergers).

          (iii)  "Superior Proposal" means any binding bona fide written offer made by a third party or group pursuant to which such third party or group would own, directly or indirectly, 66% or more of the combined voting power of the outstanding shares of Company Common Stock or 66% or more of the assets of the Company and the Company Subsidiaries, (A) on terms which the Company Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be more favorable from a financial point of view to the stockholders of the Company than the Transactions, taking into account any factors that the Company Board deems appropriate, including (to the extent deemed by the Company Board to be appropriate for consideration) the terms and conditions of such proposal and this Agreement (including the Termination Fee, any changes proposed by Parent to the terms of this Agreement and the potential time delay and all financial, regulatory, legal and other aspects of such offer), and (B) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such offer, including the likelihood of any necessary financing (including with respect to any indebtedness that could be required to be repaid in connection with the transactions contemplated by such offer) being obtained in a timely manner.

        (j)    Any action taken or not taken by any officer or director of the Company or any of its Subsidiaries or any financial advisor of the Company or any of its Subsidiaries that if taken or not taken by the Company would constitute a breach of this Section 5.3, shall be deemed a breach of this Agreement by the Company; provided, however, that, without limiting in any way the terms of this Section 5.3, if the Company has instructed in writing promptly, after the date of this Agreement, its and the Company Subsidiaries' financial advisors to comply with the terms of this Section 5.3, then no action taken or not taken by any such financial advisors shall be considered for purposes of Section 7.1(c)(i) or Section 7.1(c)(iii) unless one or more of the officers or directors of the Company or of any of the Company Subsidiaries has directly or indirectly authorized or directed such financial advisors to take such action or any similar action; provided, further, however, that the Company shall remain liable for the actions of such financial advisors. If the Company becomes aware of any action taken or not taken by any Representative of the Company or any of its Subsidiaries that if taken or not taken by the Company would constitute a breach of this Section 5.3, the Company shall take all necessary action to cause such Representative to immediately cease the taking of, or cause to be taken, such action.

        Section 5.4    Publicity.    Parent and the Company agree that the press release announcing the execution and delivery of this Agreement shall be a joint release of Parent and the Company. Thereafter, except with respect to, or following, any Adverse Recommendation Change made in accordance with the terms of this Agreement, (x) in connection with press releases or public statements with respect to the Transactions contemplated by this Agreement, including the Offer and the Mergers, Parent and the Company shall coordinate and consult with each other before issuing, and give each other the opportunity to review and comment upon, giving due consideration to all reasonable additions, deletions or changes suggested in connection therewith, such press releases or public statements and (y) Parent and the Company shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process, listing agreement or Nasdaq marketplace rule; provided that Parent and the Company shall coordinate and consult with respect to the timing, basis and scope of such disclosure requirement.

        Section 5.5    Notification of Certain Matters.    Parent and the Company shall each give prompt notice to the other Party if any of the following occur after the date of this Agreement and prior to the First Effective Time: (i) receipt of any written notice to the receiving Party from any third Person alleging that the consent or approval of such third Person is or may be required in connection with the Offer, the Mergers and the other transactions contemplated by this Agreement and obtaining such consent would (in the good faith determination of such Party) reasonably be expected to prevent or materially delay the consummation of the Offer, the Mergers or the other transactions contemplated by this Agreement; (ii) receipt of any notice or other communication from any Governmental Entity or the Nasdaq (or any other securities market) regarding the Offer, the Mergers and the other transactions contemplated by this Agreement; or (iii) the occurrence of an event which would or would reasonably be expected to prevent or materially delay the consummation of the Offer, the Mergers or the other transactions contemplated hereby; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies of the Company or Parent available hereunder and no information delivered pursuant to this Section 5.5 shall update any section of the Company Disclosure Letter or the Parent Disclosure Letter or shall affect the representations or warranties of the Parties hereunder.

        Section 5.6    Rule 14d-10 Matters.    Prior to the Acceptance Time, the Company (acting through the Company Board or its compensation committee) will take all such steps as may be required to cause to be exempt under Rule 14d-10(d) promulgated under the Exchange Act any employment compensation, severance or employee benefit arrangements, including the Employment Arrangements, that have been or will be entered into after the date of this Agreement by the Company or the Company Subsidiaries with current or future directors, officers or employees of the Company or the Company Subsidiaries and to ensure that any such arrangements fall within the safe harbor provisions of such rule.

        Section 5.7    Access to Information.

        (a)   Subject to Section 5.7(c), upon reasonable notice and subject to applicable Laws relating to the exchange of information, each Party shall afford to the other Party and its Affiliates and their respective Representatives, during normal business hours upon reasonable advance notice during the period from the date of this Agreement until the earlier to occur of the First Effective Time and the termination of this Agreement in accordance with its terms, reasonable access (including for the purpose of coordinating transition planning with management-level employees) to its and its Subsidiaries' properties, books, contracts, commitments and records, and to its and its Subsidiaries' officers, management-level employees, accountants, counsel and other representatives and, during such period, each Party shall promptly make available to the other Party, subject, in the case of competitively sensitive information, to any "clean-room" arrangements agreed between the Parties, (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal securities Laws and (ii) all other information concerning its business, properties and personnel, in the case of each of clauses (i) and (ii), as the other Party may reasonably request. All access and investigation pursuant to this Section 5.7(a) shall be conducted at the requesting Party's expense and in such a manner as not to unreasonably interfere with the conduct of the business of the other Party and its Subsidiaries or create a risk of damage or destruction to any property or assets of the other Party and its Subsidiaries.

        (b)   No investigation by any of the Parties or their respective directors, officers or Representatives shall affect the representations, warranties, covenants or agreements of any other Party set forth herein.

        (c)   Notwithstanding the provisions of Section 5.7(a), this Section 5.7 shall not require any Party to permit any access, or to disclose any information, that in the reasonable, good faith judgment of such Party (i) is competitively sensitive, (ii) would reasonably be expected to result in any violation of any material Contract or Law to which such Party is a party or is subject, (iii) cause any protections afforded by any privilege (including attorney-client privilege, work product or other privilege or doctrine) which such Party or any of its Subsidiaries would be entitled to assert to be undermined with respect to such information or (iv) relates directly or indirectly to any Acquisition Proposal that the Company or any of its directors, officers or Representatives may have received from any Person or any discussions or negotiations that the Company or any of its directors, officers or Representatives is having, consistent with the terms of this Agreement, with respect to any Acquisition Proposal or any other proposals or offers that could reasonably be expected to lead to an Acquisition Proposal;

provided, that the Parties shall use commercially reasonable efforts to cooperate in seeking to find a way to allow disclosure of the information otherwise withheld under clauses (i), (ii) and (iii) of this Section 5.7(c) to the extent doing so (A) would not (in the good faith belief of the disclosing Party) reasonably be expected to result in the violation of any such material Contract or Law or reasonably be expected to cause such privilege to be undermined with respect to such information or (B) could reasonably (in the good faith belief of the disclosing party) be managed through the use of any "clean-room" arrangements agreed between the Parties pursuant to which non-employee Representatives of the non-disclosing Party shall be provided access to such information; provided, further, that (x) the disclosing Party shall notify the other Party that such disclosures would reasonably be expected to violate the disclosing Party's or its Subsidiaries' obligations under any such material Contract or Law or would reasonably be expected to cause such privilege to be undermined and (y) nothing in this Section 5.7 or elsewhere in this Agreement shall be construed to require the Company, any Company Subsidiary or any of their respective directors, officers or Representatives to prepare any reports, analyses, appraisals, opinions or other information.

        (d)   Unless and until the Closing occurs, the information provided pursuant to this Section 5.7 shall be kept confidential by the recipient thereof in accordance with, and shall otherwise abide by and be subject to the terms and conditions of, the Confidentiality Agreement, except that notwithstanding the Confidentiality Agreement, the Company and Parent may disclose any of the terms, conditions or other facts of the Offer, the Mergers and transactions contemplated by this Agreement if expressly permitted by the terms of this Agreement.

        (e)   Notwithstanding any other provision of this Agreement, each Party agrees that it will not, and will cause its Representatives not to, prior to the First Effective Time, use any information obtained pursuant to this Section 5.7 for any competitive or other purpose unrelated to the consummation of the Offer and the Mergers.

        Section 5.8    Reasonable Best Efforts.

        (a)   Subject to the terms and conditions of this Agreement (including Section 5.16), each of Parent and the Company shall, and shall cause their respective Subsidiaries to use reasonable best efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such Party or its Subsidiaries with respect to the Offer and the Mergers and, subject to the conditions set forth in Article VI hereof, to consummate the transactions contemplated by this Agreement, including the Offer and the Mergers, as promptly as practicable and (ii) to obtain (and to cooperate with the other Party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity which is required to be obtained by Parent or the Company or any of their respective Subsidiaries in connection with the Offer and the Mergers and the transactions contemplated by this Agreement, and to comply with the terms and conditions of any such consent, authorization, order or approval. To the extent necessary in order to accomplish the foregoing, Parent and the Company shall use their respective reasonable best efforts to jointly propose, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, the sale, divestiture, license or disposition of, or prohibition or limitation on the ownership or operation by Parent and the Company or any of their respective Subsidiaries of, any portion of the business, properties or assets of Parent, the Company or any of their respective Subsidiaries; provided, however, that neither Parent nor the Company shall be required to propose, commit to or effect any action that is not conditioned upon the consummation of the Offer or the Mergers.

        (b)   Subject to the terms and conditions of this Agreement, each of Parent and the Company shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated hereby, including using reasonable best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transactions contemplated hereby and using reasonable best efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages.

        (c)   Each of Parent and the Company shall, in connection with the efforts referenced in Section 5.8(a) to obtain all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations for the Transactions under the HSR Act, use reasonable best efforts to (i) cooperate and consult with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including by allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions; (ii) promptly inform the other Party of any material communication received by such Party from, or given by such Party to, the Antitrust Division of the Department of Justice (the "DOJ"), the Federal Trade Commission (the "FTC") or any other Governmental Entity, by promptly providing copies to the other Party of any such written communications, in each case regarding any of the Transactions; and (iii) permit the other Party to review in advance any material communication that it gives to, and consult with each other in advance of any meeting, substantive telephone call or conference with, the DOJ, the FTC or any other Governmental Entity and, to the extent permitted by the DOJ, the FTC or any other applicable Governmental Entity, give the other Party the opportunity to attend and participate in any in-person meetings with the DOJ, the FTC or any other Governmental Entity; provided, however, that materials required to be provided pursuant to clauses (i) and (ii) may be redacted (A) to remove references concerning the valuation of Parent, the Company or any of their Subsidiaries, (B) as necessary to comply with contractual arrangements, and (C) as necessary to address privilege or confidentiality concerns.

        Section 5.9    Indemnification.

        (a)   Parent agrees that all rights to exculpation, indemnification or advancement of expenses arising from, relating to, or otherwise in respect of, acts or omissions occurring prior to the First Effective Time now existing in favor of the current or former directors or officers of the Company or the Company Subsidiaries and any person who becomes a director or officer of the Company or the Company Subsidiaries prior to the First Effective Time (collectively, together with their respective heirs, executors and administrators, the "Indemnified Parties") as provided in their respective Constituent Documents or any indemnification or similar agreements shall survive the Mergers and shall continue in full force and effect in accordance with their terms, and Parent shall cause the Surviving Company to comply therewith. From and after the First Effective Time, Parent shall, and shall cause the Surviving Company to, indemnify and hold harmless, to the fullest extent permitted by applicable Law, each of the Indemnified Parties against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim or Proceeding, whether civil, criminal, administrative or investigative, arising out of or related to the fact that such person is or was a director or officer of the Company or any Company Subsidiary and pertaining to matters existing or occurring or actions or omissions taken prior to the First Effective Time, including (A) the Transactions, and (B) actions to enforce this Section 5.9 or any other indemnification or advancement right of any Indemnified Party. In addition, Parent shall, and shall cause the Surviving Company to, advance expenses to the Indemnified Parties as incurred to the fullest extent permitted by applicable Law; provided that the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by a final and nonappealable judicial determination that such Indemnified Party is not entitled to indemnification. For a period of no less than six (6) years from the First Effective Time, Parent shall cause the Surviving Company to maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company's Constituent Documents or any indemnification or similar agreements in effect as of the date of this Agreement between any Indemnified Party and the Company or any Company Subsidiary that are set forth in Section 5.9(a) of the Company Disclosure Letter, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of such Indemnified Parties; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any Proceeding pending or asserted or any claim made within such period shall continue until the final disposition of such Proceeding.

        (b)   In the event that either Parent or the Surviving Company or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties, rights and other assets to any Person, then, and in each such case, Parent shall, and shall cause the Surviving Company to, cause proper provision to be made so that such successor or assign shall expressly assume all of the obligations set forth in this Section 5.9.

        (c)   Prior to the First Effective Time the Company may, and if the Company does not, Parent shall cause the Surviving Company as of immediately following the Second Effective Time to, obtain and fully pay for, at no expense to the beneficiaries, non-cancellable "tail" insurance policies with a claims period of at least six (6) years from and after the First Effective Time from insurance carriers with the same or better credit ratings as the Company's current insurance carriers with respect to directors' and officers' liability insurance policies and fiduciary liability insurance policies (collectively, "D&O Insurance"), for the persons who are covered by the Company's existing D&O Insurance, with terms, conditions, retentions and levels of coverage at least as favorable to the insured individuals as the Company's existing D&O Insurance with respect to matters existing or occurring at or prior to the First Effective Time (including in connection with this Agreement or the transactions contemplated hereby); provided, however, that in no event shall the Company pay, or the Surviving Company, as the case may be, be required to pay, for such "tail" insurance policies a one-time premium in excess of 300% of the Company's current annual premium for D&O Insurance (the "Premium Cap"). If the Company and the Surviving Company for any reason fail to obtain such "tail" insurance policies as of the First Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, continue to maintain in effect, at no expense to the beneficiaries, D&O Insurance for a period of at least six (6) years from and after the First Effective Time for the persons who are covered by the Company's existing D&O Insurance, with terms, conditions, retentions and levels of coverage at least as favorable as provided in such existing D&O Insurance, from insurance carriers with the same or better credit ratings as the Company's current D&O Insurance carriers; provided, however, that the Surviving Company shall not be required to pay for such D&O Insurance an annual premium in excess of Premium Cap, in which case the Surviving Company shall, and Parent shall use its reasonable best efforts to cause the Surviving Company to maintain in effect, at no expense to the beneficiaries, for a period of at least six (6) years from the First Effective Time for the persons who are covered by the Company's existing D&O Insurance, D&O Insurance with the best overall terms, conditions, retentions and levels of coverage reasonably available for an annual premium equal to the Premium Cap.

        (d)   The provisions of this Section 5.9 shall survive consummation of the Offer and the Mergers, are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have under the Constituent Documents of the Company or the Company Subsidiaries, by Contract, by Law or otherwise.

        Section 5.10    Termination of Certain Agreements.    The Company shall use reasonable efforts to cause to be terminated, effective as of immediately prior to the First Effective Time, that certain Third Amended and Restated Investor Rights Agreement, dated November 5, 2012, as amended by Amendment No. 1, dated October 17, 2013, among the Company and the other parties thereto.

        Section 5.11    Employee Benefit Plans.

        (a)   For a period commencing on the First Effective Time, and ending on the first (1st) anniversary of the Closing Date, each employee of the Company and its Subsidiaries who remains in the active employment of the Surviving Company and its Subsidiaries (the "Continuing Employees") shall receive an annual rate of salary or wages and annual incentive opportunities, and employee benefits (other than equity-based awards) that are no less favorable, in the aggregate, than the annual rate of salary or wages and annual incentive opportunities, and employee benefits (other than equity-based awards) provided by the Company and the Company Subsidiaries on the date of this Agreement.

        (b)   For a period commencing on the First Effective Time, and ending on the first (1st) anniversary of the Closing Date, Parent or the Surviving Company, as applicable, shall provide or cause to be provided, to each Continuing Employee whose employment is terminated by the Company for reasons other than cause, death or disability, severance benefits that are no less favorable than severance benefits set forth in Section 5.11(b) of the Company Disclosure Letter.

        (c)   As of the First Effective Time, Parent shall use its commercially reasonable efforts to cause its and any of its Subsidiaries' third party insurance providers or third party administrators to waive all limitations as to any pre-existing condition or waiting periods in its applicable welfare plans with respect to participation and coverage requirements applicable to each Continuing Employee under any welfare plans that such employees may be eligible to participate in after the First Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the First Effective Time under any comparable employee benefit plan. In addition, as of the First Effective Time, Parent shall, and shall cause the Surviving Company and any applicable Company Subsidiary to, give Continuing Employees full credit for purposes of eligibility and vesting (but, not for benefit accrual purposes under any defined benefit pension plan) under any employee benefit and compensation plans or arrangements maintained by Parent or an applicable Parent Subsidiary that such employees may be eligible to participate in after the First Effective Time for such Continuing Employees' service with the Company or any Company Subsidiaries to the same extent that such service was credited for purposes of any comparable employee benefit plan immediately prior to the First Effective Time. Notwithstanding the foregoing, nothing in this Section 5.11(c) shall be construed to require crediting of service that would result in (i) duplication of benefits, (ii) service credit for benefit accruals under a defined benefit pension plan, or (iii) service credit under a newly established plan for which prior service is not taken into account for employees of Parent or any Parent Subsidiary generally.

        (d)   No provision of this Section 5.11 shall be construed as a limitation on the right of Parent, or to cause any Parent Subsidiary, to amend or terminate any specific employee benefit plan that Parent or a Parent Subsidiary would otherwise have under the terms of such employee benefit plan, nor shall any provision of this Section 5.11 be construed to require the continuation of the employment of any particular Continuing Employee. The provisions of this Section 5.11 are solely for the benefit of the Parties to this Agreement, and no current or former director, officer, employee, consultant or other independent contractor or any other Person shall be a third-party beneficiary of this Section 5.11, and nothing herein shall be construed as an amendment to any employee benefit plan of Parent or any Parent Subsidiary or other compensation or benefit plan or arrangement for any purpose.

        Section 5.12    Stock Exchange Listing.    Parent shall file a notification of listing of additional shares (or such other form as may be required) with Nasdaq with respect to the shares of Parent QVC Series A Stock to be issued in connection with the Offer and the First Merger (including the Parent QVC Series A Stock to be issued upon the exercise of Assumed Options and upon the settlement of Assumed RSUs) and such other shares of Parent QVC Series A Stock to be reserved for issuance in connection with the Offer and the First Merger, and shall use its reasonable best efforts to cause the shares of Parent QVC Series A Stock to be issued in connection with the Offer and the First Merger to be listed on the Nasdaq, subject to official notice of issuance, prior to the Acceptance Time.

        Section 5.13    Section 16 Matters.    Prior to the First Effective Time, Parent and the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock

(including derivative securities with respect to Company Common Stock) or acquisitions of Parent QVC Series A Stock (including derivative securities with respect to Parent QVC Series A Stock) resulting from the Transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.

        Section 5.14    Security Holder Litigation.    In the event that any litigation related to this Agreement, the Mergers, the Offer or the other transactions contemplated by this Agreement is brought against the Company and/or its directors by security holders of the Company, the Company shall promptly notify Parent of such litigation and shall keep Parent reasonably informed on a current basis with respect to the status thereof. The Company shall give Parent the opportunity to participate, subject to a customary joint defense agreement, in, but not control, the defense and settlement of any such litigation against the Company and/or its directors by security holders of the Company and no such settlement shall be agreed to by the Company or any Company Subsidiary without Parent's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

        Section 5.15    Antitakeover Statute.    If any Takeover Law is or may become applicable to this Agreement (including the Mergers, the Offer and the other Transactions contemplated hereby), each of the Company, Parent and each Merger Sub and their respective boards of directors or member, as applicable, shall grant all such approvals and take all such actions as are reasonably necessary so that the Transactions may be consummated as promptly as practicable hereafter on the terms contemplated hereby, and otherwise act reasonably to eliminate or minimize the effects of such Takeover Law on the Transactions.

        Section 5.16    Financing Matters.

        (a)   At any time prior to the First Effective Time, the Company may, in its sole discretion, either:

            (i)  commence (or, at the Company's election in its sole discretion, cooperate in good faith with and assist Parent, Merger Subs and each of their respective Representatives in commencing at Parent's sole expense) after the date hereof a solicitation of a consent and amendment (the "Credit Agreement Consent and Amendment") to that certain Credit Agreement, dated as of January 23, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the "Company Credit Agreement"), among the Company, the lenders party thereto, Citibank, N.A., as administrative agent, lead arranger, sole book runner, collateral agent and letter of credit issuer thereunder, and Merrill Lynch, Pierce, Fenner & Smith, as syndication agent thereunder, on such terms and conditions reasonably requested by Parent and acceptable to the Company, which shall include an agreement by the requisite lenders thereunder that the Merger and the other Transactions contemplated hereby will not result in a default or event of default under the Company Credit Agreement; or

           (ii)  (A) (1) repay in full (or in the case of any letters of credit issued thereunder, cash collateralize, to the extent that Parent shall not have entered into an alternative arrangement with the issuing bank) all obligations then outstanding under the Company Credit Agreement, (2) cause the release of any and all Liens securing such obligations under the Company Credit Agreement, and (3) terminate the Company Credit Agreement or (B) obtain a payoff letter in customary form from the agent under the Credit Agreement (it being understood that such payoff letter shall (1) indicate the total amount required to be paid to fully satisfy all obligations of the Company and the Company Subsidiaries under the Company Credit Agreement, (2) state that all Liens in connection therewith shall be released upon the payment of such amount and (3) authorize the Company to make all filings and deliver all notices necessary to evidence the release of such Liens).

        (b)   At any time prior to the First Effective Time, the Company may, in its sole discretion, either:

            (i)  commence (or, at the Company's election in its sole discretion, cooperate in good faith with and assist Parent, Merger Subs and each of their respective Representatives in commencing at Parent's sole expense) after the date hereof a solicitation of a consent (the "L/C Consent") to that certain Agreement for Letters of Credit, dated as of April 30, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the "L/C Agreement"), between the Company and Citibank, N.A. (in such capacity, the "L/C Issuer"), on such terms and conditions reasonably requested by Parent and acceptable to the Company, which shall include an agreement by the L/C Issuer that the Merger and the other Transactions contemplated hereby will not result in a default or event of default under the L/C Agreement; or

           (ii)  (A)(1) repay in full all obligations then outstanding under the L/C Agreement (or in the case of any letters of credit issued thereunder (including the Irrevocable Standby Letter of Credit No. 63668066 (as amended), dated as of May 3, 2013 issued by Citibank, N.A. for the benefit of SRI-WR Elliot Avenue LLC and the Irrevocable Standby Letter of Credit No. 63670342 (as amended), dated as of February 14, 2014 issued by Citibank, N.A. for the benefit of US Real Estate Limited Partnership), cash collateralize such letters of credit, to the extent that Parent shall not have entered into an alternative arrangement with the issuing bank), (2) cause the release of any and all Liens securing such obligations under the L/C Agreement, and (3) terminate the L/C Agreement or (B) obtain a payoff letter in customary form from the L/C Issuer (it being understood that such payoff letter shall (1) indicate the total amount required to be paid to fully satisfy all obligations of the Company and the Company Subsidiaries under the L/C Agreement, (2) state that all Liens in connection therewith shall be released upon the payment of such amount and (3) authorize the Company to make all filings and deliver all notices necessary to evidence the release of such Liens).

        Section 5.17    Certain Tax Matters.

        (a)   Each of the Parties shall use its reasonable best efforts to cause the Offer and the Mergers, taken together, to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, including by executing and delivering tax representation letters, substantially in the form of Exhibits B and C, to the Company's and Parent's counsel in connection with (i) any tax opinion or description of the U.S. federal income tax consequences of the Offer and the Mergers contained or set forth in the Form S-4 or (ii) the tax opinions required by the conditions to the offer set forth in clauses (h)(i) and (h) (ii) of Annex A. None of the Parties shall (and each of the Parties shall cause their respective Subsidiaries not to) take any action, or fail to take any action, that could reasonably be expected to cause the Offer and the Mergers, taken together, to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code. The Parties intend to report and, except to the extent otherwise required by Law, shall report, for U.S. federal income tax purposes, the Offer and the Mergers, taken together, as a "reorganization" within the meaning of Section 368(a) of the Code.

        (b)   Prior to the Acceptance Time, the Company shall (i) deliver to Parent and the Merger Subs a certificate, in form and substance reasonably satisfactory to Parent and the Merger Subs and that complies with Treasury Regulations Section 1.897-2(h), to the effect that interests in the Company are not United States real property interests and (ii) provide a corresponding notice to the Internal Revenue Service, in form and substance reasonably satisfactory to Parent and the Merger Subs and which complies with the requirements set forth in Treasury Regulations Section 1.897-2(h)(2), to the effect that interests in the Company are not United States real property interests, with a copy of such executed and filed notice provided to Parent and the Merger Subs.

        Section 5.18    Dataroom Information.    As promptly as practicable following the Acceptance Time, the Company shall deliver to Parent an electronic copy of the documents and information contained in the virtual online data room hosted on behalf of the Company in the online workspace captioned "Project Zebra" as of the Acceptance Time.

        Section 5.19    Company Equity Awards.    As promptly as practicable following the execution of this Agreement, the Company Board (or a committee thereof) shall adopt such resolutions and take all necessary actions that are necessary to effect the transactions and determinations described in Section 2.1. Promptly following the taking of such actions, the Company shall, after consultation with Parent, deliver to the holders of Company Stock Options and Company RSUs, appropriate notices setting forth such holders' rights pursuant to the Company Equity Plans and this Agreement. Parent, Merger Subs and their counsel shall be given a reasonable opportunity to review and comment on any such notices prior to the mailing or delivery thereof to the holders of Company Stock Options and Company RSUs, and the Company shall give reasonable and good faith consideration to all additions, deletions, changes or other comments suggested by Parent, Merger Subs and their counsel.

        Section 5.20    Stock Exchange Delisting.    Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the Nasdaq to enable the delisting by the Surviving Company of the Class A Common Stock from the Nasdaq and the deregistration of the Class A Common Stock under the Exchange Act as promptly as practicable after the First Effective Time; provided, however, that such delisting and deregistration shall not be effective until after the First Effective Time.

        Section 5.21    Form S-8.    Parent agrees to file with the SEC, no later than ten (10) Business Days after the date on which the First Effective Time occurs, a registration statement on Form S-8 (or any successor form or other applicable form if a Form S-8 is for any reason unavailable for use by Parent at such time), relating to the shares of Parent QVC Series A Stock underlying the Assumed Options and Assumed RSUs and shall maintain the effectiveness of such registration statement thereafter for so long as any of such Assumed Options and Assumed RSUs remain outstanding.

        Section 5.22    Director Resignations.    The Company shall use its reasonable best efforts to cause to be delivered to Parent resignations executed by each director of the Company in office as of immediately prior to the First Effective Time and effective upon the First Effective Time.

        Section 5.23    Obligations of Merger Subs.    Parent shall take all action necessary to cause Merger Subs, the First Surviving Corporation and the Surviving Company to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby (including the Offer and the Mergers) upon the terms and subject to the conditions set forth in this Agreement. During the period from the date of this Agreement through the Second Effective Time, the Merger Subs shall not engage in any activity of any nature except for activities related to or in furtherance of the Offer and the Mergers.

        Section 5.24    Parent Approval Actions.    Immediately following the execution of this Agreement, Parent shall (a) execute and deliver, in accordance with the DLLCA and Merger Sub 2's Constituent Documents and in its capacity as the sole member of Merger Sub 2, a written consent approving this Agreement and the transactions contemplated hereby, including the Mergers, and (b) cause Merger Sub 2 to execute and deliver, in accordance with Section 228 of the DGCL and in its capacity as the sole stockholder of Purchaser, a written consent adopting this Agreement.

ARTICLE VI

CONDITIONS PRECEDENT

        Section 6.1    Conditions to Obligations of Each Party.    The respective obligations of each Party to effect the Mergers are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any and all of which may be waived, in whole or in part, by Parent, the Merger Subs or the Company, as the case may be, to the extent permitted by applicable Law:

        (a)   Regulatory Approvals.    All approvals, authorizations and consents of any Governmental Entity required to consummate the Mergers shall have been obtained and remain in full force and effect, and all statutory waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated.

        (b)   No Injunctions, Orders or Restraints; Illegality.    No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is in effect that restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Mergers or any of the other transactions contemplated hereby.

        (c)   Consummation of Offer.    Purchaser shall have accepted for payment all shares of Company Common Stock validly tendered and not validly withdrawn pursuant to the Offer.

ARTICLE VII

TERMINATION

        Section 7.1    Termination.    This Agreement may be terminated, and the Offer, the Mergers and the other Transactions may be abandoned, whether before or after the adoption of this Agreement by the sole stockholder of Purchaser, at any time prior to the Acceptance Time only as authorized by the board of directors of the Company or Purchaser, or the sole member of Merger Sub 2, as follows:

        (a)   By the mutual written consent of Parent, the Merger Subs and the Company;

        (b)   By either of Parent or the Company:

            (i)  if any Governmental Entity of competent jurisdiction shall have issued an Order permanently restraining, enjoining or otherwise prohibiting the Offer or the Mergers and such Order shall have become final and non-appealable;

           (ii)  if, the Offer shall have expired or shall have been terminated in accordance with the terms of this Agreement without the Minimum Tender Condition having been satisfied and the other Offer Conditions having been satisfied or waived by Parent; or

          (iii)  if the Acceptance Time shall not have occurred on or before December 31, 2015 (the "Outside Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(iii) shall not be available to any Party that has breached its obligations in any material respect under this Agreement in any manner that shall have proximately caused or resulted in the failure of the Acceptance Time to not have occurred on or before the Outside Date;

        (c)   by Parent, at any time prior to the Acceptance Time:

            (i)  if (A) (x) any of the representations or warranties of the Company herein shall be untrue or inaccurate on the date of this Agreement or shall become untrue or inaccurate, or (y) the Company shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement to be performed or complied with on or prior to the Expiration Date, in each case such that an Offer Condition contained in clauses (c) or (d) of Annex A would not be satisfied; and (B) if curable, such inaccuracy or breach is not cured in a manner to permit the Offer Condition contained in clause (c) or (d) of Annex A to be satisfied within thirty (30) calendar days after written notice to the Company (or, if less, the number of calendar days remaining until the Outside Date) describing in reasonable detail such inaccuracy or breach; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if Parent or any

  Merger Sub is then in material breach of any of its covenants or agreements set forth in this Agreement;

           (ii)  if, after the date hereof, the Company Board or any committee thereof shall have (A) effected an Adverse Recommendation Change (whether or not permitted to do so under the terms of this Agreement), (B) adopted, approved, endorsed, declared advisable or recommended to the Company's stockholders an Acquisition Proposal other than the Offer, (C) failed to publicly reaffirm its recommendation of this Agreement within ten (10) Business Days following receipt of a written request by Parent to provide such reaffirmation in connection with the public announcement of an Acquisition Proposal, (D) failed to include in the Schedule 14D-9 the Company Determination or Company Recommendation, or (E) failed to recommend against a competing tender offer or exchange offer for fifteen percent (15%) or more of the outstanding capital stock of the Company within ten (10) Business Days after commencement of such offer (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders); or

          (iii)  if the Company breaches Section 5.3 in a manner that results in the making of an Acquisition Proposal;

        (d)   by the Company, at any time prior to the Acceptance Time:

            (i)  in the event that (A) Parent or any Merger Sub shall not have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Expiration Date, or (B) any of the representations and warranties of Parent and each Merger Sub set forth in this Agreement shall have become inaccurate, which inaccuracy, together with any other inaccuracies, would reasonably be expected to have a Parent Material Adverse Effect; provided, in the case of clause (A) or (B) above, if curable, such inaccuracy or breach is not cured within thirty (30) calendar days after written notice to Parent and each Merger Sub (or, if less, the number of calendar days remaining until the Outside Date) describing in reasonable detail such inaccuracy or breach; provided, further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if it is then in material breach of any of its covenants or agreements set forth in this Agreement;

           (ii)  in the event that there shall be any change, state of facts, condition, event, circumstance, effect, occurrence or development after the date of this Agreement that has had, or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; or

          (iii)  at any time after the Cut-Off Date, subject to compliance with Section 5.3(e), in order to accept a Superior Proposal and enter into a definitive agreement providing for the consummation of the transaction contemplated by such Superior Proposal (the "Specified Definitive Acquisition Agreement") if: (A) the Company Board authorizes the Company, subject to compliance with the terms of this Agreement, to enter into a Specified Definitive Acquisition Agreement, (B) either substantially concurrently with or prior to the termination of this Agreement the Company enters into such Specified Definitive Acquisition Agreement with respect to such Superior Proposal and (C) the Company, substantially concurrently with or immediately prior to such termination, pays to Parent the Termination Fee contemplated by Section 7.3(b).

        The Party desiring to terminate this Agreement pursuant to this Section 7.1 shall give notice of such termination and the provisions of this Section 7.1 being relied on to terminate this Agreement to the other Parties.

        Section 7.2    Effect of Termination.    In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, the Merger Subs or the Company (or any stockholder, director, officer, employee, agent, consultant or Representative of such Party), except that the provisions of Section 5.4, this Section 7.2, Section 7.3, Section 7.4, Section 7.5 and ARTICLE VIII of this Agreement shall survive the termination hereof. Notwithstanding the foregoing, nothing contained herein shall relieve any Party hereto of liability for a Willful Breach of its covenants or agreements set forth in this Agreement prior to such termination or for fraud. No termination of this Agreement shall affect the obligations of the Parties contained in the Confidentiality Agreement, all of which obligations shall survive the termination of this Agreement in accordance with its terms (and notwithstanding anything to the contrary contained in Section 8.4).

        Section 7.3    Termination Fee; Expenses.

        (a)   Except as otherwise provided in this Section 7.3, all fees and expenses incurred in connection with this Agreement, the Offer, the Mergers and the other transactions contemplated hereby shall be borne and timely paid by the Party incurring such fees or expenses, whether or not the Offer or the Mergers are consummated.

        (b)   In the event that:

            (i)  (A) a bona fide Acquisition Proposal is made directly to the Company's stockholders, otherwise publicly disclosed or otherwise publicly communicated to the Company, the Company Board or a committee thereof and, in each case, is not withdrawn, (B) this Agreement is thereafter terminated by the Company or Parent pursuant to Section 7.1(b)(ii) and (C) if, concurrently with or within twelve (12) months after the date of any such termination, (x) the Company or any of the Company Subsidiaries enters into a definitive agreement with respect to any Acquisition Proposal, or (y) any Acquisition Proposal is consummated, the Company shall pay to Parent or its designee by wire transfer of same day funds to the account or accounts designated by Parent or such designee the Termination Fee concurrently with the consummation of such Acquisition Proposal;

           (ii)  (A) a bona fide Acquisition Proposal is made directly to the Company's stockholders, otherwise publicly disclosed or otherwise publicly communicated to the Company, the Company Board or a committee thereof, and, in each case, is not withdrawn, and (B) this Agreement is thereafter terminated by Parent pursuant to Section 7.1(c)(i)(A)(y), then, if, concurrently with or within twelve (12) months after the date of any such termination, (x) the Company or any of the Company Subsidiaries enters into a definitive agreement with respect to any Acquisition Proposal, or (y) any Acquisition Proposal is consummated, the Company shall pay to Parent or its designee by wire transfer of same day funds to the account or accounts designated by Parent or such designee the Termination Fee concurrently with the consummation of such Acquisition Proposal;

          (iii)  this Agreement is terminated by Parent pursuant to Section 7.1(c)(ii) or 7.1(c)(iii), the Company shall pay to Parent or its designee by wire transfer of same day funds to the account or accounts designated by Parent or such designee the Termination Fee within two (2) Business Days after such termination; and

          (iv)  this Agreement is terminated by the Company pursuant to Section 7.1(d)(iii), the Company shall pay to Parent or its designee by wire transfer of same day funds to the account or accounts designated by Parent or such designee the Termination Fee in accordance with Section 7.1(d)(iii).

The Parties acknowledge and agree that in no event shall the Company be required to pay the Termination Fee on more than one occasion, whether or not such Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

        (c)   For purposes of this Section 7.3.

            (i)  "Acquisition Proposal", as used in Section 7.3(b)(i) and Section 7.3(b)(ii), shall have the meaning ascribed thereto in Section 5.3(i)(ii), except that references in Section 5.3(i)(ii) to "15%" shall be replaced by "50%" and references to "85%" shall be replaced by references to "50%."

           (ii)  "Termination Fee" means an amount equal to $79,000,000.

        (d)   Each of the Parties hereto acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and the Merger Subs would not enter into this Agreement. Accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 7.3, and, in order to obtain such payment, Parent or its designee commences a suit that results in a judgment against the Company for all or a portion of the Termination Fee, the Company shall pay to Parent or its designees interest on the amount of the Termination Fee from the date such payment was required to be made until the date of payment at a rate equal to the "prime rate" (as announced by JPMorgan Chase Bank, N.A. or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

        Section 7.4    Amendment or Supplement.    This Agreement may be amended, modified or supplemented by the Parties hereto by action taken or authorized by written agreement of the Parties hereto (by action taken by their respective boards of directors, if required) at any time prior to the First Effective Time, whether before or after the Acceptance Time; provided, however, that after the Acceptance Time, no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the Parties in interest at the time of the amendment.

        Section 7.5    Extension of Time; Waiver.    At any time prior to the First Effective Time, the Parties may (by action taken or authorized by their respective boards of directors, if required), to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other Party or Parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties of the other Party or Parties set forth in this Agreement or any document delivered pursuant hereto or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other Party or Parties contained herein; provided, however, that after the Acceptance Time, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party or Parties, as applicable. No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Except as otherwise provided herein, the rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

ARTICLE VIII

MISCELLANEOUS

        Section 8.1    No Survival.    None of the representations, warranties, covenants or other agreements in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the First Effective Time, except for those covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the First Effective Time.

        Section 8.2    Notices.    All notices and other communications required or permitted hereunder, or in connection herewith, shall be in writing and shall be deemed given (i) when delivered in person, (ii) upon transmission by (A) electronic mail or (B) facsimile transmission as evidenced by confirmation of transmission to the sender (in each case, but only if followed by transmittal of a copy thereof by (x) national overnight courier or (y) hand delivery with receipt, in each case, for delivery by the second (2nd) Business Day following such electronic mail or facsimile transmission), (C) on receipt after dispatch by registered or certified mail, postage prepaid and addressed, or (D) on the next Business Day if transmitted by national overnight courier, in each case to Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

        (a)   if to Parent, the Merger Subs, the Surviving Corporation or the Surviving Company, to:

    Liberty Interactive Corporation
    12300 Liberty Boulevard
    Englewood, Colorado 80112
    Attention: General Counsel
    Telephone No.: (720) 875-5300
    Facsimile No.: (720) 875-5401
    E-mail: legalnotices@libertymedia.com

        with a copy to:

    Baker Botts L.L.P.
    30 Rockefeller Plaza
    New York, New York 10112
    Attention:    Jonathan Gordon
                          Renee Wilm
    Telephone No.: (212) 408-2500
    Facsimile No.: (212) 259-2500
    E-mail:    jonathan.gordon@bakerbotts.com
                     renee.wilm@bakerbotts.com

        (b)   if to the Company, to:

    zulily, inc.
    2601 Elliott Ave., Suite 200
    Seattle, WA 98121
    Attention: General Counsel
    Telephone No.: (206) 454-3322
    Facsimile No.: (206) 299-3772
    E-mail: drunnette@zulily.com

  with a copy to:

    Weil, Gotshal & Manges LLP
    201 Redwood Shores Parkway
    Redwood Shores, CA 94065
    Attention:    Keith A. Flaum
                          James R. Griffin
    Telephone No.: (650) 802-3000
    Facsimile No.: (650) 802-3100
    E-mail:    keith.flaum@weil.com
                     james.griffin@weil.com

    and

    Cooley LLP
    1700 Seventh Avenue, Suite 1900
    Seattle, Washington 98101
    Attention: John Robertson
    Telephone No.: (206) 452-8763
    Facsimile No.: (206) 452-8800
    E-mail: jrobertson@cooley.com

        Section 8.3    Counterparts.    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the Parties and delivered to the other Parties (including by facsimile or via portable document format (.pdf)), it being understood that all Parties need not sign the same counterpart.

        Section 8.4    Entire Agreement; Third Party Beneficiaries.    This Agreement (including the Exhibits hereto and the documents and the instruments referred to herein), the Confidentiality Agreement and any agreements entered into contemporaneously herewith (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof and (b) are not intended to confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the Parties hereto and their respective successors and assigns, except, that notwithstanding the foregoing clause (b), following the First Effective Time, the provisions of Section 5.9 shall be enforceable by each Indemnified Party and his or her heirs and his or her representatives.

        Section 8.5    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term, provision, covenant or restriction is invalid, void, unenforceable or against such court's regulatory policy, the Parties shall negotiate in good faith to modify this Agreement so as to effect the agreement of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the fullest extent possible.

        Section 8.6    Interpretation.    The words "include," "includes," and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to "this Agreement" shall include the Parent Disclosure Letter and the Company Disclosure Letter. The word "will" shall be construed to have the same meaning and effect as the word "shall." All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. All Exhibits, Schedules and Annexes attached hereto or referred to herein, and the Company Disclosure Letter and the Parent Disclosure Letter, are hereby incorporated in and made a part of this Agreement as if set forth in full herein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Contract, instrument or Law defined or referred to herein means such Contract, instrument or Law as from time to time amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of Laws) by succession of comparable successor Laws. Any Contract or instrument defined or referred to herein shall include all exhibits, schedules and attachments thereto and instruments incorporated therein. Any statute defined or referred to herein shall include all rules and regulations promulgated thereunder. References to a Person are also to its permitted successors and assigns. This Agreement is the product of negotiations by the Parties having the assistance of counsel and other advisers. It is the intention of the Parties that this Agreement not be construed more strictly with regard to one Party than with regard to the others.

        Section 8.7    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other Parties, and any such assignment without such consent shall be null and void; provided, however, that the Merger Subs may assign in their sole discretion and without the consent of any other party, any or all of their rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent or the Merger Subs of their obligations hereunder. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

        Section 8.8    Headings.    The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        Section 8.9    Governing Law.    This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

        Section 8.10    Enforcement; Exclusive Jurisdiction.    The Parties acknowledge and agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly acknowledged and agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery (or if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any federal court located in the State of Delaware without proof of actual damages or otherwise (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereby irrevocably and unconditionally (a) submits to the sole and exclusive jurisdiction of the Delaware Court of Chancery (or if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction, and (d) consents to service of process being made through the notice procedures set forth in Section 8.2.

        Section 8.11    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11.

        Section 8.12    Definitions.    The following terms and those set forth in the Index of Defined Terms, when used in this Agreement, and the Exhibits, Schedules, Annexes and other documents delivered in connection herewith, shall have the meanings specified in this Section 8.12 or on the corresponding page number of the Index of Defined Terms:

        An "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means.

        "Appraisal Cash Amount" shall mean an amount in cash equal to the product of (i) an amount equal to (A) 1.1 multiplied by (B) the sum of (1) the Parent Share Signing Price, multiplied by the Initial Exchange Ratio, plus (2) the Cash Consideration (determined without regard to any adjustment pursuant to clause (y) of Section 2.1(d)), multiplied by (ii) the number of Dissenting Shares for which the demand for appraisal shall not have been waived, withdrawn or for which the right to demand appraisal shall not have been lost.

        "Beneficial Owner" means, with respect to a Security, any Person who, directly or indirectly, through any contract, agreement, arrangement, understanding, relationship or otherwise, has or shares (i) the power to vote, or to direct the voting of, such Security, (ii) the power to dispose of, or to direct the disposition of, such Security or (iii) the ability to profit or share in any profit derived from a transaction in such Security, and shall otherwise be interpreted in accordance with the term "beneficial ownership" as defined in Rule 13d-3 adopted by the SEC under the Exchange Act. The terms "Beneficially Own," "Beneficially Owned" and "Beneficial Ownership" shall have a correlative meaning.

        "Business Day" means any day except a Saturday, a Sunday or other day on which the SEC or the banking institutions in the City of New York are authorized or required by Law to be closed and shall consist of the period from 12:01 a.m. through 12:00 midnight at such location.

        "Company Benefit Plan" means any material employee benefit plan including any "employee benefit plan," as defined in Section 3(3) of ERISA and each stock grant, stock purchase, stock option,

restricted stock, other equity or equity-related, severance, change-in-control, retention, fringe benefit, loan, collective bargaining, bonus, incentive, sabbatical, medical, dental, vision, disability, cafeteria benefit, dependent care, welfare benefit, life insurance or accident insurance, retirement, supplemental retirement, deferred compensation or other benefit plan, agreement, program, policy or other arrangement, whether or not subject to ERISA, established, maintained, sponsored, entered into or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company or any of its ERISA Affiliates, or to which the Company or any of its ERISA Affiliates is a party, whether written or unwritten, insured or self-insured, for the benefit of any present or former employee, officer, consultant or director of the Company or any of the Company Subsidiaries (including their dependents or beneficiaries) or with respect to which the Company or any of its ERISA Affiliates has any liability (contingent or otherwise).

        "Company Material Adverse Effect" means any event, change, effect, development, state of facts, circumstance or occurrence that, individually or in the aggregate with all other events, changes, effects, developments, states of facts, circumstances and occurrences, constitutes a material adverse effect on (i) the ability of the Company or Purchaser to consummate the Offer, the Mergers and the other transactions contemplated by this Agreement or (ii) the business, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole; provided that in no event shall any event, change, effect, development, state of facts, circumstance or occurrence resulting from any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has occurred, a Company Material Adverse Effect: (A) any changes in global, national or regional, political or economic conditions, including securities, credit, financial or other capital markets conditions, (B) any changes in conditions generally affecting the industries in which the Company and the Company Subsidiaries operate, (C) other than with respect to Section 3.4(a), the execution and delivery of this Agreement, the performance by any Party of its obligations hereunder and on consummation of the Transactions or the public announcement or pendency of the Offer, the Mergers or any of the other transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company or any Company Subsidiary with its employees or with any other third party, (D) any changes in, or any compliance with actions taken for the purpose of complying with, any Law or GAAP (or interpretations thereof), (E) the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (F) any decline in the market price or trading volume of the shares of Class A Common Stock on the Nasdaq (provided that the exception in this clause (F) shall not prevent or otherwise affect a determination that any change, effect or development underlying such decline has resulted in or contributed to a Company Material Adverse Effect), (G) any failure of the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics (provided that the exception in this clause (G) shall not prevent or otherwise affect a determination that any change, effect or development underlying such failure has resulted in or contributed to a Company Material Adverse Effect), (H) compliance with the terms of this Agreement, including the taking of any action expressly required by, or the failure to take any action expressly prohibited by, this Agreement, or the taking of any action at the written request or with the prior written consent of Parent or Purchaser, (I) any change resulting or arising from the identity of Parent or its Affiliates; except, in the cases of clauses (A), (B), (D) and (E), to the extent that the Company and the Company Subsidiaries, taken as a whole, are disproportionately adversely affected thereby in any material respect as compared to other participants in the industries in which the Company and the Company Subsidiaries operate (in which case, only the incremental disproportionate impact may be taken into account in determining whether there has been a Company Material Adverse Effect).

        "Company Material Contract" means all Contracts (other than Company Benefit Plans) described in clauses (1) through (10) of this definition or filed or required to be filed as exhibits to the Company SEC Documents as of the date hereof to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries or any of their assets or businesses are bound (and any amendments, supplements and modifications thereto):

          (1)   any Contract that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act other than any such Contract that is not required to be filed under clause (iii)(C) thereof);

          (2)   any Contract that limits, or purports to limit, in any material respect the ability of the Company or any Company Subsidiary (or, upon completion of the Transactions, would limit in any material respect the ability of Parent or any Parent Subsidiaries, or their respective Affiliates, including the Surviving Company) to compete or provide services in any line of business or with any Person or in any geographic area or market segment, or to hire or solicit the hire for employment any individual or group or to engage in any type of business;

          (3)   any Contract required to be disclosed pursuant to Item 404 of Regulation S-K of the Exchange Act;

          (4)   any Contract or series of related Contracts relating to Indebtedness (i) in excess of $1,000,000 or (ii) that becomes due and payable as a result of the transactions contemplated hereby;

          (5)   any material license, sublicense, option or other Contract relating to Company Material Intellectual Property, including any such material Contract pursuant to which the Company or any Company Subsidiaries is granted any rights to use, is restricted in its rights to use or register or permits any other Person to use, enforce or register any Company Material Intellectual Property;

          (6)   any Contract (other than any Contract relating to any Acquisition Proposal) that provides for any most favored nation provision or equivalent preferential pricing terms, exclusivity or similar obligations to which the Company or any Company Subsidiary is subject or a beneficiary thereof, which is material to the Company and the Company Subsidiaries taken as a whole (or, following the consummation of the transactions contemplated hereby, would be material to Parent or any Subsidiary of Parent, including the Surviving Company);

          (7)   any purchase, sale or supply Contract that (x) contains volume requirements or commitments, exclusive or preferred purchasing arrangements or promotional requirements and (y) has more than one year remaining in the term of the Contract and requires in excess of $5,000,000 in remaining obligations;

          (8)   any Contract relating to, or otherwise entered into in connection with, the disposition or acquisition of, or investment in, a business, by purchase of stock, securities or assets, or by merger, consolidation or contributions to capital, and under which the Company or any Company Subsidiary has a continuing indemnification obligation or other obligation; and

          (9)   any Contract, or group of Contracts with a Person (or group of affiliated Persons), the termination or breach of which would have a Company Material Adverse Effect and is not disclosed pursuant to clauses (1) through (8) above; and

          (10) any commitment or agreement to enter into any of the foregoing.

        "Company Material Intellectual Property" means any Intellectual Property used by the Company and the Company Subsidiaries, the unavailability of which would be materially detrimental to the Company and the Company Subsidiaries, taken as a whole.

        "Company NDA" means any confidentiality or non-disclosure agreement entered into by the Company or a Company Subsidiary, (A) (i) on or after November 15, 2013, (ii) in connection with any actual or potential Acquisition Proposal and (iii) that remains in effect as of the date of this Agreement and (B) which (i) prohibits the disclosure to third parties (including Parent) of the counterparty to such agreement or (ii) requires the return or destruction of confidential materials of the Company by such counterparty upon the Company's request.

        "Confidentiality Agreement" means the confidentiality agreement, dated April 26, 2015, between Parent and the Company, as the same may be further amended, supplemented or otherwise modified by the Parties.

        "Constituent Documents" means, with respect to any Person, the charter, the certificate of incorporation or formation, bylaws, limited liability company or operating agreement or comparable organizational documents of such Person, as the same may be amended, supplemented or otherwise modified from time to time.

        "Contract" means any note, bond, debenture, mortgage, indenture, deed of trust, license, lease, agreement or other contract, agreement, commitment instrument or obligation, in each case, including all amendments thereto.

        "Cut-Off Date" means the date that is forty-five (45) days after the Company Board shall have effected an Adverse Recommendation Change relating to a Superior Proposal in accordance with Section 5.3(e).

        "Environmental Claim" means any claim, action, cause of action, suit, proceeding, investigation, order, demand or notice (written or oral) by any Person alleging actual or potential liability (including actual or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties) arising out of, based on, resulting from or relating to (a) the presence, Release of or exposure to any Materials of Environmental Concern, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

        "Environmental Laws" means all Laws relating to pollution, the protection, restoration or remediation of or prevention of harm to the environment or natural resources, or the protection of human health and safety from the presence of Materials of Environmental Concern, including Laws relating to: (a) the exposure to, or Releases or threatened Releases of, Materials of Environmental Concern; (b) the generation, manufacture, processing, distribution, use, treatment, containment, disposal, storage, transport or handling of Materials of Environmental Concern; or (c) recordkeeping, notification, disclosure and reporting requirements respecting Materials of Environmental Concern.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means, with respect to any Person, each trade or business, whether or not incorporated, that, together with such Person, would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA or Section 414 of the Code.

        "GAAP" means generally accepted accounting principles in the United States.

        "Indebtedness" means (i) any indebtedness or other obligation for borrowed money, whether current, short-term or long-term and whether secured or unsecured, (ii) any indebtedness evidenced by a note, bond, debenture or other Security or similar instrument, (iii) any liabilities or obligations with respect to interest rate swaps, collars, caps and similar hedging obligations or other financial agreements or arrangements entered into for the purpose of limiting or managing interest rate risks, (iv) any capitalized lease obligations and (v) guaranties, endorsements and assumptions in respect of any of the foregoing clauses (i) through (iv); provided that "Indebtedness" shall not include ordinary course trade debt.

        "Intellectual Property" means all intellectual property rights throughout the world, including all U.S. and foreign (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof,

(ii) trademarks, service marks, names, corporate names, trade names, domain names, social media addresses, handles and usernames, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, (iii) copyrights and copyrightable subject matter, (iv) rights in computer programs (whether in source code, object code, or other form), algorithms, compilations, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing, (v) Trade Secrets, including customer lists, algorithms and know-how, (vi) rights of publicity and privacy, and rights to personal information, (vii) moral rights and rights of attribution and integrity, (viii) all rights in the foregoing and in other similar intangible assets, and (ix) all applications and registrations for the foregoing.

        "Intervening Event" means a material event, fact, development or occurrence occurring after the date of this Agreement that was not known to or was not reasonably foreseeable by (or the material consequences of which were not known or reasonably foreseeable by) the Company Board as of the date hereof and becomes known to the Company Board after the date hereof and prior to the Acceptance Time; provided, however, that the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto shall not constitute an Intervening Event.

        "Knowledge" means the actual knowledge of (a) with respect to the Company, the persons set forth in Section 8.12A of the Company Disclosure Letter and (b) with respect to Parent, the persons set forth on Section 8.12B of the Parent Disclosure Letter.

        "Laws" means any United States, federal, state or local or any foreign law (in each case, statutory, common or otherwise), constitution, ordinance, code, rule, statute, regulation or other similar legal requirement enacted, issued, adopted, promulgated, entered into or applied by a Governmental Entity.

        "Lien" means any lien (statutory or otherwise), pledge, hypothecation, mortgage, lease, restriction, covenant, title defect, assignment, charge, encumbrance, adverse right, claim, option, right of first refusal, preemptive right or security interest of any kind or nature whatsoever (including any restriction on the voting interest of any security, any restriction on the transfer of any security (other than those imposed by applicable securities Laws) or other asset or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        "Materials of Environmental Concern" means any material, substance, chemical, or waste (or combination thereof) that (i) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil, or words of similar meaning or effect under any Law relating to pollution, waste or the environment or the protection of human health and safety; or (ii) can form the basis of any liability under any Law relating to pollution, waste, or the environment or the protection of human health and safety.

        "Nasdaq" means The Nasdaq Global Select Market.

        "Non-US Plans" means each material compensation or benefit plan, program, agreement or arrangement, including all stock ownership, stock purchase, stock option, phantom stock or other equity-based, retirement, vacation, severance, disability, death benefit, employment, change-in-control, fringe benefit, bonus, incentive, pension, profit sharing, medical and deferred compensation plan, program, agreement or arrangement which is sponsored, maintained or contributed to by the Company or any ERISA Affiliate in respect of Company employees located in countries or jurisdictions other than the United States.

        "Order" means any legally binding order, writ, injunction, decree, judgment, award, injunction, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Entity (in each case, whether temporary, preliminary or permanent).

        "Parent Board" means the board of directors of Parent.

        "Parent Material Adverse Effect" means any event, change, effect, development, state of facts, circumstance or occurrence that, individually or in the aggregate with all other events, changes, effects, developments, states of facts, circumstances and occurrences, constitutes a material adverse effect on (i) the ability of Parent or Purchaser to consummate the Offer, the Mergers and the other transactions contemplated by this Agreement or (ii) the business, results of operations or financial condition of Parent and its Subsidiaries, taken as a whole; provided that in no event shall any event, change, effect, development, state of facts, circumstance or occurrence resulting from any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has occurred, a Parent Material Adverse Effect: (A) any changes in global, national or regional, political or economic conditions, including securities, credit, financial or other capital markets conditions, (B) any changes in conditions generally affecting the industries in which Parent and its Subsidiaries operate, (C) other than with respect to Section 4.5(a), the execution and delivery of this Agreement, the performance by any Party of its obligations hereunder and on consummation of the Transactions or the public announcement or pendency of the Offer, the Mergers or any of the other transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of Parent and its Subsidiaries with its employees or with any other third party, (D) any changes in, or any compliance with actions taken for the purpose of complying with, any Law or GAAP (or interpretations thereof), (E) the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (F) any decline in the market price or trading volume of the shares of Parent QVC Series A Stock or the Parent Ventures Series A Stock on the Nasdaq (provided that the exception in this clause (F) shall not prevent or otherwise affect a determination that any change, effect or development underlying such decline has resulted in or contributed to a Parent Material Adverse Effect), (G) any failure of Parent to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics (provided that the exception in this clause (G) shall not prevent or otherwise affect a determination that any change, effect or development underlying such failure has resulted in or contributed to a Parent Material Adverse Effect), (H) compliance with the terms of this Agreement, including the taking of any action expressly required by, or the failure to take any action expressly prohibited by, this Agreement, or the taking of any action at the written request or with the prior written consent of the Company, (I) any change resulting or arising from the identity of the Company; except, in the cases of clauses (A), (B), (D) and (E), to the extent that Parent and its Subsidiaries, taken as a whole, are disproportionately adversely affected thereby in any material respect as compared to other participants in the industries in which Parent and its Subsidiaries operate (in which case, only the incremental disproportionate impact may be taken into account in determining whether there has been a Parent Material Adverse Effect).

        "Permitted Lien" means (i) any Lien for Taxes not yet due and payable or which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established, (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar Liens, including statutory liens, in each case incurred in the ordinary course of business to secure claims which are not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established, (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation, (iv) easements, rights-of-way, covenants, restrictions and other similar nonmonetary encumbrances, and other minor irregularities in title, minor encroachments or similar items shown on an accurate survey of the applicable Leased Real Property, in each case that do not materially impair the use or value of the property subject thereto, (v) statutory landlords' Liens and Liens granted to landlords under any lease, (vi) any purchase money security interests, equipment leases or similar financing arrangements, (vii) non-exclusive licenses to Intellectual Property in the ordinary course of business, (viii) zoning, building codes and other land use Laws regulating the use or occupancy of such Leased Real Property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such Leased Real Property which are not violated by the current use or occupancy of such Leased Real Property and (ix) other minor Liens arising in the ordinary course of business that do not materially detract from the value of the assets subject thereto or materially impair the operations of the Company or any Company Subsidiary.

        "Parent Share Signing Price" shall mean $30.26, which is the closing price of the Parent QVC Series A Stock as reported on the Nasdaq on the trading day immediately prior to the date of this Agreement.

        "Person" means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Personal Information" means, in addition to any definition provided by the Company for any similar term (e.g., "personally identifiable information" or "PII") in any Company privacy policy or other public-facing statement, all information that identifies, allows identification of or is otherwise identifiable with an individual, including name, physical address, telephone number, email address, financial account number or government-issued identifier (including Social Security number and driver's license number), date of birth, and any other data used or intended to be used to identify, contact or precisely locate an individual (e.g., geolocation data), together with other information to the extent collected and associated by the Company with such individual, as so associated, which may include (to the extent collected and associated by the Company with such individual, as so associated): (a) information that is created, maintained, or accessed by an individual (e.g., videos, audio or individual contact information); (b) any data regarding an individual's activities online or on a mobile device or other application (e.g., searches conducted, web pages or content visited or viewed); and (c) Internet Protocol addresses, unique device identifiers or other persistent identifiers. Personal Information may relate to any individual, including a current, prospective or former customer or employee of any Person. Personal Information includes the foregoing information in any form, including paper, electronic and other forms.

        "Privacy Laws" means all Laws and other standards governing the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disclosure or transfer of Personal Information, including the Children's Online Privacy Protection Act, the California Online Privacy Protection Act, the Communications Decency Act, the Payment Card Industry Data Security Standard, the CAN-SPAM Act, Canada's Anti-Spam Legislation and all Laws governing breach notification, each as in effect on the date of this Agreement and as of the Closing Date.

        "Proceeding" means any suit, action, proceeding, arbitration, mediation, audit, hearing, inquiry or, to the Knowledge of the Person in question, investigation (in each case, whether civil, criminal, administrative, investigative, formal or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity.

        "Release" means disposing, discharging, injecting, spilling, leaking, pumping, pouring, leaching, dumping, emitting, escaping or emptying into or upon the indoor or outdoor environmental including without limitations any soil, sediment, subsurface strata, surface water, groundwater, ambient air, the atmosphere or any other media.

        "Representatives" means, with respect to any Person, the employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents and representatives of such Person.

        "Security" or "Securities" means, with respect to any Person, any series of common stock, preferred stock and any other equity securities or capital stock of such Person (including interests convertible into or exchangeable or exercisable for any equity interest in any such series of common stock, preferred stock, and any other equity securities or capital stock of such Person), however described and whether voting or non-voting.

        "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or other entity, whether incorporated or unincorporated, (i) of which at least a majority of the Securities or other interests having by their terms voting power to elect a majority of the board of directors (or other governing body or Person(s) performing similar functions) with respect to such corporation, limited liability company, partnership or other entity is directly or indirectly, though one or more intermediaries, beneficially owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (ii) that would be required to be consolidated in such Person's financial statements under GAAP; provided, however, that for purposes of this definition, Expedia, Inc. and its Subsidiaries shall not be considered Subsidiaries of Parent.

        "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any net income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge in the nature of a tax, together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Taxing Authority.

        "Tax Return" means any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, amended Tax Return, claim for refund or declaration of estimated Tax) supplied to or filed with, or required to be supplied to or filed with, a Taxing Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax.

        "Tax Sharing Agreements" means all existing agreements or arrangements that provide for the allocation, apportionment, sharing, assignment or indemnification of any Tax liability or benefit for the purpose of determining any Person's Tax liability (other than commercial agreements the primary purpose of which does not relate to Taxes or any agreement or arrangements exclusively between the Company and any Company Subsidiaries or between Company Subsidiaries).

        "Taxing Authority" means any Governmental Entity imposing or responsible for the collection or administration of any Taxes.

        "Total Consideration" means the aggregate dollar amount of all Stock Consideration and Cash Consideration payable to holders of shares of Company Common Stock as a result of the transactions contemplated by this Agreement, including in connection with the Offer and the Mergers.

        "Trade Secrets" means all trade secrets and all other confidential information (including ideas, know-how, inventions, proprietary processes, formulae, models, and methodologies) that is confidential to the Company or Company Subsidiaries and has independent economic value to the Company and Company Subsidiaries because it is confidential.

        "Treasury Regulations" means the regulations promulgated under the Code in effect on the date hereof and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

        "Willful Breach" means with respect to any covenant or agreement contained in this Agreement, a material breach, or failure to perform, that is a consequence of an act or omission intentionally undertaken by the breaching Party with the Knowledge that the taking of, or failure to take, such act would cause a material breach of this Agreement.

        [The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, Parent, the Company, and each Merger Sub have duly executed this Agreement, all as of the date first written above.

LIBERTY INTERACTIVE CORPORATION
By:	/s/ CRAIG TROYER
	Name:	Craig Troyer
	Title:	Vice President and Deputy General Counsel
MOCHA MERGER SUB, INC.
By:	/s/ CRAIG TROYER
	Name:	Craig Troyer
	Title:	Vice President and Assistant Secretary
ZIGGY MERGER SUB, LLC
By:	/s/ CRAIG TROYER
	Name:	Craig Troyer
	Title:	Vice President and Assistant Secretary
ZULILY, INC.
By:	/s/ DARRELL CAVENS
	Name:	Darrell Cavens
	Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Reorganization]

ANNEX A

CONDITIONS TO THE OFFER

        Notwithstanding any other provisions of the Offer, but subject to compliance with the terms and conditions of that certain Agreement and Plan of Reorganization, dated as of August 16, 2015 (the "Agreement") by and among Liberty Interactive Corporation, a Delaware corporation ("Parent"), Mocha Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Merger Sub ("Purchaser"), Ziggy Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent ("Merger Sub"), and zulily, inc., a Delaware corporation (the "Company") (capitalized terms that are used but not otherwise defined in this Annex A shall have the respective meanings ascribed thereto in the Agreement), and in addition to (and not in limitation of) the obligations of Purchaser to extend the Offer pursuant to the terms and conditions of the Agreement, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC (including Rule 14e-1(c) promulgated under the Exchange Act (relating to the obligation of Purchaser to pay for or return tendered shares of Company Common Stock promptly after termination or withdrawal of the Offer)), pay for any shares of Company Common Stock that are validly tendered in the Offer and not withdrawn prior to the Expiration Date in the event that, at the Expiration Date:

        (a)   the Minimum Tender Condition shall not have been satisfied;

        (b)   (i) All approvals, authorizations and consents of any Governmental Entity under the HSR Act, shall not have been obtained and remain in full force and effect, and all statutory waiting periods relating to such approvals, authorizations and consents shall not have expired or been terminated, and (ii) any court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that is in effect that restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Offer or the First Merger;

        (c)   Representations and Warranties.    (i) The representations and warranties of the Company set forth in Section 3.2(a), Section 3.2(b) and Section 3.2(d) (first sentence only) shall not have been true and correct as of the Expiration Date, as if made at and as of the Expiration Date (except to the extent expressly made as of an earlier date, in which case as of such date), except in each case for any failures to be true and correct that would not, individually or in the aggregate, increase the aggregate Total Consideration payable in the Offer and the Mergers, taken together, by more than one quarter of one percent (0.25%), (ii) the representation and warranty in Section 3.6(b) shall not have been true and correct in any respect as of the date of the Agreement, (iii) the representations and warranties of the Company set forth in Section 3.1(a) (first sentence only), Section 3.3, Section 3.22 and Section 3.24 (first sentence only) shall not have been true and correct in all material respects as of the Expiration Date, as if made at and as of the Expiration Date (except to the extent expressly made as of an earlier date, in which case as of such date) or (iv) the other representations and warranties of the Company set forth herein shall not have been true and correct as of the Expiration Date, as if made at and as of the Expiration Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (in the case of this clause (iv) only, without giving effect to any qualification as to materiality, Company Material Adverse Effect or similar qualification set forth therein) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        (d)   Performance and Obligations of the Company.    The Company shall not have performed or complied in all material respects with all of its agreements and covenants required by the Agreement to be performed or complied with by it at or prior to the Expiration Date.

        (e)   Company Material Adverse Effect.    Since the date of the Agreement, there shall have been any condition, event, change, circumstance, effect, state of facts or development that, individually or in the aggregate, has had a Company Material Adverse Effect that is continuing as of the Expiration Date.

        (f)    Certificate.    Parent shall not have received a certificate signed on behalf of the Company by an executive officer of the Company, dated as of the date of the Expiration Date, certifying that the conditions set forth in clauses (c) through (e) of this Annex A have been duly satisfied.

        (g)   Pending Actions.    An action, suit or proceeding shall have been commenced and be pending by any Governmental Entity of competent jurisdiction challenging or seeking to restrain, enjoin or otherwise prohibit or make illegal the consummation of the Offer or the Mergers.

        (h)   Tax Opinion.    (i) Parent shall not have received an opinion from Baker Botts L.L.P., dated as of the date of the expiration of the Offer, in form and substance reasonably satisfactory to Parent, to the effect that, on the basis of certain facts, representations and assumptions set forth in such opinion, for U.S. federal income tax purposes, the Offer and the Mergers, taken together, will be treated as a "reorganization" qualifying under Section 368(a) of the Code, and (ii) the Company shall not have received an opinion of Weil, Gotshal & Manges LLP, dated as of the date of the expiration of the Offer, in form and substance reasonably satisfactory to the Company, to the effect that, on the basis of certain facts, representations and assumptions set forth in such opinion, for U.S. federal income tax purposes, the Offer and the Mergers, taken together, will be treated as a "reorganization" qualifying under Section 368(a) of the Code.

        (i)    Effectiveness of the Registration Statement.    The Form S-4 shall not have been declared effective by the SEC under the Securities Act, or a stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC or a proceeding for that purpose shall have been initiated or threatened in writing by the SEC.

        (j)    Listing.    The shares of Parent QVC Series A Stock to be issued in the Offer and the First Merger shall not have been approved for listing on the Nasdaq, subject to official notice of issuance, or shall not be exempt from such requirement under then applicable Laws, regulations and rules of the Nasdaq (provided that Parent shall not be entitled to invoke this condition if it has not complied in all material respects with Section 5.12).

Subject to Section 1.1(c) of the Agreement, the foregoing conditions are for the sole benefit of Parent and Purchaser (except for the Minimum Tender Condition and the conditions set forth in clauses (h)(i), (h)(ii), (i) and (j) of this Annex A), may be asserted by Parent or Purchaser regardless of the circumstances giving rise to any such conditions, and may be waived by Parent or Purchaser in whole or in part at any time and from time to time in their sole and absolute discretion (except for the Minimum Tender Condition and the conditions set forth in clauses (h)(i), (h)(ii), (i) and (j) of this Annex A), in each case, subject to the terms of the Agreement and applicable Law, including the rules and regulations of the SEC. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

Annex B

EXECUTION VERSION

TENDER AND SUPPORT AGREEMENT

        This TENDER AND SUPPORT AGREEMENT (this "Agreement"), dated as of August 16, 2015, is made and entered into by and among Liberty Interactive Corporation, a Delaware corporation ("Parent"), Mocha Merger Sub, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Merger LLC (as defined below) ("Purchaser"), the stockholders listed on Schedule I hereto (collectively, the "Stockholders" and each, a "Stockholder"), and, solely for purposes of Sections 3(b) and 12, zulily, inc., a Delaware corporation (the "Company"). Capitalized terms used herein without definition shall have the respective meanings specified in the Reorganization Agreement (as defined below).

        WHEREAS, each Stockholder is, as of the date hereof, the record and beneficial owner of the number of issued and outstanding shares of Class A common stock, par value $0.0001 per share (the "Class A Common Stock") and/or Class B common stock, par value $0.0001 per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Company Common Stock"), in each case, of the Company set forth opposite the name of such Stockholder on Schedule I hereto;

        WHEREAS, contemporaneously with the execution of this Agreement, Parent, Purchaser, Ziggy Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent ("Merger LLC"), and the Company are entering into an Agreement and Plan of Reorganization, dated as of the date hereof (the "Reorganization Agreement"), which provides, among other things, for Purchaser to commence a tender offer for any and all of the issued and outstanding shares of Company Common Stock (the "Offer") and, following the completion of the Offer, the merger of Purchaser with and into the Company (the "First Merger") upon the terms and subject to the conditions set forth in the Reorganization Agreement; and

        WHEREAS, as a condition to the willingness of Parent and Purchaser to enter into the Reorganization Agreement and as an inducement and in consideration therefor, each Stockholder has agreed to enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Reorganization Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

        SECTION 1.    Representations and Warranties of the Stockholders.    Each Stockholder hereby, solely as to himself or itself, represents and warrants to Parent and Purchaser as follows:

          (a)   Such Stockholder listed on Schedule I to this Agreement (i) is the record and beneficial owner (as such term is defined in Rule 13d-3 adopted by the SEC under the Exchange Act, except that for purposes of Schedule I, all options, warrants, restricted stock units and other similar securities are included even if not exercisable within 60 days of the date hereof) of the classes and shares of Company Common Stock set forth opposite such Stockholder's name on Schedule I to this Agreement (which shares, to the extent they are issued and outstanding as of the date hereof, together with any shares of Company Common Stock acquired following the date hereof, including shares of Company Common Stock issued subsequent to the date hereof upon exercise of any Company Stock Options or vesting of any Company RSUs, in each case, held by such Stockholder, the "Shares"), and (ii) except for the Shares (and the other securities of the Company set forth on Schedule I to this Agreement), does not hold or have any beneficial ownership interest in any other shares of Company Common Stock or any performance based stock units, restricted stock, deferred stock units, options (including any granted pursuant to a Company Stock Plan) or warrants to acquire shares of Company Common Stock or other right or security convertible into or exercisable or exchangeable for shares of Company Common Stock.

          (b)   Such Stockholder has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

          (c)   This Agreement has been validly executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Parent and Purchaser, constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights, and (ii) that the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

          (d)   Neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or by which such Stockholder or such Stockholder's assets are bound. The consummation by such Stockholder of the transactions contemplated hereby will not (i) violate any provision of any judgment, order or decree applicable to such Stockholder or (ii) require any consent, approval, or notice under any statute, Law, rule or regulation applicable to such Stockholder other than (x) as required under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other similar securities laws and the rules and regulations promulgated thereunder and (y) where the failure to obtain such consents or approvals or to make such notifications, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by such Stockholder of any of his or its obligations under this Agreement.

          (e)   Except as set forth in Section 4, the Shares and the certificates, if any, representing the Shares owned by such Stockholder are held by such Stockholder or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances or restrictions whatsoever on title, transfer, or exercise of any rights of a stockholder in respect of such Shares, except for any of the foregoing arising hereunder or imposed by federal or state securities laws.

          (f)    Such Stockholder understands and acknowledges that Parent and Purchaser are entering into the Reorganization Agreement in reliance upon such Stockholder's execution and delivery of this Agreement and the representations and warranties of the Stockholder herein.

        SECTION 2.    Representations and Warranties of Parent and Purchaser.    Each of Parent and Purchaser hereby represents and warrants to each Stockholder as follows:

          (a)   Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of Parent and the Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

          (b)   This Agreement has been duly authorized, executed and delivered by each of Parent and Purchaser, and assuming this Agreement constitutes a valid and binding obligation of each Stockholder, constitutes the valid and binding obligation of each of Parent and Purchaser, enforceable against each of them in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights and (ii) that the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

          (c)   Neither the execution and delivery of this Agreement by each of Parent and Purchaser nor the consummation by Parent and Purchaser of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which either Parent or Purchaser is a party or by which either Parent or Purchaser or their respective assets are bound. The consummation by Parent and Purchaser of the transactions contemplated hereby will not (i) violate any provision of any judgment, order or decree applicable to Parent or Purchaser or (ii) require any consent, approval or notice under any statute, Law, rule or regulation applicable to either Parent or Purchaser, other than (x) as required under the Securities Act, Exchange Act, other similar securities laws and the rules and regulations promulgated thereunder and (y) where the failure to obtain such consents or approvals or to make such notifications, would not, individually or in the aggregate, prevent or materially delay the performance by either Parent or Purchaser of any of their obligations under this Agreement.

        SECTION 3.    Tender of the Shares.

          (a)   Each Stockholder hereby agrees that such Stockholder shall validly tender (and deliver any certificates evidencing) all Shares held by such Stockholder, or cause such Shares to be validly tendered, into the Offer, in accordance with the procedures set forth in the Offer Documents, free and clear of all liens, claims, security interests, options, rights, understandings or arrangements or any other encumbrances or restrictions on title, transfer, or exercise of any rights of a stockholder in respect of such Shares (collectively, "Encumbrances") (other than (i) any Encumbrances arising hereunder (in connection therewith any other restrictions on transfer or any other Encumbrances have been waived by appropriate consent), and (ii) Encumbrances imposed by federal or state securities laws (collectively, "Permitted Encumbrances")), promptly following (but in no event later than the last time at which the depositary can accept tenders prior to the Expiration Date) the valid delivery of the Tender Notice (as defined below). Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall obligate any Stockholder to exercise any option or any other right to acquire any Shares of Class A Common Stock or Class B Common Stock.

          (b)   Notwithstanding Section 3(a) or any other provision of this Agreement, in the event of an Adverse Recommendation Change made in compliance with the Reorganization Agreement (a "Trigger Event"), the obligation of each Stockholder to tender the Shares held by such Stockholder in the manner set forth in Section 3(a) shall be modified such that each Stockholder shall validly tender (and deliver any certificates evidencing) into the Offer, promptly following delivery of the Tender Notice, a number of Shares in the aggregate (among all Stockholders party to this Agreement), equal to that number of Shares (rounded up to the nearest whole share) that would represent as of the time of the Tender Notice thirty four and 99/100 percent (34.99%) of the total voting power of the outstanding shares of Company Common Stock (which percentage, for the avoidance of doubt, assumes that the shares of Class B Common Stock validly tendered (and not validly withdrawn) will convert to shares of Class A Common Stock upon consummation of the Offer), (the "Trigger Event Shares") (or, if previously tendered, the Stockholders may withdraw Shares such that no more than thirty four and 99/100 percent (34.99%) of the total voting power remains tendered); provided, that (A) the Stockholders shall together be responsible for allocating the number of respective Shares subject to tender, and (B) Parent and Purchaser shall cooperate with the Stockholders to assure that the aggregate number of Shares in respect of all Stockholders validly tendered into the Offer shall equal the Trigger Event Shares as of the time of the Tender Notice.

          (c)   Promptly following the occurrence of a Trigger Event, each Stockholder shall deliver a written notice to Parent indicating the number of Trigger Event Shares and the number of Shares not constituting Trigger Event Shares (such Shares, the "Excess Shares"), and such notice shall include reasonably detailed information to support the determination of such numbers.

          (d)   Each Stockholder agrees that, once a Stockholder's Shares are tendered pursuant to this Section 3, such Stockholder will not withdraw such Shares from the Offer (other than as permitted by Section 3(b) in the event of a Trigger Event), unless and until the Reorganization Agreement shall have been validly terminated in accordance with its terms. Upon the occurrence of the foregoing event, Parent and Purchaser shall promptly return, and shall cause any depository or paying agent acting on behalf of Parent and Purchaser, to promptly return to the Stockholder all Shares so tendered.

For purposes of this Section 3, a "Tender Notice" means a written notice, delivered by Parent or Purchaser to each Stockholder on the day of the Expiration Date (as soon as practicable following 5:00 pm New York City time on such Expiration Date but in no event later than one hour prior to the last time at which the depositary can accept tenders prior to the Expiration Date), specifying that (i) all of the Offer Conditions have been satisfied (or are reasonably expected to be satisfied as of the Expiration Date) or otherwise waived by Purchaser (to the extent permitted by or, with respect to clause (h) of Annex A, required by the Reorganization Agreement) (it being understood that such written notice can only be validly delivered by Parent or Purchaser to the extent that all of the Offer Conditions have, in fact, been satisfied (or are reasonably expected to be satisfied as of the Expiration Date) or otherwise waived by Purchaser (to the extent permitted by or, with respect to clause (h) of Annex A, required by the Reorganization Agreement)); provided, that for purposes of this Section 3, the definition of the "Minimum Tender Condition" as it applies to the Offer Conditions shall mean that there shall have been validly tendered into the Offer (and not validly withdrawn) as of the time of the Tender Notice that number of shares of Company Common Stock which, assuming for purposes of this definition that the consummation of the Offer occurs contemporaneously with delivery of the Tender Notice (for the avoidance of doubt, assuming that the Shares of Class B Common Stock to be so tendered will convert to shares of Class A Common Stock upon consummation of the Offer), when added to any shares of Company Common Stock to be tendered subject and pursuant to Section 3(a) or 3(b), as applicable, of this Agreement, would represent at least a majority of the voting power of the sum of (x) the aggregate voting power of the shares of Company Common Stock outstanding as of the time of the Tender Notice, plus (y) the aggregate voting power of the shares of Company Common Stock issuable to holders of Company Options from which the Company has received notices of exercise as of the time of the Tender Notice (and as to which shares of Company Common Stock have not yet been issued to such exercising holders of Company Options) (excluding shares of Company Common Stock tendered pursuant to guaranteed delivery procedures that have not yet been "received," as such term is defined in Section 251(h) of the DGCL, by the depositary for the Offer pursuant to such procedures). For the avoidance of doubt, nothing in this Section 3 shall obligate Parent or Purchaser to deliver a Tender Notice.

        SECTION 4.    Other Actions.

          (a)   Prior to the termination of this Agreement, each Stockholder agrees that it will not take any actions that will interfere with its obligations to tender Shares pursuant to the terms of this Agreement.

          (b)   Notwithstanding the foregoing, each Stockholder may make transfers of Shares: (i)(A) to any other Stockholder, (B) by will or other transfers for tax or estate planning purposes, (C) to immediate family members of the applicable Stockholder, and (D) to a trust or other entity established for the benefit of such Stockholder and/or for the benefit of one or more members of such Stockholder's immediate family; provided, that in each such case such transferee shall agree in writing to be bound by this Agreement prior to the consummation of any such transfer; and (ii) as Parent may otherwise agree in writing in its sole discretion.

          (c)   During the term hereof, except as set forth in this Section 4, each Stockholder shall continue to hold (and shall cause each of its applicable nominees or custodians for the benefit of such Stockholder to continue to hold), its respective Shares and certificates, if any, representing such Shares, free and clear of Encumbrances, except for Permitted Encumbrances.

          (d)   Each Stockholder hereby irrevocably and unconditionally waives and agrees not to exercise any rights of appraisal, rights to dissent, or similar rights that such Stockholder may have pursuant to applicable law, including the General Corporation Law of the State of Delaware, in connection with the Reorganization Agreement and the transactions contemplated thereby and shall not permit any such rights of appraisal, rights of dissent, or similar rights to be exercised with respect to any Shares, and hereby acknowledge that the Company, Parent and Purchaser will reasonably rely to their detriment upon such waiver of appraisal rights.

        SECTION 5.    No Limitations in Capacity as Director or Officer.    Each Stockholder is signing this Agreement solely in such Stockholder's capacity as an owner of the Shares, and nothing contained in this Agreement shall be deemed to limit or restrict such Stockholder from the exercise of his fiduciary duties in accordance with applicable Law in his capacity as a member of the board of directors of the Company or as an officer of the Company, as applicable, or would limit or restrict such Stockholder in his capacity as an employee of the Company solely in connection with such Stockholder's performance of his duties in his capacity as an employee of the Company, as applicable, in all events, to the extent such Stockholder in such capacities complies with the provisions of the Reorganization Agreement.

        SECTION 6.    No Discussions/Negotiations.    Promptly following the execution hereof, each Stockholder shall immediately cease and cause to be terminated all existing discussions or negotiations between such Stockholder and any Person (other than Parent and its Affiliates) with respect to any sale of Shares held by such Stockholder, and shall refrain from engaging in any future discussions or negotiations between such Stockholder and any Person (other than Parent and its Affiliates) with respect to any sale of any Shares held by such Stockholder (other than to state that he is currently not permitted to engage in such discussions or negotiations). Notwithstanding the foregoing, (i) the restrictions in this Section 6 shall not apply with respect to any discussions or negotiations with respect to the transfer of Shares permitted by Section 4(b) of this Agreement, and (ii) following a Trigger Event, each Stockholder shall be entitled to engage in discussions and negotiations between such Stockholder and any Person with respect to the sale (or potential sale) of any Excess Shares held by such Stockholder.

        SECTION 7.    Further Assurances.    Each party shall execute and deliver any additional documents and take such further actions as may be reasonably necessary or desirable to carry out all of the provisions hereof, including all of the parties' obligations under this Agreement.

        SECTION 8.    Termination.

          (a)   This Agreement, and all rights and obligations of the parties hereunder, shall terminate with respect to each Stockholder immediately upon the earliest to occur of the following:

              (i)  termination of the Reorganization Agreement in accordance with its terms;

             (ii)  the First Effective Time;

            (iii)  any amendment or change to the Reorganization Agreement or the Offer that (A) decreases the amount, or changes the form (other than in connection with an increase to the amount, the form of consideration applicable to the incremental increase in amount) or (except with respect to extensions of the Offer in accordance with the terms of the Reorganization Agreement) timing, of consideration payable to all of the stockholders of the Company pursuant to the terms of the Reorganization Agreement in a manner adverse to the stockholders of the Company, effected without such Stockholder's consent in his capacity as a stockholder of the Company, in which case, the Agreement shall terminate only as to such Stockholder not so consenting in his capacity as a stockholder of the Company; provided, that any Stockholder who does so consent shall remain a party to this Agreement, or (B) that otherwise adversely impacts such Stockholder effected without such Stockholder's consent in his capacity as a stockholder of the Company, in which case the Agreement shall terminate only as to such Stockholder not so consenting in his capacity as a stockholder of the Company; or

            (iv)  the mutual written consent of Parent and such Stockholder.

          (b)   Sections 9 and 12 hereof shall survive the termination of this Agreement.

        SECTION 9.    Expenses.    All fees and expenses incurred in connection this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Offer or the First Merger is consummated.

        SECTION 10.    Public Announcements.    Each Stockholder consents to and authorizes the publication and disclosure by Parent, Purchaser and the Company of each Stockholder's identity and ownership of the Shares and the existence and terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information, in each case, in any press release, any Current Report on Form 8-K, the Offer Documents, the Form S-4, and any other disclosure document in connection with the Reorganization Agreement. Parent and Purchaser hereby consent to and authorize the publication and disclosure by the Stockholders of the existence and terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information, in each case, that the Stockholders reasonably determine in their good faith judgment is required to be disclosed by Law, including in any Exchange Act filing. In connection with any such publication and disclosure, the parties hereto shall coordinate and consult with each other before issuing, and give each other the opportunity to review and comment upon, giving due consideration to all reasonable additions, deletions or changes suggested in connection therewith, such publications or disclosures.

        SECTION 11.    Adjustments.    Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the earlier of (i) the First Effective Time or (ii) any termination of this Agreement in accordance with Section 8, the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment, or other similar transaction, or a stock dividend thereon shall be declared with a record date within said period, then any Shares and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide the parties hereto the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 11 shall be construed to permit any party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

        SECTION 12.    Miscellaneous.

          (a)    Notices.    All notices and other communications required or permitted hereunder, or in connection herewith, shall be in writing and shall be deemed given (i) when delivered in person, (ii) upon transmission by (A) electronic mail or (B) facsimile transmission as evidenced by confirmation of transmission to the sender (in each case, but only if followed by transmittal of a copy thereof by (x) national overnight courier or (y) hand delivery with receipt, in each case, for delivery by the second (2nd) Business Day following such electronic mail or facsimile transmission), (C) on receipt after dispatch by registered or certified mail, postage prepaid and addressed, or

  (D) on the next Business Day if transmitted by national overnight courier, in each case to Parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  if to Parent or Purchaser, to:

      Liberty Interactive Corporation
      12300 Liberty Boulevard
      Englewood, Colorado 80112
      Attention: General Counsel
      Telephone No.: (720) 875-5300
      Facsimile No.: (720) 875-5401
      E-mail: legalnotices@libertymedia.com

  with a copy to (which shall not constitute notice):

      Baker Botts L.L.P.
      30 Rockefeller Plaza
      New York, New York 10112
      Attention:  Jonathan Gordon
                        Renee Wilm
      Telephone No.: (212) 408-2500
      Facsimile No.: (212) 259-2500
      E-mail:  jonathan.gordon@bakerbotts.com
                  renee.wilm@bakerbotts.com

  if to any Stockholder, to:

      zulily, inc.
      2601 Elliott Ave., Suite 200
      Seattle, WA 98121
      Attention: General Counsel
      Telephone No.: (206) 454-3322
      Facsimile No.: (206) 299-3772
      E-mail: drunnette@zulily.com

  if to the Company, to:

      zulily, inc.
      2601 Elliott Ave., Suite 200
      Seattle, WA 98121
      Attention: General Counsel
      Telephone No.: (206) 454-3322
      Facsimile No.: (206) 299-3772
      E-mail: drunnette@zulily.com

  with a copy to (which shall not constitute notice):

      Weil, Gotshal & Manges LLP
      201 Redwood Shores Parkway
      Redwood Shores, CA 94065
      Attention:  Keith A. Flaum
                        James R. Griffin
      Telephone No.: (650) 802-3000
      Facsimile No.: (650) 802-3100
      E-mail: keith.flaum@weil.com
                   james.griffin@weil.com

      and

      Cooley LLP
      1700 Seventh Avenue, Suite 1900
      Seattle, Washington 98101
      Attention: John Robertson
      Telephone No.: (206) 452-8763
      Facsimile No.: (206) 452-8800
      E-mail: jrobertson@cooley.com

          (b)    Counterparts.    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto (including by facsimile or via portable document format (.pdf)), it being understood that all parties hereto need not sign the same counterpart.

          (c)    Entire Agreement; Third Party Beneficiaries.    This Agreement (including the Exhibits hereto and the documents and the instruments referred to herein) (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) are not intended to confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the parties hereto and thereto and their respective successors and assigns.

          (d)    Amendment or Supplement.    This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties hereto (including, for this purpose, the Company) at the time of the amendment.

          (e)    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in a manner materially adverse to any party hereto.

          (f)    Interpretation.    The words "include," "includes," and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "will" shall be construed to have the same meaning and effect as the word "shall." All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any instrument or Law defined or referred to herein means such instrument or Law as from time to time amended, modified or supplemented, including (in the case of instruments) by waiver or consent and (in the case of Laws) by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. This Agreement is the product of negotiations by the parties hereto having the assistance of counsel and other advisers. It is the intention of the parties hereto that this Agreement not be construed more strictly with regard to one party than with regard to the others.

          (g)    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto, and any such assignment without such consent shall be null and void; provided, however, that Purchaser may assign in their sole discretion and without the consent of any other party, any or all of their rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent or Purchaser of their obligations hereunder. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

          (h)    Headings.    The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (i)    Governing Law.    This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

          (j)    Enforcement; Exclusive Jurisdiction.    The parties hereto agree that irreparable damage would occur and that the parties hereto would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery (or if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any federal court located in the State of Delaware without proof of actual damages or otherwise (and each party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties hereto hereby irrevocably and unconditionally submit to the sole and exclusive jurisdiction of the Delaware Court of Chancery (or if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction, and (d) consents to service of process being made through the notice procedures set forth in Section 12(a).

          (k)    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE

  IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(k).

          (l)    Waiver of Certain Actions.    Each Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Purchaser, the Company, Merger Sub LLC or any of their respective successors (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Reorganization Agreement (including any claim seeking to enjoin or delay the consummation of the Offer or the Closing) or (ii) alleging a breach of any duty of the Company Board in connection with the Reorganization Agreement, this Agreement or the transactions contemplated thereby or hereby. Each Stockholder agrees to provide prompt written notice to Parent or Purchaser upon obtaining Knowledge of the commencement, or the threat of commencement, of any such claims set forth in the foregoing clauses (i) or (ii).

          (m)    Certain Events.    This Agreement and the obligations hereunder will attach to the Shares and will be binding upon any person to which legal or beneficial ownership of any or all of the Shares passes, whether by operation of applicable Law or otherwise, including each Stockholder's successors or assigns. This Agreement and the obligations hereunder will also attach to any additional shares of Company Common Stock or other securities of the Company issued to or acquired by each Stockholder after the date hereof.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

        IN WITNESS WHEREOF, Parent, Purchaser, each Stockholder and, for the limited purposes described herein, the Company, have caused this Agreement to be duly executed and delivered as of the date first written above.

LIBERTY INTERACTIVE CORPORATION
By:	/s/ CRAIG TROYER
	Name:	Craig Troyer
	Title:	Vice President and Deputy General Counsel
MOCHA MERGER SUB, INC.
By:	/s/ CRAIG TROYER
	Name:	Craig Troyer
	Title:	Vice President and Assistant Secretary

Solely for purposes of Sections 3(b) and 12
ZULILY, INC.
By:	/s/ DARRELL CAVENS
	Name:	Darrell Cavens
	Title:	President and Chief Executive Officer

        IN WITNESS WHEREOF, Parent, Purchaser, each Stockholder and, for the limited purposes described herein, the Company, have caused this Agreement to be duly executed and delivered as of the date first written above.

DARRELL CAVENS
By:	/s/ DARRELL CAVENS

        IN WITNESS WHEREOF, Parent, Purchaser, each Stockholder and, for the limited purposes described herein, the Company, have caused this Agreement to be duly executed and delivered as of the date first written above.

MARK VADON
By:	/s/ MARK VADON

VADON HOLDINGS, LLC
By:	/s/ MARK VADON
Name:	Mark Vadon
Title:	Manager

LAKE TANA, LLC
By:	/s/ MARK VADON
Name:	Mark Vadon
Title:	Manager

Schedule I

Name and Address	Class A Common Stock	Class B Common Stock	Vested Options	Unvested Options	Restricted Stock Units
Darrell Cavens	0	21,015,781	739,907	3,206,265	0
c/o zulily, inc. 2601 Elliott Avenue Ste 200 Seattle, WA 98121

Total:	0	21,015,781	739,907	3,206,265	0

Mark Vadon	393,479	8,091,919	246,635	1,068,755	0
c/o zulily, inc. 2601 Elliott Avenue Ste 200 Seattle, WA 98121
Vadon Holdings LLC	31,731	1,125,000	0	0	0
c/o zulily, inc. 2601 Elliott Avenue Ste 200 Seattle, WA 98121
Lake Tana, LLC		24,925,766	0	0	0
c/o zulily, inc. 2601 Elliott Avenue Ste 200 Seattle, WA 98121

Total:	425,210	34,142,685	246,635	1,068,755

Annex C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

    a.
    Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

    b.
    Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

    c.
    Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

    d.
    Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

        Complete and correct copies of the letter of transmittal, properly completed and duly signed, will be accepted. The letter of transmittal, certificates for shares of zulily common stock and any other required documents should be sent or delivered by each zulily stockholder or his or her broker, dealer, commercial bank, trust company or other nominee to the Depositary, at the address set forth below:

The Depositary for the Offer is:

By Mail: Computershare Trust Company, N.A. Attention: Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Computershare Trust Company, N.A. Attention: Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

        Questions and requests for assistance or additional copies of this prospectus/offer to exchange, the letter of transmittal and the Guidelines for Certification of Taxpayer Identification on Substitute Form W-9 may be directed to the Information Agent at the address and telephone number set forth below. Stockholders may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

Georgeson Inc.
480 Washington Blvd., 26th Floor
Jersey City, NJ 07310

All Stockholders Call Toll-Free: (877) 507-1756

        Until the expiration of the Offer, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Liberty Interactive is a Delaware corporation. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except:

  •
  for any breach of the director's duty of loyalty to the corporation or its stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

  •
  for any transaction from which a director derived an improper personal benefit.

        Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities, whether or not indemnification would be permitted by statute.

        Liberty Interactive's restated certificate of incorporation provides that, to the fullest extent permitted by the laws of the State of Delaware, as the same may be amended, a director of Liberty Interactive shall not be personally liable to Liberty Interactive or its stockholders for monetary damages for breach of any fiduciary duty as a director. Liberty Interactive's restated certificate of incorporation and amended and restated bylaws provide for indemnification of its directors and officers to the fullest extent currently permitted by the DGCL. In addition, Liberty Interactive maintains liability insurance for its directors and officers.

        The foregoing statements are subject to the detailed provisions of Section 145 and 102 of the DGCL and Liberty Interactive's restated certificate of incorporation and amended and restated bylaws.

Item 21.    Exhibits and Financial Statement Schedules

        The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as a part of this registration statement.

Item 22.    Undertakings.

        The undersigned registrant hereby undertakes:

          (a)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (b)   that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (c)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering;

          (d)   that, for the purposes of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

          (e)   that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the Offering required to be filed pursuant to Rule 424;

             (ii)  any free writing prospectus relating to the Offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  the portion of any other free writing prospectus relating to the Offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  any other communication that is an offer in the Offering made by the undersigned registrant to the purchaser;

          (f)    that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (g)   that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and

          (h)   that every prospectus (i) that is filed pursuant to paragraph (d) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (i)    to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

          (j)    to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on September 1, 2015.

Liberty Interactive Corporation
By:	/s/ RICHARD N. BAER
	Name:	Richard N. Baer
	Title:	Senior Vice President and General Counsel

 POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard N. Baer and Christopher W. Shean his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN C. MALONE John C. Malone	Chairman of the Board and Director	September 1, 2015
/s/ GREGORY B. MAFFEI Gregory B. Maffei	Director, Chief Executive Officer and President	September 1, 2015
/s/ CHRISTOPHER W. SHEAN Christopher W. Shean	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 1, 2015
/s/ MICHAEL A. GEORGE Michael A. George	Director	September 1, 2015
/s/ M. IAN. G. GILCHRIST M. Ian G. Gilchrist	Director	September 1, 2015
/s/ EVAN D. MALONE Evan D. Malone	Director	September 1, 2015
/s/ DAVID E. RAPLEY David E. Rapley	Director	September 1, 2015

Signature	Title	Date

/s/ M. LAVOY ROBISON M. LaVoy Robison	Director	September 1, 2015
/s/ LARRY E. ROMRELL Larry E. Romrell	Director	September 1, 2015
/s/ ANDREA L. WONG Andrea L. Wong	Director	September 1, 2015

EXHIBIT INDEX

Exhibit Number		Description
2.1		Agreement and Plan of Reorganization, dated as of August 16, 2015, among Liberty Interactive Corporation, zulily, inc., Mocha Merger Sub, Inc. and Ziggy Merger Sub, LLC (included as Annex A to prospectus/offer to exchange).

2.2		Tender and Support Agreement, dated as of August 16, 2015, between Liberty Interactive Corporation, Mocha Merger Sub, Inc., zulily, inc. and each of Darrell Cavens and Mark Vadon (included as Annex B to prospectus/offer to exchange).

3.1		Restated Certificate of Incorporation of Liberty Interactive Corporation (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Liberty Interactive Corporation's Form 8-A (File No. 001-33982) as filed on June 4, 2015.

3.1		Certificate of Amendment to the Restated Certificate of Incorporation of Liberty Interactive Corporation (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to Liberty Interactive Corporation's Form 8-A (File No. 001-33982) as filed on June 4, 2015.

3.2		Amended and Restated By-laws of Liberty Interactive Corporation (incorporated by reference to Exhibit 3.2 to Liberty Interactive Corporation's Annual Report on Form 10-K for the year ended December 31, 2013 (File No. 001-33982) as filed on February 28, 2014.

5.1	*	Opinion of Baker Botts L.L.P. as to the legality of securities being registered hereunder.

8.1	*	Form of Opinion of Baker Botts L.L.P. as to tax matters.

21.1		Subsidiaries of Liberty Interactive Corporation (incorporated by reference to Exhibit 21 to Liberty Interactive Corporation's Annual Report on Form 10-K for the year ended December 31, 2014 filed on February 27, 2015 (File No. 001-33982), as amended on May 22, 2015).

23.1	*	Consent of KPMG LLP, independent registered public accounting firm.

23.2	*	Consent of Deloitte & Touche LLP, independent registered public accounting firm for zulily, inc.

23.3	*	Consent of Baker Botts L.L.P. (set forth in Exhibit 5.1).

23.4	*	Consent of Baker Botts L.L.P. (set forth in Exhibit 8.1).

24.1		Power of Attorney (see signature page to this Form S-4).

99.1	*	Form of Letter of Transmittal.

99.2	*	Form of Letter from the Information Agent to Brokers, Dealers, Banks, Trust Companies and Other Nominees.

99.3	*	Form of Letter to Clients for use by Brokers, Dealers, Banks, Trust Companies and Other Nominees.

99.4		Form of Summary Advertisement published in the New York Times on September 1, 2015 (incorporated by reference to Exhibit (a)(5)(C) to Liberty Interactive's Schedule TO filed with the SEC on September 1, 2015).

99.5		Joint Press Release Issued by Liberty Interactive and zulily, dated August 17, 2015 (incorporated by reference to Exhibit 99.1 to Liberty Interactive's Form 8-K filed with the SEC on August 17, 2015).

Exhibit Number	Description
99.6	Exclusivity Agreement, dated August 10, 2015, by and between Liberty Interactive and zulily (incorporated by reference to Exhibit (d)(4) to Liberty Interactive's Schedule TO filed with the SEC on September 1, 2015).

99.7	Confidentiality Agreement, dated April 26, 2015, by and between Liberty Interactive and zulily (incorporated by reference to Exhibit (d)(3) to Liberty Interactive's Schedule TO filed with the SEC on September 1, 2015).

99.8	Lock-Up Agreement, dated as of August 16, 2015 between Liberty Interactive and Darrell Cavens (incorporated by reference to Exhibit (d)(5) to Liberty Interactive's Schedule TO filed with the SEC on September 1, 2014).

99.9	Lock-Up & Non-Competition Agreement, dated as of August 16, 2015 between Liberty Interactive and Mark Vadon, Vadon Holdings, LLC, Lake Tana LLC. (incorporated by reference to Exhibit (d)(6) to Liberty Interactive's Schedule TO filed with the SEC on September 1, 2014).

99.10	Executive Employment Agreement, dated as of August 16, 2015, between Merger Sub 2 and Darrell Cavens (incorporated by reference to Exhibit (d)(7) to Liberty Interactive's Schedule TO filed with the SEC on September 1, 2014).

99.11	Executive Employment Agreement, dated as of August 16, 2015, between Merger Sub 2 and Robert Spieth (incorporated by reference to Exhibit (d)(8) to Liberty Interactive's Schedule TO filed with the SEC on September 1, 2014).

99.12	Executive Employment Agreement, dated as of August 16, 2015, between Merger Sub 2 and Lori Twomey (incorporated by reference to Exhibit (d)(9) to Liberty Interactive's Schedule TO filed with the SEC on September 1, 2014).

*
Filed herewith.